As filed with the Securities and Exchange Commission on April 8, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERRILL LYNCH DEPOSITOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3891329
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

World Financial Center
New York, New York 10080
(212) 449-1000
(Address, including zip code, and telephone
number, including area code, of
registrant’s principal executive offices)

Michael F. Connor
Merrill Lynch & Co.
World Financial Center
New York, New York 10080
(212) 449-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stuart K. Fleischmann
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer

☒	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
PPLUS and INDEXPLUS Trust Certificates	$1,462,810,700	100%	$1,462,810,700	$81,624.84

(1) This registration statement also registers an indeterminate amount of trust certificates to be sold by the underwriter in connection with market-making activities.

(2) $1,462,810,700 aggregate principal amount of the PPLUS and INDEXPLUS Trust Certificates registered by the Registrant under the Registration Statement No. 333-132386 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429.  All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 333-132386.  The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $1,462,810,700.

(3) Estimated solely for the purpose of computing the registration fee.

(4) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the proposed maximum offering price for the PPLUS and INDEXPLUS Trust Certificates.  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby, including the remaining unsold $1,462,810,700 aggregate principal amount of PPLUS and INDEXPLUS Trust Certificates previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-132386).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ________, 2009

PROSPECTUS

PPLUS AND INDEXPLUS TRUST CERTIFICATES
(ISSUABLE IN SERIES)

Merrill Lynch Depositor, Inc.
Depositor and Sponsor

The Issuing Entity:

•	will be a trust formed under the laws of the State of New York;

•	will periodically issue trust certificates in one or more series with one or more classes through this prospectus and by supplements to this prospectus; and

•	will own underlying securities or a pool of underlying securities that:

-
may include obligations issued or guaranteed by the U.S. government, a foreign government or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged, senior or subordinated debt obligations issued or guaranteed by one or more corporations or general or limited partnerships; and

-
except for U.S. government securities and underlying securities guaranteed under the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (the “TLGP”), will be purchased in the secondary market and will not be acquired directly from the issuer of the underlying securities.

The Trust Certificates:

•	will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

•	will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

•	at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies; and

•
the classes of trust certificates issued pursuant to this prospectus and the applicable prospectus supplement or supplements will in the aggregate represent all the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, described in this prospectus and the prospectus supplement.

The Certificateholders:

•	will be entitled to receive principal, premium, if any, and distributions from the assets deposited with the trust as specified in the applicable prospectus supplement; and

•	may have the benefit of any credit support specified in the applicable prospectus supplement for that series of trust certificates.

Investing in trust certificates involves certain risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The trust certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under “Underwriting” and in the applicable prospectus supplement.  This prospectus may not be used to consummate sales of trust certificates offered hereby unless accompanied by a prospectus supplement.

Merrill Lynch & Co.

The date of this prospectus is                           , 2009.

Page

SUMMARY INFORMATION Q&A	1
RISK FACTORS	5
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT	12
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	13
REPORTS TO CERTIFICATEHOLDERS	13
THE DEPOSITOR & SPONSOR	14
USE OF PROCEEDS	15
ESTABLISHMENT OF THE TRUST	16
MATURITY AND YIELD CONSIDERATIONS	17
DESCRIPTION OF THE TRUST CERTIFICATES	18
DESCRIPTION OF THE TRUST AGREEMENT	36
DESCRIPTION OF UNDERLYING SECURITIES AND OTHER ASSETS DEPOSITED IN THE TRUST	51
CURRENCY RISKS	62
U.S. FEDERAL INCOME TAX CONSEQUENCES	63
ERISA CONSIDERATIONS	64
UNDERWRITING	67
LEGAL MATTERS	69

You should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not offering to sell the trust certificates in any state where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates.  Material information may have changed since those dates.

i

SUMMARY INFORMATION Q&A

The following summary does not purport to be complete.  You should read it together with the information contained in other parts of this prospectus and in the prospectus supplement related to your trust certificates.  This summary highlights selected information from this prospectus to help you understand the trust certificates.  You should carefully read this prospectus and the prospectus supplement related to your trust certificates to fully understand the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates.  You should pay special attention to the “Risk Factors” section beginning on page 6 of this prospectus to determine whether an investment in the trust certificates is appropriate for you.

What Securities Are Being Offered?

Through this prospectus and a related prospectus supplement, the applicable trust is offering public trust certificates periodically in one or more series and in one or more classes within each series.  The trust certificates may be described as PPLUS or INDEXPLUS trust certificates, or by such other name as may be described from time to time in a related prospectus supplement.  The trust certificates will be denominated in U.S. dollars or in one or more foreign or composite currencies.  Trust certificates for each series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the related prospectus supplement.  For a description of the kinds of terms that the applicable prospectus supplement will set forth, see “Description of the Trust Certificates - General.”

Each series of trust certificates will represent interests in the issuing trust only and will not represent obligations of or interests in the depositor and sponsor or any of its affiliates.

What Are the Underlying Securities and What Will They Represent?

Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in underlying securities (which, for the purposes hereof, shall include any other assets described in this prospectus) or a pool of underlying securities that may include:

•
obligations issued or guaranteed by the U.S. government, a foreign government or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged, or

•	senior or subordinated debt obligations issued or guaranteed by one or more corporations or general or limited partnerships, including underlying securities guaranteed under the FDIC’s TLGP.

As a condition to the deposit into a trust of underlying securities, the issuer or the guarantor of any underlying securities, other than U.S. government securities and those securities guaranteed under the TLGP, that constitute 10% or more of the total underlying securities of a particular series of trust certificates must, as of the date of the issuance of the series of trust certificates, be subject to the periodic reporting requirements of the Exchange Act.  The underlying securities issuer is expected to, pursuant to the Exchange Act, file reports and other information with the SEC.  For a series of trust certificates for which the underlying securities are debt obligations that are guaranteed under the TLGP, because that guarantee is backed by the full faith and credit of the United States, no financial information will be incorporated or referenced with respect to any of such underlying securities, unless the underlying securities were sold pursuant to an offering registered under the Securities Act, and there can be no assurance as to the level of information that will be publicly available regarding such underlying securities issuers.  Except for U.S. government securities and securities guaranteed under the TLGP, the underlying securities will be purchased in the secondary market and not directly from the issuer.  The underlying securities issuer will neither participate in the offering of the trust certificates nor receive any of the proceeds from the sale of the underlying securities to the depositor or from the issuance of the trust certificates.  The applicable prospectus supplement will include audited financial statements of the issuer of the underlying securities as described in “Description of the Underlying Securities and Other Assets Deposited in the Trust—Underlying Securities Issuer.”  For more detailed information on the underlying securities, see “Description of Underlying Securities and Other Assets Deposited in the Trust—General” in this prospectus.

What Other Assets May Be Deposited in the Trust?

Certain other assets may be deposited in the trust for a series of certificates.  These other assets may include:

• cash;	• floors; and
• cash equivalents;	• collars and options.
• guarantees;
• letters of credit;
• financial insurance;
• interest rate and currency swaps;
• caps;

The assets deposited in each trust will be described in the applicable prospectus supplement.  For a more detailed description, see “Description of Underlying Securities and Other Assets Deposited in the Trust” in this prospectus.

The depositor does not expect to increase the amount of the initial assets of the trust and issue a corresponding amount of trust certificates.  Any upsizing of a previously-issued series of trust certificates will be described in a separate prospectus supplement.

What Credit Support Will Be Available to My Series of Trust Certificates?

The Depositor may also transfer into the trust certain contractual rights, including such ancillary or incidental rights that may be necessary to assure the payment of distributions to you.  If specified in the applicable prospectus supplement, the trust for a series of trust certificates may include, or the certificateholders of the series may have the benefit of, any combination of:

•	letters of credit and similar standby	•	third party guarantees and insurance
	financing facilities;		policies;
•	limited guarantees;	•	committed credit facilities (including
•	surety bonds;		syndicated loan agreements);
•	interest rate and currency rate	•	subordination of one or more series of, or
	swaps; and/or interest rate cap or		classes with a series of, certificates; and
	floor agreements;	•	cash collateral in the form of one or more
•	swap guarantees;		reserve or other bank accounts.
•	cross-collateralization features;
•	overcollateralization;

For a more detailed description of potential credit support, see “Description of the Deposited Assets—Credit Support” in this prospectus.

Who Is Merrill Lynch Depositor, Inc.?

Merrill Lynch Depositor, Inc., or the “depositor,” the “sponsor,” or the “depositor and sponsor” is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch.  The depositor and sponsor has been acting as depositor and sponsor of corporate securities repackaging transactions since 1997.  The depositor will deposit the underlying securities into the trust for each particular series of certificates.  The depositor has its principal office c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10080.  The certificate of incorporation of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

How Will the Trust Work?

The depositor will assign and deliver the underlying securities, together with any other assets, for each series of trust certificates to the trustee named in the applicable prospectus supplement.  The deposit of these underlying securities and any other deposited assets will be for the benefit of the trustee and the certificateholders of the series.  The trustee will administer the underlying securities and other deposited assets pursuant to the trust agreement and the applicable series supplement to the trust agreement and will receive a fee for those services.  For more detailed information about the trust, see “Description of the Trust Agreement—Assignment of Deposited Assets” in this prospectus.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

A series of trust certificates is expected to qualify as a grantor trust (and not as an association or partnership) under current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the existing Treasury regulations.  In such case, a trust certificateholder generally will be treated for U.S. federal income tax purposes as the owner of a pro rata undivided interest in the underlying securities (and other assets, if any) deposited in the related trust.  The prospectus supplement for each series of trust certificates will include a discussion addressing the classification of the related trust under U.S. federal income tax law, and of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of trust certificates.  See “U.S. Federal Income Tax Consequences” in this prospectus.

What Types of Employee Benefit or Other Plans May Purchase the Trust Certificates?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, an individual retirement account or an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity may purchase trust certificates, provided that either:

•
the structure of the offering is such that participation by “benefit plan investors” is not “significant” or that there are at least 100 independent purchasers of the class of trust certificates being offered; or

•	the plan can represent that its purchase of trust certificates would not be prohibited under ERISA or the Internal Revenue Code.

For more information regarding benefit plans and the applicable law, see “ERISA Considerations” in this prospectus.

Will the Trust Certificates Be Rated?

One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories.  Any rating issued with respect to a trust certificate is not a recommendation to buy, sell or hold a certificate.  We cannot assure you that any rating will remain the same for any given period of time or that any rating agency will not revise or withdraw its rating.  With respect to trust certificates whose underlying securities are guaranteed under the TGLP, it is likely that the ratings of such trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).  For more information see “Risk Factors—If a rating agency lowers its rating of the trust certificates, the market price of your certificates and your investment may suffer” in this prospectus.

Will the Trust Certificates Be Listed on a Stock Exchange?

We may apply to list some of the series of trust certificates on the New York Stock Exchange, another national securities exchange or the Nasdaq National Market.

In What Form Will the Trust Certificates Be Issued?

One or more global securities registered in the name of Cede as nominee of The Depository Trust Company, or DTC, will initially represent each series of trust certificates.  Book entries of participating members of DTC will represent the interests of beneficial owners of trust certificates.  Individual definitive trust certificates will be available only under the limited circumstances described under the heading “Description of the Trust Certificates—Global Securities” in this prospectus.

RISK FACTORS

Your investment in the trust certificates will involve material risks.  You should carefully consider the following discussion of risks and the other information included or incorporated by reference in this prospectus or in the prospectus supplement before deciding whether an investment in the trust certificates is suitable for you.

An inactive public market may limit your ability to sell your trust certificates.

We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates.  Merrill Lynch has advised the depositor that it intends to make a market in any trust certificates issued, as permitted by applicable laws and regulations, but it is not obligated to make a market in any series of trust certificates.  At its sole discretion, Merrill Lynch may discontinue its market-making activities at any time without notice.  If an active public market for your trust certificates does not develop or continue, the market prices and liquidity of your trust certificates may suffer.

Because the trust certificates will not represent a recourse obligation of the depositor or of others, your recourse will be limited.

The trust certificates will be obligations only of the applicable issuing trust.  The trust certificates will not represent a recourse obligation of or interest in the depositor, any administrative agent, Merrill Lynch, the underlying securities issuer, any credit support provider, any swap counterparty or any of their respective affiliates.  None of the depositor, Merrill Lynch or any of their respective affiliates will insure or guarantee the trust certificates.  Although some of the underlying securities may be guaranteed under the TLGP to the extent so specified in the applicable prospectus supplement, none of the FDIC, the United States government, or any other U.S. government agency or instrumentality will guarantee the trust certificates.  Any obligation of the depositor with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying securities or any other assets deposited in the trust.  Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the depositor may have against the seller of the underlying security or the other assets of the type specified in this prospectus deposited in the trust.  The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Your receipt of principal, premium, if any, and distributions will depend entirely on the performance of the underlying securities and any other assets deposited in the trust for a particular series of trust certificates.

The trust for a particular series of trust certificates will have no significant assets other than the underlying securities and any other assets deposited in the trust.  Accordingly, your receipt of distributions in respect of the trust certificates will depend entirely on the performance of the trust and on the trust’s receipt of payments on the underlying securities.

If the underlying securities issuer redeems the underlying securities before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds.  If the underlying securities issuer exercises any right of redemption in respect to the underlying securities deposited in the trust, it may affect the yield you will receive on your trust certificates.  Provisions in an underlying securities indenture for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying securities and the related series of trust certificates.  Tax, accounting, economic and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of underlying securities.  We cannot assure you that any underlying security redeemable at the option of the underlying security issuer will remain outstanding until its stated maturity.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we expect the likelihood of the exercise of any optional redemption right to increase.  Upon a redemption of the underlying securities, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates.  Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

The applicable prospectus supplement will discuss any calls, puts or other redemption options, and some other terms applicable to the underlying securities.  For further discussion on factors that may affect your distributions, see “Description of Underlying Securities and Other Assets Deposited in the Trust—Underlying Securities Indenture” in this prospectus.

If an underlying securities issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any distributions you receive may be materially and adversely affected.

Several factors, including the underlying securities issuer’s operating and financial condition, capital structure and other economic, geographic, legal and social factors, can influence the performance of an underlying securities issuer.  Any of these factors may negatively affect the underlying securities issuer’s ability to satisfy its obligations with respect to the underlying securities related to your trust certificates.

Because some series of trust certificates may be subject to call or redemption rights of third parties, we cannot assure you that you will be able to hold your investment to maturity.

Merrill Lynch, the depositor, the warrant purchaser, or their respective affiliates or designees, or others, as specified in the prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class.  For further information regarding rights of third parties, see “Description of the Trust Certificates—Call Right.”

We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights.  In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised.  The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying securities and make the exercise of a call right more likely.  However, a reduction in interest rates may also result in a reinvestment risk to certificateholders.  If a reduction of interest rates occurs and a call right is exercised then the interest rates at which a certificateholder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

Some terms of the underlying securities and other assets deposited in the trust may affect your effective yield.

Two factors may affect the effective yield to holders of the trust certificates of a series, namely:

•	the terms of any assets deposited with the underlying securities, and

•	the manner and priorities of allocations of collections with respect to deposited assets between classes of a given series.

The applicable prospectus supplement will discuss any calls, puts or other redemption options and other terms applicable to the underlying securities and any other deposited assets.  For detailed information on factors that may affect your effective yield, see “Description of Underlying Securities and Other Assets Deposited in the Trust—Underlying Securities Indenture” in this prospectus.

You may incur additional currency, exchange rate and exchange control risks if the trust certificates are not denominated in U.S. dollars.

An investment in trust certificates that are denominated in a currency other than U.S. dollars may entail significant risks that are not associated with similar investments in U.S. dollar-denominated securities.  These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates’ currency and the possibility of the imposition or modification of foreign exchange controls with respect to the foreign currency that could restrict or prohibit distributions of principal, premium or interest in the specified currency.  These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

This prospectus does not describe all the risks of an investment in trust certificates denominated in currencies other than the U.S. dollar.  You should consult your own financial and legal advisors as to the risks entailed by an investment in trust certificates denominated in a currency other than U.S. dollars.  Such trust certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.  For more information, see “Currency Risks” in this prospectus.

Your investment may be subject to risks associated with the trust’s use of derivative instruments.

The assets deposited in the trust may include derivative instruments.  The only derivative instruments that may be included in the trust are listed under the heading “Description of Underlying Securities And Other Assets Deposited In The Trust—General—Description of Certain Derivative Instruments” below.  The relevant prospectus supplement will describe the fluctuations in interest and currency rates that may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

In addition, derivatives may cover only some risks.  The financial condition of the counterparties to the derivatives or, in some instances, the related guarantor, may affect the continuation of payments on derivatives.  We cannot assure you that counterparties to the derivatives will be able to perform their obligations.  Failure by a counterparty or the related guarantor to make required payments may result in the delay or failure to make payments on the related securities and risks.  The related prospectus supplement will identify the material terms and risks of any relevant derivatives.  The related prospectus supplement also will identify the material terms, the material risks and the counterparty for any derivative instrument in a trust.

If public information concerning underlying securities issuers ceases to be available, your ability to make an informed decision to purchase or sell certificates may suffer.

You should obtain and evaluate the same information concerning each underlying securities issuer related to your trust certificates as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer.  You should not construe the trust’s issuance of the trust certificates as the depositor’s or trustee’s endorsement of the financial condition or business prospects of the underlying securities issuer.  The publicly available information concerning an underlying securities issuer is important in considering whether you should invest in or sell trust certificates.  If that information ceases to be available, your ability to make an informed decision to purchase or sell trust certificates could suffer.

The depositor undertakes to provide information about the material terms of the underlying securities in the applicable prospectus supplement.  It also undertakes to provide, in certain circumstances, financial and other information regarding the underlying securities issuer.  For more information see “Underlying Securities Issuer” in this prospectus.  In circumstances where the depositor is not required to provide financial and other information regarding the underlying securities issuer (such as where the underlying securities are guaranteed under the TLGP), none of the depositor, the trustee, the securities intermediary, Merrill Lynch or any of their respective affiliates

•	assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any underlying securities issuer, or

•
has investigated the financial condition or creditworthiness of any underlying securities issuer, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase trust certificates.

The above does not apply to any information concerning any underlying securities issuer that is expressly set forth in this prospectus, an applicable prospectus supplement or periodic reports of a trust or the depositor.

The depositor’s obligation to provide information to you regarding an underlying securities issuer and the underlying securities ceases upon the sale, distribution or repayment of the underlying securities.  If an issuer of concentrated underlying securities, other than U.S. government securities or securities guaranteed under the TLGP, which constitutes a “Significant Obligor” as defined in Regulation AB with respect to a particular series of trust certificates or class thereof ceases to file periodic reports under the Exchange Act, then either:

•
the trustee will sell all of the concentrated underlying securities and distribute the proceeds from the sale to you in accordance with the allocation ratio described in the trust agreement and the related series supplement (that sale will result in a loss to you if the sale price is less than the purchase price for the concentrated underlying securities);

•	the trustee will distribute those concentrated underlying securities in kind to you according to the allocation ratio; or

•	the depositor will provide you with the financial and other information that the SEC requires.

The related prospectus supplement will describe the choice of remedies for a given series.  Neither the trustee, the securities intermediary, the depositor nor you will have discretion in this respect.

For a series of certificates for which the underlying securities are debt obligations that are guaranteed under the TLGP, because that guarantee is backed by the full faith and credit of the United States no financial information will be incorporated or referenced with respect to any of the underlying securities issuers of  TLGP debt unless such underlying securities were sold pursuant to an effective registration statement under the Securities Act, and there can be no assurance as to the level of information that will be publicly available regarding the underlying securities issuers.  Investors in certificates backed by TLGP debt should carefully consider the terms of and risks associated with the TLGP, since the terms and conditions of that program will determine the circumstances under which the trustee will be able to realize on the FDIC guarantee.

If a rating agency lowers its rating of the trust certificates, the value of the certificates and your investment may suffer.

One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories.  These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates.  They may rate a series or class of trust certificates on the basis of several factors, including:

•	the underlying securities;

•	any credit support available for the trust certificates; and

•
the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying securities, any other assets deposited in the trust and any credit support.

With respect to trust certificates whose underlying securities are guaranteed under the TGLP, it is likely that the ratings of such trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).

Any rating that a rating agency issues with respect to the trust certificates is not a recommendation to buy, sell or hold a security.  The ratings do not comment on the market price of the trust certificates or their suitability for a particular investor.  We cannot assure you that the ratings will remain for any given period of time or that any rating agency will not lower or withdraw entirely its rating if, in its judgment, circumstances, including the rating of the underlying securities, so warrant.  A revision or withdrawal of the rating may have an adverse effect on the market price of the trust certificates.

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series.  You will not receive individual, physical trust certificates.  Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificateholder under the trust agreement and the related series supplement.  Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions.  As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary’s system, or otherwise to act with respect to your trust certificates, may be limited.  For more details, see “Description of the Trust Certificates—Global Securities” in this prospectus and any further description contained in the applicable prospectus supplement.

Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust.

The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying securities.  Each trust generally will hold the deposited assets to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any underlying securities issuer or the value of the underlying securities and other assets deposited in the trust.  Except as indicated below, you will not be able to direct the trustee to dispose of or take other actions with respect to any underlying securities or other assets deposited in the trust.

Under some circumstances described in the applicable prospectus supplement, the trustee will, or will at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying securities and other assets deposited in the trust.  In some limited circumstances, such as a mandatory redemption of underlying securities or a third party’s exercise of a right to purchase underlying securities, which is described below under “Description of Underlying Securities and Other Assets Deposited in the Trust—Principal Terms of Underlying Securities,” the trustee may dispose of the underlying securities and other assets deposited in the trust before maturity.  The applicable prospectus supplement will describe the particular circumstances, if any, under which the underlying securities and other assets deposited in the trust may be disposed of before maturity and additional risk factors relating to any such disposal.

Amendments or modifications to the trust agreement or related series supplement may adversely affect the interests of minority certificateholders.

The prospectus supplement for a series of trust certificates may provide for the amendment or modification of the trust agreement and the related series supplement with less than the unanimous consent of the certificateholders.  In no event, however, will the percentage required for consent be less than a majority.  Any amendment or other modification could have a material adverse effect on minority certificateholders that oppose the amendment or other modification.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series.  An exchangeable series is a series in which any of the depositor, Merrill Lynch, the trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange their trust certificates for a pro rata portion of the underlying securities.  For more detailed information on the optional exchange right, see “Description of the Trust Certificates—Optional Exchange” in this prospectus.  The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

There are risks relating to the FDIC guarantee of the underlying securities.

 We may choose to issue trust certificates with underlying securities that are guaranteed under the TLGP.  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  However, the FDIC guarantee under the TLGP entails certain risks and you should consider the following risks in connection with an investment in trust certificates with underlying securities that are guaranteed under the TLGP:

You may lose the right to payment under the FDIC guarantee if the trustee fails to follow the FDIC’s claims process.

Under the TLGP, in order to trigger the FDIC’s payment obligations under its guarantee of TLGP debt, an uncured failure to make a timely payment of principal or interest under the TLGP debt (referred to as a “payment default”) must have occurred. You will be reliant on the trustee, as the holder of the underlying securities on your behalf, to act in the event of payment defaults on the underlying securities and with respect to the FDIC guarantee.  The trustee will be required to promptly make a claim under the FDIC guarantee in the event of an uncured payment default on any of the underlying securities.  Under the TLGP, if a properly documented demand for payment under the FDIC guarantee and proof of claim relating thereto is not made within 60 days of a payment default, the FDIC will be under no obligation to make payments on the related TLGP debt under the guarantee. Therefore, with respect to an underlying security as to which an uncured payment default has occurred, if the trustee fails to follow the FDIC claims process pursuant to the TLGP, you may be deprived of all rights and remedies with respect to the guarantee claim.  You would likely incur a loss on their investment in such a circumstance.

Guarantee payments by the FDIC may be delayed.

The TLGP does not specify a deadline by which the FDIC must make payment following receipt of a properly documented demand.  Any right of the trustee, as the holder of the underlying securities on your behalf, to receive guarantee payments under the FDIC guarantee will be subject to the procedures of the TLGP.  In addition, the FDIC will not pay any additional interest or penalty amounts in respect of any default on TLGP debt or the resulting delay in payment that may occur.  Therefore, in the event of payment defaults on the underlying securities, distributions could be delayed and you will not receive additional interest or penalty amounts in respect of such defaults or delays.  As a result, the yield would be adversely affected and would be less than it otherwise would be in the absence of such delays or if the trust certificates had the benefit of the payment of additional interest or penalty amounts in the event of payment defaults on the underlying securities.

Acceleration of maturity and other remedies will not be available on underlying securities.

For underlying securities that are debt securities guaranteed under the TLGP, events other than a payment default that would commonly constitute an event of default for issuances of senior unsecured debt, such as breaches of covenants or events of insolvency, may not be defaults or may not permit acceleration of maturity or other exercise of remedies should they occur.  If an uncured payment default occurs on any TLGP debt, the TLGP requires the FDIC to satisfy its guarantee obligations, provided the claim is properly made, by making scheduled payments of principal and interest pursuant to the terms of the TLGP debt through maturity, with limited exceptions for TLGP debt maturing after June 30, 2012.  Thus the underlying securities will not be subject to acceleration of maturity in the event of defaults on the underlying securities.

The determination of the FDIC on any matter relating to the TLGP will be final and binding, subject to judicial review.

The FDIC’s determination as to amounts payable under its guarantee shall be a final administrative determination subject to judicial review in the United States District Court for the District of Columbia or the United States District Court for the Southern District of New York.  Failure of the holder of TLGP debt (which, in the case of the underlying securities, will be the trustee on your behalf) to seek such judicial review within 60 days of the date of the rendering of the final determination will deprive such holder of all further rights and remedies with respect to the guarantee claim.

The TLGP is new and is subject to interpretive guidance.

The TLGP is new and the rules, procedures and practices of the FDIC governing the operation of the TLGP, including the FDIC guarantee thereunder, may be amended and are subject to evolving interpretation by the FDIC.  Because procedures pursuant to the TLGP have not yet been fully documented and implemented, the precise manner and timing of payment in respect of a guarantee under the TLGP may be different from that described above and in the accompanying prospectus supplement.  The summary of the FDIC guarantee and the TLGP set forth in this prospectus is based solely on the Final Rule as adopted by the FDIC on November 21, 2008.

The prospectus supplement for each series of trust certificates will set forth information regarding additional risk factors, if any, applicable to that series and each class within that series.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

We provide information to you about the trust certificates in two separate documents:  (1) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series, and (2) the related prospectus supplement, which will describe the specific terms of your series of trust certificates, including:

•	the specific designation and aggregate principal amount of the trust certificates;

•	the currency or currencies in which the trust will distribute principal, premium, if any, and any distributions to you;

•
a description of the material terms of the underlying securities (including, if applicable, whether the underlying securities are guaranteed under the TLGP) together with any other assets deposited in the trust and any credit support;

•	the number and designation of the classes of trust certificates we are issuing and the minimum denomination of the trust certificates;

•
the aggregate principal amount of trust certificates we are issuing, or in case of strip certificates that are entitled to disproportionate, nominal or no principal distributions, the notional principal amount on which interest will be paid;

•
the relative rights and priorities of each series or class of trust certificates, including the type, characteristics and specifications of the underlying securities together with any other assets deposited in the trust and any credit support for the series or class of trust certificates being issued;

•	the identity of each issuer of underlying securities and each obligor with respect to any other assets deposited in the trust;

•	the name of the trustee and any administrative agent;

•	the applicable rate of distributions or, in the case of a variable rate, the method of calculating the distributions;

•	the dates on which you will be entitled to receive principal, premium, if any, and/or distributions;

•	the date of issue of the trust certificates;

•	the final scheduled distribution date of the trust certificates, if applicable;

•	the offering price or prices of the trust certificates;

•	remedies upon a payment default on the underlying securities;

•
voting rights and required voting percentages with regard to certain actions by the depositor or the trustee under the trust agreement and the supplement to the trust agreement relating to the trust certificates, or with regard to the applicable trust; and

•
any other material terms of the trust certificates, including terms relating to the rights of the trust or any third party to call, redeem or purchase the trust certificates or the underlying securities before the final scheduled distribution date.

See “Description of the Trust Certificates—General” for a listing of other terms that the applicable prospectus supplement may specify.

WHERE YOU CAN FIND MORE INFORMATION

Each issuing trust will be subject, to a limited extent, to the informational requirements of the Exchange Act, and in accordance with those requirements, the depositor will file on behalf of each issuing trust certain reports and other information with the SEC.  Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.  Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The SEC also maintains a site on the internet at www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically.  The depositor does not intend to send any financial reports to certificateholders.  If the prospectus supplement for the trust certificates of a given series specifies that those trust certificates are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The depositor has filed with the SEC a registration statement relating to the trust certificates on Form S-3 under the Securities Act.  This prospectus does not contain all the information contained in the registration statement.  For further information, please refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to an issuing trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus and prior to the termination of the offering of any series of trust certificates or, if later, the date on which any affiliates of the depositor cease offering and selling those trust certificates will with respect to such trust certificates be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus, the prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or the prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

You may request a copy of the documents incorporated by reference, except exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Documents may be requested orally or in writing and will be provided at no cost to you.  Written requests should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10080, Attention:  Secretary.  Telephone requests should be directed to the depositor at 212-449-1000.

REPORTS TO CERTIFICATEHOLDERS

Unless and until individual definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede, as nominee of DTC and registered holder of the certificates.  If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust directly to you in accordance with the trust agreement and the supplement to the trust agreement relating to the trust certificates.  For more information, see “Description of the Trust Certificates—Global Securities” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”  These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  The depositor will cause each trust to file, on an individual basis, periodic reports in accordance with Exchange Act requirements.  We do not intend to send any financial reports to you.

References in this prospectus to U.S. dollars, “US$,” “dollar” or “$” are to the lawful currency of the United States.

THE DEPOSITOR & SPONSOR

Merrill Lynch Depositor, Inc. is a Delaware corporation incorporated in 1997 and is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch.  The principal office of the depositor is c/o Merrill Lynch & Co., World Financial Center, New York, New York 10080.  The depositor’s certificate of incorporation provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates offered through this prospectus and the related prospectus supplement.  The depositor’s business consists of and is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of trust certificates, registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the trust certificates and retained interests in trust property, and engaging in other related activities and transactions. The first corporate securities repackaging sponsored by the depositor and sponsor took place in 1997.  The depositor will not guarantee or otherwise be obligated under the trust certificates.

In its securitization program, the depositor acquires fixed-income securities from time to time and transfers them to trusts that it forms which in turn issue securities backed by the transferred fixed-income securities and also backed by or subject to any other assets arranged for by the depositor.  The depositor sells the securities issued through these securitizations in both public offerings and private placements.  In each such offering Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the depositor, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities.

The depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of the type described in this prospectus.  The first corporate securities repackaging sponsored by the depositor and sponsor took place in 1997.  Through March 31, 2009, the Depositor has completed 48 public securitizations.

The rights and duties of the depositor under the trust agreement following the issuance of trust certificates include:  (i) removing the trustee and appointing a successor trustee in the event of the trustee’s resignation or removal, (ii) furnishing to the trustee the names and addresses of holders of trust certificates, (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the trust; (iv) furnishing to the trustee certain other reports and (v) providing for the payment of the fees of the trustee to the extent not available in the certificate account and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement.

The depositor and sponsor will obtain the underlying securities to be deposited in the trust from Merrill Lynch or another of its broker-dealer affiliates who have acquired the underlying securities at negotiated prices in secondary market transactions.

The depositor’s certificate of incorporation sets out a number of provisions intended to prevent the depositor from being consolidated with Merrill Lynch or its affiliates in the event of an insolvency proceeding with respect to Merrill Lynch.  These include requirements that the depositor must maintain a separate office through which its business shall be conducted, that the depositor must pay its liabilities with its own funds, that the depositor must maintain separate corporate records, books and financial statements, and that the depositor must not commingle its funds or other assets with those of its affiliates.  The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

USE OF PROCEEDS

Once the depositor purchases the underlying securities, the depositor will use the net proceeds from the sale of each series or class of trust certificates, whether or not offered through this prospectus, to fund the depositor’s purchase of those underlying securities and other assets, and to arrange any credit support.  This credit support may include deposits into any reserve account or the applicable trust certificate account, as described below, for the benefit of the certificateholders of the series or class.  The depositor will use any remaining net proceeds:

•	for purposes related to the deposit of underlying securities and any other assets in the trust;

•
for the preparation, distribution and filing of periodic reports and other information, including, but not limited to, the fees and expenses of the depositor incurred in connection with the ongoing activities of the trusts; and

•	for general corporate purposes.

ESTABLISHMENT OF THE TRUST

A separate trust will be created for each series of trust certificates.  The depositor will assign and deliver the deposited assets, which will include the underlying securities, for each series of trust certificates to the trustee named in the applicable prospectus supplement.  See “Description of the Trust Agreement—Assignment of Deposited Assets” in this prospectus for more information.  The trustee named in the prospectus supplement will administer the assets deposited in the trust according to the trust agreement and the related series supplement and will receive a fee for those services.  The trustee or an administrative agent, if applicable, will either cause the assignment of the assets deposited in the trust to be recorded on the books and records of DTC or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in the deposited assets.  The fiscal year of each trust will be the calendar year.

A common law trust such as the trusts to be established pursuant to the trust agreement and the related series supplements is not an eligible “debtor” under the United States Bankruptcy Code.  In addition, the trust agreement and related series supplement will provide that until the date that is one year and one day after the termination of the series of trust certificates, neither the trustee nor the depositor shall acquiesce, petition or otherwise invoke or cause the trust to invoke the process of the United States, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the trust or all or any part of the property or assets of the trust or ordering the winding up or liquidation of the affairs of the trust.

The trust agreement and trust supplement will provide that the trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the underlying securities and other assets of the trust and the issuance of the certificates and warrants, and other than those required or authorized by the trust agreement or incidental and necessary to accomplish such activities.  The trust may not issue or sell any certificates or other obligations other than the certificates and warrants, or otherwise incur, assume or guarantee any indebtedness for money borrowed.

The depositor’s assignment of the underlying securities and other deposited assets to the trustee will be without recourse to the depositor, except as to some limited representations and warranties, if any.

The applicable prospectus supplement will describe the property of each trust, which may consist of:

•
underlying securities, or interests in those underlying securities and other assets, excluding any interest that the depositor, or any previous owner or any other person or entity has retained or acquired, as may be specified in the trust agreement and the related series supplement;

•	assets that may be identified as deposited in the related certificate account, as described below;

•	rights under the agreement or agreements pursuant to which the trustee has acquired the underlying securities and other assets deposited in the trust;

•
those elements of credit support of the type specified in this prospectus, if any, for any series or class within that series; for further details, see the applicable prospectus supplement and “Description of Underlying Securities and Other Assets Deposited in the Trust—Credit Support” in this prospectus; and

•	any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying securities and the terms, if any, upon which they may be subject to early redemption or repayment.  The exercise of any provisions for the redemption or repayment of underlying securities before their stated maturity will reduce the weighted average life of the underlying securities and the related series of trust certificates or class of certificates within that series.

Some terms of the underlying securities, and any other assets deposited in the trust, may affect the effective yield of the trust certificates of any series and any class of certificates within that series.  In addition, the manner and priorities of allocations of collections with respect to those underlying securities and other assets between classes of a particular series can also affect the effective yield of the trust certificates of any series and any class of certificates in that series.  With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of its securities.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we would expect the likelihood of redemption to increase.

Each of the underlying securities may be subject to acceleration upon the occurrence of some events of default under the terms of the underlying securities.  Any early repayment of the underlying securities as a result of an acceleration will affect the maturity and yield on the trust certificates.  The existence and scope of any FDIC guarantee of underlying securities pursuant to the TLGP may also affect the timing and amounts of payments on such underlying securities.  For further information, see “Description of Underlying Securities and Other Assets Deposited in the Trust—Underlying Securities Indenture” in this prospectus.  If an underlying securities issuer becomes subject to a bankruptcy proceeding, that proceeding may materially and adversely affect the timing and amount of payments of principal, premium, if any, or distributions on the certificates.  Several factors, including an underlying securities issuer’s operating and financial condition and leverage, and economic, geographic, legal and social factors, may affect the underlying securities issuer’s ability to satisfy its obligations under the underlying securities.

The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying securities will depend upon:

•	the degree to which the trust certificates are purchased at a discount or premium; and

•	the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying securities and other assets deposited in the trust.

If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates.  In the case of any series of trust certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments, if any, applicable to those certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate.  These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

The prospectus supplement for each series of trust certificates will set forth the specific information regarding yield and maturity considerations applicable to that series and each class within that series and the related underlying securities and other assets deposited in the trust.

DESCRIPTION OF THE TRUST CERTIFICATES

The related trust will issue each series of trust certificates, or classes within that series, pursuant to the trust agreement and the series supplement relating to that series among the depositor, the trustee and any intermediaries named in the applicable prospectus supplement.  We have filed a form of the trust agreement as an exhibit to this registration statement.  The provisions of the applicable series supplement may vary depending upon the terms of the trust certificates being issued, the underlying assets and any other assets deposited in the trust, the credit support, if any, and the related trust.  The following summary describes material provisions of the trust agreement and the related series supplement that may be applicable to each series of trust certificates.  The applicable prospectus supplement will describe the material provision of the trust agreement and the related series supplement.

The following summary does not purport to be complete and is subject to the detailed provisions of the trust agreement and related series supplement.  You should carefully read the form of trust agreement and the related series supplement for a full description of the provisions, including the definition of some terms used, and for other information regarding the trust certificates.  Whenever this prospectus refers to the defined terms of the trust agreement and the related series supplement, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by that reference.  The term “trust certificate,” with respect to any series, refers to all the trust certificates of that series, and each class within that series, whether or not offered in this prospectus and by the applicable prospectus supplement, unless the context otherwise requires.

Following the issuance of a series of trust certificates, the applicable trust will file with the SEC a copy of the series supplement relating to that series as an exhibit to a current report on Form 8-K.

General

The amount of trust certificates that may be issued under the trust agreement and the related series supplement is unlimited.  The trust agreement and series supplement for a particular series of trust certificates will provide that trust certificates of that series may be issued in multiple classes.  The series of trust certificates, or classes within that series, to be issued under the trust agreement and the related series supplement will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, of the type specified in this prospectus.

The depositor may not increase the amount of the initial assets of the trust and issue a corresponding amount of trust certificates.

Each of the classes, if any, will be allocated relative priorities to receive specified collections from and a percentage ownership interest of the assets deposited in the trust as identified and described in the applicable prospectus supplement.  For further information, see “Description of Underlying Securities and Other Assets Deposited in the Trust—Collections” in this prospectus.  The applicable prospectus supplement will also contain a description of the following terms applicable to the series of trust certificates in respect of which this prospectus and the related prospectus supplement are being delivered:

(A)	the title of the trust certificates;

(B)	the series of the trust certificates and, if applicable, the number and designation of classes of that series;

(C)
material information concerning the type, characteristics and specifications of the underlying securities, any credit support, and any other assets that the depositor deposits in the related trust, including, with respect to any underlying securities which at the time of deposit represent a significant portion of the assets in the trust and any related credit support:

•	information concerning the material terms of each underlying security (including, if applicable, whether such underlying security is guaranteed under the TLGP);

•	the identity of the issuer; and

•	where publicly available information regarding the issuer may be obtained;

(D)	the original issue dates, which are the dates on which, or periods during which, the series of trust certificates may be issued;

(E)	the offering price of the series of trust certificates;

(F)	the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of the series of trust certificates;

(G)
if applicable, the relative rights and priorities of each class, including the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

(H)	whether the trust certificates of that series are fixed rate certificates or floating rate certificates, as described below, and:

•	the applicable interest rate for the fixed rate certificates and the method of calculating the interest rate that is applicable to the series of floating rate certificates;

•	the date or dates from which interest will accrue;

•	the applicable distribution dates on which principal of and premium, if any, and interest on, in each case as applicable, the series or class will be distributable; and

•	the related record dates, if any, for determining the amounts of those distributions;

(I)
the circumstances and conditions under which any of the depositor, Merrill Lynch or the trustee, or their respective affiliates and designees, or any other person identified in the prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right:

•	would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations; and

•	would not affect the treatment of the trust as a “grantor trust” under the Internal Revenue Code;

(J)
the option, if any, of any specified third parties, which may include the depositor, Merrill Lynch or their respective affiliates, to purchase trust certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

(K)	the rating of each series or each class within the series offered by this prospectus and the related prospectus supplement;

(L)	the denominations in which the depositor can issue the series or each class within the series;

(M)
whether the trust certificates of any class within a given series will be (a) entitled to principal distributions with disproportionate, nominal or no interest distributions, or (b) ”strip certificates” that are entitled to interest distributions with disproportionate, nominal or no principal distributions, and the terms applicable to each;

(N)	the identity of the depositary, if other than DTC, for the trust certificates;

(O)
the specified currency applicable to the trust certificates of the series or class for purposes of denominations of and distributions on that series or each class and any applicable circumstances and conditions when the specified currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on the series or class are to be distributed pursuant to that election;

(P)
all applicable required percentages and voting rights relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to specified actions by the depositor or the trustee under the trust agreement and the related series supplement or with respect to the applicable trust;

(Q)	remedies available upon a payment default on the underlying securities or an acceleration of the underlying securities; and

(R)	all other material terms of the series or class within that series of trust certificates.

The applicable prospectus supplement will describe the U.S. federal income tax consequences and ERISA consequences relating to the related series of trust certificates, or any class within the series.  In addition, the applicable prospectus supplement will describe any special considerations, the specific terms and other information with respect to the issuance of any series of trust certificates or class within that series of trust certificates, on which the principal of and any premium and interest are distributable in a specified currency other than U.S. dollars.  The U.S. dollar equivalent of the public offering price or purchase price of a trust certificate in a specified currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date.  As specified in the applicable prospectus supplement, the depositor, the trustee, the administrative agent, if any, or its agent as exchange rate agent for each series of trust certificates, will make that determination.  If a noon buying rate is not published for the specified currency, the applicable prospectus supplement will set forth another source for all exchange rate calculations.

Transfers of beneficial ownership interests in any global certificate will be effected in accordance with the normal procedures of DTC.  If definitive certificates are issued in the limited circumstances described in this prospectus, they may be transferred or exchanged for like certificates of the same series at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations set forth in the trust agreement and the related series supplement, without the payment of any service charge, other than any tax or governmental charge.

Distributions

Distributions allocable to principal, premium, if any, and interest on the trust certificates of each series and each class within the series will be made by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement.  The amount of each distribution will be determined as of the record date, which refers to the close of business on the date specified in the applicable prospectus supplement.

Except as provided in the succeeding paragraph, the trustee will make distributions with respect to trust certificates at its corporate trust office or agency specified in the applicable prospectus supplement in The City of New York; provided that the trustee will distribute any amounts distributable on the final scheduled distribution date of a trust certificate only upon surrender of the trust certificate at the applicable location stated above.

The trustee will make distributions on trust certificates, except as provided below, by check mailed to the certificateholders listed on the relevant record date in the ownership register maintained for that purpose under the trust agreement and the related series supplement, which, in the case of global securities, will be a nominee of the depositary.  A certificateholder of $10,000,000 or more in aggregate principal amount of trust certificates of a given series, and any holder of a global security, shall be entitled to receive distributions by wire transfer of immediately available funds, but only if the trustee receives appropriate wire transfer instructions in writing for the series not later than 10 calendar days before the applicable distribution date.

A “Business Day” with respect to any trust certificate means (1) any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close; or (2) a business day, as the term is used in the indenture, or other governing document, for the underlying securities.

Distributions on the Trust Certificates

Each class of trust certificates of a given series, other than some classes of strip certificates, which are trust certificates with nominal, disproportionate or no interest distributions, may have a different applicable distribution rates, which may be fixed or floating, as described below.  In the case of strip certificates that entitle their holders to receive either nominal or no certificate principal balance, the distributions will be in an amount described in the applicable prospectus supplement.  In this prospectus, “certificate principal balance” means amounts in respect of principal out of the future cash flows of the assets deposited in the trust.  In addition, in this prospectus “notional amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on strip certificates with a nominal or no certificate principal balance will be made on each distribution date.  Reference to the notional amount of a class of strip certificates in this prospectus or in a prospectus supplement does not indicate that those certificates represent the right to receive any distribution in respect of principal in that amount, but rather we use the term “notional amount” solely as a basis for calculating the amount of required distributions and determining some relative voting rights, all as specified in the applicable prospectus supplement.  The applicable distribution rate will be described in the prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments in respect of any retained interest.  For a detailed description of “retained interest,” see “Description of the Trust Agreement—Retained Interest” below.  The applicable distribution rate may be either a fixed rate or a floating rate.

Fixed Rate Certificates.  Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the applicable prospectus supplement until the principal amount of that series is distributed or made available for repayment.

The applicable prospectus supplement may specify that the fixed distribution rate can be reset on one or more specified dates to another fixed distribution rate specified in the applicable prospectus supplement.  After a fixed distribution reset date, distributions will be paid on the outstanding principal balance of that series at the reset fixed distribution rate until that rate is subsequently reset or until the principal amount of that series is distributed or made available for repayment.

In the case of a series of fixed rate certificates with a nominal or no principal amount, that series will pay distributions until the notional amount of that series is reduced to zero, except that, if so specified in the applicable prospectus supplement, the distribution rate for that series or any class or classes may be subject to periodic adjustment in response to designated changes in the rating assigned to the trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the related prospectus supplement. Interest on each series or class of fixed rate certificates will be distributable in arrears or in advance on each distribution date as specified in the prospectus supplement.  Each distribution of interest payments shall include interest accrued on the underlying securities through the day specified in the prospectus supplement and the related series supplement.

With respect to a fixed rate certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the applicable prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•
if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365;

•	if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying securities.

Floating Rate Certificates.  Each series of trust certificates with a variable distribution rate will be designated as a “Floating Rate Certificate” unless in the applicable prospectus supplement it is designated as an “Inverse Floating Rate Certificate,” a “Floating Rate/Fixed Rate Certificate,” a “Fixed Rate/Floating Rate Certificate,” a “Floating Rate/Inverse Floating Rate Certificate,” an “Inverse Floating Rate/Floating Rate Certificate,” a “Fixed Rate/Inverse Floating Rate Certificate” or an “Inverse Floating Rate/Fixed Rate Certificate.” All series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the applicable prospectus supplement from its original issue date to but excluding the first distribution reset date for that series.  The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the applicable prospectus supplement for the series.

Thereafter, the applicable distribution rate on the series for each distribution reset date will be:

(A)
for trust certificates designated as “Floating Rate Certificates,” determined by reference to an interest rate basis, or “base rate,” plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(B)
for trust certificates designated as “Inverse Floating Rate Certificates,” equal to the fixed distribution rate specified in the applicable prospectus supplement minus the rate determined by reference to the applicable base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(C)
for trust certificates designated as “Floating Rate/Fixed Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the applicable prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate,

(D)
for trust certificates designated as “Fixed Rate/Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(E)
for trust certificates designated as “Floating Rate/Inverse Floating Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(F)
for trust certificates designated as “Inverse Floating Rate/Floating Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(G)
for trust certificates designated as “Fixed Rate/Inverse Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, or

(H)
for trust certificates designated as “Inverse Floating Rate/Fixed Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the applicable prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate, provided, however, that if any of the above calculations would result in the applicable distribution rate being less than zero then the applicable distribution rate will be deemed to be equal to zero.

The “base rate” for any series of trust certificates will be designated in the applicable prospectus supplement, as described in greater detail below.  The “spread” is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the applicable prospectus supplement as being applicable to that series.  The “spread multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series.  The applicable prospectus supplement may specify, however, that:

(A)	the base rate for a floating rate certificate may be determined by reference to two or more of the base rates described below, and

(B)
the spread or spread multiplier on a series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement.

The applicable prospectus supplement will designate one or more of the following base rates as applicable to the determination of the applicable distribution rate in a floating rate certificate:

•	the CD Rate for a “CD Rate Certificate”;

•	the Federal Funds Rate for a “Federal Funds Certificate”;

•	LIBOR Rate for a “LIBOR Certificate”;

•	the prime loan rates or base lending rates of major U.S. banks for a “Prime Rate Certificate”;

•	the Treasury Rate for a “Treasury Rate Certificate”;

•	the Commercial Paper Rate for a “Commercial Paper Rate Certificate”;

•	the constant maturities swap rate for a “CMS Rate Certificate”; or

another base rate based on an index customarily used to measure interest in debt transactions (which will not be an index based on securities or commodities prices), as set forth in the applicable prospectus supplement.

Distributions will be payable only from cash that the trustee receives from the underlying securities that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

As specified in the applicable prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

(A)
a “maximum certificate rate,” which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the applicable prospectus supplement; and

(B)	a “minimum certificate rate,” which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the prospectus supplement.

In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis.  In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law.  Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

The depositor will appoint, and enter into agreements with, calculation agents (each, a “Calculation Agent”) who will calculate floating distribution rates on each series of floating rate certificates.  The applicable prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates.  All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

The applicable floating distribution rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Accrual Period”).  The first day of each Interest Accrual Period is called a “Interest Reset Date” and, with respect to each series, will be specified in the applicable prospectus supplement; provided that the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of certificates will be either (i) the distribution rate applicable to each of those 10 days immediately before the final scheduled distribution date for a particular series of certificates or (ii) that in effect on the tenth day preceding that final scheduled distribution date, as specified in the prospectus supplement. If an Interest Reset Date for any series of floating rate certificates would otherwise be a day that is not a Business Day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that Business Day would fall in the next calendar month, the distribution reset date will be the immediately preceding Business Day.

Distributions payable in respect of floating rate certificates will be either (i) the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date, or (ii) the accrued distributions from but excluding the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to and including the immediately following distribution date, or (iii) on a schedule that is substantially similar to the schedule on the underlying securities, as specified in the prospectus supplement.

With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the applicable prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•
if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365;

•	if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying securities.

For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

All percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the Interest Accrual Periods as and to the extent set forth in the applicable prospectus supplement.

Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next Interest Reset Date with respect to the floating rate certificate.

In the descriptions below:

•	The “Index Maturity” for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

•	“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System.

•
“Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or any successor publication, published by the Federal Reserve Bank of New York.

CD Rate Certificates.  CD Rate Certificates will pay distributions at rates specified in the applicable prospectus supplement and will be calculated with reference to the CD Rate and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “CD Rate” for each Interest Accrual Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CD Rate Determination Date”) and will be the rate for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Accrual Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.”  If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Accrual Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Accrual Period will be the same as the CD Rate for the immediately preceding Interest Accrual Period.

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CD Rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Commercial Paper Rate Certificates.  Commercial Paper Rate Certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to the Commercial Paper Rate, as described below and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “Commercial Paper Rate” for each Interest Accrual Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper”.  If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Accrual Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Accrual Period.

The term “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x 360 360 - (D × M)
Money Market Yield	=		×	100

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable period for which interest is being calculated.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Federal Funds Rate Certificates.  Federal Funds Rate certificates will bear interest at the interest rates that the applicable prospectus supplement specifies, calculated with reference to the Federal Funds Rate, as described below, and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds Rate” for each Interest Accrual Period shall be the effective rate on the Interest Reset Date for such Interest Accrual Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”.  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate”.  If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Accrual Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).  Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

LIBOR Certificates.  LIBOR Certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement,

“LIBOR” for each Interest Accrual Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

(i)           On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a “LIBOR Determination Date”), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

“Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).  If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

(ii)           If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, “LIBOR” for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

Prime Rate Certificates.  Prime Rate Certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the “prime rate” means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading “Bank Prime Loan.”  If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the “Reuters Screen NYMF Page” as that bank's prime rate or base lending rate as in effect for that record date.  “Reuters Screen

NYMF Page” means the display designated as page “NYMF” on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.  If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York.  If fewer than two rates appear on the Reuters Screen NYMF page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority.  The banks and trust companies referred to above will be selected by the calculation agent after consultation with the Depositor.  However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date.  If the prime rate must be calculated then that calculation will be performed by the calculation agent.

Treasury Rate Certificates.  Treasury Rate Certificates will pay distributions at the rates, calculated with reference to the Treasury Rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury Rate” for each Interest Accrual Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Accrual Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Accrual Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Accrual Period will be the same as the Treasury Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Accrual Period will be the day of the week in which the Interest Reset Date for such Interest Accrual Period falls on which Treasury bills would normally be auctioned.  Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Accrual Period commencing in the next succeeding week.  Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CMS Rate Certificates.  CMS Rate Certificates will pay distributions at the rates, calculated with reference to the CMS Rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

            The “CMS Rate” for each Interest Accrual Period will be determined by the Calculation Agent for such CMS Rate Certificate as of the second U.S. Government Securities Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CMS Rate Determination Date”) by multiplying (i) the principal amount specified in the applicable prospectus supplement, (ii) the rate displayed in the Moneyline Telerate Page 42276 for such Interest Accrual Period and (iii) the actual number of days in the related Interest Accrual Period, divided by 360 (calculated on the basis of a 360-day year of twelve 30-day months).

The “Moneyline Telerate Page 42276 Swap Rate” shall be the rate displayed on the Moneyline Telerate Page 42276 by 11:00 a.m., New York City time, on the CMS Rate Calculation Date (which we describe below) pertaining to the CMS Rate Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST under the column for the Index Maturity specified in the applicable prospectus supplement for such CMS Rate Determination Date.  If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date.  If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date.  For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The Calculation Agent will select the five swap dealers after consultation with the Depositor and will request the principal New York City office of each of those dealers to provide a quotation of its rate.  If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, none of the highest and one of the lowest quotations.  If fewer than three swap dealers selected by the Calculation Agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if that CMS Rate Determination Date is the first CMS Rate Determination Date, the Initial Pass-Through Rate.

“CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding Business Day.

“Reuters Screen ISDAFIX1 Page” means the display on the Reuters Money 3000 Service (or any successor services) on the “ISDAFIX1” page (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

“U.S. Government Securities Business Day” means, any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable prospectus supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Principal of the Trust Certificates

Each trust certificate, other than some classes of strip certificates, will have a “certificate principal balance,” which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying securities.  The applicable prospectus supplement will include a section entitled “Description of the Trust Certificates—Collections and Distributions,” which will describe the priority of distributions on each class of trust certificates in a particular series.  The outstanding certificate principal balance of a trust certificate will be reduced to the extent of distributions of principal on the certificate.  In addition, if applicable pursuant to the terms of the related series, the outstanding certificate principal balance will be reduced by the amount of any realized losses, which are the net losses realized on any underlying securities or other assets deposited in the trust that are allocated to the certificates.  The applicable prospectus supplement will specify the initial aggregate certificate principal balance of a series.

Optional Exchange

The applicable prospectus supplement, other than a prospectus supplement for INDEXPLUS Trust Certificates, may provide that any of the depositor, Merrill Lynch, the trustee or their respective affiliates and designees, or any other person identified in the prospectus supplement, may have an “optional exchange right.”  A person with an optional exchange right may, when permitted by the terms described in the prospectus supplement, exchange trust certificates of any particular series for a pro rata portion of the underlying securities.

The prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

(1)	any optional exchange right shall be exercisable only to the extent that the exercise of that right:

(A)	would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations under the act; and

(B)	would not affect the characterization of the trust as a “grantor trust” under the Internal Revenue Code;

(2)	any optional exchange right shall be exercisable only to the extent that the exercise of that right would not result in an undercollateralization of the related trust; and

(3)
if the assets deposited in the trust constitute a pool of underlying securities then an optional exchange right can not result in the exercising party receiving a disproportionate amount of any underlying securities in that pool.  Any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying securities included in that pool, the proportion that the principal amount of that series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately after the exercise. Any related assets that credit enhance or otherwise support a series or issue of underlying securities will be distributed in the same proportions as the related underlying securities.

The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding.  For more details, see “Risk Factors—The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.”  While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders.  The ability to exchange trust certificates for underlying securities enables holders of optional exchange rights to sell underlying securities, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such less liquid trust certificates.

The trustee will provide certificateholders with semi-annual reports describing, among other things, the aggregate principal amount, or notional amount, if applicable, of the underlying securities remaining in the related trust.  See “Description of the Trust Agreement—Reports to Certificateholders; Notices” for more details.

Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an “exchangeable series.”

Default and Remedies

If there is a payment default on or acceleration of the underlying securities or if (i) an underlying securities issuer of concentrated underlying securities (other than an underlying securities issuer of concentrated underlying securities that are guaranteed under the TLGP), (ii) a swap counterparty with respect to which the “Significance Percentage” as determined in accordance with Item 1115 of the Regulation AB is 10% or more or (iii) a credit support provider which is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the series (or any class within such series) ceases to file Exchange Act reports, then:

(A)
the trustee will sell all of the underlying securities and a pro rata portion of the related assets and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio described below; or

(B)	the trustee will distribute the underlying securities and a pro rata portion of the related assets in kind to the certificateholders in accordance with that allocation ratio.

In each of those circumstances, the related prospectus supplement will specify whether (A) or (B) above will occur or whether and how the trust certificateholders will be given the opportunity to vote on which of (A) or (B) will occur.  The certificateholders of the relevant series may experience a loss on any sale described in (A) above if the sale price is less than the purchase price for the underlying securities.  The prospectus supplement will set forth the choice of remedies for a particular series, and the trustee, the depositor and certificateholders will have no discretion in this respect.

The “allocation ratio” referred to above is the allocation between classes of a given series of the total expected cash flows from the underlying securities.  The prospectus supplement for any series with more than one class will set forth the allocation ratio for that series.  In addition to default or acceleration on underlying securities, the allocation ratio relates to voting rights held by owners of underlying securities because those voting rights will be allocated among certificate holders of different classes of a particular series in accordance with their economic interests.  Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, as discussed below under “Description of Underlying Securities and Other Assets Deposited in the Trust—Principal Terms of Underlying Securities.”

Alternate procedures will apply with respect to payment defaults on underlying securities that are guaranteed by the FDIC under the TLGP.  Please see “Description of the Trust Agreement – Collection and Other Administrative Procedures – Collection of Payment on FDIC Guarantee with respect to Defaulted TLGP Debt.”

Call Right

The trust certificates or the underlying securities may be subject to a “call right.”  A call right may initially be held by the depositor or an affiliate of the depositor.  Also, if so specified in the relevant prospectus supplement, the depositor or an affiliate of the depositor may have the ability to transfer the call right.  The initial holder of a call right and every subsequent transferee thereof will be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call right will be a “Redeemable Security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.

A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates.  A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust.

The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying securities, making the exercise of a call right more likely.  If one or more specified persons hold a call right with respect to a particular series of certificates, the applicable prospectus supplement will designate that series as a “callable series.”

The terms upon which the persons or entities specified above may exercise a call right will be described in the applicable prospectus supplement.  Those terms may include the following:

•	the initial holder of the call right;

•	whether the trust certificate principal balance or notional amount of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

•	the call date or dates; and

•	the call price.

After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement.  Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive payment of a pro rata share of the call price paid in connection with that exercise.  In the case of a purchase of less than all of the trust certificates, only certificateholders from whom trust certificates are called will be entitled to receive payment of a pro rata share of the call price.  In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the trust certificates will be redeemed in whole or in part, pro rata or in accordance with the allocation ratio, as applicable and as specified in the related prospectus supplement.

Put Right

Some or all of the underlying securities deposited in a trust may give the holders of those underlying securities a put option.  A put option permits the holders of underlying securities to require the underlying securities issuer to repurchase or otherwise repay the underlying securities on or after a fixed date.

If underlying securities for a particular series of certificates are subject to a put option, the trustee for that series of trust certificates will, if the criteria relating to the exercise of that put option on the underlying securities, as specified in the applicable prospectus supplement, are met, exercise the put option on the “put date.”  The “put date” is the first date that the option is available to be exercised.  If the trustee exercises the put option, the trustee will tender the underlying securities to the underlying securities issuer on the put date in exchange for repurchase or repayment proceeds.  The proceeds received by the trust from the exercise of the put option will be distributed as described in the applicable prospectus supplement.  Holders of callable trust certificates should note that if the holder of a call right has exercised that right before the put date then any holders of trust certificates that are called prior to the put date will not receive put proceeds.  Instead, those persons will receive a pro rata share of the call proceeds as described above under “—Call Right.”

The depositor will not issue a series of trust certificates with underlying securities that are subject to a put option if doing so would either (1) cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, or (2) affect the characterization of the trust as a “grantor trust” under the Internal Revenue Code.

Global Securities

All trust certificates of a given series will, upon issuance, be represented by one or more global securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC.  Unless and until a global security is exchanged in whole or in part for definitive certificates, which are the individual trust certificates that the global security represents, a global security may not be transferred except:

•	as a whole by the depositary for that global security to a nominee of that depositary; or

•	by a nominee of that depositary to the depositary or another nominee of the depositary; or

•	by that depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows:

•	DTC is a limited-purpose trust company organized under the laws of the State of New York;

•
DTC is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•
DTC was created to hold securities of the institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among those institutions in those securities through electronic computerized book-entry changes in accounts of the participating institutions, thereby eliminating the need for physical movement of trust certificates; and

•
DTC’s participating institutions include securities brokers and dealers, including Merrill Lynch, banks, trust companies, clearing corporations and other organizations, some of which, and/or their representatives, own DTC.  Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participating institution, either directly or indirectly.  DTC has confirmed to the depositor that it intends to follow these procedures.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual trust certificates that the global security represents to the accounts of its participating institutions.  The underwriters of the trust certificates will designate the accounts to be credited, or, if the trust certificates are offered and sold directly through one or more agents, the depositor or its agent or agents will designate the accounts to be credited.  Only institutions that have accounts with the depositary or persons or entities that may hold beneficial interests through these institutions can own beneficial interests in a global security.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for that global security or by institutions that have accounts with the depositary or persons or entities that hold securities through these institutions.  The laws of some states require that some purchasers of securities take physical delivery of those securities.  Those limits and laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual trust certificates that the global security represents for all purposes under the trust agreement and the related series supplement governing the trust certificates.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the individual trust certificates that the global security represents registered in their names, will not receive or be entitled to receive physical delivery of any of those trust certificates and will not be considered the certificateholders under the trust agreement and the related series supplement governing the trust certificates.  Because the depositary can act only on behalf of the institutions that have accounts with it, the ability of a holder of any trust certificate to pledge that trust certificate to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to that trust certificate, may be limited due to the lack of a physical trust certificate.

Payments of principal of and premium, if any, and any distributions on individual trust certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security.  None of the depositor, the trustee or securities intermediary for the trust certificates, any paying agent or the trust certificate registrar for the trust certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for trust certificates of a particular series, upon receipt of any payment of principal, premium or distributions in respect of a definitive global security representing any of the trust certificates, will immediately credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary.  The depositary also expects that payments by institutions that have accounts with it to owners of beneficial interests in the global security held through those institutions will be registered in “street name” and will be the responsibility of those institutions.

If the depositary for trust certificates of a given series is at any time unwilling or unable to continue as depositary and the depositor does not appoint a successor depositary within 90 days, the depositor will issue individual definitive trust certificates in exchange for the global security or securities representing those trust certificates.  In addition, the depositor may at any time and in its sole discretion determine not to have any trust certificates of a particular series represented by one or more global securities and, in that event, will issue definitive certificates of the series in exchange for the global security or securities representing the trust certificates.  Further, if the depositor so specifies with respect to the trust certificates of a particular series, an owner of a beneficial interest in a global security representing trust certificates of that series may, on terms acceptable to the depositor and the depositary for the global security, receive individual definitive trust certificates in exchange for the beneficial interest.  In that case, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive trust certificates of the series that the global security represents equal in principal amount to the beneficial interest and to have the definitive trust certificates registered in its name.

The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

DESCRIPTION OF THE TRUST AGREEMENT

General.  The following summary of material provisions of the trust agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to this registration statement.  Wherever references to particular sections or defined terms of the trust agreement appear in this prospectus, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made and the statement is qualified in its entirety by such reference.

Assignment of Underlying Securities and Any Other Assets Deposited in the Trust

At the time any series of trust certificates is issued, the depositor will cause the underlying securities and any other deposited assets to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to those underlying securities and other assets deposited in the trust after the cut-off date specified in the prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest. Concurrently with that assignment, the depositor will execute, and the trustee will authenticate and deliver, trust certificates to the depositor in exchange for the underlying securities.  Each underlying security and any other asset deposited in the trust will be identified in a schedule to the applicable series supplement to the trust agreement.  The schedule will include summary identifying information with respect to each underlying security and other deposited asset as of the cut-off date.  The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any concentrated underlying securities.

In addition, the depositor will, with respect to each underlying security and other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying securities.  The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

The series supplement will contain representations and warranties of the depositor regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement and the related series supplement.  Upon a breach of any representation of the depositor that materially and adversely affects the interests of the certificateholders, the depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  With respect to any series of trust certificates, the trustee or any other person specified in the prospectus supplement, directly or through administrative agents, will establish and maintain specific accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying securities.  The trustee on behalf of the trust may direct any depository institution maintaining those accounts to invest the funds in the accounts in one or more “eligible investments,” as defined in the trust agreement, bearing interest or sold at a discount.  Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be solely for the account of, the certificateholders and, if applicable, the holder of the retained interest, in accordance with the allocation ratio.  Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying securities, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement and the related series supplement and any related instrument governing any credit support, and provided further that the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Realization upon Defaulted Deposited Assets.  The trustee, as administrator with respect to the underlying securities, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument and will take any reasonable steps necessary to receive payment or to permit recovery under that instrument with respect to defaulted underlying securities or other assets deposited in the trust.  As described above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted underlying securities or other assets deposited in the trust.  The trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable prospectus supplement.  If the proceeds of any liquidation of the defaulted assets are less than the sum of:

(A)	the outstanding principal balance of the assets;

(B)	interest accrued but unpaid on those assets at the applicable interest rate; and

(C)
the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement and the related series supplement, then the trust for the applicable series will realize a loss in the amount of the difference.  The trustee will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted assets, as provided in the applicable prospectus supplement, amounts representing:

•	its normal administrative compensation on the underlying securities;

•	unreimbursed administrative expenses incurred with respect to those assets; and

•	any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the applicable prospectus supplement before the distribution of those proceeds to certificateholders.

Collection of Payment on FDIC Guarantee with respect to Defaulted TLGP Debt.  The terms and conditions of the TLGP will determine the circumstances under which, in the event of an uncured payment default on underlying securities guaranteed under the TLGP, the trustee may realize on the FDIC guarantee and the timing for distributions on the trust certificates resulting from payments under the guarantee.  It is expected that the exclusive remedy for a default on any of such underlying securities will be a claim under the TLGP, which remedy will be available only in the event of an uncured payment default on such underlying security.  As the holder of the underlying securities, the trustee will be required under the trust agreement to take the action required under the Final Rule of the TLGP to make a claim under the FDIC guarantee in the event of an uncured payment default under any of the underlying securities.

Pursuant to the Final Rule, in order for the FDIC to consider for payment a demand filed by the trustee with the FDIC, the demand for payment must be accompanied by a proof of claim, which will include evidence in form and content satisfactory to the FDIC of the occurrence of an FDIC payment default and the trustee’s ownership of the FDIC-guaranteed debt obligation.  The demand also must be accompanied by an assignment, in form and content satisfactory to the FDIC, of the trustee’s (as debtholder’s) rights, title, and interest in the FDIC-guaranteed underlying securities to the FDIC and the transfer to the FDIC of the trustee’s (as debtholder’s) claim in any insolvency proceeding with respect to the underlying securities issuer.  This assignment will include the right of the FDIC to receive any and all distributions on such underlying securities from the proceeds of the receivership or bankruptcy estate of the relevant underlying securities issuer.  If the trustee has received any distribution from the receivership or bankruptcy estate prior to the FDIC’s payment under the guarantee, the guaranteed amount paid by the FDIC shall be reduced by the amount the trustee has received in the distribution from the receivership or bankruptcy.

The following provisions, which may be revised as set forth in the applicable prospectus supplement and which shall be specified in the series supplement for a specific series of trust certificates, shall apply with respect to any underlying securities that are guaranteed under the TLGP:

•
Upon any “payment default” (as such term is used in the Final Rule as amended from time to time) with respect to the underlying securities of a given series, and unless otherwise set forth in the applicable prospectus supplement, the trustee will promptly notify certificateholders of such default and will promptly file a demand for payment with the FDIC in accordance with the applicable rules governing the TLGP program at such time.

•
Unless otherwise set forth in the applicable prospectus supplement, the trustee will, to the extent allowed under the rules governing the TLGP at the time, be required to submit a separate demand for payment to the FDIC and will not be allowed to authorize any person or entity to act as representative with respect to such demand.

•
Unless otherwise set forth in the applicable prospectus supplement, the trustee will, to the extent allowed under the rules governing the TLGP at the time, and in accordance with such rules, be required to promptly seek judicial review of any determination by the FDIC denying payment on the guarantee of the relevant underlying securities.

•
Unless otherwise set forth in the applicable prospectus supplement, upon the earlier of (a) 90 days after the date of the trustee’s receipt of notice of such payment default without the trustee having received payment from the FDIC with respect to its guarantee of the relevant underlying securities, or (b) the receipt by the Trustee of a final, non-appealable determination by the FDIC denying payment on the guarantee of the relevant underlying securities, the Trustee will, as set forth in the relevant prospectus supplement, either:

o
sell all of such underlying securities and a pro rata portion of the related assets and distribute the proceeds from that sale to certificateholders in accordance with the allocation ratio for such series; or

o	distribute such underlying securities and a pro rata portion of the related assets in kind to certificateholders in accordance with such allocation ratio.

Retained Interest

The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying securities and, if so, will identify the owner of any retained interest.  If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable series supplement.  A retained interest in underlying securities represents a specified ownership interest in those assets and a right to a portion of the payments thereon.  Payments in respect of the retained interest will be deducted from payments on the underlying securities as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust.  After the trustee deducts all applicable fees, as provided in the trust agreement and the related series supplement, from any partial recovery on an underlying security, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

The trustee will have no obligation to make any advances with respect to collections on the underlying securities or in favor of the certificateholders of the related series of trust certificates.  However, to the extent provided in the applicable prospectus supplement, the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for that series that are not part of the funds available for distribution for that distribution date, in an amount equal to the aggregate of payments of principal, premium, if any, and interest, net of related fees and any retained interest, with respect to the underlying securities that were due during the related collection period and were delinquent on the related record date, subject to (1) the trustee’s good faith determination that those advances will be reimbursable from related proceeds, as described below, and (2) other conditions as may be specified at such time by the trustee.

Advances are intended to maintain a regular flow of scheduled principal, premium, if any, and interest payments to holders of the class or classes of certificates entitled to those payments, rather than to guarantee or insure against losses.  Advances of the trustee’s funds, if any, will be reimbursable only out of “related proceeds,” which are related recoveries on the underlying securities and amounts received under any form of credit support for the series with respect to which the advances were made.  However, any advance will be reimbursable from any amounts in the certificate accounts for the series to the extent that the trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds.  If the trustee has made advances from excess funds in the certificate account for any series, the trustee will replace the funds in that certificate account on any future distribution date to the extent that funds in that certificate account on the distribution date are less than payments required to be made to certificateholders on that date.  If specified in the applicable prospectus supplement, the obligations, if any, of the trustee to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, the applicable prospectus supplement will contain information regarding the characteristics of, and the identity of any obligor on, any surety bond.

Matters Regarding the Trustee, the Administrative Agent, and the Depositor

The trustee may enter into administration agreements with one or more administrative agents to delegate some of its administrative obligations with respect to a related series of certificates under the trust agreement and the related series supplement; provided, however, that:

(A)	the delegation shall not release the trustee from the duties, obligations, responsibilities or liabilities arising under the trust agreement and the related series supplement;

(B)	the administration agreement shall not affect the rating of any class of trust certificates of the series;

(C)	the agreements are consistent with the terms of the trust agreement and the related series supplement;

(D)	the trustee will remain solely liable for all fees and expenses it may owe to the administrative agent;

(E)	the administrative agent shall give representations and warranties in the administration agreement that are the same in substance as those required of the trustee; and

(F)	the administrative agent shall meet the eligibility requirements of the trustee pursuant to the trust agreement and the related series supplement.

Any administrative agent for each series of trust certificates under the trust agreement and the related series supplement will be named in the applicable prospectus supplement.  The entity serving as administrative agent for any series may be the trustee, the securities intermediary, the depositor, an affiliate of any of the foregoing or any third party and may have other business relationships with the trustee, the securities intermediary, the depositor or their respective affiliates.  The applicable prospectus supplement will specify the administrative agent’s compensation, if any, and the source, manner and priority of payment of that compensation, with respect to a given series of trust certificates.

The trust agreement and the related series supplement will provide that the trustee’s powers under the trust agreement will be limited to those set forth in the trust agreement, including:  (i) to issue the certificates; (ii) to establish and maintain the accounts for making payments in relation to the trust certificates; (iii) to distribute or sell the underlying securities in connection with a required liquidation of trust property; (iv) to collect payments required to be made pursuant to the terms of the underlying securities and the indenture; (v) to direct the investment of funds held in accounts in certain eligible investments; (vi) to deliver certain reports and compliance statements in relation to the trust; and (vii) to take actions and make determinations in accordance with the terms of the trust agreement which are ancillary to the foregoing.

The trust agreement and the related series supplement will also provide that the trustee will have no liability in connection with its actions under the trust agreement and the related supplement, except in the case of its own negligent action, its own negligent failure to act or its own misconduct.  In the absence of negligence, bad faith or willful misconduct on the part of the trustee, the trustee may conclusively rely upon any certificates or opinions furnished to the trustee that conform to the requirements of the trust agreement and the related series supplement.  The trustee may also rely on the advice of or information from legal counsel and accountants and other persons believed by it in good faith to be competent to give such advice or information.  Except with respect to actions or duties required to be taken by the trustee under the express terms of the trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights and powers under the trust agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The trust agreement and the related series supplement will also provide that the trustee, in the absence of willful misconduct, bad faith, negligence, or reckless disregard of it obligations and duties thereunder, will be entitled to indemnification by the depositor.

The trust agreement and the related series supplement will provide that an administrative agent may resign from its obligations and duties under the trust agreement and the related series supplement with respect to any series of trust certificates only if:

•	the resignation, and the appointment of a successor, will not result in a rating withdrawal or downgrading of any class of trust certificates of that series; or

•	it is determined that the duties of the administrative agent under the trust agreement and the related series supplement with respect to that series are no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement and the related series supplement.

The trust agreement and the related series supplement will further provide that none of the administrative agent, the depositor, the trustee, or any director, officer, employee or agent of the trustee, the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement and the related series supplement or for errors in judgment.  However, none of the depositor or any director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of:

•	willful misfeasance;

•	bad faith or gross negligence in the performance of duties; or

•	reckless disregard of obligations and duties.

The trust agreement and the related series supplement will further provide that the trustee, any administrative agent, the depositor and any director, officer, employee or agent for any of them will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement and the related series supplement.  However, those persons will not be indemnified for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement and the related series supplement or by reason of reckless disregard of obligations and duties thereunder.  In addition, the trust agreement and the related series supplement to the trust agreement will provide that the trustee, any administrative agent, and the depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement and the related series supplement to the trust agreement or which in their respective opinions may involve them in any expense or liability.  Each of the trustee, any administrative agent, and the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the related series supplement to the trust agreement and the rights and duties of the parties and the interests of the certificateholders under the trust agreement and the related series supplement to the trust agreement.  The applicable prospectus supplement will describe how legal expenses and costs of any action and any liability resulting from that action will be allocated.

Neither the trustee, the depositor, nor any administrative agent shall have any obligations with respect to the underlying securities.  The depositor is not authorized to proceed against the underlying securities issuer in the event of a default.  Except as expressly provided in the trust agreement and the related series supplement to the trust agreement, the trustee is not authorized to proceed against the underlying securities issuer or to assert the rights and privileges of certificateholders.

Any person into which the trustee, the depositor, or an administrative agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the trustee, the depositor, or an administrative agent is a part, or any person succeeding to the business of the trustee, the depositor, or an administrative agent, will be the successor of the trustee, the depositor, or that administrative agent under the trust agreement and the related series supplement with respect to the trust certificates of a series.

The duties of the depositor under the trust agreement and the related series supplement with respect to any series of trust certificates following the issuance of such trust certificates will be limited and will include:  (i) the option to set a record date to determine the holders entitled to give consent, request, demand, authorization, direction, notice, waiver or other act; (ii) providing investment direction to the trustee with regard to funds in the accounts provided for in the trust agreement; (iii) providing to the trustee and filing with the SEC reports and other information set forth in the trust agreement, including periodic reports in relation to the trust under the Exchange Act; (iv) providing for the payment of the fees of the trustee and providing indemnification to the trustee; and (v) appointing a replacement trustee in the event of the trustee’s resignation or removal.

The trust agreement and the related series supplement will provide that, in the absence of willful misfeasance or negligence, the depositor shall not be liable for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement.  The depositor may rely on the advice of or information from legal counsel and accountants and other persons believed by it in good faith to be competent to give such advice or information.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

“Administrative agent termination events” under the trust agreement and the related series supplement to the trust agreement relating to any given series of trust certificates will consist of the following:

•
any failure by an administrative agent to remit to the trustee any funds in respect of collections on the underlying securities and other assets deposited in the trust and credit support, if any, as required under the trust agreement and the related series supplement to the trust agreement, that continues unremedied for five days after:

(1)	the trustee or the depositor gives written notice of the failure to the administrative agent; or

(2)	the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee;

•
any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the trustee with respect to the series, that continues unremedied for 30 days after:

(1)	the trustee or the depositor gives written notice of the failure to the administrative agent; or

(2)	the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee;

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations; and

•
if specified in the series supplement, any material representation or warranty made by an administrative agent under the series supplement or the administration agreement or in any certificate delivered by an administrative agent under the series supplement or the administration agreement was untrue when made.

In addition, the applicable prospectus supplement and the related trust agreement series supplement will specify, as to each matter requiring the vote of holders of trust certificates of a class or group of classes within a given series, the circumstances and manner in which the required percentage applicable to each matter is calculated.  “Required percentage” means, with respect to any matter requiring a vote of holders of trust certificates of a given series, the specified percentage of the aggregate voting rights of the trust certificates of the series applicable to the matter.  “Voting rights” are the portion of the aggregate voting rights of underlying securities allocated to certificateholders of each class within a given series and to the holder of the retained interest in direct proportion to the allocation ratio, as described in the applicable prospectus supplement.

When an administrative agent termination event occurs, the trustee may terminate the relevant administration agreement and the rights and obligations of the administrative agent under any administration agreement in accordance with its terms and conditions.  In the event of a termination of the administration agreement, the trustee shall simultaneously:

•	reassume direct responsibility for all obligations it delegated in the administration agreement without any act or deed on the part of the applicable administrative agent; and

•	administer directly the related underlying securities or enter into an administration agreement with a successor administrative agent that complies with the requirements set forth above.

If the trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, an administrative agent that complies with the requirements set forth above.  Pending the appointment of the administrative agent, the trustee must act as administrative agent, except if the trustee is prohibited by law from obligating itself to make advances regarding delinquent underlying securities and other assets deposited in the trust.

Trustee Compensation and Payment of Expenses

With respect to a given series of trust certificates, the applicable prospectus supplement will specify the trustee’s compensation, and the source, manner and priority of payment.  The applicable series supplement may provide that the depositor will pay some prepaid ordinary expenses of the trustee, as follows:

•
If the prepaid ordinary expenses set forth in the series supplement are greater than zero, the trustee will be deemed to agree that the payment of that amount constitutes full and final satisfaction of and payment for all ordinary expenses.

•
If the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may indicate that the trust will pay ordinary expenses.  In that case, the trustee will be paid on a periodic basis by the trust or from the retained interest at the rate or amount and on the terms provided for in the series supplement.

The trustee has agreed, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the trust will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim on payment of ordinary expenses from any other source, including the depositor.

Alternatively, if the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may provide that the depositor will periodically pay to the trustee a fee for its services and expenses as trustee.  In that case, the timing and method of payment will be set forth in the series supplement.  The trustee will agree, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the depositor will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim for payment of ordinary expenses from the trust.  The trustee has further agreed that, notwithstanding any failure by the depositor to make those periodic payments of ordinary expenses, the trustee will continue to perform its obligations under the trust agreement and the related series supplement.  Any obligation on the depositor to pay ordinary expenses will be extinguished and of no further effect upon the payment of ordinary expenses due and owing on the termination of the trust pursuant to the terms of the trust agreement and the related series supplement.

Subject to the terms of the trust agreement and the related series supplement, all extraordinary expenses, to the extent not paid by a third party, are obligations of the trust, and when due and payable will be satisfied solely by the trust.  “Extraordinary expenses” are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the trust, other than:

(A)	ordinary expenses; and

(B)	costs and expenses payable by a particular trust certificateholder, the trustee or the depositor pursuant to the trust agreement and the related series supplement.

The series supplement will define “ordinary expenses.”  Ordinary expenses generally consist of the trustee’s ordinary expenses and overhead in connection with its services as trustee, including:

•
the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the trust agreement and the related series supplement;

•	the costs and expenses of holding and making ordinary collection or payments on the assets of the trust and of determining and making payments of principal or distributions;

•
the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust; and

•	any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the trust.

If specified in the applicable series supplement, the trustee, in addition to amounts payable to any administrative agent, will pay from its compensation any expenses incurred in connection with its administration of the underlying securities and other assets deposited in the trust to the extent specified, including, without limitation, payment of:

•	the fees and disbursements of the trustee, if applicable, and independent accountants;

•	expenses incurred in connection with distributions and reports to certificateholders; and

•	any other expenses described in the applicable prospectus supplement.

The trustee will not take any action, including appearing in, instituting or conducting any action or suit under the trust agreement and the related series supplement to the trust agreement or in relation to the trust agreement and related series supplement which:

•	is not indemnifiable under the trust agreement and the related series supplement to the trust agreement;

•	in the trustee’s opinion, would or might cause it to incur costs, expenses or liabilities that are extraordinary expenses unless:

(A)	the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

(B)	the trustee has been instructed by the certificateholders representing not less than the required percentage-remedies to do so, and

(C)	the certificateholders, pursuant to the instructions given under clause (B) above, have agreed that the costs, expenses or liabilities will either be:

•	paid by the trustee from the trust, in the case of a vote of 100% of the aggregate principal amount of trust certificates then outstanding; or

•	paid by the trustee.

The payment will be made out of the trustee’s own funds and not from monies on deposit in the trust, in which case the trustee will be entitled to receive, upon demand, reimbursement from those certificateholders who have agreed to bear the entire amount of those costs, expenses or liabilities on a pro rata basis among those certificateholders.

Optional Exchange

The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying securities and other assets deposited in the related trust will be specified in the related trust agreement and the related series supplement.  However, the optional exchange right will be exercisable only to the extent that the depositor provides, upon the trustee’s request, an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (2) the exchange would not affect the characterization of the trust as a “grantor trust” under the Internal Revenue Code.  In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days’ but not more than 45 days’ notice before an optional exchange date.

Any tender of a trust certificate by a holder for exchange will be irrevocable.  The optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate principal amount of the trust certificate as long as the aggregate principal amount outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related series supplement are satisfied.  Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued.  The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

Voting Rights with Respect to Underlying Securities

The trustee will, within five business days after receiving notice of any meeting of holders of any of the underlying securities or other occasion for the exercise of voting rights or the giving of consents by those holders, give notice to the certificateholders, setting forth:

(A)	the information contained in the notice to holders of the related underlying securities;

(B)
a statement that the certificateholders will be entitled, subject to any applicable provisions of law and any applicable provisions of the underlying securities, to instruct the trustee as to the exercise of voting rights, if any, pertaining to the underlying securities; and

(C)
a statement as to the manner in which instructions may be given to the trustee to give a discretionary proxy to a person designated in the notice received by the trustee.  The trustee will give the notice to the certificateholders of record on the relevant record date.

The trustee will endeavor to vote in accordance with any nondiscretionary instruction set forth in any written requests received from certificateholders.  Those written requests must be received on or before the date established by the trustee for that purpose.  However, the trustee will only act as practicable and permitted under any applicable provision of law and any applicable provision contained in or governing the underlying securities.  The trustee will not vote except as specifically authorized and directed in written instructions from the applicable certificateholder entitled to give those instructions.  If, however, the trustee determines, using advice furnished by nationally recognized independent tax counsel, whether at the request of any certificateholder or otherwise, that the exercise of voting rights with respect to any underlying securities could result in a “sale or other disposition” of those underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code, the trustee will exercise the voting rights in a manner that would not result in any sale or other disposition. The trustee will have no responsibility to make that determination.

The certificateholder, by accepting delivery of a trust certificate, whether upon original issuance or subsequent transfer, exchange or replacement agrees that for so long as it owns the trust certificate it will not grant any consent to:

(A)	any conversion of the timing of payment of, or the method or rate of accruing, interest on the underlying securities underlying the trust certificates held; or

(B)	any redemption or prepayment of the securities underlying the trust certificates held.

The certificateholder’s agreement is without regard to whether its ownership of the trust certificates is beneficial or otherwise.

The trustee will not grant any consent, solicited from it as an owner of the underlying securities underlying the trust certificates, with respect to the matters under this section in, “—Voting Rights with Respect to Underlying Securities.”  As well, the trustee will not accept or take any action in respect of any consent, proxy or instructions received from any certificateholder in contravention of the provisions of this section.

Limitations on Rights of Certificateholders

No certificateholder of a given series will have the right under the trust agreement or the related series supplement to institute any proceeding with respect to the trust certificates unless:

•	the certificateholder previously gave the trustee written notice of a continuing breach;

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

•	that certificateholder or those certificateholders have offered the trustee reasonable indemnity;

•	the trustee for 15 days has failed to institute that proceeding; and

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the related series supplement do not give the trustee directions inconsistent with the written request during that 15-day period.

The trustee, however, is under no obligation to:

(A)	exercise any of the trusts or powers vested in it by the trust agreement and the related series supplement; or

(B)
make any investigation into the facts of matters arising under the trust agreement and the related series supplement or stated in any document believed by it to be genuine, unless the certificateholders of the “required percentage” of trust certificates, as defined in the trust agreement and the related series supplement, request the trustee in writing to do so.  In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement or related series supplement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Modification and Waiver

The trust agreement and the related series supplement may be amended from time to time by the depositor and the trustee without notice to or the consent of any of the certificateholders for any of the following purposes:

(A)	to cure any ambiguity;

(B)	to correct or supplement any provision of the trust agreement or the related series supplement that may be inconsistent with any other provision in those agreements or in the prospectus supplement;

(C)	to appoint a change in trustee for a series of trust certificates after the closing date for that series, as described in the related prospectus supplement;

(D)	to provide for the administration of separate trusts by more than one trustee;

(E)	to provide for a successor trustee with respect to trust certificates of one or more series;

(F)	to provide for the issuance of a new series of trust certificates pursuant to a prospectus supplement;

(G)
to add or supplement any credit support for the benefit of any certificateholders; however, if any addition affects any series or class of certificateholders differently from any other series or class of certificateholders, then that addition cannot, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders;

(H)	to add to the covenants, restrictions or obligations of the depositor, the administrative agent or the trustee for the benefit of the certificateholders;

(I)	to comply with any requirements imposed by the Internal Revenue Code; or

(J)	to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement and the related series supplement.

However, if any amendment is made, it must satisfy the condition that the certificates be rated as investment grade by at least one rating agency and it cannot cause any trust created by that document to fail to qualify as a fixed investment trust or “grantor trust” under the Internal Revenue Code.

Additionally, the trust agreement and the related series supplement may also be modified or amended from time to time by the depositor, the trustee and the securities intermediary for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement and the related series supplement or modifying in any manner the rights of certificateholders.  These amendments require the consent of all the certificateholders materially adversely affected by the modification or amendment.  The percentage of aggregate voting rights required to give consent to these amendments will be specified in the trust agreement and related series supplement.  However, if that modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the required percentage specified in the related series supplement shall include an additional specified percentage of the trust certificates of that series or class.  Also, no amendment will:

(A)
reduce in any manner the amount of, or delay the timing of, payments received on underlying securities and other assets deposited in the trust which are required to be distributed on any trust certificate without the consent of the holders of that trust certificate; or

(B)
reduce the percentage of aggregate voting rights required to take any action specified in the trust agreement and the related series supplement, without the consent of the holders of all trust certificates of that series or class then outstanding.

Holders of trust certificates evidencing not less than the required percentage to waive the voting rights of a given series may, on behalf of all certificateholders of that series:

(A)
waive, insofar as that series is concerned, compliance by the depositor or the trustee with some restrictive provisions, if any, of the trust agreement and the related series supplement before the time for compliance; and

(B)
waive any past default under the trust agreement and the related series supplement with respect to trust certificates of that series, except a default in the failure to distribute amounts received as principal of and premium, if any, or any distributions on any trust certificate and except a default in respect of a covenant or provision that if modified or amended would require the consent of the holder of each outstanding affected trust certificate.

Reports to Certificateholders; Notices

Reports to Certificateholders.  The trustee will, with each distribution to certificateholders of a series, forward or cause to be forwarded to each certificateholder, to the depositor and to such other parties as may be specified in the trust agreement and the related series supplement, a statement setting forth:

(A)
the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and interest on the underlying securities and any amounts received by the trustee with respect to any derivatives transaction entered into by the trust pursuant to the terms of the trust agreement and the related series supplement;

(B)	any amounts payable by the trust as of the statement date pursuant to any derivatives transaction the trust entered pursuant to the terms of the trust agreement and the related series supplement;

(C)
the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and the amount of any other fees or expenses accrued and paid by the trust for the period relative to such distribution date with an identification of the general purpose of such fees and the party receiving such fees or expenses;

(D)
the amount of the payment to certificateholders of each class of the series on that distribution date allocable to principal of and premium, if any, and distributions on the trust certificates of each class, and the amount of aggregate unpaid distributions accrued as of that distribution date;

(E)	the applicable record date and interest accrual date for calculating the distributions on such distribution date;

(F)
in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement series supplement;

(G)
if the series supplement provides for advances, the aggregate amount of advances, if any, included in such distribution, and the aggregate amount of unreimbursed advances, if any, at the close of business on such distribution date;

(H)
if the series supplement provides for advances, as defined in the trust agreement and the related series supplement, the aggregate amount of advances, if any, included in that distribution, and the aggregate amount of nonreimbursed advances, if any, at the close of business on that distribution date;

(I)
the aggregate stated principal amount and, if applicable, the notional amount of the underlying securities related to the series, any delinquency or loss information with respect to the underlying securities, any material breaches of representations, warranties or covenants related to the underlying securities, the current interest rate or rates at the close of business on that distribution date and, if the rating has changed since the last distribution date, and, if the rating has changed since the last distribution date, the current rating assigned by the applicable rating agency;

(J)
the aggregate principal amount, or notional amount, if applicable, of each class of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount, or notional amount, due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement and the related series supplement;

(K)
as to any series or class within the series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support and its rating, if any, included as of the close of business on the distribution date, any payments made with respect to each element of credit support for the period relating to such distribution date with an identification of the general purpose of such payments and the party receiving such payments and any amounts drawn on each element of credit support; and

(L)	any other information appropriate for a series, as specified in the applicable prospectus supplement.

The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificateholder, a statement containing the information set forth in clause (C) above, aggregated for the calendar year during which that person was a certificateholder.  That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

Notices.  Any notice required to be given to a holder of a registered trust certificate will be mailed to the last address of that holder set forth in the applicable certificate register.  Any notice mailed within the time period prescribed in the trust agreement or series supplement shall be conclusively presumed to have been duly given when mailed, whether or not the certificateholder receives that notice.

Evidence as to Compliance

The trust agreement and the related series supplement will require with respect to each series of trust certificates, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance each series of trust certificates, the trustee to deliver to the depositor an assessment of compliance (or other such form that may be reasonably requested by the depositor from the trustee to conform to the requirements of Regulation AB) that contains the following:

(i)	a statement of the trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the trust agreement and related series supplement;

(ii)
a statement that the trustee used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the trust agreement and related series supplement;

(iii)
the trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the trustee; and

(iv)
a statement that a registered public accounting firm has issued an attestation report on the Trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

For each series of trust certificates, the trustee shall cause a firm of independent certified public accountants to deliver to the depositor a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance, a report that attests to, and reports on, the trustee’s assessment of compliance, which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act.

The trust agreement and each series supplement will also require, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance of the trust certificates, the trustee to deliver to the depositor a statement of compliance addressed to the depositor and signed by an authorized officer of the trustee, to the effect that (i) a review of the trustee’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the trust agreement and related series supplement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the trustee has fulfilled all of its obligations under the trust agreement and related series supplement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Certificateholders can obtain copies of the annual accountants’ statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Reports in Relation to the Trust Certificates

For so long as the depositor is subject to the reporting requirements of the Exchange Act, the depositor will file distribution reports on Form 10-D in relation to each series to of trust certificates following each distribution date for such trust certificates, will file an annual report of Form 10-K in relation to each series of trust certificates, and may file additional periodic reports in relation to each trust and the related trust certificates from time to time.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).  Given the limited nature of reporting in relation to the trust, reports will not be separately made available through any web site of the depositor.  However, the depositor or Merrill Lynch will provide electronic or paper copies of such reports free of charge upon request.

Replacement Certificates

If a mutilated trust certificate is surrendered at the corporate trust office or agency of the trustee in the City or State of New York or the depositor or the trustee receives satisfactory evidence that a trust certificate has been lost, destroyed or stolen, the trustee may replace the certificate.  The holder must pay the expenses of replacement that the trustee may incur in connection with the replacement.  In addition, that holder must furnish any security or indemnity that the trustee and the depositor may require to hold each of them and any paying agent harmless.  However, neither the depositor nor the trustee will replace a trust certificate if it has received notice that the trust certificate was acquired by a bona fide purchaser.

Termination

The obligations created by the trust agreement and the related series supplement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account and required to be paid to them pursuant to the trust agreement and the related series supplement to the trust agreement following final payment or other liquidation of

•	any remaining underlying securities and other assets deposited in the trust,

•	credit support subject to the trust agreement and related series supplement, or

•	the disposition of all property acquired upon foreclosure or liquidation of any of the underlying securities and other assets deposited in the trust or credit support.

In no event, however, will any trust created by the trust agreement and the related series supplement continue beyond the date specified in the applicable prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities.  Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement and the related series supplement to the trust agreement will be provided as set forth above under “—Reports to Certificateholders; Notices.”  The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

If the underlying securities and other assets deposited in the trust and any credit support are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange.  In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price.  A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the prospectus supplement and related series supplement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the trust agreement and the related series supplement, the recitals contained in either, the trust certificates of any series or any underlying securities or the other assets deposited in the trust or any related document.  The trustee is not accountable for the use or application of any of the trust certificates or the underlying securities and other assets deposited in the trust, or their proceeds by the depositor.  The trustee is required to perform only those duties specifically required under the trust agreement and the related series supplement with respect to each series of trust certificates.  However, when the trustee receives the various trust certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and determine whether they conform to the applicable requirements of the trust agreement and the related series supplement.

The trustee will be required to use its best efforts to promptly provide notice to each rating agency with respect to each of the following of which the trustee has actual knowledge:  (i) any change or amendment to the trust agreement; (ii) the resignation or termination of the trustee; (iii) the final payment to holders of the trust certificates of either class; and (iv) any change in the location of the certificate accounts.

The Trustee

The prospectus supplement will name the trustee for any given series of trust certificates under the trust agreement and the related series supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent and their respective affiliates.

Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the trust certificates on each distribution date, remit distributions on the distribution date to holders of trust certificates.

The trustee will perform the functions with respect to collection of amounts paid in relation to the trust property and the making of allocations or distributions to holders of trust certificates.  The trust will not employ any other servicer or administrative agent for purposes of such administration of the trust property.  The trustee will be regarded as the “servicer” of the trust for purposes of Item 1101(j) of Regulation AB under the Securities Act.

DESCRIPTION OF UNDERLYING SECURITIES AND OTHER ASSETS DEPOSITED IN THE TRUST

General

Each series of trust certificates, or, if more than one class exists, each class within that series, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on a designated security or pool of securities.  The underlying securities will consist of any of the following securities, issued under the laws of either the United States, any U.S. state or any foreign jurisdiction:

(A)
obligations issued or guaranteed by the U.S. government, a foreign government described in the applicable prospectus supplement or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged, or

(B)	senior or subordinated debt obligations issued or guaranteed by one or more corporations or general or limited partnerships, including underlying securities guaranteed by the FDIC under the TLGP

Although the underlying securities will be issued under the laws of either the United States, any U.S. state or a foreign government, none of the United States, the foreign government or any U.S.- or foreign government-sponsored entity provides any guarantee of the trust certificates issued in connection with this prospectus or an applicable prospectus supplement.

With the exception of government securities or debt securities guaranteed under the TLGP, the depositor will purchase the underlying securities in transactions in over-the-counter secondary markets at negotiated prices.  Securities are considered for selection and deposit with the Trust if they meet the criteria for pool assets that allows trust certificates in respect of these securities are able to sold pursuant to the depositor’s registration statement on Form S-3, including that the securities are rated as “investment grade” by at least one nationally recognized statistical rating organization, and by assessing the market demand for trust certificates backed by these securities.

The depositor may directly purchase underlying securities from the issuer if the underlying securities are guaranteed under the TLGP.  In such case, the underlying securities issuer will represent and warrant to the depositor that it complies with the issuance requirements under the TLGP and that the underlying securities sold to the Depositor are entitled to the FDIC’s guarantee of such debt under the TLGP.  These representations and warranties will include those to the effect that such issuer is an “eligible entity” as defined under Section 370.2(a) of the Final Rule and a “participating entity” as defined under Section 370.2(g) of the Final Rule and that the underlying securities issued by it does not cause it to exceed the issuance limit for such issuer under the TLGP.  In addition, each such underlying securities issuer will represent and warrant that it has not opted out of the TLGP under the terms thereof and that it has executed the FDIC’s Master Agreement for the TLGP.

The assets deposited in a trust may also include:

•	cash and cash equivalents;
•	guarantees;
•	letters of credit;
•	financial insurance;
•	interest rate and currency swaps; and
•	caps, floors, collars and options.

For further information on these instruments see “Risk Factors—Your interests may be subject to risks associated with the trust’s use of derivative instruments.”

The applicable prospectus supplement will describe the “deposited assets,” a term that refers to the underlying securities and, as applicable, any other assets described in this prospectus.  Underlying securities will have been issued pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.  If the underlying securities represent obligations issued by one or more underlying securities issuers, the underlying securities will satisfy the eligibility criteria described in the section below under “Underlying Securities Issuer.”  Except for U.S. government securities and securities guaranteed under the TLGP, the underlying securities will be purchased in the secondary market and will not be acquired from any underlying securities issuer or an affiliate of an underlying securities issuer, whether as part of any distribution by or pursuant to any agreement with an underlying securities issuer, an affiliate of an underlying securities issuer or otherwise.  No underlying securities issuer will participate in the offering of the trust certificates, nor will an underlying securities issuer receive any of the proceeds from the sale of underlying securities or from the issuance of the trust certificates.

Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets.  The applicable prospectus supplement may, however, specify that assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within the series.  In that event, the other classes of the series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

This prospectus relates only to the trust certificates offered through it and does not relate to the underlying securities.  The following description of the underlying securities and the underlying securities issuer is intended only to summarize material characteristics of the underlying securities that the depositor is permitted to deposit in a trust.  It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying securities or of any underlying securities indenture.

The applicable prospectus supplement will describe the material terms of the deposited assets, including the material terms of any derivative instruments that are included in the deposited assets.

FDIC Guarantee of Underlying Securities Issued Under the TLGP

TLGP Debt.  As specified in the applicable prospectus supplement, senior unsecured debt obligations guaranteed under the TLGP may be included as underlying securities with respect to a series of trust certificates.  The details of the TLGP are provided in the FDIC’s Final Rule, 12 C.F.R. Part 370, and at the FDIC’s website at www.fdic.gov/tlgp (the FDIC’s website is not incorporated by reference herein). The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  However, the FDIC guarantee is subject to certain limitations described below.  Additionally, the terms of the FDIC’s guarantee under the TLGP and the terms and conditions of the TLGP are subject to change.  The description of the FDIC’s guarantee and the TLGP contained in this prospectus and in any applicable prospectus supplement are intended to summarize the terms of the TLGP as of the date of this prospectus or such prospectus supplement and is not a full description of the TLGP.

The TLGP.  Under the TLGP, the FDIC guarantees the newly-issued senior unsecured debt of eligible issuers, which include FDIC-insured depository institutions and the holding companies of such institutions that have not opted out of the TLGP.  An eligible issuer may issue TLGP debt up to an issuance limit provided it complies with the terms and conditions of the TLGP, including payment of fees and delivery of notice to the FDIC.  The TLGP requires each eligible issuer to enter into a Master Agreement with the FDIC (the “Master Agreement”) that governs certain aspects of the TLGP. In the event that an eligible issuer is not in compliance with the TLGP, it could become unable to issue additional TLGP debt; however, its outstanding TLGP debt would not lose the benefit of the FDIC guarantee. The TLGP guarantees eligible debt issued through June 30, 2009 and maturing on or prior to June 30, 2012.

Payment Terms of TLGP Debt.  TLGP debt may accrue interest at a fixed rate or at a floating interest rate that is based on a commonly-used reference rate.  The term ‘‘commonly-used reference rate’’ as used in the Final Rule includes a single index of a Treasury bill rate, the prime rate, and LIBOR.  TLGP debt will accrue interest at the applicable rate on a monthly, quarterly or semi-annual basis payable in arrears. TLGP debt will pay principal in a single payment at maturity or at specified intervals to be described in the related prospectus supplement for a series of certificates backed by TLGP debt.  Under each Master Agreement, the FDIC’s written consent is required to amend or waive any provision of the TLGP debt related to principal, interest, payment, default, or ranking.

Terms of the FDIC Guarantee.  In order to trigger the FDIC’s payment obligations under its guarantee of TLGP debt, an uncured failure to make a timely payment of principal or interest under TLGP debt (referred to as a “payment default”)  must have occurred.  The TLGP provides for a process under which a demand for payment and proof of claim must be filed with the FDIC by the authorized representative of the holder of the TLGP debt.  All payments in respect of the FDIC’s guarantee will be paid to that authorized representative, except that the FDIC will make payment to a registered holder of TLGP debt that opts out of being represented by an authorized representative under the FDIC’s claims procedures.  Unless otherwise set forth in the prospectus supplement relating to a particular series, and to the extent allowed by the rules governing the TLGP at the time, the trustee will be required to so opt out and to file a separate claim of payment on the FDIC’s guarantee.  For a trust holding TLGP debt, the trustee will act as the holder of the related TLGP debt acting without a representative, and the trustee will be required under the trust agreement and applicable series supplement to take the action required under the Final Rule to make a claim under the FDIC guarantee in the event of an uncured payment default under any of the TLGP debt held by the trust.

In order to receive FDIC guarantee payments, the trustee making the claim must assign to the FDIC the right to receive any and all payments from the defaulting issuer under the related TLGP debt.  This assignment covers all distributions from the proceeds of the bankruptcy estate or other insolvency of the issuer of the related TLGP debt.  If the trustee receives any distribution from the bankruptcy estate or other insolvency prior to the FDIC’s payment under the guarantee, the guaranteed amount will be reduced by the amount of the distribution so received. The FDIC will become subrogated to the rights of the trustee against the issuer of that debt to the extent of the payments made by the FDIC under the guarantee.

Upon receipt of a timely and properly filed demand, proof of claim and assignment, the TLGP provides that the FDIC will satisfy its guarantee obligations by making scheduled payments of principal and interest pursuant to the terms of the TLGP debt through maturity.  Under the terms of the Master Agreement, the eligible issuer agrees to reimburse the FDIC for any amounts the FDIC pays under the guarantee of the eligible issuer’s TLGP debt, as well as penalty interest for certain unreimbursed amounts.

Risks Relating to the FDIC Guarantee. As further described in this prospectus and the prospectus supplement for an issuing entity holding underlying securities guaranteed under the TLGP, the FDIC guarantee under the TLGP entails certain risks and you should consider them in connection with an investment in certificates backed by TLGP debt.

Description of Certain Derivative Instruments

The assets deposited in a trust may include derivative instruments that credit enhance, hedge or otherwise provide support to the underlying securities to assure the servicing or timely distribution of payments to holders of the certificates.  The only derivative instruments that may be included in the trust are the following:

•	interest rate swaps;
•	currency swaps;
•	caps;
•	floors; and
•	collars and options.

Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to:

•	specified fixed or floating interest rates; or
•	currency rates;

and a notional principal amount.  The notional principal amount is the reference amount with respect to which obligations are determined, although no actual exchange of principal occurs except in the case of currency swaps.  An example of a swap is an exchange of floating rate payments for fixed rate payments on a periodic basis.  Interim payments are generally netted, with the difference being paid by one party to the other.

The purchase of a cap entitles the purchaser, to the extent that a specified rate exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate and a notional principal amount from the party selling the cap.

The purchase of a floor entitles the purchaser, to the extent that a specified rate declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate and a notional principal amount from the party selling that floor.

Options work similarly to caps and floors, and exist on various underlying securities, such as bonds.  Options can also be structured as securities, such as warrants.

Underlying Securities Issuer

The underlying securities issuers will be the U.S. government or any agency or instrumentality thereof, a foreign government specified in the applicable prospectus supplement any agency or instrumentality thereof, or one or more corporations, general or limited partnerships.  Except for underlying securities issued by the U.S. government or a foreign government, the underlying securities issuer will be organized under the laws of either the United States, any U.S. state or any foreign jurisdiction.  The applicable prospectus supplement will provide only limited information about each underlying securities issuer, such as its name, place of incorporation and the address of its principal offices, unless a trust consists of “concentrated underlying securities” as of the issue date of the related trust certificates.  Concentrated underlying securities are underlying securities, other than government securities, the issuer of which constitutes a “Significant Obligor” as defined in Regulation AB.  With respect to concentrated underlying securities, other than concentrated underlying securities that are guaranteed under the TLGP, the applicable prospectus supplement will include audited financial statements of the issuer of the concentrated underlying securities unless the depositor reasonably believes that one of the following criteria is met:

(1)
the underlying securities issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for an offering of nonconvertible investment grade securities where such securities are rated investment grade;

(2)	Guaranteed by Parent: the concentrated underlying securities are guaranteed by a parent company of the issuer of the concentrated underlying securities and either:

(a)	each of the parent company and the issuer meets the criteria in (1), above; or

(b)
(i) the parent company meets the criteria in (1), above, (ii) the issuer of the concentrated underlying securities meets the requirements of general instruction I.C.3 of Form S-3 or general instruction I.A.5(iii) of Form F-3, and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

(3)
Guaranteed by Subsidiary:  (i) the issuer meets the criteria in (1), above, (ii) the concentrated underlying securities are guaranteed by a wholly owned subsidiary of the issuer of the concentrated underlying securities and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the underlying securities issuer, or underlying securities guarantor, as applicable, with the SEC.  Those reports should be reviewed by any prospective certificateholder of the trust containing the underlying securities.  In cases where the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer will not be required to file reports and information under the Exchange Act unless the issuance of the underlying securities was made pursuant to an effective registration statement under the Securities Act.  In such a case, the applicable prospectus supplement will not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  For further information, see “Risk Factors—If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired.”

The reports and information above may be read and copied at the SEC’s public reference room, located at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.  The SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

A prospective certificateholder should obtain and evaluate the same information concerning the relevant underlying securities issuer as it would obtain and evaluate if it were investing directly in the underlying securities or in the issuer of the underlying securities.

Neither the depositor, the trustee, the securities intermediary, Merrill Lynch nor any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying securities issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying securities, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase the trust certificates. The above will not apply to any information concerning the underlying securities and any underlying securities issuer that is expressly stated in this prospectus or an applicable prospectus supplement.  The above will not apply, for example, to identifying information or to information of the type described in an applicable prospectus supplement under “Description of the Underlying Securities.”  Each prospectus supplement in relation to a series of certificates will set forth the material terms of the underlying securities.

Underlying Securities Issuance Agreements

General.  Except for government securities, each underlying security will have been issued pursuant to an underlying securities indenture between the underlying securities issuer and a trustee.  The underlying securities indenture and the underlying securities trustee will be qualified under, or will be exempt from, the Trust Indenture Act of 1939 and the underlying securities indenture will contain provisions required by the Trust Indenture Act.  Government securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) and from the Trust Indenture Act under Section 304(a)(4).

Covenants.  Indentures generally contain covenants intended to protect securityholders against the occurrence or effects of some specified events, including restrictions limiting the issuer’s, and in some cases one or more of the issuer’s subsidiaries’, ability to:

•	consolidate, merge, transfer or lease assets;

•	incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets;

•	incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of the indebtedness is secured by the grant of a lien; or

•
declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants that, among other things, require the maintenance of financial ratios or the creation or maintenance of reserves or permit some actions to be taken only if compliance with the covenants can be demonstrated at the time the actions are to be taken.  Subject to some exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The underlying securities indenture for one or more underlying securities included in a trust may include some, all, none of or variations from the above provisions, together with additional covenants not discussed in this prospectus.  The depositor cannot assure you that any type of underlying securities will be subject to similar covenants or that any of the covenants will protect the trust as a holder of the underlying securities against losses.  The prospectus supplement used to offer any series of trust certificates will describe material covenants concerning any concentrated underlying securities and, as applicable, will describe material covenants that are common to any pool of underlying securities.  The applicable prospectus supplement will include any material risk factors associated with non investment-grade underlying securities deposited into a trust.

Events of Default.  Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued.  The events of default typically include the following or variations of the following:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required, subject to any specified grace period, or to redeem any of the securities when required, subject to any specified grace period;

•
failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture if that failure is materially adverse to securityholders and continues for a specified period after notice is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

•
failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal and premium, if any, or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of those securities; and

•	events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

Remedies.  Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take action as it may deem appropriate to protect and enforce the rights of the securityholders.  Some indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of some events of default, subject to any applicable right of the issuer to cure.  Generally, an indenture will contain a provision entitling the trustee under the indenture to be indemnified by the securityholders before proceeding to exercise any right or power under the indenture with respect to the securities at the request of the securityholders.  An indenture is also likely to limit a securityholder’s right to institute some actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied.  These conditions may include:

•	obtaining the consent of the indenture trustee;

•	that the proceeding be brought for the ratable benefit of all holders of the security; and/or

•
that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with that request within a reasonable time.

Each underlying securities indenture may include some, none or variations of the above provisions, together with additional events of default and/or remedies not discussed here.  The prospectus supplement for any series of certificates will describe the events of default under the underlying securities indenture for any concentrated underlying security and the applicable remedies.  The prospectus supplement for any trust consisting of a pool of underlying securities will describe some common underlying security events of default with respect to the pool.  The depositor cannot assure you that the provision will protect the trust, as a holder of the underlying securities, against losses.  Furthermore, a certificateholder will have no independent legal right to exercise any remedies with respect to the underlying securities and will be required to rely on the trustee of the applicable trust to pursue any available remedies on behalf of the relevant certificateholders in accordance with the terms of the trust agreement and the related series supplement to the trust agreement.  If an underlying security event of default occurs and the trustee as a holder of the underlying securities is entitled to vote or take other action to declare the principal amount of an underlying security and any accrued and unpaid interest on the underlying security to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to require the acceleration of the underlying securities. For more information, see “Risk Factors—Your ability to dispose of or take action with respect to any underlying securities may be limited due to the passive nature of the trust.”

Subordination.  If specified in the applicable prospectus supplement, some of the underlying securities with respect to any trust may be either senior or subordinated in right of payment to other existing or future indebtedness of the underlying securities issuer.  With respect to subordinated underlying securities, to the extent of the subordination provisions of the securities, and after the occurrence of specified events, securityholders and direct creditors whose claims are senior to subordinated underlying securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal and premium, if any, or any interest on the securities. The trust, as a holder of subordinated debt, may consequently suffer a greater loss than if it held unsubordinated debt of the underlying securities issuer.  We cannot assure you, however, that in the event of a bankruptcy or similar insolvency proceeding, the trust as a holder of senior underlying securities would receive all payments in respect of those securities even if holders of subordinated securities receive no amounts in respect of the securities.  The prospectus supplement relating to any series of trust certificates will contain a description of any subordination provisions with respect to any concentrated underlying securities and the percentage of senior underlying securities and subordinated underlying securities, if any, in a trust comprised of a pool of securities.

Secured Obligations.  Some of the underlying securities with respect to any trust may be “secured underlying securities,” which means that they represent secured obligations of the underlying securities issuer.  Generally, unless an event of default occurred, or with respect to some types of collateral or as otherwise set forth in the related indenture, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral.  The secured indebtedness issued pursuant to the indenture:

•
may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the securityholders; and

•	will also provide for the disposition of the collateral upon the occurrence of some events of default.

In the event of a default of any secured obligation, securityholders may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

The underlying securities indenture with respect to secured underlying securities may include some, all or none of or variations on those provisions.  The prospectus supplement relating to any series of trust certificates that includes concentrated underlying securities that are secured will describe the material security provisions of those underlying securities and the related collateral.  With respect to any trust comprised of a pool of securities with a substantial portion being comprised of secured underlying securities, the applicable prospectus supplement will disclose some material information with respect to those security provisions and the collateral.

Principal Terms of Underlying Securities

The applicable prospectus supplement for each series of trust certificates will contain a description of the following terms, as applicable, of any concentrated underlying security:

(A)	the title and series of the underlying securities, their aggregate principal amount, denomination and form;

(B)	whether the securities are senior or subordinated to any other existing or future obligations of the underlying securities issuer;

(C)	whether any of the obligations are secured and the nature of any collateral;

(D)	the limit, if any, upon the aggregate principal amount of the securities;

(E)	the dates on which, or the range of dates within which, the principal of and premium, if any, on the securities will be payable;

(F)
the rate or rates, or the method of determining the rates, at which the underlying securities will bear interest, if any, the date or dates from which the interest will accrue and the dates on which the interest will be payable;

(G)
the obligation, if any, of the underlying securities issuer to redeem the underlying securities and other securities of the same class or series at the holder’s option or pursuant to any sinking fund or similar provisions and the timing, price and the terms and conditions that would govern any redemption or repurchase of the securities, in whole or in part, pursuant to that obligation;

(H)	if applicable, the timing, price and the terms and conditions that would govern any redemption, in whole or in part, of the securities at the option of the underlying securities issuer;

(I)
if applicable, the timing, price and the terms and conditions that would govern the ability of a holder of underlying securities subject to a put option to require the issuer of the underlying securities to repurchase or otherwise repay those underlying securities;

(J)	whether the underlying securities were issued at a price lower than the principal amount of the underlying securities;

(K)
if other than U.S. dollars, the currency in which the securities are denominated, or in which the payment of the principal of and premium, if any, or any interest on the underlying securities will be made, and the circumstances, if any, when the currency of payment may be changed;

(L)	material events of default or restrictive covenants provided for with respect to the underlying securities;

(M)	the rating, if any, of the underlying securities;

(N)	the principal U.S. market on which the underlying securities are traded, if any; and

(O)	any other material terms of the underlying securities (including, if applicable, whether such underlying securities are guaranteed under the TLGP).

With respect to a trust comprised of a pool of underlying securities, the applicable prospectus supplement will describe:

•	the composition of the underlying securities pool as of the cut-off date;

•	some material events of default or restrictive covenants common to the underlying securities; and

•
on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in clauses (B), (C), (E), (F), (G), (H), (I), (J) and (K) of the preceding paragraph and any other material terms regarding the pool of securities.

If an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, the depositor will continue to be subject to the reporting requirements of the Exchange Act but some information with respect to the issuer may be unavailable.  Also, if an issuer ceases to file those reports, the actions described in this prospectus under “Description of the Trust Certificates—Default and Remedies” will be carried out by the trustee and the depositor.

Credit Support

As specified in the applicable prospectus supplement for a given series of trust certificates, the trust for any series of trust certificates may include, or the certificateholders of such series or any class or group of classes within such series may have the benefit of, credit support for any class or group of classes within such series.  Credit support directly benefits the relevant trust and, consequently, benefits certificateholders.

Credit support may be provided by any combination of the following means:  the subordination of one or more series of, or classes with a series of, certificates, cash collateral in the form of one or more reserve or other bank accounts, the use of a cross-collateralization feature, surety bond, letter of credit and similar standby financing facilities, overcollateralization, interest rate swap agreements, currency rate swap agreements, or interest rate cap or floor agreement, committed credit facilities (including syndicated loan agreements), third party guarantees and insurance policies, and limited guarantees and swap guarantees (i.e. a swap agreement which is deposited in the trust, and, pursuant to the terms of such swap agreement, payments thereon are guaranteed by an affiliate of the swap counterparty). The applicable prospectus supplement will set forth:

•
whether the trust for any class or classes of trust certificates contains, or the certificateholders of such trust certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to the class or classes;

•
information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes; and

•
information with respect to a credit enhancement provider for any credit enhancement provider which might be liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the class or classes.

Subordination.  As discussed below under “—Collections,” the rights of the certificateholders of any given class within a series of trust certificates to receive collections from the trust for the series and any credit support obtained for the benefit of the certificateholders of the series or classes within the series may be subordinated to the rights of the certificateholders of one or more other classes of the series to the extent described in the applicable prospectus supplement.  The subordination accordingly provides some additional credit support to those certificateholders of those other classes.  For example, if losses are realized during a given period on the deposited assets relating to a series of trust certificates such that the collections received on the deposited assets are insufficient to make all distributions on the trust certificates of the series, those realized losses would be allocated to the certificateholders of any class of the series that is subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement.  In addition, if applicable, the prospectus supplement may provide that some amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account.  For more information regarding the reserve accounts, see “—Reserve Accounts” below.

If the applicable prospectus supplement so provides, the credit support for any series or class of trust certificates may also include the other forms of credit support that are described below.  Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to those certificateholders.  In addition, if the applicable prospectus supplement so provides, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the classes of the trust certificates of such series.  Further, payments to be made in respect of any forms of credit support arranged for or on behalf of the certificateholders may be required to be paid before any distributions that must be made to certificateholders.

Letter of Credit; Surety Bond.  The certificateholders of any series or class or group of classes of trust certificates within that series may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company.  In either case, the trustee, or its affiliate or designee, or any other person specified in the applicable prospectus supplement will use its reasonable efforts to:

•	cause the letter of credit or the surety bond to be obtained and to be kept in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims; and

•	timely pay the fees or premiums on the letter of credit or surety bond, unless, as described in the applicable prospectus supplement, the payment of fees or premiums is otherwise provided for.

The trustee, its affiliate or designee, or the other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement.  Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws.  The applicable prospectus supplement will provide the manner, priority and source of funds by which any draws are to be repaid.

If the bank issuing the letter of credit or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee, its affiliate or designee, or the other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. We cannot assure you that any bank issuing the letter of credit or any surety, as applicable, will continue to satisfy the requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost.  To the extent similar credit support is not available, the credit support otherwise provided by the letter of credit or the surety bond or similar credit enhancement may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

Reserve Accounts.  If the applicable prospectus supplement so provides, the trustee, its affiliate or designee, or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts.  These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the applicable prospectus supplement.  Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement.  Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or their affiliate or designee, or any other person as may be specified in the applicable prospectus supplement.

Collections

The trust agreement and the related series supplement will establish procedures by which the trustee, or its affiliate or designee, or any other person that may be specified in the prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets.  Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a “certificate account,” which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series.  If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

(A)
the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee and some credit support-related ongoing fees, such as insurance premiums, letter of credit fees or any required account deposit; and

(B)
the payment of amounts then due and owing on the trust certificates of the trust series and classes within the series, all in the manner and priorities described in the applicable prospectus supplement.

The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates.  We cannot assure you that amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of trust certificates over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of the trust certificates.  The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated among the classes of any series of trust certificates, if applicable.

The applicable prospectus supplement will identify the circumstances that may permanently or temporarily change over time the relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of trust certificates.  Moreover, the applicable prospectus supplement may specify that the allocation ratio in respect of each class of a given series for purposes of payments of some amounts, such as principal, may be different from the allocation ratio assigned to each class for payments of other amounts, such as interest or premium.

CURRENCY RISKS

An investment in a trust certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with similar investments in U.S. dollar-denominated securities.  The risks include, without limitation:

•	economic and political events and the supply of and demand for the relevant currencies;

•	the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates’ currency;

•	volatility of the exchange market;

•
depreciation of the specified currency for a trust certificate against the U.S. dollar, which would decrease the effective yield of your trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to you on a U.S. dollar basis; and

•
the possibility that a foreign government will impose or modify foreign exchange controls with respect to the foreign currency, which could restrict or prohibit distributions of principal, premium or interest in the specified currency.

Those risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile and you should expect that this volatility will continue in the future.  Past fluctuations in any particular exchange rate do not necessarily indicate, however, that fluctuations in the rate may occur during the term of any trust certificate.  Depreciation of the specified currency for a trust certificate against the U.S. dollar would decrease the effective yield of the trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a specified currency for making distributions in respect of trust certificates denominated in that currency.  At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on trust certificates may be made:  Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the Euro.  However, trust certificates distributable in another currency may be issued at any time, based upon investor demand for trust certificates denominated in these currencies.  We cannot assure you that exchange controls that restrict or prohibit distributions of principal, premium or interest in any specified currency will not be imposed.  Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular trust certificate, the currency in which the amounts are due in respect of each trust certificate will not be available.

Any prospectus supplement relating to trust certificates having a specified currency other than U.S. dollars will contain historical exchange rates for that currency against the U.S. dollar, a description of the currency, any exchange controls affecting that currency and any other required information concerning that currency.  The prospectus supplement will also discuss risk factors relating to that specified currency.

U.S. FEDERAL INCOME TAX CONSEQUENCES

A series of trust certificates is expected to qualify as a grantor trust (and not as an association or partnership) under current provisions of the Internal Revenue Code, and the existing Treasury regulations.  In such case, a trust certificateholder generally will be treated for U.S. federal income tax purposes as the owner of a pro rata undivided interest in the underlying securities (and other assets, if any) deposited in the related trust.  If a series of trust certificates were classified other than as a grantor trust, the U.S. federal income tax treatment of a trust certificateholder could be materially different.

With respect to each series of trust certificates, an opinion of special U.S. federal income tax counsel (“Federal Tax Counsel”) will be obtained with respect to the classification of the series under U.S. federal income tax law.  However, an opinion of counsel is not binding on the Internal Revenue Service (the “IRS”) or the courts, and no assurance can be provided that the IRS would not take a contrary position upon examination, or that a court would not agree with a contrary position taken by the IRS if the matter were litigated.  Furthermore, no rulings will be sought from the IRS with respect to the U.S. federal income tax classification of a series of trust certificates, or any other aspect of an issuance of trust certificates.

The applicable prospectus supplement for each series of trust certificates will discuss the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust certificates, based on the advice of Federal Tax Counsel.  The U.S. federal income tax consequences of a particular series of trust certificates will depend on the terms of the trust certificates, the nature and terms of the assets deposited into the related trust and the classification of the series as a grantor trust, partnership or otherwise under U.S. federal income tax law.  Prospective investors in any series of trust certificates should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of trust certificates based upon their specific circumstances.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” and the Internal Revenue Code impose certain requirements on:

(1)	employee benefit plans, as defined in Section 3(3) of ERISA;

(2)	plans described in Section 4975(e)(i) of the Internal Revenue Code; or

(3)	entities whose underlying assets include plan assets, as defined below, by reason of a plan’s investment in the entity.

Each of these are referred to as a “plan” in this section of the prospectus.

ERISA’s general fiduciary standards provide that a plan fiduciary, before investing in a trust certificate, should determine whether the investment is permitted under the governing plan instruments.  As well, those standards require a fiduciary to determine if the investment is appropriate for the plan in view of the plan’s overall investment policy and the composition and diversification of its portfolio.  Other provisions of ERISA and the Internal Revenue Code prohibit certain transactions that involve both the assets of a plan and persons who have certain specified relationships to the plan.  Those persons are “parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code.  A plan fiduciary considering an investment in trust certificates should consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

An investment in trust certificates by a plan might result in the assets of the trust being deemed to constitute plan assets.  In turn, if the trust assets are deemed to be plan assets, certain aspects of the investment, including the operation of the trust that holds the assets, might be prohibited transactions under ERISA and the Internal Revenue Code.  Neither ERISA nor the Internal Revenue Code defines the term “plan assets.”  Under Section 2510.3-101 of the United States Department of Labor regulations, if a plan acquires an “equity interest” in an entity, such as a trust, the underlying assets of the entity may be plan assets for certain purposes.  Those purposes include the prohibited transaction provisions of ERISA and the Internal Revenue Code.  As a result, if a plan acquired a trust certificate, for certain purposes under ERISA and the Internal Revenue Code, including the prohibited transaction provisions, the plan would be considered to own its share of the underlying assets of the trust unless:

•	the trust certificate is a “publicly-offered security”; or

•	equity participation by “benefit plan investors” is not “significant.”

Under that same regulation, a “publicly-offered security” is a security that is:

(1)	freely transferable;

(2)	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering; and

(3)	either is:

•	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

•	sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch, less than 25% of:

(1)	the value of the class of trust certificates; and

(2)	the value of any other class of trust certificates that is not a publicly offered security under the Regulation,

were held by benefit plan investors, which are defined as employee benefit plans not subject to ERISA, such as governmental plans, and plans, as defined above.
We anticipate that some offerings of trust certificates will be structured so that assets of the trust will not be deemed to constitute plan assets.  In these cases, the relevant prospectus supplement will indicate either that the trust certificates will be considered publicly offered securities under Section 2510.3-101 of the United States Department of Labor regulations or that participation by benefit plan investors will not be significant for purposes of that regulation.

In other instances, however, the offering of trust certificates may not be so structured.  In those cases, the assets of the trust may be deemed to be plan assets and transactions involving:

•	the depositor,

•	an underwriter,

•	the trustee,

•	any trustee with respect to underlying securities,

•	any obligors with respect to underlying securities, or

•	affiliates of the obligors

might constitute prohibited transactions with respect to a plan holding a trust certificate unless:

(1)	one or more prohibited transaction exemptions, which are generally referred to as “PTEs,” apply; or

(2)	in the case of an issuer of underlying securities, that issuer is not a disqualified person or party in interest with respect to the plan.

Plans maintained or contributed to by the depositor, an underwriter, the trustee, a trustee with respect to underlying securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any trust certificates.

If the trust is deemed to hold plan assets, the underlying securities would appear to be an indirect loan between the issuer of the underlying securities and any plan owning trust certificates.  In the event the issuer is a party in interest or a disqualified person with respect to that plan, such a loan would constitute a prohibited transaction, unless an exemption were available.

Prohibited transaction exemptions that could apply to the acquisition and holding of trust certificates by plans, the operation of the trust and the underlying direct loan between the issuer of the underlying securities and any plan owning trust certificates, include, but are not limited to:

•	PTE 84-14, an exemption for certain transactions determined by an independent qualified professional asset manager;

•	PTE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts; and

•	PTE 95-60, an exemption for certain transactions involving insurance company pooled general accounts.

If an offering of trust certificates will result in the trust assets being deemed to constitute plan assets the applicable prospectus supplement will provide that a plan, by acquiring and holding a trust certificate, will be deemed to have represented and warranted to the depositor, trustee, and underwriter that the plan’s acquisition and holding of a trust certificate does not involve a non-exempt prohibited transaction.  That representation and warranty will extend to include the activities of the trust.

Any plan or insurance company investing assets of its general account and proposing to acquire trust certificates should consult with its counsel.

UNDERWRITING

Trust certificates may be offered in any of three ways:  (1) through underwriters or dealers, (2) directly to one or more purchasers or (3) through agents.  The applicable prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include:

•	the names of any underwriters or initial purchasers;

•	the purchase price of the trust certificates and the proceeds to the depositor from the sale;

•
whether the trust certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover that short position;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the trust certificates may be listed; and

•	the place and time of delivery of the trust certificates to be offered through the applicable supplement.

If underwriters are used in the sale, they will acquire the trust certificates at a fixed price for their own account and they may resell them from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price; or

•	at varying prices determined at the time of sale.

The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the U.S. will include Merrill Lynch.  The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents designated by the depositor may from time to time sell trust certificates.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of trust certificates and any commissions that the depositor has to pay that agent.

If the applicable prospectus supplement so indicates, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement.  The contracts will be subject only to those conditions set forth in the applicable prospectus supplement.  The prospectus supplement will also set forth the commissions payable for solicitation of those contracts.  Any underwriters, dealers or agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.  Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof.  Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Only trust certificates rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus.  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the trust certificates.  The applicable prospectus supplement will name any affiliate of the underwriters acting as agents and will describe its affiliation with the underwriters.  The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position.  The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the underwriters or affiliates.

The depositor is an affiliate of Merrill Lynch.  The offering of trust certificates will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD.  The underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.  In recommending the purchase, sale or exchange of a trust certificate, Merrill Lynch will have reasonable grounds to believe that the trust certificates are a suitable investment for the investor.

LEGAL MATTERS

Shearman & Sterling LLP, New York, or other counsel identified in the applicable prospectus supplement, will pass on the validity of the trust certificates for the depositor and the underwriters.

Each offering of trust certificates will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD.  The underwriter or underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.  In recommending the purchase, sale or exchange of a trust certificate, the underwriter or underwriters will have reasonable grounds to believe that the trust certificates are a suitable investment for the investor.

Through and including 25 days, with respect to securities approved for listing on a national securities exchange, or 90 days after the date of this prospectus, as the case may be, all dealers effecting transactions in the offered trust certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates.  This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

PPLUS and INDEXPLUS
TRUST CERTIFICATES

___________

P R O S P E C T U S

___________

Merrill Lynch & Co.

, 2009

[____] Class A [Callable] Trust Certificates

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated [_______]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [_______])

Merrill Lynch Depositor, Inc.
Sponsor and Depositor

[__]  PPLUS CLASS A [__]% [CALLABLE] TRUST CERTIFICATES

($[__] STATED AMOUNT)

PPLUS TRUST SERIES [_______]
Issuing Entity

(Underlying Securities Will Be [__]% [Notes] due [___] Issued by [_________]
[Guaranteed to the extent set forth herein by [___]])

Underwriting Discount	Number of Certificates	Distribution Rate	Price to Public
$[--]	[---]	[---]%	$[--]

The Issuing Entity:

•	PPLUS Trust Series [__] will be a trust formed under the laws of the State of New York.

•
The trust will issue PPLUS Class A [__]% [Callable] Trust Certificates Series [__] and PPLUS Class B [__]% [Callable] Trust Certificates Series [__] (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor.  The depositor has agreed to sell the trust certificates to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], the underwriter.

•
The underwriter proposes to offer the Class A trust certificates at the offering price set forth above and will initially offer the Class A trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

The Trust Certificates:

•	The trust certificates will be issued in two classes, Class A and Class B. Only the Class A trust certificates are being offered pursuant to this prospectus supplement.

•	The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities described in this prospectus supplement.

•
Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part.  Holders of trust certificates cannot cause call warrant holders to exercise their call rights.  The call price will be the stated amount of each Class A trust certificate called plus accrued and unpaid distributions thereon.  The call warrants are not being offered pursuant to this prospectus supplement.

•	The distributions on the Class A trust certificates will be made [semi-annually]; the first expected distribution date is [ ].

[____] Class A [Callable] Trust Certificates

•	The Class A trust certificates will have the benefit of [description of credit enhancement or other support].

•
Although the trust intends to apply to have the Class A trust certificates listed on the New York Stock Exchange, the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

The Underlying Securities:

•
The underlying securities, which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust and will consist of [$__] [__]% [Notes] due [__] issued by [__], a [__] [and guaranteed by [__], a [__] to the extent described under “Description of the Underlying Securities – Guarantee” below].

Investing in the trust certificates involves certain risks, which are described in the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 5 of the accompanying prospectus.

The trust certificates represent interests in the issuing entity only and do not represent obligations of or interests in the depositor/sponsor or any of its affiliates.  The trust certificates do not represent a direct obligation of the underlying securities issuer[, the underlying securities guarantor] or any of [its/their] affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

The Class A trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about [______].

Merrill Lynch & Co.

The date of this prospectus supplement is [_____].

[____] Class A [Callable] Trust Certificates

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Class A trust certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A trust certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Class A trust certificates to the public” in relation to any Class A trust certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A trust certificates to be offered so as to enable an investor to decide to purchase or subscribe the Class A trust certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter represents and agrees that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A trust certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A trust certificates in, from or otherwise involving the United Kingdom.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL PROMOTION ORDER, (III) ARE OUTSIDE THE UNITED KINGDOM, OR (IV) ARE PERSONS TO WHOM AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000) IN CONNECTION WITH THE ISSUE OR SALE OF ANY CLASS A TRUST CERTIFICATES MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

[____] Class A [Callable] Trust Certificates

Prospectus Supplement

Page
SUMMARY OF ECONOMIC TERMS	S-1
SUMMARY INFORMATION Q&A	S-8
RISK FACTORS	S-15
THE TRUST	S-21
DESCRIPTION OF THE TRUST CERTIFICATES	S-22
THE DEPOSITOR AND SPONSOR	S-29
DESCRIPTION OF THE TRUST AGREEMENT	S-30
FEES AND EXPENSES	S-34
DESCRIPTION OF THE UNDERLYING SECURITIES	S-35
CREDIT ENHANCEMENT AND CREDIT SUPPORT	S-39
[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]	S-40
LEGAL PROCEEDINGS	S-41
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	S-42
ERISA CONSIDERATIONS	S-48
UNDERWRITING	S-49
VALIDITY OF THE CLASS A TRUST CERTIFICATES	S-50
RATINGS	S-51

Prospectus

Summary Information Q&A	1
Risk Factors	5
Important Notice about Information Presented in this Prospectus and the Prospectus Supplement	12
Where You Can Find More Information	13
Incorporation of Certain Documents by Reference	13
Reports to Certificateholders	13
The Depositor & Sponsor	14
Use of Proceeds	15
Establishment of the Trust	15
Maturity and Yield Considerations	17
Description of the Trust Certificates	18
Description of the Trust Agreement	36
Description of Underlying Securities and Other Assets Deposited in the Trust	51
Currency Risks	62
U.S. Federal Income Tax Consequences	63
ERISA Considerations	64
Underwriting	67
Legal Matters	69

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not, and the underwriter has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents.  Our business, financial condition, results of operations and prospects may have changed since such dates.

i

[____] Class A [Callable] Trust Certificates

 SUMMARY OF ECONOMIC TERMS

This summary highlights the principal economic terms of the underlying securities and of the trust certificates being issued by the trust.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

The Trust Certificates

Depositor and Sponsor
Merrill Lynch Depositor, Inc.  The depositor is also the “sponsor” with respect to the trust certificates for purposes of Item 1101(l) of Regulation AB promulgated under the Securities Act of 1933 and references to the “depositor” herein also include the depositor in its capacity as sponsor.

The Issuing Entity	PPLUS Trust Series [__], the “trust”, formed by Merrill Lynch Depositor, Inc. and the trustee.

Securities offered	PPLUS Class A [__]% [Callable] Trust Certificates Series [__].

Initial number of trust certificates	[__].

Final scheduled distribution date
[__].  [If underlying securities are guaranteed under the TLGP:  The final distribution date for the trust certificates will be [the business day immediately following] the stated maturity of the underlying securities, which is [   ], [   ].]

Distributions

General
All distributions of payments or underlying securities will be made on a pro rata basis to the holders of the respective trust certificate class.  The Class A and Class B trust certificateholders will have an equal right to receive distributions of interest.  The distributions of principal to Class A trust certificateholders will be subordinate to those distributions of interest.

Class A trust certificates

Aggregate stated amount	$[__].

Rate of distributions	[__] % per year on the stated amount of the Class A trust certificates.

Principal distribution
Unless their trust certificates are earlier purchased pursuant to the exercise of a call warrant, the holders of the Class A trust certificates will receive a distribution of the principal amount of the underlying securities on the final scheduled distribution date.

Class B trust certificates

Rate of distributions	[__] % per year on the principal amount of the underlying securities.

Principal distribution	The holders of the Class B trust certificates will not receive a distribution of the principal amount of the underlying

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[____] Class A [Callable] Trust Certificates

securities unless a default on the underlying securities occurs [or the underlying securities [issuer]/[guarantor] ceases to file Exchange Act reports [or ceases satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act]].  See “Description of the Trust Certificates - Default on Underlying Securities” below.

Deposited assets	The deposited assets will consist of the underlying securities. See “—The Underlying Securities” and “Description of the Underlying Securities” below.

Credit support and credit enhancement	The Class A trust certificates will have the benefit of [description of credit enhancement or other support]. All losses not covered by the credit support will be allocated to the trust certificates.

Liquidation and other performance triggers
Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] the exercise of an optional exchange, if the underlying securities issuer ceases to file Exchange Act reports or a default on the underlying securities.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

Original issue date; closing date	[__].

Cut-off date	[__].

Distribution dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day, to the persons in whose names the trust certificates are registered on the record date immediately preceding such distribution date, commencing [__].

Record date	The business day immediately preceding each distribution date.

[Put Rights
Upon the occurrence of [certain events], holders of the underlying securities will have the option to tender their underlying securities to the underlying securities issuer, [[in whole] [or]/[but not] [in part]], pursuant to a repurchase offer (see “The Underlying Securities—Put Rights” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholders.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust

S-2

[____] Class A [Callable] Trust Certificates

certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per Class A trust certificate.]  See “Description of the Trust Certificates - Put Rights” on page S__.]

Call warrant
On any business day on or after [______] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days [(or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].

On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, in the case of receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of] the underlying securities or of termination of the trust, upon notice of not less than [three] days or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] for an amount equal to $[__] for each Class A trust certificate (the “early call amount”) plus any accrued and unpaid distributions to the Call Date, provided that if the warrants are to be exercised after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities and prior to such [[redemption] [repurchase] or other] unscheduled payment, then the call date designated by the call warrant holder must be the second business day prior to such [[redemption] [repurchase] or other] unscheduled payment.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer [or underlying securities guarantor] of all amounts when due where the acceleration payment exceeds the sum of (i) $[__] per Class A trust certificate [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate, and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per

S-3

[____] Class A [Callable] Trust Certificates

year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed prior to that stated maturity date]), all outstanding call warrants will be exercised automatically.  The Class A trust certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class A trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own Class A trust certificates before any other person’s Class A trust certificates are called.]

[Mandatory redemption	The trust certificates will be redeemable on a redemption of the underlying securities. See “Description of the Underlying Securities - Redemption” below.]

Denominations; specified currency
The Class A trust certificates will each have a stated amount of $[__] and will be denominated and payable in U.S. dollars.  The underwriter will initially offer the Class A trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

Collection periods
[Semi-annual] periods (or, in the case of the first collection period, from and including the original issue date to, and including, the first distribution date).  Any income to the trust, including interest payments on underlying securities, collected during a collection period will be used to pay the trust’s obligations to the Class A and Class B certificateholders, the trustee and others as set out in the Series Supplement.

Form of trust certificate
Book-entry certificates with The Depository Trust Company, or DTC.  See “Description of the Trust Certificates - Definitive Trust Certificates” on page S-__.  Distributions will be settled in immediately available (same-day) funds.

Trustee	[The Bank of New York Mellon.]

Trustee Compensation
As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary expenses), on each distribution date, the trustee will receive payment of (i) $[ ] plus (ii) the costs and

S-4

[____] Class A [Callable] Trust Certificates

expenses of the trust’s or trustee’s counsel, accountants and other experts plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.  See “Description of the Trust Agreement—The Trustee.”

Ratings
The Class A trust certificates are expected to be rated “[__]”by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.] or both.  See “Ratings.”

It is a condition to the issuance of the Class A trust certificates that the Class A trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

Class A trust certificate’s CUSIP number	[__].

Class B trust certificate’s CUSIP number	[__].

The Underlying Securities

Underlying securities	[__]% [Notes] due [__] issued by the underlying securities issuer [and fully and unconditionally guaranteed by the underlying securities guarantor].

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLGP”).  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  The trust certificates are not guaranteed by and do not represent obligations of the FDIC under the TLGP.  In addition, the trust certificates are not guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.]

Underlying securities issuer	[__].

[[Each][The] underlying securities issuer is (A) an “eligible entity” (as defined under Section 370.2(a) of the TLGP and

S-5

[____] Class A [Callable] Trust Certificates

a “participating entity” (as defined under Section 370(g)(1) of the TLGP) and (B) has not opted out of the TLGP under the terms thereof.  [Each][The] underlying securities issuer will convey the underlying securities issued by it under the TLGP to [the Depositor] [[an affiliate of the Depositor] which will in turn convey them to the Depositor] on [the closing date of this offering].]

[Underlying securities guarantor
[__] has fully and unconditionally guaranteed the underlying securities issuer’s obligation on the underlying securities to the extent described below under “Description of the Underlying Securities - Guarantee.”]

Underlying securities trustee	[__].

Underlying securities original issue date	[__].

Underlying securities final payment date	[__].

Denominations; specified currency	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[__] and multiples thereof.

Underlying securities payment dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day to the persons in whose names the underlying securities are registered at the close of business on the [__] or [__], respectively, immediately prior to the relevant interest payment date, subject to certain exceptions.

Underlying securities rate	[__]% per year.

Underlying securities distribution periods	[Semi-annual] periods.

[Redemption	[Brief description of redemption provisions contained in the underlying securities indenture.] See “Description of the Underlying Securities - Redemption” on page S-__.]

[Tax event redemption	[Brief description of redemption in connection with a tax event contained in the underlying securities indenture.] See “Description of the Underlying Securities - Tax Event” on page S-__.]

[Special event	[Brief description of how a special event will change maturity, redemption or other aspects of the underlying securities.] See “Description of the Underlying Securities - Special Event” on page S-__.]

[Put right
Upon the occurrence of [Brief description of put right and triggering event], the underlying securities issuer will offer, no more than [ ] days following the [triggering event], to repurchase all of the outstanding underlying securities.  Each holder of underlying securities will have the option to tender to the underlying securities issuer its underlying securities, in whole [or in part], for repurchase.  The repurchase price will equal [brief description of put price].  For details of the repurchase of underlying securities see

S-6

[____] Class A [Callable] Trust Certificates

“Description of the Underlying Securities - Put Rights” on page S-__.]

Form of security	Book-entry securities with DTC.

Ratings	“[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.]

Underlying securities’ CUSIP number	[__].

The following diagram outlines the structure of the transactions contemplated in this prospectus supplement.

S-7

[____] Class A [Callable] Trust Certificates

SUMMARY INFORMATION Q&A

The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus.  This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates.  You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates.  You should pay special attention to the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 5 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust.  Each trust certificate will entitle the holder to receive [semiannual] cash distributions as described in this prospectus supplement.  The underwriter is offering PPLUS Class A [__]% Trust Certificates Series [__] with a stated amount of $[__] per trust certificate.  The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of [__], between Merrill Lynch Depositor, Inc. and The Bank of New York Mellon, as trustee and securities intermediary, as amended and supplemented by the Series [__] Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the “trust agreement”).  The trust certificates will consist of two classes.  Only the Class A trust certificates are being offered pursuant to this prospectus supplement.  All payments on the trust certificates will come from the underlying securities.

The trust certificates represent interests in the issuing entity only and do not represent the obligations of or any interest in the depositor/sponsor or any of its affiliates.

On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under “Description of the Trust Certificates - Call Warrants” on page S-__ of this prospectus supplement.  The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

PPLUS Trust Series [__] will be a trust formed under the laws of the State of New York.  The trust certificates issued by the trust will be sold to the public.  The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above.  The Bank of New York Mellon is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust.  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.  The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement.  This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

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[____] Class A [Callable] Trust Certificates

What Are the Trust’s Assets?

The initial assets of the trust will be the underlying securities consisting of $[__] [__]% [underlying securities] due [__] issued by [__], a [__] [and guaranteed by [___] to the extent set forth under “Description of the Underlying Securities - Guarantee” on page S-__].  The underlying securities held by the trust will represent [__]% of the total issuance of the [__]% [underlying securities] due [__].  The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the [underlying securities guarantor,] the underlying securities issuer and the underlying securities trustee.  [Pursuant to a registration statement filed by the [underlying securities issuer] [and] [the underlying securities guarantor] on Form S-3 (No.  [__]), the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC.  The underlying securities have a CUSIP number of [__].

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the TLGP.  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  See “Description of the Underlying Securities — [___]” and “Description of Underlying Securities and Other Assets Deposited in the Trust—TLGP Guarantee” in the accompanying prospectus.]

The underlying securities [will mature]/[do not have a fixed maturity date, but will be redeemed] on [__] [, unless redeemed earlier as described under “Description of the Underlying Securities - Redemption” below].  The principal amount of the underlying securities will be payable to the trust on [__].  The depositor may not increase the amount of the initial assets of the trust and issue a corresponding amount of additional Class A and Class B trust certificates.

Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] an optional exchange, a default on the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

[When Can Payment of Your Distributions Be Deferred?

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when such payments may be deferred in accordance with the indenture].

If the underlying securities issuer does defer interest payments on the underlying securities, the trust will also defer payment of distributions on the trust certificates.  During this deferral period, distributions will continue to accrue on the trust certificates at an annual rate of [__]% of the stated amount of $[__] per trust certificate.  Also, the deferred distributions will themselves accrue distributions at an annual rate of [__]%.

Should the underlying securities issuer exercise its right to defer payments of interest on the underlying securities, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions.  See “United States Federal Income Tax Consequences” on page S-__ and “Risk Factors - If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificate holders may face adverse tax consequences” on page S-__.]

When Will You Receive [Semiannual] Distributions?

If you purchase the Class A trust certificates, you will be entitled to receive cash distributions at an annual rate of [__]% of the stated amount of $[__] per trust certificate.  Distributions will accumulate from the date the trust issues the trust certificates and will be paid [semiannually] in arrears on [__] and [__] of each year, beginning on [__] and ending on [__], unless the final scheduled distribution date is advanced for any reason.  Each [semi-annual] distribution on the trust certificates represents a portion of the interest accrued on the underlying securities from the

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[____] Class A [Callable] Trust Certificates

cut-off date or the previous distribution date, as applicable, to, but not including, each distribution date.  Such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

When Can the Trust Redeem the Trust Certificates?

The trust certificates will be redeemed as a result of the redemption of the underlying securities.  The trust will redeem all of the outstanding Class A trust certificates [when the underlying securities are paid at maturity on [__] (the “stated maturity date”)] [or on their earlier redemption].  [The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option [or if certain changes in tax or investment company law occur (each of which is a “Special Event” and each of which is more fully described under “Description of the Underlying Securities - Redemption” on page S-__[, and “Description of the Underlying Securities - [other relevant section]” on page S-__] at the applicable redemption price] or all of the underlying securities before the stated maturity date if it becomes obligated to pay additional amounts at the applicable redemption price.  If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of Class A trust certificates, and a notional principal amount of Class B trust certificates, in each case proportional to the amount of underlying securities being redeemed and redeem those Class A and Class B trust certificates for a pro rata portion of the redemption price.  See “Description of the Trust Certificates - Redemption” below, “Description of the Underlying Securities - Redemption” below and the definition of allocation ratio on page S-__.  Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants.  See “When Will the Trust Certificates Be Subject to Call Warrants?” below.  Upon exercise of any call warrants, the trustee will select a stated or notional amount of Class A or Class B trust certificates, as applicable, to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.]

[When Can the Trust Certificates Be Redeemed upon a Repurchase of the Underlying Securities?

Upon the occurrence of [certain events] with respect to the underlying securities [issuer]/[guarantor], holders of underlying securities will have the option to tender their underlying securities to the underlying securities issuer, in whole [or in part], pursuant to a repurchase offer (see “The Underlying Securities - Repurchase on Change of Control” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trust will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificate holders.]  [Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificate holders prior to the repurchase of underlying securities by the underlying securities issuer.]  See “Description of the Trust Certificates - Put Rights” on page S-__.]

When Will the Trust Certificates Be Subject to Call Warrants?

On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  On any business day before [__] and after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at the [early call amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) $[__] per Class A trust certificate

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[____] Class A [Callable] Trust Certificates

[plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class A trust certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].  Upon notice of exercise of any call warrants, the trustee will select a stated amount of the Class A trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the Class A trust certificates upon such exercise of any call warrants, the trustee will surrender the Class A trust certificates to the exercising call warrant holders.

The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity date.

We cannot assure you that the call warrant holders will purchase your trust certificates prior to [__].  For additional information on the exercise of call warrants, see “Description of the Trust Certificates - Call Warrants” on page S-__.

[What Is [______________]’s Guarantee of the Underlying Securities?

Pursuant to the [indenture] [and]/[or] [the guarantee endorsed on the underlying securities by [__________], as underlying securities guarantor], the underlying securities guarantor has agreed to fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the underlying securities when those amounts become due and payable, whether at maturity, upon redemption or otherwise.

If the underlying securities issuer does not make a payment on the underlying securities, the trust will not have sufficient funds to make payments on the trust certificates.  The underlying securities guarantor’s obligations under the guarantee ranks equally with its obligations to make payments on all of its other liabilities, except as discussed elsewhere in this prospectus supplement.

[Description of any further information regarding the guarantee contained in the guaranty and/or the indenture.]  See “Description of the Underlying Securities - Guarantee” on page S-__.]

What Happens If There Is a Payment Default on the Underlying Securities?

If there is a payment default on the underlying securities (other than underlying securities guaranteed under the TLGP), the trustee, on or immediately after the [30th] day after that default, will sell the underlying securities and divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined on page S-__, and distribute each class’ portion of the proceeds pro rata to the holders of the trust certificates of that class.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and [either] the underlying securities issuer [or the underlying securities guarantor]:

(1)
pays all amounts when due, then, on or after [___], the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts pro rata to the trust certificateholders of that class and, prior to [___], the trustee will follow the procedure set forth in the second sentence below,

(2)
fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class, or

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[____] Class A [Callable] Trust Certificates

(3)
pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

In addition, if the [underlying securities issuer (other than an underlying securities issuer of underlying securities guaranteed under the TLGP)] [and]/[or] [the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X of the Securities Act], the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class.  If the events set forth in clause (1) above occur [on any business day before [___],] and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A trust certificates [plus $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made on the Class B trust certificates on or after the date of payment (assuming, for purposes of such calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the Class A trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, second, the holders of the Class B trust certificates will be paid the amount set forth in clause (y) above[,][and] third, [to the extent of available acceleration proceeds, payment will be made to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate and, fourth,] any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) above occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In What Form Will the Trust Certificates Be Issued?

Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee.  This means that you will not receive a certificate for your Class A trust certificates.  The Class A trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement.  The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for United States Federal Income Tax Purposes?

The trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation.  For United States federal income tax purposes, the Class A trust certificates will represent direct ownership of (i) a stripped interest in the underlying securities that is treated as a newly-issued debt instrument under section 1286 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a written call option on such debt instrument.  Each Class A trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from this newly-issued debt instrument.  See “United States Federal Income Tax Consequences” on page S-__.

[Will the Trust Certificates Be Listed on a Stock Exchange?

The trust intends to apply to have the Class A trust certificates listed on the New York Stock Exchange, or the NYSE, under the symbol “[__].”  If approved for listing, trading of the trust certificates is expected to commence within 30 days after they are first issued.  You should be aware that the listing of the Class A trust certificates will not necessarily ensure that a liquid trading market will be available for the Class A trust certificates.]

Will the Trust Certificates Be Rated?

It is a condition to the issuance of the Class A trust certificates that the Class A trust certificates have ratings assigned by [Moody’s Investors Service, Inc.]  [and/or] by [Standard & Poor’s Ratings Services, a division

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[____] Class A [Callable] Trust Certificates

of The McGraw-Hill Companies, Inc.] /[a nationally recognized statistical rating organization] (each, a “rating agency” and collectively, the “rating agencies”), equivalent to the ratings of the underlying securities.  As of the date of this prospectus supplement, the underlying securities were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the Class A trust certificates addresses the ultimate cash receipt of all required interest payments and payments of principal equal to the par value of the Class A trust certificates, in each case as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]  [The rating of the Class A trust certificates by S&P addresses the likelihood of timely payment of distributions on the Class A trust certificates or any underlying securities distributed in respect of the trust certificates.]  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the Class A trust certificates.  A security rating is not a recommendation to buy, sell or hold securities.  The rating on the Class A trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an individual retirement account (each, a “plan”) are each permitted to purchase trust certificates.  However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities?

The [underlying securities issuer] [underlying securities guarantor] is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission.  You can read and copy these reports and other information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the [underlying securities issuer]/[underlying securities guarantor] has filed electronically with the SEC.  In addition, you may inspect reports and other information concerning the [underlying securities issuer]/[underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The [underlying securities issuer]/[underlying securities guarantor] filed with the SEC a registration statement on Form S-3 (the “registration statement,” which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended, with respect to the underlying securities [and the underlying securities guarantee].  The prospectus and the prospectus supplement relating to the underlying securities [and the underlying securities guarantee] do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to the [underlying securities issuer]/[underlying securities guarantor], you should refer to the underlying securities prospectus supplement, the underlying securities registration statement and its exhibits and the indenture, as supplemented.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in all respects by such reference.

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[____] Class A [Callable] Trust Certificates

[Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]

You should not rely on this prospectus supplement for information with respect to the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement sets forth certain relevant terms with respect to the underlying securities [and the underlying securities guarantee], but does not provide detailed information with respect to the underlying securities[, the underlying securities guarantee][,]/[or] the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement relates only to the Class A trust certificates offered hereby and does not relate to the underlying securities [or the underlying securities guarantee or] an offer therefor.  All disclosure contained herein with respect to the underlying securities issuer [and the underlying securities guarantor] is derived from publicly available documents.

No investigation with respect to the underlying securities issuer [or the underlying securities guarantor] (including, without limitation, no investigation as to [its/their] financial condition or creditworthiness) or of the underlying securities [or the underlying securities guarantee] has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer [and the underlying securities guarantor] as you would obtain and evaluate if you were investing directly in the underlying securities [or the underlying securities guarantee] or in other securities issued by the underlying securities issuer [or the underlying securities guarantor].  None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer [or the underlying securities guarantor] filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith (other than the information regarding the terms of the underlying securities expressly set forth in this prospectus supplement).

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[____] Class A [Callable] Trust Certificates

 RISK FACTORS

Your investment in the Class A trust certificates will involve material risks.  You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Class A trust certificates is suitable for you.

If [the underlying securities are redeemed prior to their maturity date or if] any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your Class A trust certificates.

The yield you will realize on your Class A trust certificates depends upon several factors, including:

•	the purchase price of the Class A trust certificates,

•	when you acquire your Class A trust certificates, [and]

•	[whether the underlying securities issuer exercises its option to redeem the underlying securities, and]

•	whether the call warrant holders exercise their optional rights to purchase outstanding Class A trust certificates.

[Description of the conditions for redemption, repurchase or other changes to its underlying securities upon occurrence of a special event, as described above, and the consequences to the trust certificates and the certificate holders.]

[The underlying securities issuer has the right to redeem the underlying securities in whole[, but not]/[or] in part[,]/[at its option or in whole] if it becomes obligated to pay additional amounts.  Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.]

Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your Class A trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the Class A trust certificates.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of announcement of any [redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call date].  On any business day before [__] and after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at the early call amount plus any accrued and unpaid distributions to the Call Date.  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distribution to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed] prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class A trust

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[____] Class A [Callable] Trust Certificates

certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

If the call warrant holders exercise their call warrants for Class A trust certificates, the trust will redeem the Class A trust certificates or select Class A trust certificates to be surrendered to the call warrant holders.  Prevailing interest rates at the time of [an early redemption or] a call exercise may be lower than the yield on your Class A trust certificates.  Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants.  In addition, if the prevailing market value of the Class A trust certificates exceeds the [redemption price or] call exercise price paid to you upon [a redemption of the underlying securities or] the exercise of a call, you will not be able to realize such excess.

See “Description of the Trust Certificates - Call Warrants” on page S-__ [and see “Description of the Underlying Securities - Redemption”] on page S-__.

An inactive public market may limit your ability to sell your Class A trust certificates.

We cannot assure you that an active public market for the Class A trust certificates will develop or, if a public market develops, that you will be able to sell your Class A trust certificates.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is not obligated, however, to make a market in any series of the trust certificates.  At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice to you.  In addition, the underlying securities are not listed on a securities exchange.  Upon certain events described on page S-__ of this prospectus supplement, the underlying securities may be distributed to you.  We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold.  If an active public market for the Class A trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your Class A trust certificates or the underlying securities that you may hold may be adversely affected.  [We expect to apply for listing of the Class A trust certificates on the NYSE.]

You may not be paid if the assets of the trust are insufficient.

Currently, the trust has no significant assets other than the underlying securities [and the underlying securities guarantee].  If the underlying securities [and the underlying securities guarantee] are insufficient to make payments or distributions on the trust certificates, no other assets will be available for payment of the deficiency.  [Description of holding company risk from the underlying securities prospectus - included if the underlying securities guarantor is organized as a holding company that owns subsidiary companies.]

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities [issuer/guarantor] ceases filing Exchange Act reports.

If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities [issuer/guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act], then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders.  Your recovery in either of those events may be limited by two factors:

•
if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the aggregate stated amount of the trust certificates; and

•
[in either event,] any distribution of funds or underlying securities by the trust to the Class A and Class B trust certificateholders will be done in accordance with the allocation ratio as described in “Description of the Trust Certificates - Default on Underlying Securities” below.  The funds or

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[____] Class A [Callable] Trust Certificates

aggregate principal amount of underlying securities you receive on that distribution may be less than the stated amount of your trust certificates.

[Revise to reflect FDIC guarantee]

The trustee will not manage the underlying securities.

Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer [or the underlying securities guarantor].  As provided in the trust agreement, the trust will dispose of the underlying securities only if:

•	there is a payment default on any underlying securities,

•	there is another type of default that accelerates the maturity of the underlying securities, or

•
the underlying securities issuer [or the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] [, or]

•
[the trust receives notice of a repurchase offer and the aggregate market price of the underlying securities is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust.]

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist.  The trustee has no discretion to do otherwise.  If adverse market conditions do exist at the time of the trustee’s sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter and the trustee have not investigated the underlying securities.

The depositor, the underwriter and the trustee have not:

•	investigated the business condition, financial or otherwise, of the underlying securities issuer [or the underlying securities guarantor], or

•	verified any reports or information that the underlying securities issuer [or the underlying securities guarantor] has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer [and the underlying securities guarantor].  You should not construe the trust’s issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer [or the underlying securities guarantor].

The trust certificates are subject to the creditworthiness of the underlying securities issuer [and the underlying securities guarantor].

The trust certificates represent interests in obligations of the underlying securities issuer [and the underlying securities guarantor].  In particular, the trust certificates will be subject to all the risks associated with directly investing in [both] the underlying securities issuer’s [and the underlying securities guarantor’s] [unsecured unsubordinated/subordinated] debt obligations.  None of the indenture[,]/[or] the underlying securities [or the underlying securities guarantee] place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer [or the underlying securities guarantor].

[Included if underlying securities are trust certificates issued by a financing trust which holds debentures of a financing corporation which holds debentures of a common parent:  The trust’s right to direct action against the first tier debentures issuer to enforce the rights of the first tier debentures holders is limited.

S-17

[____] Class A [Callable] Trust Certificates

If a Trust Enforcement Event (as defined on page S-__) occurs and is continuing, then the holders of the underlying securities would rely on, and in certain circumstances could cause, the underlying securities trustee to enforce its rights as a holder of the first tier debentures on behalf of the underlying securities issuer against the first tier debentures issuer.  In addition, the holders of a majority in liquidation amount of the underlying securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the underlying securities trustee or to direct the exercise of any trust or power conferred upon the underlying securities trustee under the first tier indenture, including the right to direct the underlying securities trustee to exercise the remedies available to it as a holder of the first tier debentures.  If the underlying securities trustee fails to enforce its rights with respect to the first tier debentures held by it on behalf of the underlying securities issuer after a majority in liquidation amount of the underlying securities holders has so directed the underlying securities trustee, any registered holder of underlying securities may institute a legal proceeding directly against the first tier debentures issuer to enforce the underlying securities trustee’s rights under the first tier debentures without first instituting any legal proceeding against the underlying securities trustee or any other person or entity.

If the first tier debentures issuer defaults on its obligation to pay amounts payable under the first tier debentures, the underlying securities issuer will lack funds for the payment of distributions or amounts payable on redemption of the underlying securities or otherwise.  In that event, holders of the underlying securities may be able to rely on the underlying securities guarantee for payment of those amounts.  However, in the event the first tier debentures issuer fails to pay interest on, premium, if any, or principal of the first tier debentures on the payment dates on which those payments are due and payable, including on any redemption date, then a registered holder of underlying securities may directly institute a direct action against the first tier debentures issuer on or after the respective due dates specified in the first tier debentures for enforcement of payment to that holder of the interest on, premium, if any, or principal of such first tier debentures having an aggregate principal amount equal to the aggregate liquidation amount of the underlying securities of such holder.

Except as described in this prospectus supplement, holders of underlying securities will not be able to exercise directly any other remedy available to the holders of first tier debentures or assert directly any other rights in respect of the first tier debentures.  See “Description of Underlying Securities - Underlying Securities Indenture - Underlying Securities Indenture and First Tier Indenture Events of Default” on page S-__, “Description of Underlying Securities—Description of the Guarantee” on page S-__.

[Conforming changes throughout to add references to first tier debentures.]]

[The underlying securities issuer has the ability to defer interest payments on the underlying securities.

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when the payments can be deferred in accordance with the underlying securities indenture].  If the underlying securities issuer defers distributions on the underlying securities, the trust will defer distributions on the trust certificates during any deferral period.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional amounts owed and paid by the underlying securities issuer as a result of the delay will be paid to the trust certificateholders.

Because the underlying securities issuer has the right to defer interest payments, the market price of the underlying securities may be more volatile than other similar securities where the issuer does not have the right to defer interest payments.]

[If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificateholders may face adverse tax consequences.

Should the underlying securities issuer exercise its right to defer any payment of interest on the underlying securities, each underlying securities holder will be required to accrue interest income (as original issue discount) in respect of the deferred stated interest allocable to its share of the underlying securities for United States federal income tax purposes.  As a result, a trust certificateholder, as a beneficial owner of the underlying securities, would have to include this amount in gross income for United States federal income tax purposes prior to the receipt of any cash distributions.  In addition, the trust certificate holder would not receive cash from the underlying securities issuer related to this income if the trust certificateholder disposes of the trust certificates prior to the record date on which distributions of these amounts are made.  To the extent the selling price is less than the trust

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[____] Class A [Callable] Trust Certificates

certificateholder’s adjusted tax basis (which will include, in the form of original issue discount all accrued but unpaid interest), the trust certificateholder will recognize a capital loss.  Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.]

[The payments owed to the trust certificateholders are unsecured obligations.

In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer [and the underlying securities guarantor].  According to the underlying securities prospectus, [the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated debt obligations of the underlying securities issuer.  The underlying securities and the indenture do not limit the underlying securities issuer or any of its subsidiaries from incurring additional debt.]

The trust owes certain payments to an affiliate of the underwriter.

On [__], as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from [__] to but not including the closing date set forth in this prospectus supplement.  In the event [an optional redemption,] a payment default or acceleration on the underlying securities occurs on or prior to [__] and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

[The rights of the trust certificateholders through the guarantee to participate in any distribution of assets of a subsidiary of the underlying securities guarantor could be found to be subordinate to the prior claims of the creditors of such subsidiary.

The guarantee is an unsecured obligation of the underlying securities guarantor and ranks equally with all other unsecured and unsubordinated indebtedness of the underlying securities guarantor.  However, because the underlying securities guarantor [is a holding company that] conducts substantially all of its operations through subsidiaries, the right of the underlying securities guarantor, and hence the right of creditors of the underlying securities guarantor (including holders of the underlying securities through the guarantee), to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the underlying securities guarantor itself as a creditor of the subsidiary may be recognized.]

The ratings of the trust certificates may change.

At the time of issuance, [Moody’s] and/or [S&P] will have assigned ratings to the Class A trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated “[__]” by [Moody’s] and “[__]” by [S&P].

Any rating issued with respect to the Class A trust certificates is not a recommendation to purchase, sell or hold a security.  Ratings do not comment on the market price of the Class A trust certificates or their suitability for a particular investor.  The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit.  A revision or withdrawal of a rating may adversely affect the market price of the Class A trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust.

An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust.  The depositor’s affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed.  In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust.  The price to the public of the Class A trust certificates therefore may differ from

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[____] Class A [Callable] Trust Certificates

the prevailing market price of a comparable principal amount of underlying securities.  [Accordingly, an investor may be able to purchase a comparable principal amount of underlying securities for less than the price paid for the Class A trust certificates.]

[In case of underlying securities guaranteed under the TLGP, include TLGP-related risk factors from base prospectus.]

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[____] Class A [Callable] Trust Certificates

 THE TRUST

The trust under which the trust certificates are issued will be a trust formed under the laws of the State of New York pursuant to the trust agreement.  Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust.  The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.  The proceeds from the issuance of the trust certificates will be used by the trust to purchase the underlying securities.  No other expenses incurred in connection with the selection and acquisition of the underlying securities will be payable from the proceeds of the issuance of the certificates.

[The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer.]  [The depositor directly purchased the underlying securities from the issuer, as the underlying securities are guaranteed under the TLGP.  In connection with such purchase, the underlying securities issuer represented and warranted to the depositor that it complies with the issuance requirements under the TLGP and that the underlying securities sold to the Depositor are entitled to the FDIC’s guarantee of such debt under the TLGP [describe others as appropriate].  The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

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[____] Class A [Callable] Trust Certificates

 DESCRIPTION OF THE TRUST CERTIFICATES

General

The trust certificates will be denominated and their distributions will be payable in U.S. dollars.  The Class A trust certificates each have a stated amount of $[__].

Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior distribution date (as defined on page S-__) or, in the case of the first collection period, from and including the original issue date, to and including the first distribution date.  Each [semi-annual] distribution on the Class A trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable to, but not including, each distribution date and such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

[The holders of the Class A trust certificates will be entitled to receive, on each distribution date, commencing [__] and ending on the final scheduled distribution date, payment of distributions at a rate of [__]% per year on the stated amount of the Class A trust certificates, which begin accruing on the initial issuance of the Class A trust certificates, and a distribution of the principal amount of the underlying securities on [__].

The holders of the Class B trust certificates will be entitled to receive, on each distribution date, commencing [__] and ending on the final scheduled distribution date, the payment of a distribution equal to [__]% per year multiplied by the principal amount of the underlying securities.]

The right of the holders of the Class B trust certificates to the interest payments received on the underlying securities by the trust is of equal priority with the right of the Class A trust certificateholders to receive distributions from those interest payments.  The Class B trust certificateholders will generally not be entitled to any allocation of any principal payments received on the underlying securities unless the underlying securities are redeemed, a default on the underlying securities occurs or the underlying securities [issuer/guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act].  See “- Redemption” and “- Default on Underlying Securities” below.

The Class A trust certificates will be delivered in registered form.  The Class A trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum stated amounts of and integral multiples of $[__].  The underwriter will initially offer the Class A trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.  The Class A trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below.  DTC has informed the depositor that DTC’s nominee will be Cede & Co.  No holder of any Class A trust certificate will be entitled to receive a certificate representing that person’s interest, except as set forth below under “Definitive Trust Certificates.”  Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by Class A trust certificateholders with respect to any Class A trust certificates shall refer to actions taken by DTC upon instructions from its participants.  See “- Definitive Trust Certificates” below and “Description of the Trust Certificates - Global Securities” on page 33 of the accompanying prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class A trust certificateholder under the trust agreement only at the direction of one or more participants having Class A trust certificates credited to their DTC accounts.  Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of certificates evidence specified voting rights.  DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

Definitive trust certificates will be issued to Class A trust certificateholders or their nominees only if:

S-22

[____] Class A [Callable] Trust Certificates

•
the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Class A trust certificates and the depositor is unable to locate a qualified successor, or

•	at the depositor’s option, it elects to terminate the book-entry system of the Class A trust certificates through DTC.

Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive Class A trust certificates.  Upon surrender by DTC of the global certificates representing the Class A trust certificates and receipt of instructions for re-registration, the trustee will reissue the Class A trust certificates as definitive trust certificates issued in the stated amounts owned by the individual Class A trust certificateholders.  Then, the trustee will recognize the holders of definitive Class A trust certificates as Class A trust certificateholders under the trust agreement.

[Redemption

Upon the redemption of the underlying securities, in whole [but not]/[or] in part, [at any time or from time to time] at the option of the underlying securities issuer[, or in whole but not in part upon the occurrence of a [description of triggering event] and if certain conditions are met at the option of the underlying securities issuer], the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than [30] nor more than [60] days’ notice of a date of an optional redemption.  The trust will then distribute these redemption proceeds pro rata to trust certificateholders[, including call holders who may have exercised their calls and acquired trust certificates prior to the date of redemption,] as described below.

In the event of an optional redemption, which may be in whole or in part at the option of the underlying securities issuer, the redemption price of the underlying securities will be equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) the sum of the present value as of the redemption date of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus [__] basis points, as calculated by an independent investment banker, plus, in either of the above cases, accrued and unpaid interest on the underlying securities to be redeemed to, but not including, the date on which the underlying securities are to be redeemed.  See “Description of Underlying Securities - Redemption - Optional Redemption” on page S-__.

The trust will then distribute these redemption proceeds as follows:

•
first, pro rata to the Class A trust certificateholders until each shall have received the stated amount of each Class A trust certificate they hold plus accrued and unpaid distributions on the Class A trust certificates to the redemption date,

•
second, pro rata to the Class B trust certificateholders until each shall have received the present value of future cash flows on Class B trust certificates at the redemption date discounted at [__]%, and

•
third, any remaining redemption proceeds will be divided between the classes of trust certificates in accordance with the allocation ratio, as defined on page S-__, and within each class, the redemption proceeds will be distributed pro rata to the certificateholders of that class of trust securities.

[If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of Class A trust certificates, and an equal notional principal amount of Class B trust certificates, proportional to the amount of underlying securities being redeemed and will redeem those Class A and Class B trust certificates and distribute the redemption proceeds as described in the preceding paragraph.  In the case of such redemption call warrant holders will have the opportunity to exercise their call warrants and call the certificates to be redeemed.  The number of trust certificates of a particular class selected by the trustee may be reduced by the number of any trust certificates of that class called pursuant to the exercise of call rights prior to the redemption.]]

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[____] Class A [Callable] Trust Certificates

[Put Rights

If [description of triggering events] occur with respect to [the underlying securities issuer]/[the underlying securities guarantor] as more fully described under “Description of the Underlying Securities - Put Rights,” the underlying securities issuer will offer, no more than [__] days following the [triggering event], to repurchase all of the underlying securities, including those held by the trust, on a date which is not less than [__] and not more than [__] days from the date the [triggering event] notice was mailed by the underlying securities issuer.

If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholder.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per Class A trust certificate.]

[Listing on the New York Stock Exchange

The depositor intends to list the Class A trust certificates on the NYSE.  If approved for listing, trading is expected to commence within 30 days after the trust certificates are first issued.  The depositor cannot assure you that the Class A trust certificates, once listed, will continue to be eligible for trading on the NYSE.]

Collections and Distributions

To the extent of available funds, the trust will make the following distributions in the following order of priority:

•	to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

•
pro rata to the holders of the Class A and Class B trust certificates, distributions at the rate of [__]% per year on the stated amount of the Class A trust certificates to the Class A trust certificateholders and [__]% per year multiplied by the principal amount of the underlying securities to the holders of the Class B trust certificates until the final scheduled distribution date,

•
divided between the classes in accordance with the proportionate interest of each class in any delayed interest payments on the underlying securities and each class’ portion distributed to the holders of each class pro rata, if available, of any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

•	to the Class A trust certificateholders, a distribution of the principal amount of the underlying securities held by the trust on the final scheduled distribution date,

•	to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust’s liabilities, and

•	if any funds remain in the certificate account after all of the trust’s liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

“Available funds” for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below.  If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses.  In the event of a payment default on the underlying securities, the trustee’s approved extraordinary expenses (see “Description of the Trust Agreement - The Trustee” on page S-__) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

S-24

[____] Class A [Callable] Trust Certificates

If the trustee has not received payment on the underlying securities on or prior to a distribution date, the distribution will be made upon receipt of payment on the underlying securities.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the underlying securities issuer [or the underlying securities guarantor] as a result of the delay will be paid to the trust certificateholders.

The trustee shall invest all amounts received on or with respect to the underlying securities that are not distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments.  “Eligible investments” means, with respect to the trust certificates, those investments consistent with the trust’s status as a grantor trust under the Internal Revenue Code of 1986, as amended (the “Code”), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date.  Income on these investments will constitute trust property.

The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders.  To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls.  The depositor will pay the trustee’s ordinary expenses.

Call Warrants

The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions.  The initial call warrant holder and every subsequent transferee of call warrants will be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call warrant will be a “Redeemable Security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the termination of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class A trust certificates in whole [or in part] at [the early call amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the date of payment, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date[,]/[and] that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed] prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class A trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date[, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

S-25

[____] Class A [Callable] Trust Certificates

If a call warrant holder has met the exercise requirements set forth below, the holder may, on the Call Date, purchase a principal or notional amount of Class A or Class B trust certificates, as applicable, proportionate to such holder’s call warrant at the exercise price.  In order to exercise its call warrants, the call warrant holder must, not less than [30] days ([or not less than [three] days in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than [five] days prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to such Call Date,

•	notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

•
deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with [The Bank of New York Mellon], as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

•	provide the trustee with certain other documents customary for a transaction of this nature.

The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration.  Upon exercise of any call warrants on Class A trust certificates, the trustee will select a stated amount of Class A trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

Exchange of Trust Certificates

Either:

•	Merrill Lynch & Co. or any of its affiliates, other than the depositor, or

•
any other person (or group of affiliated persons, where each member of the group holds no less than $500,000 in stated amount of trust certificates and is not the depositor) holding Class A trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than [30] days but not more than [60] days prior to a given distribution date, that it (or they) intends to tender its or their Class A and Class B trust certificates to the trustee on that distribution date in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the Class A trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than [5] days but not more than [60] days prior to a given date, that it (or they) intends to tender Class A trust certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B trust certificates to the trustee on that date in exchange for a proportional amount of underlying securities.  Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person or persons exercising the optional exchange.  No optional exchange can be made unless (A) the aggregate stated amount of Class A trust certificates tendered equals the aggregate notional principal amount of the Class B trust certificates tendered and (B) the Class A trust certificates are tendered in minimum lots of ___trust certificates and subsequent increments of ___trust certificates.  In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants.  Such optional exchange will not be made if:

•
the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”)[, or]

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[____] Class A [Callable] Trust Certificates

•	the exchange would affect the characterization of the trust as a “grantor trust” under the Code[, or]

•
[in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.]

See “Description of the Certificates - Optional Exchange” on page 31 of the accompanying prospectus.  Upon such tender of Class A and Class B trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the Class A trust certificates that were tendered.

Default on Underlying Securities

If there is a payment default on the underlying securities, the trustee will, on or immediately after the [30th] day after that default, sell the underlying securities, divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined below, and distribute each class’ portion of the proceeds pro rata to the holders of the trust certificates of that class.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer [or the underlying securities guarantor]:

(1)
pays all amounts when due, then, on or after [___], the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts pro rata to the trust certificateholders of that class and, prior to [___], the trustee will follow the procedure set forth in the second sentence below,

(2)
fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class, or

(3)
pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

[Insert TLGP disclosure from base prospectus if necessary.]

In addition, if the [underlying securities issuer]/[underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to trust certificateholders of that class.  If the events set forth in clause (1) of this paragraph occur on any business day before [___], and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A trust certificates [plus $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made on the Class B trust certificates on or after the date of payment (assuming for purposes of such calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date) all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the Class A trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, second, the holders of the Class B trust certificates will be paid the amount set forth in clause (y) above[,][and] third, [to the extent of available acceleration proceeds, payment will be made to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate and, fourth,] any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) of this paragraph occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

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[____] Class A [Callable] Trust Certificates

In this prospectus supplement, “allocation ratio” means the ratio of the Class A allocation to the Class B allocation.  The “Class A allocation” means the present value, discounted at the rate of [__]% per year, of:

(a)
the unpaid interest, except for the payments to be made to Class B trust certificateholders, due or to become due on the underlying securities on or prior to the final distribution date at the rate of [__]%/[distributions then in effect for the Class A trust certificates]; and

(b)	the principal amount of the underlying securities then held by the trust,

in each case assuming that the underlying securities are paid when due and are not accelerated or redeemed prior to their stated maturity date.  The “Class B allocation” means the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made to the Class B trust certificateholders by the trust, assuming that the underlying securities are paid when due and are not accelerated [or redeemed] prior to their stated maturity date.

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[____] Class A [Callable] Trust Certificates

 THE DEPOSITOR AND SPONSOR

The depositor and sponsor, Merrill Lynch Depositor, Inc., is a Delaware corporation which was incorporated in 1997 as an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., known as Merrill Lynch.  The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10080 (Telephone:  (212) 449-1000).  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.

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[____] Class A [Callable] Trust Certificates

 DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-__ (Registration No. [__]).  The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed.  The trust created under the Series Supplement will consist of:

•	the deposited assets, and

•	all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement.  You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

The discussions in the accompanying prospectus under “Description of the Trust Agreement - Advances in Respect of Delinquencies” on page 38, “Description of the Trust Agreement - Matters Regarding the Trustee, Administrative Agent and the Depositor” (to the extent the discussion relates to the Administrative Agent) on page 39, “Description of the Trust Agreement - Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event” on page 41 and “Description of the Trust Agreement - Evidence as to Compliance” on page 48 are not applicable to the trust certificates.

The Trustee

[The Bank of New York Mellon] will be the trustee for the trust certificates and the trust pursuant to the trust agreement.  The trustee’s offices are located at [101 Barclay Street, 7W, New York, New York 10286, Attn:  Corporate Dealing & Trading and its telephone number is (212) 815-2896.]

[The Bank of New York Mellon is a New York banking corporation.]  [The Bank of New York Mellon] has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.  [The Bank of New York Mellon] is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

[The trust will not employ any other servicer for purposes of such administration of the trust property.  The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[The Bank of New York Mellon has extensive experience serving as trustee on securitizations of asset-backed securities.  Since [date], The Bank of New York Mellon has served as trustee on approximately [number] asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction.  As of [most recent year end], The Bank of New York Mellon’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers [number], with an outstanding certificate balance of approximately $_____ billion.  The depositor may maintain other banking relationships in the ordinary course of business with the trustee].

Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the trust certificates on each distribution date.  Based on the underlying asset information provided at closing, the trustee will perform distribution calculations and remit distributions on the distribution date to holders of trust certificates.  On the fifth business day following such distribution date, The Bank of New York Mellon will forward to the depositor, the holders of trust certificates and the rating agency a statement setting forth amounts received by the trustee on behalf of the trust, the amount of the distributions on such

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[____] Class A [Callable] Trust Certificates

distribution date, and the aggregate stated amount and notional principal amount, as applicable on each class of trust certificates.

On each distribution date, the trustee will receive payment of (i) $[amount] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.

The trust agreement will provide that the trustee may not take any action that, in the trustee’s opinion, would or might cause it to incur extraordinary expenses, unless:

•	the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

•	the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

•
the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee’s own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

The trustee may at any time resign as trustee under the trust agreement by written notice of its election to do so, delivered to the depositor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.  The depositor or holders of more than 50% of the aggregate voting rights of a series of trust certificates, calculated in accordance with the allocation ratio, may at any time remove the trustee as trustee under the trust agreement by written notice delivered to the trustee.

If the trustee notifies the depositor that it elects to resign or the depositor or holders of the trust certificates notifies or notify the trustee that it or they elects or elect to remove the trustee as trustee under the trust agreement, the depositor will, within sixty days after the delivery of the notice of resignation or removal, appoint a successor trustee.  If no successor trustee has been appointed within sixty days, the trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Any successor trustee will promptly give notice of its appointment to the holders of trust certificates for which it is successor.  In addition, any entity into or with which the trustee may be merged, consolidated or converted shall be the successor of such trustee without the execution or filing of any document or any further act.

Events of Default

An event of default with respect to the trust certificates under the trust agreement will consist of:

•	a default in the payment of any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period);

•	a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

•	any other event specified as an event of default in the indenture.

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[____] Class A [Callable] Trust Certificates

The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it.  However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless:

•	such trust certificateholder previously has given to the trustee written notice of a continuing breach,

•
trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

•	the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

•	the trustee has for 15 days failed to institute a proceeding, and

•
no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

“Required percentage-remedies” shall mean 66 2/3% of the voting rights.

Voting Rights

At all times, voting rights shall be allocated between the Class A and Class B trust certificate classes in accordance with the allocation ratio, as defined on page S-__.  Within each class, voting rights will be allocated pro rata among the trust certificateholders.  The “required percentage amendment” of voting rights necessary to consent to a modification or amendment is 66 2/3%.  Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders of a particular class or the call warrant holders without the consent of 100% of the trust certificateholders of that class or the call warrant holders, as the case may be.  No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code.  See “Description of the Trust Agreement—Modification and Waiver” on page 45 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement.  If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date.  The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation.  The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the trust certificates) as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required after weighing the votes of the Class A and Class B trust certificateholders according to the allocation ratio.  Despite anything to the contrary, the trustee shall at no time vote or consent to any matter:

•	unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

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[____] Class A [Callable] Trust Certificates

•
which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of all Class A and Class B trust certificateholders and the call warrant holders, or

•
except as provided in the second paragraph below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the consent of 100% of the Class A and Class B trust certificateholders and the call warrant holders.

The trustee shall have no liability for any failure to act resulting from trust certificateholders’ late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable.  Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding Class A and Class B trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder’s interests may differ from each other.

Termination of the Trust

The trust shall terminate upon the earliest to occur of:

•	the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

•	the exchange of all outstanding Class A and Class B trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

•	the distribution in full of all amounts due to the Class A and Class B trust certificateholders and

•	the final scheduled distribution date.

See “Description of the Trust Agreement - Termination” on page 49 of the accompanying prospectus.

In addition, the holders of all, but not less than all, outstanding Class A and Class B trust certificates may elect to terminate the trust at any time; provided that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act.  Under the terms of the Trust Agreement and the call warrants, the Class A and Class B trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

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[____] Class A [Callable] Trust Certificates

 FEES AND EXPENSES

As compensation for and in payment of trust expenses related to its services under the trust agreement, the trustee will receive the following trustee fees as set out in the table below on each distribution date:

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount

Extraordinary trust expenses	To reimburse the trustee for expenses approved by 100% of holders of trust certificates.	The trustee	Available funds in the certificate account.	Has first priority and is paid before any payments are made to the holders of trust certificates	variable

Ordinary trust expenses	To compensate the trustee and to reimburse it for certain expenses.	The trustee	Available funds in the certificate account. If such funds are insufficient then the depositor will pay the trustee the amount of such shortfall.	On each distribution date, subordinate to payments due to holders of trust certificates.
[amount] plus (i) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (ii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.

[insert fee or expense title]	[insert description]	[insert description]	[insert description]	[insert description]	[insert $ amount]

TOTAL:					[insert total amount]

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[____] Class A [Callable] Trust Certificates

 DESCRIPTION OF THE UNDERLYING SECURITIES

General

The underlying securities represent the [sole][primary] assets of the trust that are available to make distributions in respect of the trust certificates.  The primary economic terms of the underlying securities are described in “Summary of Economic Terms” beginning on page S-__ and “Summary Information Q&A” beginning on page S-__ in this prospectus supplement.

This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer [and the guarantee] [or the underlying securities guarantor].  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities [or guarantee].  All disclosures contained in this prospectus supplement with respect to the underlying securities issuer[, the underlying securities guarantor,] [and] the underlying securities [and the guarantee] are derived from publicly available documents.

The underlying securities convert into cash in a finite time period and the depositor reasonably believes that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] (a) [is]/[are] subject to the periodic reporting requirements of the Exchange Act; and (b) [is]/[are] eligible to use a Registration Statement on Form S-3 for [a primary offering of common stock]/[an offering of non-convertible investment grade securities].  As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities [issuer]/[guarantor] with the SEC.  Those reports should be reviewed by any prospective certificateholder of the trust.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]  For further information, see “Risk Factors - If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired” in the accompanying prospectus.  The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

The underlying securities [issuer]/[guarantor] is a [corporation]/[trust] formed under [ ] law [pursuant to the indenture].  According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, it is a [description of the underlying securities issuer and/or underlying securities guarantor].

[The principal executive office of the underlying securities issuer is at [_____________], and its telephone number is [_____] [and]/[or] the principal executive office of the underlying securities guarantor is at [_______] and its telephone number is [----------].]

According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, the underlying securities [issuer]/[guarantor] is [__].

The [underlying securities issuer] [and]/[or] [the underlying securities guarantor] [is]/[are] subject to the informational requirements of the Exchange Act and file[s] periodic reports and other information with the SEC.  You may inspect and copy these reports and other information at the SEC’s public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of these materials for a fee by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] [has]/[have] filed electronically with the SEC.

[In addition, you may inspect reports and other information concerning [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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[____] Class A [Callable] Trust Certificates

Although we have no reason to believe the information concerning the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer contained in the prospectus related to the underlying securities [and the underlying securities guarantee] or in [the underlying securities issuer’s] [and]/[or] [the underlying securities guarantor’s] Exchange Act reports [is]/[are] not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  We have not made any due diligence inquiry with respect to the underlying securities issuer or the underlying securities.  [Revisions based on circumstances of underlying securities issuer]]  There can be no assurance that events affecting the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

[The depositor and sponsor will obtain the underlying securities to be deposited in the trust from Merrill Lynch, Pierce, Fenner & Smith Incorporated or another of its broker-dealer affiliates who have acquired the underlying securities at negotiated prices in secondary market transactions.]  [Insert alternate language in case of TLGP debt]  The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as in the range of [ ]% to [ ]% of their principal amount (plus accrued interest).  This market price is based on information about the underlying securities’ trading activity available on the Trade Reporting and Compliance Engine on [ ].  The foregoing market price of the underlying securities is not intended to indicate the market value of the trust certificates.

The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates.  Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust’s receipt of payments on the underlying securities [and the guarantee].  You should consider carefully the financial condition of the underlying securities issuer[, the underlying securities guarantor] and [its]/[their] ability to make payments in respect of such underlying securities.  This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities[, the guarantee,] [or] the underlying securities issuer [or the underlying securities guarantor].  Information contained in this prospectus supplement regarding the underlying securities issuer [and] [, the underlying securities guarantor,] the underlying securities [and the guarantee] is derived from the [____] relating to the underlying securities as filed with [the SEC] on [___].  None of the depositor, the underwriter or the trustee participated in the preparation of such documents and none of the depositor, the trustee or any of their affiliates take any responsibility for the accuracy or completeness of the information provided therein (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).

You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

Underlying Securities Indenture

The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying securities trustee [as supplemented by a [__] supplemental indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying trustee].  The underlying securities will mature on [__].  The underlying securities are [__]% of an issue totaling $[__].

The following summaries of certain provisions of the underlying securities[, the guarantee] and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated [__] relating to the underlying securities [and the guarantee], and are subject to, and are qualified in their entirety by reference to, all provisions of the prospectus, prospectus supplement and the indenture including the definitions therein of certain terms.  Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

S-36

[____] Class A [Callable] Trust Certificates

Reference is made to the underlying securities prospectus [supplement] for the terms of the underlying securities not set forth herein.  Principal, premium, if any, and interest will be payable, and the underlying securities will be transferable, in the manner described in the underlying securities prospectus [supplement].

[The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the underlying securities issuer may issue debt securities from time to time in one or more series.]  [All debt securities issued under the indenture, including the underlying securities, are and will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the underlying securities guarantor.]

Interest on the underlying securities will be computed on the basis of a [360]-day year consisting of [twelve 30-day months].  If an interest payment date, redemption date or maturity date of any underlying security falls on a day that is not a business day, then payment of principal, premium, if any, or interest will be made on the next succeeding business day.

[No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.]

[The underlying securities will not be entitled to the benefit of any sinking fund.]

[The underlying securities will be the underlying securities issuer’s unsecured senior obligations that will rank on parity with all of the underlying securities issuer’s other unsecured senior indebtedness from time to time outstanding.]

Events of Default

The indenture limits the underlying securities issuer’s ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities.  Certain events of default contained in the indenture with respect to the underlying securities are as follows (capitalized terms used below are defined at the end of this section):

[Description of the events of default contained in the underlying securities indenture.]

Modification and Waiver

[Description of modification and waiver provisions contained in the underlying securities indenture.]

[Redemption

Redemption of underlying securities

[Description of redemption provisions contained in the underlying securities indenture.]

[Special event redemption]

[Description of special event redemption provisions contained in the indenture, if any.]

[Tax Event]

[Description of tax event redemption contained in the underlying securities indenture.]]

[Put Right

The indenture provides that the underlying securities issuer is required to offer to repurchase the underlying securities upon the occurrence of a [description of triggering event] [description of any put rights contained in the underlying securities indenture].]

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[____] Class A [Callable] Trust Certificates

Ranking

[Description of the language regarding the ranking of the underlying securities contained in the underlying securities indenture.]

[Guarantee

[Description of the guarantee provisions contained in the underlying securities indenture or elsewhere.]

[Covenants

According to the underlying securities prospectus, the underlying securities issuer has agreed to certain principal restrictions on its activities for the benefit of holders of the senior debt securities.  Unless waived or amended, the restrictive covenants summarized below will apply to the underlying securities as long as any of those underlying securities are outstanding.]

[Limitations on Liens]

[Mergers and Similar Transactions]

[Sale and Leaseback]]

Governing Law

The underlying securities indenture[, the guarantee] and the underlying securities will be governed by, and construed in accordance with, the laws of the State of [New York].

[Information Concerning the Underlying Securities Trustee]

[Description of any conflict of the underlying securities trustee described in the underlying securities indenture.]  [Description of the nature of relationship between the underlying securities issuer and the underlying securities trustee under the indenture.]

Form, Denomination, Book-Entry Procedures and Transfer

[Description of the form, denomination, book-entry procedures and transfer items contained in the underlying prospectus.]

S-38

[____] Class A [Callable] Trust Certificates

 CREDIT ENHANCEMENT AND CREDIT SUPPORT

The Class A trust certificates will have the benefit of [description of credit enhancement or other support].  All losses not covered by the credit support will be allocated to the trust certificates.

[For any credit enhancement or credit support provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class, add the name, organizational structure and a general description its business.  In addition, for any credit enhancement or credit support provider liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the trust property, provide or incorporate by reference financial statements and other information with respect to the credit enhancement provider.]

S-39

[____] Class A [Callable] Trust Certificates

 [AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[Description of whether, and how, the sponsor, depositor or issuing entity is an affiliate of any of the trustee, significant obligor, credit support provider, swap counterparty or other material party related to the trust certificates contemplated by Item 1100(d)(1) of Regulation AB (each a “Relevant Party”), as well as, to the extent known and material, if so, and how, any of such Relevant Parties are affiliates of each other (in each case unless separately described in another section of the base prospectus or this supplement).]

[Description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions included in the issuance of the trust certificates, between the sponsor, depositor or issuing entity and any of the Relevant Parties, or any affiliates of such Relevant Parties, that currently exists or that existed during the past two years and that is material to an understanding of the trust certificates.]

S-40

[____] Class A [Callable] Trust Certificates

 LEGAL PROCEEDINGS

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the depositor and sponsor, the trustee or the trust, or any property thereof, that is material to the holders of trust certificates.

S-41

[____] Class A [Callable] Trust Certificates

 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations described therein, is the opinion of Shearman & Sterling LLP as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A trust certificates by an initial holder of the Class A trust certificates.  This section supersedes the discussion contained in the accompanying prospectus under “U.S. Federal Income Tax Consequences” on page 63.

This discussion is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis, and to different interpretations.  This discussion does not deal with all United States federal income tax consequences that may be applicable to investors based upon their particular circumstances, or to investors that may be subject to special rules under United States federal income tax law (including, for example, banks, insurance companies, tax-exempt organizations, partnerships and other pass-through entities, dealers in securities or currencies, persons holding trust certificates as part of a “straddle,” a “hedge” or a “conversion transaction” or other integrated transaction, investors who do not hold the trust certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar).  Furthermore, no authority exists concerning the tax treatment of some aspects of the Class A trust certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below.  Accordingly, the ultimate United States federal income tax treatment of the Class A trust certificates may differ substantially from that described below.  Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A trust certificates based upon their particular circumstances.

As used herein, the term “U.S. Person” means an individual citizen or resident of the United States, a corporation (including a business entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.  If a partnership holds Class A trust certificates, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of a partnership holding Class A trust certificates should consult their own tax advisors.

Tax Status of Trust

In the opinion of Shearman & Sterling LLP, special United States federal income tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code.  Accordingly, each Class A trust certificateholder will be subject to United States federal income taxation as if it (i) owned directly the portion of the underlying securities allocable to such Class A trust certificates, (ii) wrote directly a call option on such underlying securities and (iii) paid directly its share of reasonable expenses paid by the trust.  As discussed further below, the portion of the underlying securities deemed to be directly owned by the Class A trust certificateholders will be treated as a newly-issued debt instrument under section 1286 of the Code.

Income of Class A Trust Certificateholders That Are U.S. Persons

In General

Based on the underlying securities’ prospectus supplement, this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes.  This assumption is necessary in order to discuss some of the material United States federal income tax consequences to the Class A trust certificateholders.  [The underlying securities prospectus supplement did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for United States federal income tax purposes.]  Generally the determination of whether an instrument is treated as indebtedness or as equity for United States

S-42

[____] Class A [Callable] Trust Certificates

federal income tax purposes is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay a fixed rate of interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer’s capital.  In the event that the underlying securities are not respected as indebtedness, the United States federal income tax consequences to the Class A trust certificateholders could be materially different from those described below.  For example, in such event, Section 1286 of the Code would not apply, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the underlying securities issuer, and any such dividends would be subject to United States federal withholding tax if paid to a foreign Class A trust certificateholder (as defined below).  The remainder of this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes.

The Class A trust certificates will represent ownership of a stripped interest in the underlying securities that is treated as a newly-issued debt instrument under section 1286 of the Code, and a written call option on such debt instrument.  The remainder of this discussion assumes such United States federal income tax treatment.  The newly-issued debt instrument represented by the Class A trust certificates (referred to herein as the “Debt Instrument”) will be treated by section 1286 of the Code as purchased by the Class A trust certificateholders at original issuance at an “issue price” equal to the purchase price allocated to the Debt Instrument, determined in the manner described below under “Allocations.”  Any excess of the stated redemption price at maturity of the Debt Instrument (generally, the sum of all payments on the Debt Instrument other than “qualified stated interest”) over its issue price that is greater than a specified de minimis amount (generally, 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) will constitute original issue discount for United States federal income tax purposes.  Qualified stated interest generally is interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually over the entire term of a debt instrument at a single fixed or variable rate.

Allocations

A Class A trust certificateholder must separately account for the Debt Instrument and the related call warrant for United States federal income tax purposes by establishing a separate purchase price for the Debt Instrument and a sale price for the call warrant.  A Class A trust certificateholder should be considered to have purchased its interest in the Debt Instrument for an amount equal to the cost of its interest in the Class A trust certificate plus the fair market value, at the time of purchase of the Class A trust certificate, of the call warrant that the Class A trust certificateholder should be deemed to have written.  Correspondingly, the Class A trust certificateholder is deemed to have received a payment in respect of the call warrant equal to its fair market value.  Accordingly, the Class A trust certificateholder’s initial tax basis in its interest in the Debt Instrument should be greater than the amount the Class A trust certificateholder paid directly for its interest in the Class A trust certificate.

When the Class A trust certificateholder sells an interest in a Class A trust certificate, the Class A trust certificateholder should be considered to have sold its interest in the Debt Instrument for a price equal to the sales price for its interest in the Class A trust certificate plus an amount equal to the fair market value, at the time of the sale of the Class A trust certificates, of the call warrant that the Class A trust certificateholder is deemed to have written, which amount the Class A trust certificateholder should be deemed to have paid to be relieved from the obligation.  Accordingly, the amount realized by the Class A trust certificateholder with respect to its interest in the Debt Instrument should be greater than the amount the Class A trust certificateholder received directly for its interest in the Class A trust certificate.

Taxation of Trust Assets

Interest Income

Each Class A trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the Debt Instrument (with an allowance for deductions as described below).  In general, while not free from doubt stated interest income from the Debt Instrument will be included in the gross income of a Class A trust certificateholder when received or accrued, in accordance with the Class A trust certificateholder’s regular method of tax accounting.  It is possible, however, that a Class A trust certificateholder may be required to accrue such interest into income as original issue discount.

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[____] Class A [Callable] Trust Certificates

[Original Issue Discount

If the underlying securities issuer were to exercise its option to defer any interest payments, the Debt Instruments would at that time be treated as issued with original issue discount, and all stated interest on the Debt Instruments would thereafter be treated as original issue discount so long as the Debt Instruments remained outstanding.  In such event, all of a trust certificateholder’s taxable interest income with respect to the Debt Instruments would be accounted for as original issue discount on an economic accrual basis regardless of such holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.  Consequently, a trust certificateholder would be required to include in income original issue discount even though the underlying securities issuer would not make any actual payments during the period of interest payment deferral.]

Amortizable Bond Premium

Based upon the expected value of the Debt Instruments and the call warrants, the Debt Instruments are expected to be purchased at a premium in relation to their face amount.  If a Class A trust certificateholder makes an election under Section 171 of the Code to treat such premium as “amortizable bond premium,” the amount of interest that must be included in the Class A trust certificateholder’s gross income for an accrual period will be reduced by the portion of the premium allocable to the period based on the Debt Instruments’ yield to maturity as of the date of acquisition.  If a Class A trust certificateholder makes the election under Code Section 171, the election also shall apply to all bonds the interest on which is not excludible from gross income (“Fully Taxable Bonds”) held by the Class A trust certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Internal Revenue Service (the “IRS”).  If such an election is not made, a Class A trust certificateholder must include the full amount of each interest payment in gross income in accordance with its regular method of tax accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other taxable disposition or retirement of the Debt Instruments.  Class A trust certificateholders should consult their tax advisors regarding the applicability of the bond premium rules, including the advisability of making the election described above.

Sale or Exchange of Class A Trust Certificates or Retirement of the Debt Instrument

Upon the sale, exchange or other taxable disposition of a Class A trust certificate (including upon exercise of a call warrant) or upon the retirement or other taxable disposition of the Debt Instrument, a Class A trust certificateholder will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount realized upon the disposition allocable to the Debt Instrument and the Class A trust certificateholder’s tax basis in the Debt Instrument.  A Class A trust certificateholder’s tax basis for determining gain or loss on the taxable disposition or retirement of the Debt Instrument will be determined as described above, under “Allocations,” increased by the amount of accrued original issue discount and decreased by the portion of any premium applied to reduce interest payments and any prior payments received on the Debt Instrument other than payments of qualified stated interest.  Gain or loss upon the taxable disposition or retirement of a Class A trust certificate or the Debt Instrument generally will be capital gain or loss, except to the extent the gain represents accrued stated interest on the Debt Instrument.

Depending on the circumstances, a modification of the terms of the underlying securities would be a taxable event to Class A trust certificateholders on which they would recognize gain or loss for United States federal income tax purposes.  In addition, in certain circumstances, the trustee may divide the underlying securities between the Class A and Class B trust certificateholders in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class.  Such a distribution will be a taxable event to the Class A trust certificateholders on which they will recognize gain or loss equal to the difference, if any, between the fair market value of the underlying securities received and their adjusted tax basis in the Class A trust certificates on the distribution date.

Taxation of Call Premium

A Class A trust certificateholder will not be required to include immediately in gross income the option premium that it is deemed to receive when it purchases its interest in the Class A trust certificate.  Instead, such premium will be taken into account when the call warrant related to the Class A trust certificate lapses, is exercised or is otherwise terminated with respect to such Class A trust certificateholder.

S-44

[____] Class A [Callable] Trust Certificates

A Class A trust certificateholder will include the option premium in income as short-term capital gain if the call warrant lapses.  If the call warrant is exercised, the Class A trust certificateholder will treat an amount equal to the option premium as part of the amount realized from the sale of the Debt Instrument.  If the Class A trust certificateholder transfers its interest in a Class A trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a “closing transaction” with respect to the option the Class A trust certificateholder is deemed to have written.  Accordingly, the Class A trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of option premium and the amount the Class A trust certificateholder is deemed to pay, under the rules discussed above, to be relieved from the Class A trust certificateholder’s obligation under the option.

If a Class A trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call option would be proportionately extinguished and such Class A trust certificateholder would be treated as holding solely its proportionate share of the Debt Instruments.  This extinguishment of the call option would be a taxable event.  Accordingly, the Class A trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the Class A trust certificateholder purchased its Class A trust certificate and the amount paid for the call warrants.  Such gain or loss would constitute short-term capital gain or loss.

Potential Recharacterization of Exercise of Call Warrant

With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular Class A trust certificates that are selected to be tendered to the trustee.  It is possible, however, that the IRS may assert an alternative treatment of the exercise of a call warrant.  For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each Class A trust certificateholder’s interest in the Debt Instruments.  In that event, all Class A trust certificateholders would be required to recognize gain or loss on the exercise computed in the same manner as if they had sold a pro rata portion of their Class A trust certificates pursuant to the exercise of a call warrant.  The non-tendering Class A trust certificateholders would then be deemed to have used the cash deemed received on the exercised call to purchase Class A trust certificates from the Class A trust certificateholder whose Class A trust certificates were actually tendered to the trustee.  Class A trust certificateholders are advised to consult their tax advisors regarding this potential recharacterization.

Deductibility of Trust’s Fees and Expenses

In computing its United States federal income tax liability, a Class A trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code.  If a Class A trust certificateholder is an individual, estate or trust, the deduction for such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.  Class A trust certificateholders are advised to consult their tax advisors regarding the deductibility of such fees.

Tax Information Reporting

The IRS issued regulations in 2006 providing information reporting rules for widely held fixed investment trusts. These rules will apply to the trust and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items.

Application of the Straddle Rules

The Class A trust certificateholder’s interest in the Debt Instruments and the related call warrant likely constitute positions in a straddle.  Under the straddle rules, a Class A trust certificateholder selling its interest in the Class A trust certificate would be treated as selling its interest in the Debt Instruments at a gain or loss which would be short-term because the Class A trust certificateholder’s holding period would be tolled.  (As discussed above, the Class A trust certificateholder’s gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules.)  In addition, the straddle rules require a Class A trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to the Class A trust certificateholder’s interest in a Class A trust certificate.  Further, if the IRS were to take the position

S-45

[____] Class A [Callable] Trust Certificates

that a Class A trust certificateholder’s interest in the Debt Instrument and the call warrant constituted a “conversion transaction” under Section 1258 of the Code, as well as a straddle, then a portion of the gain with respect to the Debt Instrument or the call warrant might be characterized as ordinary income.  Class A trust certificateholders are advised to consult their tax advisors regarding these issues, including the advisability of a protective netting identification under Treasury regulation Section 1.1258-1.

Foreign Class A Trust Certificateholders

Withholding Tax on Payments of Principal and Interest on Class A Trust Certificates

Interest paid to Class A trust certificateholders that are neither U.S. Persons nor partnerships (“foreign Class A trust certificateholders”) generally will not be subject to the 30% United States federal withholding tax on interest paid from United States sources, provided that (i) the foreign Class A trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of any underlying securities issuer, (ii) the foreign Class A trust certificateholder is not a controlled foreign corporation for United States tax purposes that is directly or indirectly related to the underlying securities issuer through stock ownership, (iii) the foreign Class A trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the beneficial owner of the Class A trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a “financial institution”) and holds the Class A trust certificates, certifies under penalties of perjury that such an IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.  Otherwise, the 30% United States federal withholding tax may apply to interest received by a foreign Class A trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax.  In general, foreign Class A trust certificateholders will not be subject to United States federal withholding tax on amounts received or deemed received with respect to the option associated with the Class A trust certificate.

If a foreign Class A trust certificateholder holds the Class A trust certificates in connection with the conduct of a trade or business within the United States, payments of interest on the Class A trust certificates will not be subject to United States federal withholding tax if the holder delivers an IRS Form W-8ECI (or a suitable substitute form) to the payor.  However, the foreign Class A trust certificateholder will be subject to United States federal income tax with respect to income derived from the Class A trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax.  Such a Class A trust certificateholder also may be subject to a branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

Gain on Disposition of Class A Trust Certificates

A foreign Class A trust certificateholder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other taxable disposition of a Class A trust certificate, or upon the retirement of the Debt Instrument, unless:

•
the foreign Class A trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and either (A) has a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

•
in the case of an amount which is attributable to accrued interest, the foreign Class A trust certificateholder does not meet the conditions for exemption from the 30% United States federal withholding tax, as described above; or

•	the gain is effectively connected with the foreign Class A trust certificateholder’s conduct of a United States trade or business.

S-46

[____] Class A [Callable] Trust Certificates

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Class A trust certificates and the proceeds from a sale or other taxable disposition of the Class A trust certificates.  If you own Class A trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax on these payments unless you are an exempt recipient or you provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a foreign Class A trust certificateholder, you may have to comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements.  The certification on an IRS Form W-8BEN, required to claim exemption from 30% United States federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the United States backup withholding tax as well.

The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

S-47

[____] Class A [Callable] Trust Certificates

 ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan’s investment in the entity (each, a “Plan”).

In accordance with ERISA’s general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan’s overall investment policy and the composition and diversification of its portfolio.  Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (“Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code).  Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “Plan Assets.”  Under Section 2510.3-101 of the United States Department of Labor regulations (the “Regulation”), “Plan Assets” may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a “publicly offered security” or (2) equity participation by “benefit plan investors” is not “significant.”

Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan’s investment in trust certificates, no assurance can be provided that such will be the case.  However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

S-48

[____] Class A [Callable] Trust Certificates

 UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] has agreed to purchase, all of the Class A trust certificates.  The underwriter proposes to offer the Class A trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $[__] per Class A trust certificate.  The underwriters may allow, and the dealers may reallow, a discount not in excess of $[__] per Class A trust certificate to other dealers.  After the initial offering, the public offering price, concession and discount may be changed.

In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the Class A trust certificates.  Such transactions consist of bids or purchases to peg, fix or maintain the price of the Class A trust certificates.  If the underwriter creates a short position in the Class A trust certificates, i.e., if it sells more Class A trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing Class A trust certificates in the open market.  Purchases of a security in the open market to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A trust certificates.  In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

If the size of the trust is increased, the underwriter may participate in offerings of additional Class A trust certificates, as contemplated on the cover of this prospectus supplement.  Additional Class A trust certificates may be sold for cash or delivered to cover short positions as more fully described in the “Underwriting” section on page 67 of the accompanying prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

S-49

[____] Class A [Callable] Trust Certificates

 VALIDITY OF THE CLASS A TRUST CERTIFICATES

Shearman & Sterling LLP, New York, New York, will pass upon the validity of the Class A trust certificates for the depositor [and for the underwriter].

S-50

[____] Class A [Callable] Trust Certificates

 RATINGS

It is a condition to the issuance of the Class A trust certificates that the Class A trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the Class A trust certificates addresses the ultimate cash receipt of all required interest payments and payments of principal equal to the par value of the Class A trust certificates, in each case as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]  [S&P’s rating of the Class A trust certificates addresses the likelihood of timely payment of interest on the Class A trust certificates or any underlying securities distributed in respect of the Class A trust certificates.  The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities.]  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  The rating on the Class A trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity date of, the underlying securities, and the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  You should evaluate each security rating independently of similar ratings on different securities.

The depositor has not requested a rating on the Class A trust certificates by any rating agency other than [Moody’s] and [S&P].  However, the depositor cannot assure you as to whether any other rating agency will rate the Class A trust certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on the Class A trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A trust certificates by [Moody’s] and [S&P].

[Moody’s] [S&P] may maintain ongoing surveillance with respect to the trust certificates, but the depositor will no monitor any changes in the rating of the trust certificates.

S-51

($[__] Stated Amount)

PPLUS

CLASS A TRUST CERTIFICATES

SERIES [__]

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

[                    ]

Until [90] days after the date of this prospectus, all dealers effecting transactions in the offered Class A trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates.  This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

[_____] Class B [Callable] Trust Certificates

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated [_______]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [_______])

Merrill Lynch Depositor, Inc.
Sponsor and Depositor

[__] PPLUS CLASS B [__]% [CALLABLE] TRUST CERTIFICATES

($[__] NOTIONAL PRINCIPAL AMOUNT)

PPLUS TRUST SERIES [_______]
Issuing Entity

(Underlying Securities Will Be [__]% [Notes] due [___] Issued by [_________]
[Guaranteed to the extent set forth herein by [___]])

Underwriting Discount	Number of Certificates	Distribution Rate	Price to Public

$[--]	[---]	[---]%	$[--]

The Issuing Entity:

•	PPLUS Trust Series [__] will be a trust formed under the laws of the State of New York.

•
The trust will issue PPLUS Class B [__]% [Callable] Trust Certificates Series [__] and PPLUS Class A [__]% [Callable[ Trust Certificates Series [__] (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor.  The depositor has agreed to sell the trust certificates to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

•
The underwriter proposes to offer the Class B trust certificates at the offering price set forth above and will initially offer the Class B trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

The Trust Certificates:

•	The trust certificates will be issued in two classes, Class B and Class A. Only the Class B trust certificates are being offered pursuant to this prospectus supplement.

•	The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities described in this prospectus supplement.

•
Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part.  Holders of trust certificates cannot cause call warrant holders to exercise their call rights.  The call price will be the sum of the present values at the call date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the applicable Class B trust certificateholders, assuming that the underlying securities are paid when due and are not accelerated prior to their stated maturity.  The call warrants are not being offered pursuant to this prospectus supplement.

[_____] Class B [Callable] Trust Certificates

•	The distributions on the Class B trust certificates will be made [semi-annually]; the first expected distribution date is [ ].

•	The Class B trust certificates will have the benefit of [description of credit enhancement or other support].

•
The trust does not intend to have the Class B trust certificates listed on a securities exchange and the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

The Underlying Securities:

•
The underlying securities, which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust and will consist of [$__] [__]% [Notes] due [__] issued by [__], a [__] [and guaranteed by [__], a [__] to the extent described under “Description of the Underlying Securities—Guarantee” below].

Investing in the trust certificates involves certain risks, which are described in the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 5 of the accompanying prospectus.

The trust certificates represent interests in the issuing entity only and do not represent obligations of or interests in the depositor/sponsor or any of its affiliates.  The trust certificates do not represent a direct obligation of the underlying securities issuer[, the underlying securities guarantor] or any of [its/their] affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

The Class B trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about [______].

Merrill Lynch & Co.

The date of this prospectus supplement is [_____].

[_____] Class B [Callable] Trust Certificates

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Class B trust certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A trust certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Class B trust certificates to the public” in relation to any Class B trust certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B trust certificates to be offered so as to enable an investor to decide to purchase or subscribe the Class B trust certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter represents and agrees that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class B trust certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class B trust certificates in, from or otherwise involving the United Kingdom.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL PROMOTION ORDER, (III) ARE OUTSIDE THE UNITED KINGDOM, OR (IV) ARE PERSONS TO WHOM AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000) IN CONNECTION WITH THE ISSUE OR SALE OF ANY CLASS B TRUST CERTIFICATES MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

[_____] Class B [Callable] Trust Certificates

Prospectus Supplement

Page

SUMMARY OF ECONOMIC TERMS	S-1
SUMMARY INFORMATION Q&A	S-8
RISK FACTORS	S-15
THE TRUST	S-21
DESCRIPTION OF THE TRUST CERTIFICATES	S-22
THE DEPOSITOR AND SPONSOR	S-29
DESCRIPTION OF THE TRUST AGREEMENT	S-30
FEES AND EXPENSES	S-34
DESCRIPTION OF THE UNDERLYING SECURITIES	S-35
CREDIT ENHANCEMENT AND CREDIT SUPPORT	S-39
[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]	S-40
LEGAL PROCEEDINGS	S-41
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	S-42
ERISA CONSIDERATIONS	S-47
UNDERWRITING	S-48
VALIDITY OF THE CLASS B TRUST CERTIFICATES	S-49
RATINGS	S-50

Prospectus

Summary Information Q&A	1
Risk Factors	5
Important Notice about Information Presented in this Prospectus and the Prospectus Supplement	12
Where You Can Find More Information	13
Incorporation of Certain Documents by Reference	13
Reports to Certificateholders	13
The Depositor & Sponsor	14
Use of Proceeds	15
Establishment of the Trust	15
Maturity and Yield Considerations	17
Description of the Trust Certificates	18
Description of the Trust Agreement	36
Description of Underlying Securities and Other Assets Deposited in the Trust	51
Currency Risks	62
U.S. Federal Income Tax Consequences	63
ERISA Considerations	64
Underwriting	67
Legal Matters	69

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not, and the underwriter has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents.  Our business, financial condition, results of operations and prospects may have changed since such dates.

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[_____] Class B [Callable] Trust Certificates

SUMMARY OF ECONOMIC TERMS

This summary highlights the principal economic terms of the underlying securities and of the trust certificates being issued by the trust.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

The Trust Certificates

Depositor and Sponsor
Merrill Lynch Depositor, Inc.  The depositor is also the “sponsor” with respect to the trust certificates for purposes of Item 1101(l) of Regulation AB promulgated under the Securities Act of 1933 and references to the “depositor” herein also include the depositor in its capacity as sponsor.

The Issuing Entity	PPLUS Trust Series [__], the “trust”, formed by Merrill Lynch Depositor, Inc. and the trustee.

Securities offered	PPLUS Class B [__]% [Callable] Trust Certificates Series [__].

Initial number of trust certificates	[__].

Final scheduled distribution date
[__].  [If underlying securities are guaranteed under the TLGP:  The final distribution date for the trust certificates will be [the business day immediately following] the stated maturity of the underlying securities, which is [   ], [   ].]

Distributions

General
All distributions of payments or underlying securities will be made on a pro rata basis to the holders of the respective trust certificate class.  The Class B and Class A trust certificateholders will have an equal right to receive distributions of interest.  The distributions of principal to Class A trust certificateholders will be subordinate to those distributions of interest.

Class B trust certificates

Rate of distributions	[__]% per year on the principal amount of the underlying securities.

Principal distribution
The holders of the Class B trust certificates will not receive a distribution of the principal amount of the underlying securities unless a default on the underlying securities occurs [or the underlying securities [issuer]/[guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act]].  See “Description of the Trust Certificates - Default on Underlying Securities” below.

Class A trust certificates

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Aggregate stated amount	$[__].

Rate of distributions	[__]% per year on the stated amount of the Class A trust certificates.

Principal distribution
Unless their trust certificates are earlier purchased pursuant to the exercise of a call warrant, the holders of the Class A trust certificates will receive a distribution of the principal amount of the underlying securities on the final scheduled distribution date.

Deposited assets	The deposited assets will consist of the underlying securities. See “- The Underlying Securities” and “Description of the Underlying Securities” below.

Credit support and credit enhancement	The Class B trust certificates will have the benefit of [description of credit enhancement or other support]. All losses not covered by the credit support will be allocated to the trust certificates.

Liquidation and other performance triggers
Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] the exercise of an optional exchange, if the underlying securities issuer ceases to file Exchange Act reports or a default on the underlying securities.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

Original issue date; closing date	[__].

Cut-off date	[__].

Distribution dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day, to the persons in whose names the trust certificates are registered on the record date immediately preceding such distribution date, commencing [__].

Record date	The business day immediately preceding each distribution date.

[Put Rights
Upon the occurrence of [certain events], holders of the underlying securities will have the option to tender their underlying securities to the underlying securities issuer, [[in whole] [or]/[but not] [in part]], pursuant to a repurchase offer (see “The Underlying Securities - Put Rights” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all

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underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholders.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per Class B Trust Certificate.]  See “Description of the Trust Certificates - Put Rights” on page S__.]

Call warrant
On any business day on or after [______] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days [(or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]%per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee]/[other call price].

On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, in the case of receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of] the underlying securities or of termination of the trust, upon notice of not less than [three] days or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee]/[other call price], provided that if the warrants are to be exercised after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities and prior to such [[redemption] [repurchase] or other] unscheduled payment, then the call date designated by the call warrant holder must be the second business day prior to such [[redemption]

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[_____] Class B [Callable] Trust Certificates

[repurchase] or other] unscheduled payment.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer [or underlying securities guarantor] of all amounts when due where the acceleration payment exceeds the sum of (i) $[__] per Class A trust certificate [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate, and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity, that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed prior to that stated maturity date]), all outstanding call warrants will be exercised automatically.  The Class A trust certificates will be purchased [for the sum of the present values at the exercise date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person’s Class B trust certificates are called.]

[Mandatory redemption	The trust certificates will be redeemable on a redemption of the underlying securities. See “Description of the Underlying Securities - Redemption” below.]

Denominations; specified currency
The Class B trust certificates will each have a notional principal amount of $[__] and will be denominated and payable in U.S. dollars.  The underwriter will initially offer the Class B trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

Collection periods
[Semi-annual] periods (or, in the case of the first collection period, from and including the original issue date to, and including, the first distribution date).  Any income to the trust, including interest payments on underlying securities, collected during a collection period will be used to pay the trust’s obligations to the

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[_____] Class B [Callable] Trust Certificates

Class B and Class A certificateholders, the trustee and others as set out in the Series Supplement.

Form of trust certificate
Book-entry certificates with The Depository Trust Company, or DTC.  See “Description of the Trust Certificates - Definitive Trust Certificates” on page S-__.  Distributions will be settled in immediately available (same-day) funds.

Trustee	[The Bank of New York Mellon.]

Trustee Compensation
As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary expenses), on each distribution date, the trustee will receive payment of (i) $[ ] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.  See “Description of the Trust Agreement—The Trustee.”

Ratings
The Class B trust certificates are expected to be rated “[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.] or both.  See “Ratings.”

It is a condition to the issuance of the Class B trust certificates that the Class A trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

Class B trust certificate’s CUSIP number	[__].

Class A trust certificate’s CUSIP number	[__].

The Underlying Securities

Underlying securities	[__]% [Notes] due [__] issued by the underlying securities issuer [and fully and unconditionally guaranteed by the underlying securities guarantor].

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLGP”).  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and

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[_____] Class B [Callable] Trust Certificates

credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  The trust certificates are not guaranteed by and do not represent obligations of the FDIC under the TLGP.  In addition, the trust certificates are not guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.]

Underlying securities issuer	[__].

[[Each][The] underlying securities issuer is (A) an “eligible entity” (as defined under Section 370.2(a) of the TLGP and a “participating entity” (as defined under Section 370(g)(1) of the TLGP) and (B) has not opted out of the TLGP under the terms thereof.  [Each][The] underlying securities issuer will convey the underlying securities issued by it under the TLGP to [the Depositor] [[an affiliate of the Depositor] which will in turn convey them to the Depositor] on [the closing date of this offering].]

[Underlying securities guarantor
[__] has fully and unconditionally guaranteed the underlying securities issuer’s obligation on the underlying securities to the extent described below under “Description of the Underlying Securities - Guarantee.”]

Underlying securities trustee	[__].

Underlying securities original issue date	[__].

Underlying securities final payment date	[__].

Denominations; specified currency	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[__] and multiples thereof.

Underlying securities payment dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day to the persons in whose names the underlying securities are registered at the close of business on the [__] or [__], respectively, immediately prior to the relevant interest payment date, subject to certain exceptions.

Underlying securities rate	[__]% per year.

Underlying securities distribution periods	[Semi-annual] periods.

[Redemption	[Brief description of redemption provisions contained in the underlying securities indenture.] See “Description of the Underlying Securities - Redemption” on page S-__.]

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[_____] Class B [Callable] Trust Certificates

[Tax event Redemption	[Brief description of redemption in connection with a tax event contained in the underlying securities indenture.] See “Description of the Underlying Securities - Tax Event” on page S-__.]

[Special event	[Brief description of how a special event will change maturity, redemption or other aspects of the underlying securities.] See “Description of the Underlying Securities - Special Event” on page S-__.]

[Put right
Upon the occurrence of [Brief description of put right and triggering event], the underlying securities issuer will offer, no more than [ ] days following the [triggering event], to repurchase all of the outstanding underlying securities.  Each holder of underlying securities will have the option to tender to the underlying securities issuer its underlying securities, in whole [or in part], for repurchase.  The repurchase price will equal [brief description of put price].  For details of the repurchase of underlying securities see “Description of the Underlying Securities—Put Rights” on page S-__.]

Form of security	Book-entry securities with DTC.

Ratings	“[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.]

Underlying securities’ CUSIP number	[__].

The following diagram outlines the structure of the transactions contemplated in this prospectus supplement.

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[_____] Class B [Callable] Trust Certificates

SUMMARY INFORMATION Q&A

The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus.  This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates.  You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates.  You should pay special attention to the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 5 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust.  Each trust certificate will entitle the holder to receive [semiannual] cash distributions as described in this prospectus supplement.  The underwriter is offering PPLUS Class B [__]% Trust Certificates Series [__] with a notional principal amount of $[__] per trust certificate.  The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of [__] , between Merrill Lynch Depositor, Inc. and The Bank of New York Mellon, as trustee and securities intermediary, as amended and supplemented by the Series [__] Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the “trust agreement”).  The trust certificates will consist of two classes.  Only the Class B trust certificates are being offered pursuant to this prospectus supplement.  All payments on the trust certificates will come from the underlying securities.

The trust certificates represent interests in the issuing entity only and do not represent the obligations of or any interest in the depositor/sponsor or any of its affiliates.

On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under “Description of the Trust Certificates - Call Warrants” on page S-__ of this prospectus supplement.  The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

PPLUS Trust Series [__] will be a trust formed under the laws of the State of New York.  The trust certificates issued by the trust will be sold to the public.  The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above.  The Bank of New York Mellon is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust.  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.  The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement.  This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

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What Are the Trust’s Assets?

The initial assets of the trust will be the underlying securities consisting of $[__] [__]% [Senior Debentures]/[other securities] due [__] issued by [__], a [__] [and guaranteed by [___] to the extent set forth under “Description of the Underlying Securities - Guarantee” on page S-__].  The underlying securities held by the trust will represent [__]% of the total issuance of the [__]% [Senior Debentures]/[other securities] due [__].  The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the [underlying securities guarantor,] the underlying securities issuer and the underlying securities trustee.  [Pursuant to a registration statement filed by the [underlying securities issuer] [and] [the underlying securities guarantor] on Form S-3 (No. [__]), the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC.  The underlying securities have a CUSIP number of [__].

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the TLGP.  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  See “Description of the Underlying Securities — [___]” and “Description of Underlying Securities and Other Assets Deposited in the Trust—TLGP Guarantee” in the accompanying prospectus.]

The underlying securities [will mature]/[do not have a fixed maturity date, but will be redeemed] on [__] [, unless redeemed earlier as described under “Description of the Underlying Securities - Redemption” below].  The principal amount of the underlying securities will be payable to the trust on [__].  The depositor may not increase the amount of the initial assets of the trust and issue a corresponding amount of additional Class A and Class B trust certificates.

Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] an optional exchange, a default on the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

When Can Payment of Your Distributions Be Deferred?

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when such payments may be deferred in accordance with the indenture].

If the underlying securities issuer does defer interest payments on the underlying securities, the trust will also defer payment of distributions on the trust certificates.  During this deferral period, distributions will continue to accrue on the trust certificates at an annual rate of [__]% of the stated amount of $[__] per trust certificate.  Also, the deferred distributions will themselves accrue distributions at an annual rate of [__]%.

Should the underlying securities issuer exercise its right to defer payments of interest on the underlying securities, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions.  See “United States Federal Income Tax Consequences” on page S-__ and “Risk Factors - If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificate holders may face adverse tax consequences” on page S-__.]

When Will You Receive [Semiannual] Distributions?

If you purchase the Class B trust certificates, you will be entitled to receive cash distributions at an annual rate of [__]% of the notional principal amount of $[__] per trust certificate.  Distributions will accumulate from the date the trust issues the trust certificates and will be paid [semiannually] in arrears on [__] and [__] of each year, beginning on [__] and ending on [__], unless the final scheduled distribution date is advanced for any reason.  Each [semi-annual] distribution on the trust certificates represents a portion of the interest accrued on the underlying

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[_____] Class B [Callable] Trust Certificates

securities from the cut-off date or the previous distribution date, as applicable, to, but not including, each distribution date.  Such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

When Can the Trust Redeem the Trust Certificates?

The trust certificates will be redeemed as a result of the redemption of the underlying securities.  The trust will redeem all of the outstanding Class B trust certificates [when the underlying securities are paid at maturity on [__] (the “stated maturity date”)] [or on their earlier redemption].  [The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option [or if certain changes in tax or investment company law occur (each of which is a “Special Event” and each of which is more fully described under “Description of the Underlying Securities - Redemption” on page S-__[, and “Description of the Underlying Securities - [other relevant section]” on page S-__] at the applicable redemption price] or all of the underlying securities before the stated maturity date if it becomes obligated to pay additional amounts at the applicable redemption price.  If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of Class A trust certificates, and a notional principal amount of Class B trust certificates, in each case proportional to the amount of underlying securities being redeemed and redeem those Class A and Class B trust certificates for a pro rata portion of the redemption price.  See “Description of the Trust Certificates - Redemption” below, “Description of the Underlying Securities - Redemption” below and the definition of allocation ratio on page S-__.  Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants.  See “When Will the Trust Certificates Be Subject to Call Warrants?” below.  Upon exercise of any call warrants, the trustee will select a stated or notional amount of Class A or Class B trust certificates, as applicable, to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.]

[When Can the Trust Certificates Be Redeemed upon a Repurchase of the Underlying Securities?

Upon the occurrence of [certain events] with respect to the underlying securities [issuer]/[guarantor], holders of underlying securities will have the option to tender their underlying securities to the underlying securities issuer, in whole [or in part], pursuant to a repurchase offer (see “The Underlying Securities - Repurchase on Change of Control” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trust will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificate holders.]  [Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificate holders prior to the repurchase of underlying securities by the underlying securities issuer.]  See “Description of the Trust Certificates - Put Rights” on page S-__.]

When Will the Trust Certificates Be Subject to Call Warrants?

On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  On any business day before [__] and after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call

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[_____] Class B [Callable] Trust Certificates

Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) $[__] per Class A trust certificate [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class B trust certificates will be purchased [for the sum of their present values at the payment date, discounted at a rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].  Upon notice of exercise of any call warrants, the trustee will select a notional principal amount of the Class B trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the Class B trust certificates upon such exercise of any call warrants, the trustee will surrender the Class B trust certificates to the exercising call warrant holders.

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person’s Class B trust certificates are called.]

The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity date.  We cannot assure you that the call warrant holders will purchase your trust certificates prior to [__].  For additional information on the exercise of call warrants, see “Description of the Trust Certificates - Call Warrants” on page S-__.

[What Is [______________]’s Guarantee of the Underlying Securities?

Pursuant to the [indenture] [and]/[or] [the guarantee endorsed on the underlying securities by [__________], as underlying securities guarantor], the underlying securities guarantor has agreed to fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the underlying securities when those amounts become due and payable, whether at maturity, upon redemption or otherwise.

If the underlying securities issuer does not make a payment on the underlying securities, the trust will not have sufficient funds to make payments on the trust certificates.  The underlying securities guarantor’s obligations under the guarantee ranks equally with its obligations to make payments on all of its other liabilities, except as discussed elsewhere in this prospectus supplement.

[Description of any further information regarding the guarantee contained in the guaranty and/or the indenture.]  See “Description of the Underlying Securities - Guarantee” on page S-__.]

What Happens If There Is a Payment Default on the Underlying Securities?

If there is a payment default on the underlying securities (other than underlying securities that are guaranteed under the TLGP), the trustee, on or immediately after the [30th] day after that default, will sell the underlying securities and divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined on page S-__, and distribute each class’ portion of the proceeds pro rata to the holders of the trust certificates of that class.  Upon such sale, the call warrants will

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[_____] Class B [Callable] Trust Certificates

expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and [either] the underlying securities issuer [or the underlying securities guarantor]:

(1)
pays all amounts when due, then, on or after [___], the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts pro rata to the trust certificateholders of that class and, prior to [___], the trustee will follow the procedure set forth in the second sentence below,

(2)
fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class, or

(3)
pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

In addition, if the [underlying securities issuer (other than an underlying securities issuer of underlying securities that are guaranteed under the TLGP)] [and]/[or] [the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X of the Securities Act], the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class.  If the events set forth in clause (1) above occur [on any business day before [___],] and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A trust certificates [plus $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made on the Class B trust certificates on or after the date of payment (assuming, for purposes of such calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the Class A trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, second, the holders of the Class B trust certificates will be paid the amount set forth in clause (y) above[,][and] third, [to the extent of available acceleration proceeds, payment will be made to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate and, fourth,] any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) above occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In What Form Will the Trust Certificates Be Issued?

Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee.  This means that you will not receive a certificate for your Class B trust certificates.  The Class B trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement.  The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for United States Federal Income Tax Purposes?

The trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation.  For United States federal income tax purposes, the Class B trust certificates will represent direct ownership of (i) an interest coupon strip from the underlying securities that is treated as a newly-issued debt instrument under section 1286 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a written call option on such debt instrument.  Each Class B trust certificateholder

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[_____] Class B [Callable] Trust Certificates

will be required to report on its United States federal income tax return its pro rata share of the income from this newly-issued debt instrument.  See “United States Federal Income Tax Consequences” on page S-__.

[Will the Trust Certificates Be Listed on a Stock Exchange?

The trust does not intend to apply to have the Class B trust certificates listed on a securities exchange.]

Will the Trust Certificates Be Rated?

It is a condition to the issuance of the Class B trust certificates that the Class B trust certificates have ratings assigned by [Moody’s Investors Service, Inc.] [and/or] by [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.] /[a nationally recognized statistical rating organization] (each, a “rating agency” and collectively, the “rating agencies”), equivalent to the ratings of the underlying securities.  As of the date of this prospectus supplement, the underlying securities were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the Class B trust certificates addresses the ultimate cash receipt of all required interest payments on the Class B trust certificates at the earliest of the Call Date and the final scheduled distribution date as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]  [The rating of the Class B trust certificates by S&P addresses the likelihood of timely payment of distributions on the Class B trust certificates or any underlying securities distributed in respect of the trust certificates.]  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the Class B trust certificates.  A security rating is not a recommendation to buy, sell or hold securities.  The rating on the Class B trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an individual retirement account (each, a “plan”) are each permitted to purchase trust certificates.  However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities?

The [underlying securities issuer] [underlying securities guarantor] is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission.  You can read and copy these reports and other information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the [underlying securities issuer]/[underlying securities guarantor] has filed electronically with the SEC.  In addition, you may inspect reports and other information concerning the [underlying securities issuer]/[underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The [underlying securities issuer]/[underlying securities guarantor] filed with the SEC a registration statement on Form S-3 (the “registration statement,” which term shall include all amendments, exhibits, annexes and

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[_____] Class B [Callable] Trust Certificates

schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended, with respect to the underlying securities [and the underlying securities guarantee].  The prospectus and the prospectus supplement relating to the underlying securities [and the underlying securities guarantee] do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to the [underlying securities issuer]/[underlying securities guarantor], you should refer to the underlying securities prospectus supplement, the underlying securities registration statement and its exhibits and the indenture, as supplemented.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in all respects by such reference.

[Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]

You should not rely on this prospectus supplement for information with respect to the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement sets forth certain relevant terms with respect to the underlying securities [and the underlying securities guarantee], but does not provide detailed information with respect to the underlying securities[, the underlying securities guarantee][,]/[or] the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement relates only to the Class A trust certificates offered hereby and does not relate to the underlying securities [or the underlying securities guarantee or] an offer therefor.  All disclosure contained herein with respect to the underlying securities issuer [and the underlying securities guarantor] is derived from publicly available documents.

No investigation with respect to the underlying securities issuer [or the underlying securities guarantor] (including, without limitation, no investigation as to [its/their] financial condition or creditworthiness) or of the underlying securities [or the underlying securities guarantee] has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer [and the underlying securities guarantor] as you would obtain and evaluate if you were investing directly in the underlying securities [or the underlying securities guarantee] or in other securities issued by the underlying securities issuer [or the underlying securities guarantor].  None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer [or the underlying securities guarantor] filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith (other than the information regarding the terms of the underlying securities expressly set forth in this prospectus supplement).

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[_____] Class B [Callable] Trust Certificates

RISK FACTORS

Your investment in the Class B trust certificates will involve material risks.  You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Class B trust certificates is suitable for you.

If [the underlying securities are redeemed prior to their maturity date or if] any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your Class B trust certificates.

The yield you will realize on your Class B trust certificates depends upon several factors, including:

•	the purchase price of the Class B trust certificates,

•	when you acquire your Class B trust certificates, [and]

•	[whether the underlying securities issuer exercises its option to redeem the underlying securities, and]

•	whether the call warrant holders exercise their optional rights to purchase outstanding Class B trust certificates.

[Description of the conditions for redemption, repurchase or other changes to its underlying securities upon occurrence of a special event, as described above, and the consequences to the trust certificates and the certificate holders.]

[The underlying securities issuer has the right to redeem the underlying securities in whole[, but not]/[or] in part[,]/[at its option or in whole] if it becomes obligated to pay additional amounts.  Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.]

Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your Class B trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the Class B trust certificates.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of announcement of any [redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  On any business day before [__] and after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of

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[_____] Class B [Callable] Trust Certificates

payment and (ii) the sum of the present values at the payment date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distribution to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity, that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed] prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class B trust certificates will be purchased [for the sum of their present values at the payment date, discounted at a rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred]/[other call price][, provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

If the call warrant holders exercise their call warrants for Class B trust certificates, the trust will redeem the Class B trust certificates or select Class B trust certificates to be surrendered to the call warrant holders.  Prevailing interest rates at the time of [an early redemption or] a call exercise may be lower than the yield on your Class B trust certificates.  Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants.  In addition, if the prevailing market value of the Class B trust certificates exceeds the [redemption price or] call exercise price paid to you upon [a redemption of the underlying securities or] the exercise of a call, you will not be able to realize such excess.

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person’s Class B trust certificates are called.]

See “Description of the Trust Certificates - Call Warrants” on page S-__ [and see “Description of the Underlying Securities - Redemption”] on page S-__.

An inactive public market may limit your ability to sell your Class B trust certificates.

We cannot assure you that an active public market for the Class B trust certificates will develop or, if a public market develops, that you will be able to sell your Class B trust certificates.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is not obligated, however, to make a market in any series of the trust certificates.  At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice to you.  In addition, the underlying securities are not listed on a securities exchange.  Upon certain events described on page S-__ of this prospectus supplement, the underlying securities may be distributed to you.  We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold.  If an active public market for the Class B trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your Class B trust certificates or the underlying securities that you may hold may be adversely affected.  [We do not expect to apply for listing of the Class B trust certificates on a securities exchange.]

You may not be paid if the assets of the trust are insufficient.

Currently, the trust has no significant assets other than the underlying securities [and the underlying securities guarantee].  If the underlying securities [and the underlying securities guarantee] are insufficient to make payments or distributions on the trust certificates, no other assets will be available for payment of the deficiency.  [Description of holding company risk from the underlying securities prospectus - included if the underlying securities guarantor is organized as a holding company that owns subsidiary companies.]

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[_____] Class B [Callable] Trust Certificates

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities [issuer/guarantor] ceases filing Exchange Act reports.

If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities [issuer/guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act], then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders.  Your recovery in either of those events may be limited by two factors:

•
if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the present value of the Class B trust certificates; and

•
[in either event,] any distribution of funds or underlying securities by the trust to the Class A and Class B trust certificateholders will be done in accordance with the allocation ratio as described in “Description of the Trust Certificates - Default on Underlying Securities” below.  The funds or aggregate principal amount of underlying securities you receive on that distribution may be less than the present value of your Class B trust certificates.

[Revise to reflect FDIC guarantee]

The trustee will not manage the underlying securities.

Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer [or the underlying securities guarantor].  As provided in the trust agreement, the trust will dispose of the underlying securities only if:

•	there is a payment default on any underlying securities,

•	there is another type of default that accelerates the maturity of the underlying securities, or

•
the underlying securities issuer [or the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] [, or]

•
[the trust receives notice of a repurchase offer and the aggregate market price of the underlying securities is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust.]

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist.  The trustee has no discretion to do otherwise.  If adverse market conditions do exist at the time of the trustee’s sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter and the trustee have not investigated the underlying securities.

The depositor, the underwriter and the trustee have not:

•	investigated the business condition, financial or otherwise, of the underlying securities issuer [or the underlying securities guarantor], or

•	verified any reports or information that the underlying securities issuer [or the underlying securities guarantor] has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer [and the underlying securities guarantor].  You should not construe the trust’s issuance of the trust certificates as an

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[_____] Class B [Callable] Trust Certificates

endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer [or the underlying securities guarantor.]

The trust certificates are subject to the creditworthiness of the underlying securities issuer [and the underlying securities guarantor].

The trust certificates represent interests in obligations of the underlying securities issuer [and the underlying securities guarantor].  In particular, the trust certificates will be subject to all the risks associated with directly investing in [both] the underlying securities issuer’s [and the underlying securities guarantor’s] [unsecured unsubordinated/subordinated] debt obligations.  None of the indenture[,]/[or] the underlying securities [or the underlying securities guarantee] place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer [or the underlying securities guarantor].

[Included if underlying securities are trust certificates issued by a financing trust which holds debentures of a financing corporation which holds debentures of a common parent:  The trust’s right to direct action against the first tier debentures issuer to enforce the rights of the first tier debentures holders is limited.

If a Trust Enforcement Event (as defined on page S-__) occurs and is continuing, then the holders of the underlying securities would rely on, and in certain circumstances could cause, the underlying securities trustee to enforce its rights as a holder of the first tier debentures on behalf of the underlying securities issuer against the first tier debentures issuer.  In addition, the holders of a majority in liquidation amount of the underlying securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the underlying securities trustee or to direct the exercise of any trust or power conferred upon the underlying securities trustee under the first tier indenture, including the right to direct the underlying securities trustee to exercise the remedies available to it as a holder of the first tier debentures.  If the underlying securities trustee fails to enforce its rights with respect to the first tier debentures held by it on behalf of the underlying securities issuer after a majority in liquidation amount of the underlying securities holders has so directed the underlying securities trustee, any registered holder of underlying securities may institute a legal proceeding directly against the first tier debentures issuer to enforce the underlying securities trustee’s rights under the first tier debentures without first instituting any legal proceeding against the underlying securities trustee or any other person or entity.

If the first tier debentures issuer defaults on its obligation to pay amounts payable under the first tier debentures, the underlying securities issuer will lack funds for the payment of distributions or amounts payable on redemption of the underlying securities or otherwise.  In that event, holders of the underlying securities may be able to rely on the underlying securities guarantee for payment of those amounts.  However, in the event the first tier debentures issuer fails to pay interest on, premium, if any, or principal of the first tier debentures on the payment dates on which those payments are due and payable, including on any redemption date, then a registered holder of underlying securities may directly institute a direct action against the first tier debentures issuer on or after the respective due dates specified in the first tier debentures for enforcement of payment to that holder of the interest on, premium, if any, or principal of such first tier debentures having an aggregate principal amount equal to the aggregate liquidation amount of the underlying securities of such holder.

Except as described in this prospectus supplement, holders of underlying securities will not be able to exercise directly any other remedy available to the holders of first tier debentures or assert directly any other rights in respect of the first tier debentures.  See “Description of Underlying Securities—Underlying Securities Indenture—Underlying Securities Indenture and First Tier Indenture Events of Default” on page S-__, “Description of Underlying Securities—Description of the Guarantee” on page S-__.  [Conforming changes throughout to add references to first tier debentures.]]

[The underlying securities issuer has the ability to defer interest payments on the underlying securities.

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when the payments can be deferred in accordance with the underlying securities indenture].  If the underlying securities issuer defers distributions on the underlying securities, the trust will defer distributions on the trust certificates during any deferral period.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional amounts owed and paid by the underlying securities issuer as a result of the delay will be paid to the trust certificateholders.

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[_____] Class B [Callable] Trust Certificates

Because the underlying securities issuer has the right to defer interest payments, the market price of the underlying securities may be more volatile than other similar securities where the issuer does not have the right to defer interest payments.]

[If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificateholders may face adverse tax consequences.

Should the underlying securities issuer exercise its right to defer any payment of interest on the underlying securities, each underlying securities holder will be required to accrue interest income (as original issue discount) in respect of the deferred stated interest allocable to its share of the underlying securities for United States federal income tax purposes.  As a result, a trust certificateholder, as a beneficial owner of the underlying securities, would have to include this amount in gross income for United States federal income tax purposes prior to the receipt of any cash distributions.  In addition, the trust certificate holder would not receive cash from the underlying securities issuer related to this income if the trust certificateholder disposes of the trust certificates prior to the record date on which distributions of these amounts are made.  To the extent the selling price is less than the trust certificateholder’s adjusted tax basis (which will include, in the form of original issue discount all accrued but unpaid interest), the trust certificateholder will recognize a capital loss.  Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.]

[The payments owed to the trust certificateholders are unsecured obligations.

In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer [and the underlying securities guarantor].  According to the underlying securities prospectus, [the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated debt obligations of the underlying securities issuer.  The underlying securities and the indenture do not limit the underlying securities issuer or any of its subsidiaries from incurring additional debt.]

The trust owes certain payments to an affiliate of the underwriter.

On [__], as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from [__] to but not including the closing date set forth in this prospectus supplement.  In the event [an optional redemption,] a payment default or acceleration on the underlying securities occurs on or prior to [__] and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

[The rights of the trust certificateholders through the guarantee to participate in any distribution of assets of a subsidiary of the underlying securities guarantor could be found to be subordinate to the prior claims of the creditors of such subsidiary.

The guarantee is an unsecured obligation of the underlying securities guarantor and ranks equally with all other unsecured and unsubordinated indebtedness of the underlying securities guarantor.  However, because the underlying securities guarantor [is a holding company that] conducts substantially all of its operations through subsidiaries, the right of the underlying securities guarantor, and hence the right of creditors of the underlying securities guarantor (including holders of the underlying securities through the guarantee), to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the underlying securities guarantor itself as a creditor of the subsidiary may be recognized.]

The ratings of the trust certificates may change.

At the time of issuance, [Moody’s] and/or [S&P] will have assigned ratings to the Class B trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated “[__]” by [Moody’s] and “[__]” by [S&P].

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[_____] Class B [Callable] Trust Certificates

Any rating issued with respect to the Class B trust certificates is not a recommendation to purchase, sell or hold a security.  Ratings do not comment on the market price of the Class B trust certificates or their suitability for a particular investor.  The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit.  A revision or withdrawal of a rating may adversely affect the market price of the Class B trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust.

An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust.  The depositor’s affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed.  In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust.  The price to the public of the Class B trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.  [Accordingly, an investor may be able to purchase a comparable principal amount of underlying securities for less than the price paid for the Class B trust certificates.]

[In case of underlying securities guaranteed under the TLGP, include TLGP-related risk factors from base prospectus.]

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[_____] Class B [Callable] Trust Certificates

THE TRUST

The trust under which the trust certificates are issued will be a trust formed under the laws of the State of New York pursuant to the trust agreement.  Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust.  The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.  The proceeds from the issuance of the trust certificates will be used by the trust to purchase the underlying securities.  No other expenses incurred in connection with the selection and acquisition of the underlying securities will be payable from the proceeds of the issuance of the certificates.

[The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer.]  [The depositor directly purchased the underlying securities from the issuer, as the underlying securities are guaranteed under the TLGP.  In connection with such purchase, the underlying securities issuer represented and warranted to the depositor that it complies with the issuance requirements under the TLGP and that the underlying securities sold to the Depositor are entitled to the FDIC’s guarantee of such debt under the TLGP [describe others as appropriate].  The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

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[_____] Class B [Callable] Trust Certificates

DESCRIPTION OF THE TRUST CERTIFICATES

General

The trust certificates will be denominated and their distributions will be payable in U.S. dollars.  The Class B trust certificates each have a notional principal amount of $[__].

Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior distribution date (as defined on page S-__) or, in the case of the first collection period, from and including the original issue date, to and including the first distribution date.  Each [semi-annual] distribution on the Class B trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable to, but not including, each distribution date and such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

The holders of the Class B trust certificates will be entitled to receive, on each distribution date, commencing [__] and ending on the final scheduled distribution date, the payment of a distribution equal to [__]% per year multiplied by the principal amount of the underlying securities.]

[The holders of the Class A trust certificates will be entitled to receive, on each distribution date, commencing [__] and ending on the final scheduled distribution date, payment of distributions at a rate of [__]% per year on the stated amount of the Class A trust certificates, which begin accruing on the initial issuance of the Class B trust certificates, and a distribution of the principal amount of the underlying securities on [__].

The right of the holders of the Class B trust certificates to the interest payments received on the underlying securities by the trust is of equal priority with the right of the Class A trust certificateholders to receive distributions from those interest payments.  The Class B trust certificateholders will generally not be entitled to any allocation of any principal payments received on the underlying securities unless the underlying securities are redeemed, a default on the underlying securities occurs or the underlying securities [issuer/guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act].  See “- Redemption” and “- Default on Underlying Securities” below.

The Class B trust certificates will be delivered in registered form.  The Class B trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum notional principal amounts of and integral multiples of $[__] notional principal amount.  The underwriter will initially offer the Class B trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__]trust certificates.  The Class B trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below.  DTC has informed the depositor that DTC’s nominee will be Cede & Co.  No holder of any Class B trust certificate will be entitled to receive a certificate representing that person’s interest, except as set forth below under “Definitive Trust Certificates.”  Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by Class B trust certificateholders with respect to any Class B trust certificates shall refer to actions taken by DTC upon instructions from its participants.  See “-Definitive Trust Certificates” below and “Description of the Trust Certificates - Global Securities” on page 33 of the accompanying prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class B trust certificateholder under the trust agreement only at the direction of one or more participants having Class B trust certificates credited to their DTC accounts.  Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of certificates evidence specified voting rights.  DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

Definitive trust certificates will be issued to Class B trust certificateholders or their nominees only if:

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[_____] Class B [Callable] Trust Certificates

•
the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Class B trust certificates and the depositor is unable to locate a qualified successor, or

•	at the depositor’s option, it elects to terminate the book-entry system of the Class B trust certificates through DTC.

Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive Class B trust certificates.  Upon surrender by DTC of the global certificates representing the Class B trust certificates and receipt of instructions for re-registration, the trustee will reissue the Class B trust certificates as definitive trust certificates issued with the notional principal amounts owned by the individual Class B trust certificateholders.  Then, the trustee will recognize the holders of definitive Class B trust certificates as Class B trust certificateholders under the trust agreement.

[Redemption

Upon the redemption of the underlying securities, in whole [but not]/[or] in part, [at any time or from time to time] at the option of the underlying securities issuer[, or in whole but not in part upon the occurrence of a [description of triggering event] and if certain conditions are met at the option of the underlying securities issuer], the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than [30] nor more than [60] days’ notice of a date of an optional redemption.  The trust will then distribute these redemption proceeds pro rata to trust certificateholders[, including call holders who may have exercised their calls and acquired trust certificates prior to the date of redemption,] as described below.

In the event of an optional redemption, which may be in whole or in part at the option of the underlying securities issuer, the redemption price of the underlying securities will be equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) the sum of the present value as of the redemption date of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus [__] basis points, as calculated by an independent investment banker, plus, in either of the above cases, accrued and unpaid interest on the underlying securities to be redeemed to, but not including, the date on which the underlying securities are to be redeemed.  See “Description of Underlying Securities - Redemption - Optional Redemption” on page S-__.

The trust will then distribute these redemption proceeds as follows:

•
first, pro rata to the Class A trust certificateholders until each shall have received the stated amount of each Class A trust certificate they hold plus accrued and unpaid distributions on the Class A trust certificates to the redemption date,

•
second, pro rata to the Class B trust certificateholders until each shall have received the present value of future cash flows on Class B trust certificates at the redemption date discounted at [__]%, and

•
third, any remaining redemption proceeds will be divided between the classes of trust certificates in accordance with the allocation ratio, as defined on page S-__, and within each class, the redemption proceeds will be distributed pro rata to the certificateholders of that class of trust securities.

[If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of Class A trust certificates, and an equal notional principal amount of Class B trust certificates, proportional to the amount of underlying securities being redeemed and will redeem those Class A and Class B trust certificates and distribute the redemption proceeds as described in the preceding paragraph.  In the case of such redemption call warrant holders will have the opportunity to exercise their call warrants and call the certificates to be redeemed.  The number of trust certificates of a particular class selected by the trustee may be reduced by the number of any trust certificates of that class called pursuant to the exercise of call rights prior to the redemption.]]

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[_____] Class B [Callable] Trust Certificates

[Put Rights

If [description of triggering events] occur with respect to [the underlying securities issuer]/[the underlying securities guarantor] as more fully described under “Description of the Underlying Securities - Put Rights,” the underlying securities issuer will offer, no more than [__] days following the [triggering event], to repurchase all of the underlying securities, including those held by the trust, on a date which is not less than [__] and not more than [__] days from the date the [triggering event] notice was mailed by the underlying securities issuer.

If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholder.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per Class B trust certificate.]

[Listing on a Securities Exchange

The depositor does not intend to list the Class B trust certificates on a securities exchange.

Collections and Distributions

To the extent of available funds, the trust will make the following distributions in the following order of priority:

•	to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

•
pro rata to the holders of the Class A and Class B trust certificates, distributions at the rate of [__]% per year on the stated amount of the Class A trust certificates to the Class A trust certificateholders and [__]% per year multiplied by the principal amount of the underlying securities to the holders of the Class B trust certificates until the final scheduled distribution date,

•
divided between the classes in accordance with the proportionate interest of each class in any delayed interest payments on the underlying securities and each class’ portion distributed to the holders of each class pro rata, if available, of any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

•	to the Class A trust certificateholders, a distribution of the principal amount of the underlying securities held by the trust on the final scheduled distribution date,

•	to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust’s liabilities, and

•	if any funds remain in the certificate account after all of the trust’s liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

“Available funds” for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below.  If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses.  In the event of a payment default on the underlying securities, the trustee’s approved extraordinary expenses (see “Description of the Trust Agreement - The Trustee” on page S-__) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

If the trustee has not received payment on the underlying securities on or prior to a distribution date, the distribution will be made upon receipt of payment on the underlying securities.  No additional amounts will accrue

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[_____] Class B [Callable] Trust Certificates

on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the underlying securities issuer [or the underlying securities guarantor] as a result of the delay will be paid to the trust certificateholders.

The trustee shall invest all amounts received on or with respect to the underlying securities that are not distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments.  “Eligible investments” means, with respect to the trust certificates, those investments consistent with the trust’s status as a grantor trust under the Code and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date.  Income on these investments will constitute trust property.

The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders.  To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls.  The depositor will pay the trustee’s ordinary expenses.

Call Warrants

The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions.  The initial call warrant holder and every subsequent transferee of call warrants will be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call warrant will be a “Redeemable Security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the termination of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your Class B trust certificates in whole purchase your Class B trust certificates in whole [or in part] [for the sum of the present values at the Call Date, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date)]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates [plus, if the acceleration occurs prior to [___], $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the date of payment, discounted at the rate of [__]% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date[,]/[and] that such acceleration had not occurred [and that no portion of the underlying securities would have been redeemed] prior to that stated maturity date), all outstanding call warrants will be exercised automatically.  The Class B trust certificates will be purchased [for the sum of their present values at the payment date, discounted at a rate of [__]% per year, of

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[_____] Class B [Callable] Trust Certificates

the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred]/ [other call price], provided that upon payment to the holders of the Class B trust certificates of the amount set forth in clause (ii) above, any remaining proceeds from such acceleration payment will be paid to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate].

If a call warrant holder has met the exercise requirements set forth below, the holder may, on the Call Date, purchase a principal or notional amount of Class B or Class A trust certificates, as applicable, proportionate to such holder’s call warrant at the exercise price.  In order to exercise its call warrants, the call warrant holder must, not less than [30] days ([or not less than [three] days in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than [five] days prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to such Call Date,

•	notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

•
deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with [The Bank of New York Mellon], as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

•	provide the trustee with certain other documents customary for a transaction of this nature.

The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration.  Upon exercise of any call warrants on Class B trust certificates, the trustee will select a notional principal amount of Class B trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person’s Class B trust certificates are called.]

Exchange of Trust Certificates

Either:

•	Merrill Lynch & Co. or any of its affiliates, other than the depositor, or

•
any other person (or group of affiliated persons, where each member of the group holds no less than $500,000 in stated amount of trust certificates and is not the depositor) holding Class A trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than [30] days but not more than [60] days prior to a given distribution date, that it (or they) intends to tender its or their Class A and Class B trust certificates to the trustee on that distribution date in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the Class A trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than [5] days but not more than [60] days prior to a given date, that it (or they) intends to tender Class A trust certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B trust certificates to the trustee on that date in exchange for a proportional amount of underlying securities.  Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person or persons exercising the optional exchange.  No optional exchange

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[_____] Class B [Callable] Trust Certificates

can be made unless (A) the aggregate stated amount of Class A trust certificates tendered equals the aggregate notional principal amount of the Class B trust certificates tendered and (B) the Class A trust certificates are tendered in minimum lots of ___trust certificates and subsequent increments of ___trust certificates.  In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants.  Such optional exchange will not be made if:

•
the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”)[, or]

•	the exchange would affect the characterization of the trust as a “grantor trust” under the Code[, or]

•
[in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.]

See “Description of the Certificates - Optional Exchange” on page 31 of the accompanying prospectus.  Upon such tender of Class A and Class B trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the Class A trust certificates that were tendered.

Default on Underlying Securities

If there is a payment default on the underlying securities, the trustee will, on or immediately after the [30th] day after that default, sell the underlying securities, divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined below, and distribute each class’ portion of the proceeds pro rata to the holders of the trust certificates of that class.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer [or the underlying securities guarantor]:

(1)
pays all amounts when due, then, on or after [___], the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts pro rata to the trust certificateholders of that class and, prior to [___], the trustee will follow the procedure set forth in the second sentence below,

(2)
fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class, or

(3)
pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

[Insert TLGP disclosure from base prospectus if necessary.]

In addition, if the [underlying securities issuer]/[underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to trust certificateholders of that class.  If the events set forth in clause (1) of this paragraph occur on any business day before [___], and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A trust certificates [plus $[__] per Class A trust certificate and] plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made on the Class B trust certificates on or after the date of payment (assuming for purposes of such calculation, that the

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[_____] Class B [Callable] Trust Certificates

underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date) all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the Class A trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, second, the holders of the Class B trust certificates will be paid the amount set forth in clause (y) above[,][and] third, [to the extent of available acceleration proceeds, payment will be made to holders of the Class A trust certificates, pro rata, in an amount not to exceed $[__] per Class A trust certificate and, fourth,] any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) of this paragraph occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In this prospectus supplement, “allocation ratio” means the ratio of the Class A allocation to the Class B allocation.  The “Class A allocation” means the present value, discounted at the rate of [__]% per year, of:

(a)
the unpaid interest, except for the payments to be made to Class B trust certificateholders, due or to become due on the underlying securities on or prior to the final distribution date at the rate of [__%]/[distributions then in effect for the Class A trust certificates]; and

(b)	the principal amount of the underlying securities then held by the trust,

in each case assuming that the underlying securities are paid when due and are not accelerated or redeemed prior to their stated maturity date.  The “Class B allocation” means the sum of the present values, discounted at the rate of [__]% per year, of the unpaid payments due, or to become due, in respect of the payments to be made to the Class B trust certificateholders by the trust, assuming that the underlying securities are paid when due and are not accelerated [or redeemed] prior to their stated maturity date.

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[_____] Class B [Callable] Trust Certificates

THE DEPOSITOR AND SPONSOR

The depositor and sponsor, Merrill Lynch Depositor, Inc., is a Delaware corporation which was incorporated in 1997 as an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., known as Merrill Lynch.  The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10080 (Telephone:  (212) 449-1000).  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.

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[_____] Class B [Callable] Trust Certificates

DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-__ (Registration No. [__]).  The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed.  The trust created under the Series Supplement will consist of:

•	the deposited assets, and

•	all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement.  You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

The discussions in the accompanying prospectus under “Description of the Trust Agreement - Advances in Respect of Delinquencies” on page 38, “Description of the Trust Agreement - Matters Regarding the Trustee, Administrative Agent and the Depositor” (to the extent the discussion relates to the Administrative Agent) on page 39, “Description of the Trust Agreement - Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event” on page 41 and “Description of the Trust Agreement - Evidence as to Compliance” on page 48 are not applicable to the trust certificates.

The Trustee

[The Bank of New York Mellon] will be the trustee for the trust certificates and the trust pursuant to the trust agreement.  The trustee’s offices are located at [101 Barclay Street, 7W, New York, New York 10286, Attn:  Corporate Dealing & Trading and its telephone number is (212) 815-2896.]

[The Bank of New York Mellon is a New York banking corporation.]  [The Bank of New York Mellon] has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.  [The Bank of New York Mellon] is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

[The trust will not employ any other servicer for purposes of such administration of the trust property.  The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[The Bank of New York Mellon has extensive experience serving as trustee on securitizations of asset-backed securities.  Since [date], The Bank of New York Mellon has served as trustee on approximately [number] asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction.  As of [most recent year end], The Bank of New York Mellon’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers [number], with an outstanding certificate balance of approximately $_____ billion.  The depositor may maintain other banking relationships in the ordinary course of business with the trustee].

Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the trust certificates on each distribution date.  Based on the underlying asset information provided at closing, the trustee will perform distribution calculations and remit distributions on the distribution date to holders of trust certificates.  On the fifth business day following such distribution date, The Bank of New York Mellon will forward to the depositor, the holders of trust certificates and the rating agency a statement setting forth amounts received by the trustee on behalf of the trust, the amount of the distributions on such

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[_____] Class B [Callable] Trust Certificates

distribution date, and the aggregate stated amount and notional principal amount, as applicable on each class of trust certificates.

On each distribution date, the trustee will receive payment of (i) $[amount] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.

The trust agreement will provide that the trustee may not take any action that, in the trustee’s opinion, would or might cause it to incur extraordinary expenses, unless:

•	the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

•	the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

•
the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee’s own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

The trustee may at any time resign as trustee under the trust agreement by written notice of its election to do so, delivered to the depositor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.  The depositor or holders of more than 50% of the aggregate voting rights of a series of trust certificates, calculated in accordance with the allocation ratio, may at any time remove the trustee as trustee under the trust agreement by written notice delivered to the trustee.

If the trustee notifies the depositor that it elects to resign or the depositor or holders of the trust certificates notifies or notify the trustee that it or they elects or elect to remove the trustee as trustee under the trust agreement, the depositor will, within sixty days after the delivery of the notice of resignation or removal, appoint a successor trustee.  If no successor trustee has been appointed within sixty days, the trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Any successor trustee will promptly give notice of its appointment to the holders of trust certificates for which it is successor.  In addition, any entity into or with which the trustee may be merged, consolidated or converted shall be the successor of such trustee without the execution or filing of any document or any further act.

Events of Default

An event of default with respect to the trust certificates under the trust agreement will consist of:

•	a default in the payment of any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period);

•	a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

•	any other event specified as an event of default in the indenture.

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[_____] Class B [Callable] Trust Certificates

The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it.  However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless:

•	such trust certificateholder previously has given to the trustee written notice of a continuing breach,

•
trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

•	the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

•	the trustee has for 15 days failed to institute a proceeding, and

•
no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

“Required percentage-remedies” shall mean 66 2/3% of the voting rights.

Voting Rights

At all times, voting rights shall be allocated between the Class A and Class B trust certificate classes in accordance with the allocation ratio, as defined on page S-__.  Within each class, voting rights will be allocated pro rata among the trust certificateholders.  The “required percentage-amendment” of voting rights necessary to consent to a modification or amendment is 66 2/3%.  Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders of a particular class or the call warrant holders without the consent of 100% of the trust certificateholders of that class or the call warrant holders, as the case may be.  No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code.  See “Description of the Trust Agreement - Modification and Waiver” on page 45 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement.  If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date.  The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation.  The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the trust certificates) as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required after weighing the votes of the Class A and Class B trust certificateholders according to the allocation ratio.  Despite anything to the contrary, the trustee shall at no time vote or consent to any matter:

•	unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

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[_____] Class B [Callable] Trust Certificates

•
which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of all Class A and Class B trust certificateholders and the call warrant holders, or

•
except as provided in the second paragraph below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the consent of 100% of the Class A and Class B trust certificateholders and the call warrant holders.

The trustee shall have no liability for any failure to act resulting from trust certificateholders’ late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable.  Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding Class A and Class B trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder’s interests may differ from each other.

Termination of the Trust

The trust shall terminate upon the earliest to occur of:

•	the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

•	the exchange of all outstanding Class A and Class B trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

•	the distribution in full of all amounts due to the Class A and Class B trust certificateholders and

•	the final scheduled distribution date.

See “Description of the Trust Agreement - Termination” on page 49 of the accompanying prospectus.

In addition, the holders of all, but not less than all, outstanding Class A and Class B trust certificates may elect to terminate the trust at any time; provided that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act.  Under the terms of the Trust Agreement and the call warrants, the Class A and Class B trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

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[_____] Class B [Callable] Trust Certificates

FEES AND EXPENSES

As compensation for and in payment of trust expenses related to its services under the trust agreement the trustee will receive the following trustee fees as set out in the table below on each distribution date:

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount

Extraordinary trust expenses	To reimburse the trustee for expenses approved by 100% of holders of trust certificates.	The trustee	Available funds in the certificate account.	Has first priority and is paid before any payments are made to the holders of trust certificates.	variable
Ordinary trust expenses	To compensate the trustee and to reimburse it for certain expenses.	The trustee	Available funds in the certificate account. If such funds are insufficient then the depositor will pay the trustee the amount of such shortfall.	On each distribution date, subordinate to payments due to holders of the trust certificates.
[amount] plus (i) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (ii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.

[insert fee or expense title]	[insert description]	[insert description]	[insert description]	[insert description]	[insert $ amount]
TOTAL:					[insert total amount]

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[_____] Class B [Callable] Trust Certificates

DESCRIPTION OF THE UNDERLYING SECURITIES

General

The underlying securities represent the [sole] [primary] assets of the trust that are available to make distributions in respect of the trust certificates.  The primary economic terms of the underlying securities are described in “Summary of Economic Terms” beginning on page S-__ and “Summary Information Q&A” beginning on page S-__ in this prospectus supplement.

This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer [and the guarantee] [or the underlying securities guarantor].  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities [or guarantee].  All disclosures contained in this prospectus supplement with respect to the underlying securities issuer[, the underlying securities guarantor,] [and] the underlying securities [and the guarantee] are derived from publicly available documents.

The underlying securities convert into cash in a finite time period and the depositor reasonably believes [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] (a) [is]/[are] subject to the periodic reporting requirements of the Exchange Act; and (b) [is]/[are] eligible to use a Registration Statement on Form S-3 for [a primary offering of common stock]/[an offering of non-convertible investment grade securities].  As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities [issuer]/[guarantor] with the SEC.  Those reports should be reviewed by any prospective certificateholder of the trust.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]  For further information, see “Risk Factors - If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired” in the accompanying prospectus.  The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

The underlying securities [issuer]/[guarantor] is a [corporation]/[trust] formed under [ ] law [pursuant to the indenture].  According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, it is a [description of the underlying securities issuer and/or underlying securities guarantor].

[The principal executive office of the underlying securities issuer is at [_____________], and its telephone number is [_____] [and]/[or] the principal executive office of the underlying securities guarantor is at [_______] and its telephone number is [__________].]

According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, the underlying securities [issuer]/[guarantor] is [__].

The [underlying securities issuer] [and]/[or] [the underlying securities guarantor] [is]/[are] subject to the informational requirements of the Exchange Act and file[s] periodic reports and other information with the SEC.  You may inspect and copy these reports and other information at the SEC’s public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of these materials for a fee by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] [has]/[have] filed electronically with the SEC.

[In addition, you may inspect reports and other information concerning [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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[_____] Class B [Callable] Trust Certificates

Although we have no reason to believe the information concerning the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer contained in the prospectus related to the underlying securities [and the underlying securities guarantee] or in [the underlying securities issuer’s] [and]/[or] [the underlying securities guarantor’s] Exchange Act reports [is]/[are] not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  We have not made any due diligence inquiry with respect to the underlying securities issuer or the underlying securities.  [Revisions based on circumstances of underlying securities issuer]]  There can be no assurance that events affecting the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

[The depositor and sponsor will obtain the underlying securities to be deposited in the trust from Merrill Lynch, Pierce, Fenner & Smith Incorporated or another of its broker-dealer affiliates who have acquired the underlying securities at negotiated prices in secondary market transactions.]  [Insert alternate language in case of TLGP debt]  The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as in the range of [ ]% to [ ]% of their principal amount (plus accrued interest).  This market price is based on information about the underlying securities’ trading activity available on the Trade Reporting and Compliance Engine on [ ].  The foregoing market price of the underlying securities is not intended to indicate the market value of the trust certificates.

The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates.  Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust’s receipt of payments on the underlying securities [and the guarantee].  You should consider carefully the financial condition of the underlying securities issuer[, the underlying securities guarantor] and [its]/[their] ability to make payments in respect of such underlying securities.  This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities[, the guarantee,] [or] the underlying securities issuer [or the underlying securities guarantor].  Information contained in this prospectus supplement regarding the underlying securities issuer [and] [, the underlying securities guarantor,] the underlying securities [and the guarantee] is derived from the [____] relating to the underlying securities as filed with [the SEC] on [___].  None of the depositor, the underwriter or the trustee participated in the preparation of such documents and none of the depositor, the trustee or any of their affiliates take any responsibility for the accuracy or completeness of the information provided therein (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).

You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

Underlying Securities Indenture

The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying securities trustee [as supplemented by a [__] supplemental indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying trustee].  The underlying securities will mature on [__].  The underlying securities are [__]% of an issue totaling $[__].

The following summaries of certain provisions of the underlying securities[, the guarantee] and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated [__] relating to the underlying securities [and the guarantee], and are subject to, and are qualified in their entirety by reference to, all provisions of the prospectus, prospectus supplement and the indenture including the definitions therein of certain terms.  Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

S-36

[_____] Class B [Callable] Trust Certificates

Reference is made to the underlying securities prospectus [supplement] for the terms of the underlying securities not set forth herein.  Principal, premium, if any, and interest will be payable, and the underlying securities will be transferable, in the manner described in the underlying securities prospectus [supplement].

[The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the underlying securities issuer may issue debt securities from time to time in one or more series.]  [All debt securities issued under the indenture, including the underlying securities, are and will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the underlying securities guarantor.]

Interest on the underlying securities will be computed on the basis of a [360]-day year consisting of [twelve 30-day months].  If an interest payment date, redemption date or maturity date of any underlying security falls on a day that is not a business day, then payment of principal, premium, if any, or interest will be made on the next succeeding business day.

[No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.]

[The underlying securities will not be entitled to the benefit of any sinking fund.]

[The underlying securities will be the underlying securities issuer’s unsecured senior obligations that will rank on parity with all of the underlying securities issuer’s other unsecured senior indebtedness from time to time outstanding.]

Events of Default

The indenture limits the underlying securities issuer’s ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities.  Certain events of default contained in the indenture with respect to the underlying securities are as follows (capitalized terms used below are defined at the end of this section):

[Description of the events of default contained in the underlying securities indenture.]

Modification and Waiver

[Description of modification and waiver provisions contained in the underlying securities indenture.]

[Redemption

Redemption of underlying securities [Description of redemption provisions contained in the underlying securities indenture.]

[Special event redemption]

[Description of special event redemption provisions contained in the indenture, if any.]

[Tax Event]

[Description of tax event redemption contained in the underlying securities indenture.]]

[Put Right

The indenture provides that the underlying securities issuer is required to offer to repurchase the underlying securities upon the occurrence of a [description of triggering event] [description of any put rights contained in the underlying securities indenture].]

S-37

[_____] Class B [Callable] Trust Certificates

Ranking

[Description of the language regarding the ranking of the underlying securities contained in the underlying securities indenture.]

[Guarantee

[Description of the guarantee provisions contained in the underlying securities indenture or elsewhere.]]

[Covenants

According to the underlying securities prospectus, the underlying securities issuer has agreed to certain principal restrictions on its activities for the benefit of holders of the senior debt securities.  Unless waived or amended, the restrictive covenants summarized below will apply to the underlying securities as long as any of those underlying securities are outstanding.

[Limitations on Liens]

[Mergers and Similar Transactions]

[Sale and Leaseback]]

Governing Law

The underlying securities indenture[, the guarantee] and the underlying securities will be governed by, and construed in accordance with, the laws of the State of [New York].

[Information Concerning the Underlying Securities Trustee]

[Description of any conflict of the underlying securities trustee described in the underlying securities indenture.]  [Description of the nature of relationship between the underlying securities issuer and the underlying securities trustee under the indenture.]

Form, Denomination, Book- Entry Procedures and Transfer

[Description of the form, denomination, book-entry procedures and transfer items contained in the underlying prospectus.]

S-38

[_____] Class B [Callable] Trust Certificates

CREDIT ENHANCEMENT AND CREDIT SUPPORT

The Class B trust certificates will have the benefit of [description of credit enhancement or other support].  All losses not covered by the credit support will be allocated to the trust certificates.

[For any credit enhancement or credit support provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class, add the name, organizational structure and a general description its business.  In addition, for any credit enhancement or credit support provider liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the trust property, provide or incorporate by reference financial statements and other information with respect to the credit enhancement provider.]

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[_____] Class B [Callable] Trust Certificates

[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[Description of whether, and how, the sponsor, depositor or issuing entity is an affiliate of any of the trustee, significant obligor, credit support provider, swap counterparty or other material party related to the trust certificates contemplated by Item 1100(d)(1) of Regulation AB (each a “Relevant Party”), as well as, to the extent known and material, if so, and how, any of such Relevant Parties are affiliates of each other (in each case unless separately described in another section of the base prospectus or this supplement).]

[Description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions included in the issuance of the trust certificates, between the sponsor, depositor or issuing entity and any of the Relevant Parties, or any affiliates of such Relevant Parties, that currently exists or that existed during the past two years and that is material to an understanding of the trust certificates.]

S-40

[_____] Class B [Callable] Trust Certificates

LEGAL PROCEEDINGS

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the depositor and sponsor, the trustee or the trust, or any property thereof, that is material the holders of trust certificates.

S-41

[_____] Class B [Callable] Trust Certificates

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations described therein, is the opinion of Shearman & Sterling LLP as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Class B trust certificates by an initial holder of the Class B trust certificates.  This section supersedes the discussion contained in the accompanying prospectus under “U.S. Federal Income Tax Consequences” on page 63.

This discussion is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis, and to different interpretations.  This discussion does not deal with all United States federal income tax consequences that may be applicable to investors based upon their particular circumstances, or to investors that may be subject to special rules under United States federal income tax law (including, for example, banks, insurance companies, tax-exempt organizations, partnerships and other pass-through entities, dealers in securities or currencies, persons holding trust certificates as part of a “straddle,” a “hedge” or a “conversion transaction” or other integrated transaction investors who do not hold the trust certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar).  Furthermore, no authority exists concerning the tax treatment of some aspects of the Class B trust certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below.  Accordingly, the ultimate United States federal income tax treatment of the Class B trust certificates may differ substantially from that described below.  Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class B trust certificates based upon their particular circumstances.

As used herein the term “U.S. Person” means an individual citizen or resident of the United States, a corporation, (including a business entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.  If a partnership holds Class B trust certificates, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of a partnership holding Class B trust certificates should consult their own tax advisors.

Tax Status of Trust

In the opinion of Shearman & Sterling LLP, special United States federal income tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code.  Accordingly, each Class B trust certificateholder will be subject to United States federal income taxation as if it (i) owned directly the portion of the underlying securities allocable to such Class B trust certificates, (ii) wrote directly a call option on such underlying securities and (iii) paid directly its share of reasonable expenses paid by the trust.  As discussed further below, the portion of the underlying securities deemed to be directly owned by the Class B trust certificateholders will be treated as a newly-issued debt instrument under section 1286 of the Code.

Income of Class B Trust Certificateholders That Are U.S. Persons

In General

Based on the underlying securities’ prospectus supplement, this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes.  This assumption is necessary in order to discuss some of the material United States federal income tax consequences to the Class B trust certificateholders.  [The underlying securities prospectus supplement did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for United States federal income tax purposes.]  Generally the determination of whether an instrument is treated as indebtedness or as equity for United States

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[_____] Class B [Callable] Trust Certificates

federal income tax purposes is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay a fixed rate of interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer’s capital.  In the event that the underlying securities are not respected as indebtedness, the United States federal income tax consequences to the Class B trust certificateholders could be materially different from those described below.  For example, in such event, Section 1286 of the Code would not apply, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the underlying securities issuer, and any such dividends would be subject to United States federal withholding tax if paid to a foreign Class B trust certificateholder (as defined below).  The remainder of this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes.

The Class B trust certificates will represent ownership of an interest coupon strip from the underlying securities that is treated as a newly issued debt instrument under section 1286 of the Code, and a written call option on such debt instrument.  Although the matter is not entirely clear, the trustee intends to report assuming that the interest coupon strip represents a single newly-issued debt instrument and not a series of newly-issued debt instruments.  The remainder of this discussion assumes such United States federal income tax treatment.  The newly-issued debt instrument represented by the Class B trust certificates (referred to herein as the “Debt Instrument”) will be treated by section 1286 of the Code as purchased by the Class B trust certificateholders at original issuance at an “issue price” equal to the purchase price allocated to the Debt Instrument, determined in the manner described below under “Allocations.”  The excess of the stated redemption price at maturity of the Debt Instrument (which, for this purpose will include the sum of all payments scheduled to be received by Class B trust certificateholders in respect of the Debt Instrument) over its issue price will constitute original issue discount for United States federal income tax purposes.

Allocations

A Class B trust certificateholder must separately account for the Debt Instrument and the related call warrant for United States federal income tax purposes by establishing a separate purchase price for the Debt Instrument and a sale price for the call warrant.  A Class B trust certificateholder should be considered to have purchased its interest in the Debt Instrument for an amount equal to the cost of its interest in the Class B trust certificate plus the fair market value, at the time of purchase of the Class B trust certificate, of the call warrant that the Class B trust certificateholder should be deemed to have written.  Correspondingly, the Class B trust certificateholder is deemed to have received a payment in respect of the call warrant equal to its fair market value.  Accordingly, the Class B trust certificateholder’s initial tax basis in its interest in the Debt Instrument should be greater than the amount the Class B trust certificateholder paid directly for its interest in the Class B trust certificate.

When the Class B trust certificateholder sells an interest in a Class B trust certificate, the Class B trust certificateholder should be considered to have sold its interest in the Debt Instrument for a price equal to the sales price for its interest in the Class B trust certificate plus an amount equal to the fair market value, at the time of the sale of the Class B trust certificates, of the call warrant that the Class B trust certificateholder is deemed to have written, which amount the Class B trust certificateholder should be deemed to have paid to be relieved from the obligation.  Accordingly, the amount realized by the Class B trust certificateholder with respect to its interest in the Debt Instrument should be greater than the amount the Class B trust certificateholder received directly for its interest in the Class B trust certificate.

Taxation of Trust Assets

Interest Income

Each Class B trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the Debt Instrument (with an allowance for deductions as described below).

Original Issue Discount

Pursuant to Section 1286 of the Code, the Debt instrument will be issued with original issue discount that must be accrued into gross income, on a constant yield basis, regardless of the Class B trust certificateholder’s

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[_____] Class B [Callable] Trust Certificates

regular method of tax accounting.  Due to the required accrual of original issue discount for United States federal income tax purposes, a Class B trust certificateholder will be taxable on original issue discount in advance of the receipt of cash attributable to such income.

Sale or Exchange of Class B Trust Certificates or Retirement of the Debt Instrument

Upon the sale, exchange or other taxable disposition of a Class B trust certificate (including upon exercise of a call warrant) or upon the retirement or other taxable disposition of the Debt Instrument, a Class B trust certificateholder will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount realized upon the disposition allocated to the Debt Instrument and the Class B trust certificateholder’s tax basis in the Debt Instrument.  A Class B trust certificateholder’s tax basis for determining gain or loss on the taxable disposition or retirement of the Debt Instrument will be determined as described above, under “Allocations,” increased by any original issue discount previously included in gross income with respect to such Debt Instrument and decreased by any prior payments received on the Debt Instrument.  Gain or loss upon the taxable disposition or retirement of a Class B trust certificate or the Debt Instrument generally will be capital gain or loss.

Depending on the circumstances, a modification of the terms of the underlying securities would be a taxable event to Class B trust certificateholders on which they would recognize gain or loss for United States federal income tax purposes.  In addition, in certain circumstances, the trustee may divide the underlying securities between the Class A and Class B trust certificateholders in accordance with the allocation ratio and distribute each class’ portion of the underlying securities pro rata to the trust certificateholders of that class.  Such a distribution will be a taxable event to the Class B trust certificateholders on which they will recognize gain or loss equal to the difference, if any, between the fair market value of the underlying securities received and their adjusted tax basis in the Class B trust certificates on the distribution date.

Taxation of Call Premium

A Class B trust certificateholder will not be required to include immediately in gross income the option premium that it is deemed to receive when it purchases its interest in the Class B trust certificate.  Instead, such premium will be taken into account when the call warrant related to the Class B trust certificate lapses, is exercised or is otherwise terminated with respect to such Class B trust certificateholder.  In this regard, the trustee intends to report income in respect of the option premium based on the assumption that the call warrant lapses proportionately as payments of “principal” (i.e., the amount of each payment in excess of the original issue discount accrued during the preceding period) are received on the Class B trust certificates.  The portion of the call warrant that is deemed to lapse in a particular period is equal to the amount of the principal paid during that period over the Class B trust certificateholder’s adjusted tax basis (computed in the manner described above) in the Class B trust certificate as of the end of the preceding period.  Class B trust certificateholders are advised to consult their tax advisors regarding whether the call warrant should be treated as partially lapsing prior to the final payment of the Class B trust certificate.

A Class B trust certificateholder will include the option premium in income as short-term capital gain if the call warrant lapses.  If the call warrant is exercised, the Class B trust certificateholder will treat an amount equal to the option premium as part of the amount realized from the sale of the Debt Instrument.  If the Class B trust certificateholder transfers its interest in a Class B trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a “closing transaction” with respect to the option the Class B trust certificateholder is deemed to have written.  Accordingly, the Class B trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of option premium and the amount the Class B trust certificateholder is deemed to pay, under the rules discussed above, to be relieved from the Class B trust certificateholder’s obligation under the option.

If a Class B trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call option would be proportionately extinguished and such Class B trust certificateholder would be treated as holding solely its proportionate share of the underlying Debt Instrument.  This extinguishment of the call option would be a taxable event.  Accordingly, the Class B trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the Class B trust certificateholder purchased its Class B trust certificate and the amount paid for the call warrants.  Such gain or loss would constitute short-term capital gain or loss.

S-44

[_____] Class B [Callable] Trust Certificates

Potential Recharacterization of Exercise of Call Warrant

With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular Class B trust certificates that are selected to be tendered to the trustee.  It is possible, however, that the IRS may assert an alternative treatment of the exercise of a call warrant.  For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each Class B trust certificateholder’s interest in the Debt Instruments.  In that event, all Class B trust certificateholders would be required to recognize gain or loss on the exercise computed in the same manner as if they had sold a pro rata portion of their Class B trust certificates pursuant to the exercise of a call warrant.  The non-tendering Class B trust certificateholders would then be deemed to have used the cash deemed received on the exercised call to purchase Class B trust certificates from the Class B trust certificateholder whose Class B trust certificates were actually tendered to the trustee.  Class B trust certificateholders are advised to consult their tax advisors regarding this potential recharacterization.

Deductibility of Trust’s Fees and Expenses

In computing its United States federal income tax liability, a Class B trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code.  If a Class B trust certificateholder is an individual, estate or trust, the deduction for such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.  Class B trust certificate holders are advised to consult their tax advisors regarding the deductibility of such fees.

Tax Information Reporting

The IRS issued regulations in 2006 providing information reporting rules for widely held fixed investment trusts. These rules will apply to the trust and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items.

Application of the Straddle Rules

The Class B trust certificateholder’s interest in the Debt Instruments and the related call warrant likely constitute positions in a straddle.  Under the straddle rules, a Class B trust certificateholder selling its interest in the Class B trust certificate would be treated as selling its interest in the Debt Instruments at a gain or loss which would be short-term because the Class B trust certificateholder’s holding period would be tolled.  (As discussed above, the Class B trust certificateholder’s gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules.)  In addition, the straddle rules require a Class B trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to the Class B trust certificateholder’s interest in a Class B trust certificate.  Further, if the IRS were to take the position that a Class B trust certificateholder’s interest in the Debt Instrument and the call warrant constituted a “conversion transaction” under Section 1258 of the Code, as well as a straddle, then a portion of the gain with respect to the Debt Instrument or the call warrant might be characterized as ordinary income.  Class B trust certificateholders are advised to consult their tax advisors regarding these issues, including the advisability of a protective netting identification under Treasury regulation Section 1.1258-1.

Foreign Class B Trust Certificateholders

Withholding Tax on Payments of Principal, Interest and Original Issue Discount on Class B Trust Certificates

Interest paid to Class B trust certificateholders that are neither U.S. Persons nor partnerships (“foreign Class B trust certificateholders”) including original issue discount accrued on the Class B trust certificates, generally will not be subject to the 30% United States federal withholding tax on interest paid from United States sources, provided that (i) the foreign Class B trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of any underlying securities issuer, (ii) the foreign Class B trust certificateholder is not a controlled foreign corporation for United States tax purposes that is directly or indirectly related to the underlying securities issuer through stock ownership, (iii) the foreign Class B trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the beneficial

S-45

[_____] Class B [Callable] Trust Certificates

owner of the Class B trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a “financial institution”) and holds the Class B trust certificates, certifies under penalties of perjury that such an IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.  Otherwise, the 30% United States federal withholding tax may apply to interest received by a foreign Class B trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax.  In general, foreign Class B trust certificateholders will not be subject to United States federal withholding tax on amounts received or deemed received with respect to the option associated with the Class B trust certificate.

If a foreign Class B trust certificateholder holds the Class B trust certificates in connection with the conduct of a trade or business within the United States, payments of interest, including original issue discount, on the Class B trust certificates will not be subject to United States federal withholding tax if the holder delivers an IRS Form W-8ECI (or a suitable substitute form) to the payor.  However, the foreign Class B trust certificateholder will be subject to United States federal income tax with respect to income derived from the Class B trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax.  Such a Class B trust certificateholder also may be subject to a branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

Gain on Disposition of Class B Trust Certificates

A foreign Class B trust certificateholder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other taxable disposition of a Class B trust certificate, or upon the retirement of the Debt Instrument, unless:

•
the foreign Class B trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and either (A) has a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

•
in the case of an amount which is attributable to accrued interest, the foreign Class B trust certificateholder does not meet the conditions for exemption from the 30% United States federal withholding tax, as described above; or

•	the gain is effectively connected with the foreign Class B trust certificateholder’s conduct of a United States trade or business.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Class B trust certificates and the proceeds from a sale or other taxable disposition of the Class B trust certificates.  If you own Class B trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax on these payments unless you are an exempt recipient or you provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a foreign Class B trust certificateholder, you may have to comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements.  The certification on an IRS Form W-8BEN, required to claim exemption from 30% United States federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the United States backup withholding tax as well.

The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

S-46

[_____] Class B [Callable] Trust Certificates

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan’s investment in the entity (each, a “Plan”).

In accordance with ERISA’s general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan’s overall investment policy and the composition and diversification of its portfolio.  Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (“Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code).  Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “Plan Assets.”  Under Section 2510.3-101 of the United States Department of Labor regulations (the “Regulation”), “Plan Assets” may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a “publicly offered security” or (2) equity participation by “benefit plan investors” is not “significant.”

Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan’s investment in trust certificates, no assurance can be provided that such will be the case.  However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

S-47

[_____] Class B [Callable] Trust Certificates

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] has agreed to purchase, all of the Class B trust certificates.  The underwriter proposes to offer the Class B trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $[__] per Class B trust certificate.  The underwriters may allow, and the dealers may reallow, a discount not in excess of $[__] per Class B trust certificate to other dealers.  After the initial offering, the public offering price, concession and discount may be changed.

In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the Class B trust certificates.  Such transactions consist of bids or purchases to peg, fix or maintain the price of the Class B trust certificates.  If the underwriter creates a short position in the Class B trust certificates, i.e., if it sells more Class B trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing Class B trust certificates in the open market.  Purchases of a security in the open market to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class B trust certificates.  In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

If the size of the trust is increased, the underwriter may participate in offerings of additional Class B trust certificates, as contemplated on the cover of this prospectus supplement.  Additional Class B trust certificates may be sold for cash or delivered to cover short positions as more fully described in the “Underwriting” section on page 67 of the accompanying prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

S-48

[_____] Class B [Callable] Trust Certificates

VALIDITY OF THE CLASS B TRUST CERTIFICATES

Shearman & Sterling LLP, New York, New York, will pass upon the validity of the Class B trust certificates for the depositor [and for the underwriter].

S-49

[_____] Class B [Callable] Trust Certificates

RATINGS

It is a condition to the issuance of the Class B trust certificates that the Class B trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the Class B trust certificates addresses the ultimate cash receipt of all required interest payments on the Class B trust certificates at the earliest of the Call Date and the final scheduled distribution date as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]

[S&P’s rating of the Class B trust certificates addresses the likelihood of timely payment of interest on the Class B trust certificates or any underlying securities distributed in respect of the Class B trust certificates.  The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities.]  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  The rating on the Class B trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  You should evaluate each security rating independently of similar ratings on different securities.

The depositor has not requested a rating on the Class B trust certificates by any rating agency other than [Moody’s] and [S&P].  However, the depositor cannot assure you as to whether any other rating agency will rate the Class B trust certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on the Class B trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class B trust certificates by [Moody’s] and [S&P].

[Moody’s] [S&P] may maintain ongoing surveillance with respect to the trust certificates, but the depositor will no monitor any changes in the rating of the trust certificates.

S-50

[_____] Class B [Callable] Trust Certificates

[___] Class B [Callable] Trust Certificates

($[__] Stated Amount)

PPLUS

CLASS B TRUST CERTIFICATES
SERIES [__]

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

[                    ]

Until [90] days after the date of this prospectus, all dealers effecting transactions in the offered Class B trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates.  This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

Floating Rate Trust Certificates

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated [____ ___]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [ ])

Merrill Lynch Depositor, Inc.
Sponsor and Depositor

_______ PPLUS
FLOATING RATE TRUST CERTIFICATES
($[ ] STATED AMOUNT)

PPLUS TRUST SERIES [ ]
Issuing Entity

(Underlying Securities Will Be [ ]% Notes due [ ] Issued by [ ] Guaranteed to the extent set forth herein by [ ])

Underwriting Discount	Number of Certificates	Distribution Rate	Price to Public

$[--]	[---]	[---]%	$[--]

[(1) Where [___] trust certificates or more are purchased, the underwriting discount is $ [___] per trust certificate.  For more information with respect to the terms of the underwriting of the trust certificates, see “Underwriting” below.]

[(2) The public offering price for any single transaction to purchase [___] trust certificates or more will be $[___] per trust certificate.]

The Issuing Entity:

•	PPLUS Trust Series [__] will be a trust formed under the laws of the State of New York.

•
The trust will issue PPLUS [__]% Floating Rate Trust Certificates Series [__] (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor.  The depositor has agreed to sell the trust certificates to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

•
The underwriter proposes to offer the trust certificates at the offering price set forth above and will initially offer the trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates.

•
Each trust certificate will evidence the right to receive [quarterly] interest payments on its outstanding principal balance at a floating interest rate [description of the interest distribution rate][; provided that such rate will always be equal to or greater than [__]% but will not exceed [__]%,] and the right to receive a payment of principal on the final distribution date, to the extent such amounts are received by the trust on the underlying securities.

•
The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities and an interest rate swap agreement (the “swap agreement”) between the depositor and [Merrill Lynch Capital Services, Inc.] the swap counterparty.  All payment obligations of the swap counterparty will be fully and unconditionally guaranteed by Merrill Lynch & Co., the swap guarantor.

Floating Rate Trust Certificates

•
[Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part.  Holders of trust certificates cannot cause call warrant holders to exercise their call rights.  The call price will be the stated amount of each trust certificate called plus accrued and unpaid distributions thereon and, in certain cases, a premium.  The call warrants are not being offered pursuant to this prospectus supplement.]

•	The distributions on the trust certificates will be made [semi-annually]; the first expected distribution date is [__].

•	The trust certificates will have the benefit of [description of credit enhancement or other support].

•
Although the trust intends to apply to have the trust certificates listed on the New York Stock Exchange, the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

The Underlying Securities And Swap Agreement:

•
The underlying securities and the swap agreement, each of which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust.  The underlying securities will consist of $[__] [__]% [underlying securities] due [__] issued by [__], a [__] [and guaranteed by [__], a [__] to the extent described under “Description of the Underlying Securities”.]  The swap agreement will be entered into by the depositor and the swap counterparty, with all payment obligations of the swap counterparty to be fully and unconditionally guaranteed by the swap guarantor.

•	Upon an early termination of the swap agreement, you may suffer losses as a result of an early termination payment, if any, payable to the swap counterparty.

Investing in the trust certificates involves certain risks, which are described in the “Risk Factors” sections beginning on page S-[ ] of this prospectus supplement and on page 5 of the accompanying prospectus.

The trust certificates represent interests in the issuing entity only and do not represent obligations of or interests in the depositor/sponsor or any of its affiliates.  The trust certificates do not represent a direct obligation of the underlying securities issuer[, the underlying securities guarantor] or any of [its/their] affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

The trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about [ ].

Merrill Lynch & Co.

The date of this prospectus supplement is [ ].

Floating Rate Trust Certificates

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of trust certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of trust certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of trust certificates to the public” in relation to any Class B trust certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the trust certificates to be offered so as to enable an investor to decide to purchase or subscribe the trust certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter represents and agrees that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the trust certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust certificates in, from or otherwise involving the United Kingdom.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL PROMOTION ORDER, (III) ARE OUTSIDE THE UNITED KINGDOM, OR (IV) ARE PERSONS TO WHOM AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000) IN CONNECTION WITH THE ISSUE OR SALE OF ANY TRUST CERTIFICATES MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

Floating Rate Trust Certificates

Prospectus Supplement

Page

SUMMARY OF ECONOMIC TERMS	S-1
SUMMARY INFORMATION Q&A	S-12
RISK FACTORS	S-19
THE TRUST	S-25
DESCRIPTION OF THE TRUST CERTIFICATES	S-26
THE DEPOSITOR AND SPONSOR	S-32
DESCRIPTION OF THE TRUST AGREEMENT	S-33
FEES AND EXPENSES	S-37
DESCRIPTION OF THE UNDERLYING SECURITIES	S-38
DESCRIPTION OF THE SWAP AGREEMENT	S-44
CREDIT ENHANCEMENT AND CREDIT SUPPORT	S-50
[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]	S-51
LEGAL PROCEEDINGS	S-52
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-53
ERISA CONSIDERATIONS	S-62
UNDERWRITING	S-63
VALIDITY OF THE TRUST CERTIFICATES	S-64
RATINGS	S-65

Prospectus

Summary Information Q&A	1
Risk Factors	5
Important Notice about Information Presented in this Prospectus and the Prospectus Supplement	12
Where You Can Find More Information	13
Incorporation of Certain Documents by Reference	13
Reports to Certificateholders	13
The Depositor & Sponsor	14
Use of Proceeds	15
Establishment of the Trust	15
Maturity and Yield Considerations	17
Description of the Trust Certificates	18
Description of the Trust Agreement	36
Description of Underlying Securities and Other Assets Deposited in the Trust	51
Currency Risks	62
U.S. Federal Income Tax Consequences	63
ERISA Considerations	64
Underwriting	67
Legal Matters	69

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not, and the underwriter has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents.  Our business, financial condition, results of operations and prospects may have changed since such dates.

i

Floating Rate Trust Certificates

SUMMARY OF ECONOMIC TERMS

This summary highlights the principal economic terms of the underlying securities, the swap agreement and the trust certificates being issued by the trust.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

The Trust Certificates

Depositor and Sponsor
Merrill Lynch Depositor, Inc.  The depositor is also the “sponsor” with respect to the trust certificates for purposes of Item 1101(l) of Regulation AB promulgated under the Securities Act of 1933 and references to the “depositor” herein also include the depositor in its capacity as sponsor.

The Issuing Entity	PPLUS Trust Series [ ], the “trust”, formed by Merrill Lynch Depositor, Inc. and the trustee.

Securities offered	PPLUS Floating Rate Trust Certificates Series [ ].

Initial number of trust certificates	[_____]

Aggregate stated amount	$[_____]

Final scheduled distribution date
[_______________]  [If underlying securities are guaranteed under the TLGP:  The final distribution date for the trust certificates will be [the business day immediately following] the stated maturity of the underlying securities, which is [   ], [   ].]

Distributions

General	All distributions of payments or underlying securities will be made on a pro rata basis to the holders of the trust certificates.

Rate of interest distribution amounts
For the first distribution period, from and including the closing date to, but excluding, the first distribution date, the interest distribution amount will be payable at the rate of [ ]% per annum.  Thereafter, the interest distribution amount rate will be calculated [description of interest distribution rate][, but in no event shall the interest distribution amount rate be less than the minimum certificate rate or greater than the maximum certificate rate.]  The interest distribution amount rate will be reset [quarterly] on each distribution reset date and will be payable on each distribution date.

Following the occurrence of a swap agreement termination event that is not a trust termination event, interest will be payable at a fixed rate equal to [ ]%.

[During the continuance of an Extension Period (as defined herein) with respect to the underlying securities, an interest distribution amount will accrue on the principal balance of the trust certificates (and on any interest distribution amount that is due) referred to

Floating Rate Trust Certificates

herein as “deferred interest”, but such deferred interest will not be distributed to holders of the trust certificates until the Extension Period ends.]

[Base rate]	[Base rate], as defined in the accompanying prospectus.

Maximum certificate rate	[_____]%

Minimum certificate rate	[_____]%

Distribution reset date	The second [London]/[New York] banking day preceding the commencement of the applicable distribution period.

Distribution period
With respect to the first distribution date, the period from and including the closing date to but excluding the first distribution date and, thereafter, with respect to each distribution date, the period from and including the preceding distribution date to but excluding the current distribution date.

[[___] may defer the payment of interest on the junior subordinated debentures (as defined below) at any time and in each case for up to 10 [semiannual] consecutive interest distribution periods, provided that (i) no Extension Period may extend beyond the stated maturity date of the junior subordinated debentures; and (ii) [___] is not in default under the subordinated debt indenture governing the junior subordinated debentures.  If there is a deferral, the underlying securities issuer also will defer distributions on the underlying securities.  Before any Extension Period ends, [___] may elect to extend the period further.  At the end of any Extension Period and upon payment of all interest then accrued and unpaid, [___] may elect to begin a new Extension Period.  There is no limitation on the number of Extension Periods.  If [___] does this, then payments of interest distribution amounts on the trust certificates will stop being made until [___] pays interest on the junior subordinated debentures and the underlying securities issuer pays interest on the underlying securities again.]

Principal distribution
[Unless their trust certificates are earlier purchased pursuant to the exercise of a call warrant,] the holders of the trust certificates will receive a distribution of the principal amount of the underlying securities on the final scheduled distribution date.

Deposited assets
The deposited assets will consist of the underlying securities and the swap agreement.  See “—The Underlying Securities”, “—The Swap Agreement”, “Description of the Underlying Securities” and “Description of the Swap Agreement” below.

Credit support and credit enhancement	The Class B trust certificates will have the benefit of [description of credit enhancement or other support]. All losses not covered by the credit support will be

Floating Rate Trust Certificates

allocated to the trust certificates.

Liquidation and other performance triggers
Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] [the exercise of an optional exchange,] if the underlying securities issuer ceases to file Exchange Act reports or a default on the underlying securities.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

Cut-off date	[_____]

Distribution dates
The [      ] day of each [      ], [      ], [      ] and [      ], or if any such date is not a business day, then the next succeeding business day, to the persons in whose names the trust certificates are registered on the record date immediately preceding such distribution date, commencing [      ].

Record date	The business day immediately preceding each distribution date.

[Call warrant
On any business day on or after [      ] that any call warrant holders designate as a “Call Date”, the call warrant holders may, upon notice of not less than [30] days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days’ notice, or when a tender offer for the underlying securities is pending, not less than five days’ notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date.

On any business day before [      ] and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date”, the call warrant holders may, in the case of receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust

Floating Rate Trust Certificates

certificates in whole [or in part] at their stated amount plus any accrued and unpaid distributions to the Call Date, provided that if the warrants are to be exercised after the announcement of any redemption or other unscheduled payment of the underlying securities and prior to such redemption or other unscheduled payment, then the call date designated by the call warrant holder must be the [second] business day prior to such redemption or other unscheduled payment.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due where the acceleration payment exceeds the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date.  However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.]

[Mandatory redemption	The trust certificates will be redeemable on an optional redemption of the underlying securities. See “Description of the Underlying Securities — Optional Redemption” below.]

Denominations; specified currency
The trust certificates will each have a stated amount of $[ ] and will be denominated and payable in U.S. dollars.  The underwriter will initially offer the trust certificates in minimum lots of [___] trust certificates and subsequent increments of [___] trust certificates.

Collection periods
[Semiannual] periods (or, in the case of the first collection period, from and including the original issue date to, and including, the first distribution date).  Any income to the trust, including interest payments on underlying securities, collected during a collection period will be used to pay the trust’s obligations to the swap counterparty, the certificateholders, the trustee and others as set out in the Series Supplement.

Form of trust certificate
Book-entry certificates with The Depository Trust Company, or DTC.  See “Description of the Trust Certificates–Definitive Trust Certificates” on page S-[___].  Distributions will be settled in immediately available (same-day) funds.

Floating Rate Trust Certificates

Trustee	[The Bank of New York Mellon.]

Trustee Compensation
As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary expenses), on each distribution date, the trustee will receive payment of (i) $[ ] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.  See “Description of the Trust Agreement–The Trustee.”

Ratings
The trust certificates are expected to be rated “[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.] or both.  See “Ratings.”

It is a condition to the issuance of the trust certificates that the Class A trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

Trust certificate’s CUSIP number	[_____].

The Underlying Securities

Underlying securities
[_____]% [Notes] due [ ] issued by the underlying securities issuer [and fully and unconditionally guaranteed by the underlying securities guarantor].  [Each underlying security represents an undivided preferred beneficial interest in the assets of the underlying securities issuer.  The underlying securities issuer used the proceeds from the sale of its capital securities and its common securities to purchase [__]% junior subordinated debentures due [_____], or the junior subordinated debentures issued by [__].  The underlying securities issuer will pass through to the holders of the underlying securities as distributions the interest payments it receives from [__] on the junior subordinated debentures.]

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLGP”).  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and

Floating Rate Trust Certificates

credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  The trust certificates are not guaranteed by and do not represent obligations of the FDIC under the TLGP.  In addition, the trust certificates are not guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.]

Underlying securities issuer	[_______________].

[[Each][The] underlying securities issuer is (A) an “eligible entity” (as defined under Section 370.2(a) of the TLGP and a “participating entity” (as defined under Section 370(g)(1) of the TLGP) and (B) has not opted out of the TLGP under the terms thereof.  [Each][The] underlying securities issuer will convey the underlying securities issued by it under the TLGP to [the Depositor] [[an affiliate of the Depositor] which will in turn convey them to the Depositor] on [the closing date of this offering].]

[Underlying securities guarantor
[__________] has fully and unconditionally guaranteed the underlying securities issuer’s obligation on the underlying securities to the extent described below under “Description of the Underlying Securities–Description of the Guarantee”.]

Underlying securities trustee	[__________].

Underlying securities original issue date	[__________].

Underlying securities final payment date	[__________].

Denominations; specified currency	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[ ] and multiples thereof.

Underlying securities payment dates
[__________] and [__________], or if any such date is not a business day, then the next succeeding business day to the persons in whose names the underlying securities are registered at the close of business on the [ ] or [ ], respectively, immediately prior to the relevant interest payment date, subject to certain exceptions.

Underlying securities rate
[_____]% per annum.  [[___] may defer the payment of interest on the junior subordinated debentures at any time and in each case for up to [___] semiannual consecutive distribution periods, or an Extension Period, provided that (i) no Extension Period may extend beyond the stated maturity date of the junior subordinated debentures; and (ii) [_____] is not in default under the subordinated debt indenture governing

Floating Rate Trust Certificates

the junior subordinated debentures.

If there is a deferral, the underlying securities issuer also will defer distributions on the underlying securities.  Before any Extension Period ends, [_____] may elect to extend the period further.  At the end of any Extension Period and the payment of all interest then accrued and unpaid, [_____] may elect to begin a new Extension Period.  There is no limitation on the number of Extension Periods.]

Underlying securities distribution periods	[Semiannual] periods

[Redemption	[Brief description of the redemption provisions in the underlying securities indenture] See “Description of the Underlying Securities–Redemption” below.

[Tax event redemption	[Brief description of redemption in connection with a tax event contained in the underlying securities indenture.]

See “Description of the Underlying Securities–Tax Event” on page S-[___].]

[Special event	[Brief description of how a special event will change maturity, redemption or other aspects of the underlying securities.] See “Description of the Underlying Securities – Special Event” on page S-__.]

Form of security	Book-entry securities with DTC.

Ratings	“[_____]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[ ]” by [Moody’s Investors Service, Inc.]

Underlying securities’ CUSIP number	[ ].

The Swap Agreement

Swap Agreement
On the date of this prospectus supplement, the depositor will enter into an ISDA Master Agreement (including the schedule thereto and a confirmation thereunder) with the swap counterparty, pursuant to which the depositor will agree to exchange interest payments received on the underlying securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the trust certificates.

[The swap counterparty, under the swap agreement, will also agree to make a one-time payment to the depositor immediately upon the execution of the swap agreement.  The depositor will retain the one time payment, but on the closing date the depositor will assign all its other rights and obligations under the swap agreement to the trust.]

Floating Rate Trust Certificates

For purposes of this prospectus supplement, any rights and obligations the trust has under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.

Swap counterparty	[Merrill Lynch Capital Services, Inc.] will serve as the swap counterparty. The payment obligations of the swap counterparty will be fully and unconditionally guaranteed by the swap guarantor.

Swap guarantor	[__________]

Swap guarantor’s rating	The swap guarantor currently has a long-term debt rating of “[ ]” from [Moody’s] and “[ ]” from [Standard & Poor’s].

Swap payments by the trust
Provided no swap agreement termination event shall have occurred, on each underlying securities payment date, the trust will pay to the swap counterparty the interest payment, [including any deferred interest,] received by the trust in respect of such underlying securities payment date; provided, however, that any accrued interest on the underlying securities from and including [date underlying securities are acquired] to but excluding the closing date will be payable to the depositor.

Swap payments by the swap counterparty
Provided no swap agreement termination event shall have occurred, on each distribution date and on the final distribution date, an amount equal to the interest distribution amount [and upon termination of any Extension Period an amount equal to the deferred interest will be paid by the swap counterparty to the trust; provided, however, that the swap counterparty will not be obligated to make any payments to the trust during the continuance of an Extension Period with respect to the underlying securities.]

Payment currency	United States Dollars

Calculation Agent	[Merrill Lynch Capital Services, Inc.]

Early termination of the swap agreement
The occurrence of any of the following constitutes a termination event under the swap agreement (each, a “swap agreement termination event”) in respect of which the swap counterparty, on the one hand, or the trust, on the other hand, is a “defaulting party” or an “affected party”:

(i)
the swap counterparty fails to make any payment under the swap agreement, and such failure is not remedied by the fifth business day after notice of such failure is given to it, in which case the swap counterparty is the defaulting party;

(ii)	the trust fails to make any payment under the swap agreement, and such failure is not

Floating Rate Trust Certificates

remedied by the fifth business day after notice of such failure is given to it, in which case the trust is the defaulting party (a “trust swap payment default”);

(iii)	certain events of bankruptcy, insolvency or reorganization in respect of the swap counterparty, in which case the swap counterparty is the defaulting party;

(iv)	[brief description of events under the underlying securities that could cause a swap termination event, including payment defaults and bankruptcy events];

(v)
as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the swap counterparty to comply with any material provision of the swap agreement, including any payment obligation, in which case the swap counterparty is the affected party (a “counterparty regulatory event”);

(vi)
as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the trust to comply with any material provision of the swap agreement, including any payment obligation, in which case the trust is the affected party (a “trust regulatory event” and, together with a counterparty regulatory event, a “regulatory event”);

(vii)	the underlying securities issuer ceases to file Exchange Act reports, in which case the trust is the affected party;

(viii)	the swap guarantor ceases to file Exchange Act reports, in which case the swap counterparty is the affected party; and

(ix)
[an optional redemption or repurchase of or other unscheduled payment by the underlying securities issuer on 100% of the underlying securities prior to the final distribution date, in which case the trust is the affected party.]

The swap agreement termination events specified in paragraphs (ii), (iv), (v), (vi), (vii) and (ix) above are each also a “trust termination event”.  Following any swap agreement termination event that is not a trust termination event, (i) there will be no early termination payment payable by either party to the swap agreement and (ii) the obligations of the swap counterparty and the trust under the swap agreement will terminate.

Following any swap agreement termination event that is also a trust termination event, an early termination

Floating Rate Trust Certificates

payment will be payable under the swap agreement.  Additionally, following a partial swap termination event, an early termination payment will be payable under the swap agreement based on the percentage of the swap notional amount being terminated, but the trust will only be obligated to make such early termination payment that it owes to the swap counterparty to the extent it has funds available therefor on the related distribution date.

In the event the underlying securities are liquidated as a result of a default by the underlying securities issuer on its obligations, the underlying securities issuer ceases to file Exchange Act reports, or an underlying securities bankruptcy event, trust swap payment default or regulatory event occurs, any early termination payment payable by the trust to the swap counterparty will be deducted from the liquidation proceeds payable to the holders of the trust certificates.  If any early termination payment is payable by the swap counterparty to the trust, the amount of such payment will be added to the proceeds payable to the holders of the trust certificates.

In the event the underlying securities are redeemed, repurchased or repaid, in whole or in part, prior to their maturity, the redemption proceeds will be used to pay holders of the trust certificates an amount equal to (i) the principal balance of the trust certificates being redeemed and (ii) accrued and unpaid interest thereon.  Any make-whole amount or other additional proceeds will be used to satisfy any early termination payment payable to the swap counterparty and, thereafter, will be paid to the holders of the trust certificates.  If any early termination payment is payable by the swap counterparty to the trust, the amount of such payment will be added to the redemption proceeds payable to the holders of the trust certificates.  See “Description of the Swap Agreement–Events of Default and Termination Events” and “–Payments Upon Early Termination” below.

U.S. federal income tax consequences
Shearman & Sterling LLP, special U.S. federal tax counsel to the depositor, has provided its opinion of counsel to the effect that the trust will be classified under current U.S. federal income tax law as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation.  Accordingly, each trust certificateholder generally will be treated for U.S. federal income tax purposes as if the trust certificateholder (i) owned directly a pro rata undivided interest in the underlying securities and swap agreement held by the trust, (ii) wrote directly a call warrant on such interest in the underlying securities and swap agreement and (iii) paid directly its share of reasonable expenses paid by the trust.  The terms of the trust certificates require an initial trust certficateholder to make an “integration election” (as defined herein) with respect to the trust certificates in accordance with applicable Treasury regulations.  See “U.S. Federal Income Tax Consequences” below.

Floating Rate Trust Certificates

The following diagram outlines the structure of the transactions contemplated in this prospectus supplement.

PPlus Floating Rate Certificates

*Floating Rate will sometimes be subject to a minimum rate and / or maximum rate.

Floating Rate Trust Certificates

SUMMARY INFORMATION Q&A

The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus.  This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates.  You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates.  You should pay special attention to the “Risk Factors” sections beginning on page S-[ ] of this prospectus supplement and on page 5 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust.  Each trust certificate will entitle the holder to receive semiannual cash distributions as described in this prospectus supplement.  The underwriter is offering PPLUS Floating Rate Trust Certificates Series [ ] with a stated amount of $[ ] per trust certificate.  The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of [ ], between Merrill Lynch Depositor, Inc. and [The Bank of New York Mellon], as trustee and securities intermediary, as amended and supplemented by the Series [ ] Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the “trust agreement”).  All payments on the trust certificates will come from the underlying securities.

The trust certificates represent interests in the issuing entity only and do not represent the obligations of or any interest in the depositor/sponsor or any of its affiliates.

[On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under “Description of the Trust Certificates—Call Warrants” on page S-[ ] of this prospectus supplement.  The call warrants are not being offered pursuant to this prospectus supplement.]

Who Is the Trust?

PPLUS Trust Series [ ] will be a trust formed under the laws of the State of New York.  The trust certificates issued by the trust will be sold to the public.  The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above.  [The Bank of New York Mellon] is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust.  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.  The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement.  This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

Floating Rate Trust Certificates

What Are the Trust’s Assets?

The initial assets of the trust will be the underlying securities and the swap agreement.  The underlying securities consist of $[_____] [_____]% [underlying securities] due [__________] issued by [__________], a [__________][, and guaranteed by [__________], a [__________], to the extent set forth under “Description of the Underlying Securities—Description of the Guarantee” on page S-[_____]].  The underlying securities held by the trust will represent approximately [_____]% of the total issuance of the [_____]% [underlying securities] due [__________].  The underlying securities were issued pursuant to [an indenture][trust agreement] dated as of [__________], [between]/[among] the [underlying securities guarantor], [as depositor], [the underlying securities issuer] and the underlying securities trustee.  Pursuant to a registration statement filed by the underlying securities issuer on Form S-3 (No. [__________]), as supplemented by a prospectus supplement dated[__________], the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC.  The underlying securities have a CUSIP number of [__________].

[[Each of] [T][t]he underlying securities [is][are] guaranteed under the TLGP.  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  See “Description of the Underlying Securities — [___]” and “Description of Underlying Securities and Other Assets Deposited in the Trust—TLGP Guarantee” in the accompanying prospectus.]

The underlying securities [will mature][do not have a stated maturity date but will be redeemed] on [_____][, the maturity date of the [_____]%junior subordinated debentures issued by the underlying securities guarantor (the “junior subordinated debentures”),][ unless redeemed earlier as described under “Description of the Underlying Securities—Redemption” below].  [The junior subordinated debentures along with the underlying securities (as described below) are the assets of the underlying securities issuer.]  The entire liquidation amount of the underlying securities will be payable to the trust on [_______].  The depositor may not increase the amount of the initial assets of the trust and issue a corresponding amount of additional trust certificates.

Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] an optional exchange, a default on the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities, Modification of Indenture.”

In addition, on the date of this prospectus supplement the depositor will enter into an ISDA Master Agreement (including the schedule thereto and a confirmation thereunder) with the swap counterparty, pursuant to which the depositor will agree to exchange interest payments (including any accrued and unpaid interest and any additional interest thereon) due on the underlying securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the trust certificates.  [include description of any applicable conditions for the issuance of additional trust certificates.]

[The swap counterparty, under the swap agreement, will also agree to make a one-time payment to the depositor immediately upon the execution of the swap agreement.  The depositor will retain the one time payment but, on the closing date, the depositor will assign all its other rights and obligations under the swap agreement to the trust.  For purposes of this prospectus supplement, any rights and obligations the trust has under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.]

When Will You Receive Distributions?

If you purchase the trust certificates, you will be entitled to receive cash distributions on a [quarterly] basis at a floating rate of[description of the interest distribution rate], as described under “Description of the Swap Agreement”.  For the first distribution period, from and including the closing date to but excluding the first distribution date, interest will be payable at the rate of [___]% per annum.  Thereafter, the interest distribution S-15 amount rate will be calculated [description of the interest distribution rate][, but in no event shall the interest distribution amount rate be less than the minimum certificate rate or greater than the maximum certificate rate.]  The

Floating Rate Trust Certificates

interest distribution amount rate will be reset quarterly on each distribution reset date and will be payable on each distribution date.

Each [quarterly] distribution on the trust certificates represents the interest received on the underlying securities from the corresponding collection period.  Such interest is paid to the trust in accordance with the terms of the underlying securities.

[When Can Payment of Your Distributions Be Deferred?

[___], as issuer of the junior subordinated debentures, can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 10 consecutive semiannual interest periods unless an event of default under the junior subordinated debentures has occurred or if the junior subordinated debentures are redeemed.  A deferral cannot extend beyond the maturity date of the junior subordinated debentures, which is [___].

If the junior subordinated debentures issuer does defer interest payments on the junior subordinated debentures, the underlying securities issuer will defer payments on the underlying securities.  If the underlying securities issuer defers payments on the underlying securities, the trust and the swap counterparty will defer their respective payments on the swap agreement, and the trust will defer payments of interest distribution amounts on the trust certificates.  During this deferral period, interest distribution amounts will continue to accrue on the trust certificates at an annual rate of [___]% of the stated amount of $[___] per trust certificate.  Also, the deferred distributions will themselves accrue distributions at an annual rate of [___]%.  Once the junior subordinated debentures issuer makes all interest payments on the junior subordinated debentures, with accrued interest, it can again postpone interest payments on the junior subordinated debentures if no event of default under the junior subordinated debentures has occurred and is continuing.

Should the junior subordinated debentures issuer exercise its right to defer payments of interest on the junior subordinated debentures, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions.  See “U.S. Federal Income Tax Consequences” on page S-[___] and “Risk Factors—If the junior subordinated debentures issuer exercises its option to defer interest payments on the junior subordinated debentures, the trust certificateholders may face adverse tax consequences” on page S-[___].]

When Can the Trust Redeem the Trust Certificates?

The trust certificates will be redeemed as a result of the redemption of the underlying securities.  The trust will redeem all of the outstanding trust certificates when the underlying securities are paid at maturity on [___] (the “stated maturity date”) or on their earlier redemption.  [The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option.  If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of trust certificates proportional to the amount of underlying securities being redeemed and redeem those trust certificates for a pro rata portion of the redemption price.  See “Description of the Trust Certificates—Redemption”, “Description of the Underlying Securities—Optional Redemption” below and the definition of allocation ratio on page [___].  Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants.  See “When Will the Trust Certificates Be Subject to Call Warrants?” below.  Upon exercise of any call warrants, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.]

[When Will the Trust Certificates Be Subject to Call Warrants?

On any business day on or after [_______] that any call warrant holders designate as a “Call Date”, the call warrant holders may, upon notice of not less than [30] days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not S-16 less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date.  On any business day before [________] and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call

Floating Rate Trust Certificates

Date”, the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty.  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date.  However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

Upon notice of exercise of any call warrants, the trustee will select by lot a stated amount of the trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates upon such exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity date.

We cannot assure you that the call warrant holders will purchase your trust certificates prior to [___].  For additional information on the exercise of call warrants, see “Description of the Trust Certificate—Call Warrants” on page S-[___].]

What Happens If There Is a Payment Default on the Underlying Securities?

If there is a payment default on the underlying securities (other than underlying securities that are guaranteed under the TLGP), the trustee, on or immediately after the [30th] day after that default, will terminate the swap agreement and sell the underlying securities.  The trustee will distribute the proceeds, less the early termination payment payable by the trust to the swap counterparty (if any is then payable), pro rata to the certificateholders.  [Upon such sale, the call warrants will expire and have no value.]

If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

(1)
pays all amounts when due, then[, on or after [_______________],] the trustee will distribute such amounts (less any early termination amount payable by the trust to the swap counterparty) pro rata to the trust certificateholders [and, prior to [_______________], the trustee will follow the procedure set forth in the second paragraph below],

(2)
fails to pay such amount when due, then the trustee will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty.  Thereafter the trust will distribute any remaining underlying securities pro rata to the trust certificateholders, or

(3)
pays only a portion of such amount when due, then the trustee will distribute any amounts received (less any early termination amount payable by the trust to the swap counterparty) and the underlying securities pro rata to the trust certificateholders.

[In addition, if the underlying securities issuer (other than an underlying securities issuer of underlying securities that are guaranteed under the TLGP) ceases to file Exchange Act reports, the call warrant holders will have an opportunity to exercise their call rights.  Thereafter the trust will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty and then distribute any remaining underlying securities pro rata to the trust certificateholders.

Floating Rate Trust Certificates

If the events set forth in clause (1) above occur on any business day before [_______________], and if such payment exceeds the sum of the aggregate stated amount of the outstanding trust plus any accrued and unpaid distributions to the date of payment and, on a pro rata basis, any early termination amount payable to the swap counterparty, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the early termination payment payable by the trust, if any, will be paid to the swap counterparty, second, the trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, third, any remaining proceeds will be paid to the call warrant holders.

If the events set forth in clause (2) above occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.]

In What Form Will the Trust Certificates Be Issued?

Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee.  This means that you will not receive a certificate for your trust certificates.  The trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement.  The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

The trust will be classified under current U.S. federal income tax law as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation.  Accordingly, each trust certificateholder generally will be treated for U.S. federal income tax purposes as if the trust certificateholder (i) owned directly a pro rata undivided interest in the underlying securities and swap agreement held by the trust, (ii) wrote directly the call warrant related to such interest in the underlying securities and swap agreement and (iii) paid directly its share of reasonable expenses paid by the trust.  The terms of the trust certificates require an initial trust certficateholder to make an “integration election” (as defined herein) with respect to the trust certificates in accordance with applicable Treasury regulations.  See “U.S. Federal Income Tax Consequences” on page S-[___].

[Will the Trust Certificates Be Listed on a Stock Exchange?

The trust intends to apply to have the trust certificates listed on the New York Stock Exchange, or the NYSE, under the symbol “[___]”.  If approved for listing, trading of the trust certificates is expected to commence within [30] days after they are first issued.  You should be aware that the listing of the trust certificates will not necessarily ensure that a liquid trading market will be available for the trust certificates.]

Will the Trust Certificates Be Rated?

It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by [ ] and [ ] (each, a “rating agency” and collectively, the “rating agencies”), equivalent to the ratings of the underlying securities.  As of the date of this prospectus supplement, the underlying securities were rated “[___]” by [ ] and “[___]” by [rating agency].

The rating of the trust certificates by [rating agency] addresses the likelihood of timely payment of distributions on the trust certificates or any underlying securities distributed in respect of the trust certificates.  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the trust certificates.  A security rating is not a recommendation to buy, sell or hold securities.  The rating on the trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.  In addition, [rating agency]’s rating of the trust certificates does not

Floating Rate Trust Certificates

address the likelihood of whether the underlying securities issuer or the swap guarantor may fail to file their respective Exchange Act reports.

Can an Employee Benefit Plan Purchase the Trust Certificates?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an individual retirement account (each, a “plan”) are each permitted to purchase trust certificates.  However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities Issuer and the Swap Guarantor?

The underlying securities issuer and the swap guarantor are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission.  You can read and copy of these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549.  You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC.

The underlying securities issuer filed with the SEC a registration statement on Form S-[ ], the “registration statement”, which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended with respect to the underlying securities.  The prospectus and the prospectus supplement relating to the underlying securities do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to the underlying securities and the underlying securities issuer you should refer to the underlying securities prospectus supplement, the underlying securities registration statement and its exhibits, and the indenture, as supplemented.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in all respects by such reference.

[Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]

You should not rely on this prospectus supplement for information with respect to the underlying securities issuer.  This prospectus supplement sets forth certain relevant terms with respect to the underlying securities but does not provide detailed information with respect to the underlying securities or the underlying securities issuer.  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities or an offer therefor.  All disclosure contained herein with respect to the underlying securities issuer and the swap guarantor is derived from publicly available documents.

No investigation with respect to the underlying securities issuer or the swap guarantor (including, without limitation, no investigation as to their respective financial condition or creditworthiness) or the underlying securities has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer.  None of the depositor, the trustee, the swap counterparty, the swap guarantor, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer filed with the SEC or otherwise made publicly

Floating Rate Trust Certificates

available or considered by you in making your investment decision in connection therewith (other than the information regarding the terms of the underlying securities expressly set forth in this prospectus supplement).

Floating Rate Trust Certificates

RISK FACTORS

Your investment in the trust certificates will involve material risks.  You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the trust certificates is suitable for you.

[If the underlying securities are redeemed prior to their maturity date or if any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your trust certificates.

The yield you will realize on your trust certificates depends upon several factors, including

•	whether an early termination payment is payable by the trust to the swap counterparty,

•	the purchase price of the trust certificates,

•	when you acquire your trust certificates,

•	whether the underlying securities issuer exercises its option to redeem the underlying securities, and

•	whether the call warrant holders exercise their optional rights to purchase outstanding trust certificates.

The underlying securities issuer has the right to redeem the underlying securities in whole or in part at its option.  Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.

Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the trust certificates.  On any business day on or after [_______________] that any call warrant holders designate as a “Call Date”, the call warrant holders may, upon notice of not less than [30] days (or in the case of announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date.  On any business day before [_______________] and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date”, the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty.  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date.  However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

If the call warrant holders exercise their call warrants for trust certificates, the trust will redeem the trust certificates or select by lot trust certificates to be surrendered to the call warrant holders.  Prevailing interest rates at the time of an early redemption or a call exercise may be lower than the yield on your trust certificates.  Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or

Floating Rate Trust Certificates

exercise of any call warrants.  In addition, if the prevailing market value of the trust certificates exceeds the redemption price or call exercise price paid to you upon a redemption of the underlying securities or the exercise of a call, you will not be able to realize such excess.

See “Description of the Trust Certificates—Call Warrants” on page S-[___].]

You may suffer losses as a result of any swap early termination payment upon the liquidation of the underlying securities.

In the event the underlying securities are liquidated as a result of a default by the underlying securities issuer on its obligations or the underlying securities issuer ceases to file Exchange Act report, or upon an underlying securities bankruptcy event, trust swap payment default or a trust regulatory event, you will not receive any distributions payable to you until after the payment of the early termination payment (if any is then payable) to the swap counterparty.  Unless the proceeds received from the liquidation of the underlying securities are sufficient to pay any early termination payment plus the certificate principal balance and accrued and unpaid interest then due on the trust certificates, you will suffer a loss as a result of such early termination payment and such liquidation.  This loss could be quite substantial in relation to the total value of your trust certificates.  See “Description of the Certificates—The Certificates—Interest Distributions” and “—Principal Distribution” below.

An inactive public market may limit your ability to sell your trust certificates.

We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is not obligated, however, to make a market in any series of the trust certificates.  At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice to you.  In addition, the underlying securities are not listed on a securities exchange.  Upon certain events described on page S-[___] of this prospectus supplement, the underlying securities may be distributed to you.  We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold.  If an active public market for the trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your trust certificates or the underlying securities that you may hold may be adversely affected.  [We expect to apply for listing of the trust certificates on the NYSE.]

You may not be paid if the assets of the trust are insufficient.

Currently, the trust has no significant assets other than the underlying securities, [and the underlying securities guarantee] and the swap agreement.  If the underlying securities, [and the underlying securities guarantee] or payments made under the swap agreement are insufficient to make distributions on the trust certificates, no other assets will be available for payment of the deficiency.

[Description of holding company risk from the underlying securities prospectus - included if the underlying securities guarantor is organized as a holding company that owns subsidiary companies.]

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities issuer ceases filing Exchange Act reports.

If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities issuer ceases to file Exchange Act reports, then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders.  Your recovery in either of those events may be limited by three factors:

•
if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the aggregate stated amount of the trust certificates;

Floating Rate Trust Certificates

•	in either event, any funds or underlying securities distributed by the trust to may be less than the stated amount of your trust certificates; and

•	any such distribution of funds will be subject to the payment by the trust to the swap counterparty of any early termination payment.

[Revise to reflect FDIC guarantee]

The trustee will not manage the underlying securities.

Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer.  As provided in the trust agreement, the trust will dispose of the underlying securities only if

•	there is a payment default on any underlying securities,

•	there is another type of default that accelerates the maturity of the underlying securities, or

•	the underlying securities issuer ceases to file Exchange Act reports.

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist.  The trustee has no discretion to do otherwise.  If adverse market conditions do exist at the time of the trustee’s sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter, the swap counterparty, the swap guarantor and the trustee have not investigated the underlying securities.

The depositor, the underwriter, the swap counterparty, the swap guarantor and the trustee have not

•	investigated the business condition, financial or otherwise, of the underlying securities issuer, or

•	verified any reports or information that the underlying securities issuer has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer.  You should not construe the trust’s issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer.

The trust certificates are subject to the creditworthiness of the underlying securities issuer.

The trust certificates represent interests in obligations of the underlying securities issuer.  In particular, the trust certificates will be subject to all the risks associated with directly investing in the underlying securities issuer’s unsecured unsubordinated debt obligations.  Neither the indenture nor the underlying securities place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer.

The payments owed to the trust certificateholders are unsecured obligations.

In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer.  According to the underlying securities prospectus, the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of the underlying securities issuer.

If the swap agreement is terminated as a result of a swap agreement termination event which is not a trust termination event, then the yield on the trust certificates will be converted from a floating rate to a fixed rate and distributions to you will be made semiannually instead of [quarterly].

The ability of the trust to make [quarterly] payments on interest rate distributions on the trust certificates will be dependent on the performance by the swap counterparty of its payment obligations under the swap

Floating Rate Trust Certificates

agreement.  If the swap agreement were to be terminated as a result of a swap agreement termination event that is not also a trust termination event, then (i) the trust will remain in existence without any rights or obligations under the swap agreement and (ii) you will receive a pro rata share of the fixed rate interest payments received by the trust in respect of the underlying securities on a semiannual basis, instead of a pro rata share of the floating rate payments under the swap agreement received by the trust on a [quarterly] basis.

[You will not receive timely distributions on the trust certificates if the trust does not receive timely distributions on the underlying securities.

[__________] may defer the payment of interest on the junior subordinated debentures at any time and in each case for up to 10 semiannual consecutive interest periods, provided that (i) no Extension Period may extend beyond the stated maturity date of the junior subordinated debentures; and (ii) [__________] is not in default under the subordinated debt indenture governing the junior subordinated debentures.  If there is a deferral, the underlying securities issuer also will defer distributions on the underlying securities and the swap counterparty will not be obligated to make any payments to the trust pursuant to the swap agreement.  Before any Extension Period ends, [__________] may elect to extend the period further.  At the end of any Extension Period and the payment of all interest then accrued and unpaid, [__________] may elect to begin a new Extension Period.  There is no limitation on the number of Extension Periods.  If the underlying securities issuer does not pay any amounts due under the underlying securities, as a result of a deferral, the swap counterparty is not obligated to make payments to the trust, and the trust will not make any corresponding payments on the trust certificates.

Should [__________] elect to exercise its right to defer payments of interest on the junior subordinated debentures in the future, the market price of the underlying securities is likely to be adversely affected.  In addition, merely as a result of the existence of [_________] right to defer payments of interest on the junior subordinated debentures, the market price of the underlying securities may be more volatile than the market prices of other securities that are not subject to such deferrals.]

Distributions and other payments with respect to your trust certificates and your expected investment yield may be affected by factors such as the performance of the trust assets, the redemption of the underlying securities and the early termination of the swap agreement.

A number of factors may affect the timing of distributions with respect to your trust certificates and the yield that you realize on your trust certificates, including:

•	the purchase price you pay for your trust certificates;

•	the interest rate on the trust certificates, which will be greater than or equal to [___]% and will not exceed [___]%;

•	the performance of the underlying securities;

•	whether the underlying securities issuer redeems, repurchases or repays the underlying securities before their maturity;

•	[whether [__________] elects to defer interest payments on the junior subordinated debentures;]

•	whether the underlying securities issuer defaults under the underlying securities;

•
the possibility that if there is a swap termination event that is not a trust termination event a fixed rate of [_____]% per annum will be payable on the trust certificates, instead of the floating rate distribution amount payable under the swap agreement;

•	the possibility that the swap agreement may be terminated early in certain circumstances, resulting in the termination of the trust prior to its scheduled termination date; and

•	[whether the holder of the call options exercises its call options on your trust certificates.]

Floating Rate Trust Certificates

None of the depositor, the trustee, the swap counterparty or the underwriter can predict whether or when the call options will be exercised, whether the underlying securities will be redeemed, repaid, repurchased or accelerated or whether interest on the junior subordinated debentures will be deferred.  If the trust certificates are prepaid or if the holder of the call options exercises its call options prior to the final distribution date, then the principal of your trust certificates or the call price will be paid to the extent funds are received on the underlying securities or the holder of the call options pays the call price and your investment in the trust certificates will have a shorter average maturity.

Upon a swap termination event whereby the swap counterparty is the defaulting party or affected party, you are not likely to receive from the swap counterparty any interest that has accrued.

Upon a swap termination event that is not a trust termination event whereby the swap counterparty is the defaulting party (especially upon the bankruptcy, insolvency or reorganization of the swap counterparty), it is unlikely that you will receive from the swap counterparty any interest that has accrued since the last [quarterly] payment of the interest distribution amount.

The business activities of the swap counterparty and its affiliates may create conflicts of interest between you and the swap counterparty and its affiliates.

The swap counterparty and certain of its affiliates are acting in a number of capacities in connection with this offering.  The swap counterparty and each of its affiliates acting in such capacities in connection with this offering will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not by virtue of its or any of its affiliates’ acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity.

If the trust certificates are prepaid when prevailing market interest rates for securities of a comparable credit rating are lower than the yield on your trust certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your trust certificates.

If the trust certificates are prepaid when prevailing market interest rates for securities of a comparable credit rating are lower than the yield on your trust certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your trust certificates.

[The interest rate cap on the trust certificates may limit your interest payments and may negatively impact the market value of your trust certificates.

The interest paid on the trust certificates is based on a floating rate that will not exceed [___]%.  If interest rates exceed [___]%, your trust certificates will not receive interest based on the higher interest rate but rather will be capped [___]%.  The market value of your trust certificates will also be negatively affected as interest rates rise.]

The trust owes certain payments to an affiliate of the underwriter.

On [_______________], as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from [__________] to but not including the closing date set forth in this prospectus supplement.  In the event an optional redemption, a payment default or acceleration on the underlying securities occurs on or prior to [_______________] and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

The ratings of the trust certificates may change.

At the time of issuance, [rating agency] will have assigned ratings to the trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated “[___]” by [rating agency].

Floating Rate Trust Certificates

Any rating issued with respect to the trust certificates is not a recommendation to purchase, sell or hold a security.  Ratings do not comment on the market price of the trust certificates or their suitability for a particular investor.  The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit.  A revision or withdrawal of a rating may adversely affect the market price of the trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust.

An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust.  The depositor’s affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed.  In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust.  The price to the public of the trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.

[No rulings will be obtained from the Internal Revenue Service, or IRS, with respect to the trust or issuance or trust certificates, and the IRS may disagree with the depositor’s special U.S. federal tax counsel.

Shearman & Sterling LLP, special U.S. federal tax counsel to the depositor, has provided its opinion of counsel regarding the classification of the trust under current U.S. federal income tax law.  However, an opinion of counsel is not binding on the IRS or the courts.  In addition,] you should be aware that no rulings will be sought from the IRS with respect to the trust or the issuance of the trust certificates, and no assurance can be given that the IRS will not take positions contrary to those described in this prospectus supplement concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of trust certificates.  Accordingly, you should consult your own tax advisor in order to determine the U.S. federal, state, local and other tax consequences of the purchase, ownership and disposition of the trust certificates based upon your particular circumstances.  See “U.S. Federal Income Tax Consequences” below.]

[In case of underlying securities guaranteed under the TLGP, include TLGP-related risk factors from base prospectus.]

Floating Rate Trust Certificates

THE TRUST

The trust under which the trust certificates are issued will be a trust formed under the laws of the State of New York pursuant to the trust agreement.  Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust.  The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.  The proceeds from the issuance of the trust certificates will be used by the trust to purchase the underlying securities.  No other expenses incurred in connection with the selection and acquisition of the underlying securities will be payable from the proceeds of the issuance of the certificates.

[The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer.]  [The depositor directly purchased the underlying securities from the issuer, as the underlying securities are guaranteed under the TLGP.  In connection with such purchase, the underlying securities issuer represented and warranted to the depositor that it complies with the issuance requirements under the TLGP and that the underlying securities sold to the Depositor are entitled to the FDIC’s guarantee of such debt under the TLGP [describe others as appropriate].  The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

Floating Rate Trust Certificates

DESCRIPTION OF THE TRUST CERTIFICATES

General

The trust certificates will be denominated and their distributions will be payable in U.S. dollars.  The trust certificates each have a stated amount of $[25].

Distributions on the trust certificates will be calculated on a [360]-day year of [twelve 30-day months] and will accrue from, but not including the prior distribution date or, in the case of the first collection period, from and including the original issue date, to and excluding the first distribution date.  Each interest distribution amount on the trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable, to, but not including, the following distribution date and such interest is paid to the trust on each underlying securities payment date, in accordance with the terms of the underlying securities.

For the first distribution period, from and including the closing date to but excluding the first distribution date, interest distribution amounts will be payable at the rate of [___]% per annum.  Thereafter, the interest distribution amount rate will be calculated [description of interest distribution rate][, but in no event shall the interest distribution amount rate be less than the minimum certificate amount or greater than the maximum certificate rate.]  The interest distribution rate will be reset [quarterly] on each distribution reset date and will be payable on each distribution date.  The holders of the trust certificates will receive a distribution of the principal amount of the underlying securities on [___].

[During the continuance of an Extension Period with respect to the underlying securities, interest will continue to accrue on the principal balance of the trust certificates (and on any interest that is due), but such interest will not be distributed to holders of the trust certificates until the Extension Period ends.]  Following the occurrence of any swap agreement termination event that is not also a trust termination event, distributions will be made on the distribution dates in [__________] and [__________].  The last scheduled distribution date, or the final distribution date, will be [_______________].

The trust certificates will be delivered in registered form.  The trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum stated amounts of and integral multiples of $[25].  The underwriter will initially offer the trust certificates in minimum lots of [40] trust certificates and subsequent increments of [40] trust certificates.  The trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below.  DTC has informed the depositor that DTC’s nominee will be Cede & Co.  No holder of any trust certificate will be entitled to receive a certificate representing that person’s interest, except as set forth below under “Definitive Trust Certificates”.  Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by trust certificateholders with respect to any trust certificates shall refer to actions taken by DTC upon instructions from its participants.  See “-Definitive Trust Certificates” below and “Description of the Trust Certificates—Global Securities” on page 33 of the accompanying prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a trust certificateholder under the trust agreement only at the direction of one or more participants having trust certificates credited to their DTC accounts.  Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of trust certificates evidence specified voting rights.  DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

Definitive trust certificates will be issued to trust certificateholders or their nominees only if

•
the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the trust certificates and the depositor is unable to locate a qualified successor, or

Floating Rate Trust Certificates

•	at the depositor’s option, it elects to terminate the book-entry system of the trust certificates through DTC.

Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive trust certificates.  Upon surrender by DTC of the global certificates representing the trust certificates and receipt of instructions for re-registration, the trustee will reissue the trust certificates as definitive trust certificates issued in the stated amounts owned by the individual trust certificateholders.  Then, the trustee will recognize the holders of definitive trust certificates as trust certificateholders under the trust agreement.

Redemption

[Description of redemption provisions pursuant to underlying securities indenture]

[Listing on the New York Stock Exchange

The depositor intends to list the trust certificates on the NYSE.  If approved for listing, trading is expected to commence within [30] days after the trust certificates are first issued.  The depositor cannot assure you that the trust certificates, once listed, will continue to be eligible for trading on the NYSE.]

Collections and Distributions

Prior to the occurrence of a swap termination event that is not a trust termination event, to the extent of available funds, the trust will make the following distributions in the following order of priority

•	to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders, and

•	pro rata to the holders of the trust certificates, distributions at the then applicable floating rate on the trust certificates until the final scheduled distribution date,

•
pro rata to the holders of the trust certificate, any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

•	pro rata to the trust certificateholders, any distribution of the principal amount of the underlying securities, in whole or in part, held by the trust,

•	to the swap counterparty in satisfaction of the trust’s payment obligations under the swap agreement,

•	pro rata to the certificateholders, any make-whole amount not otherwise paid to the swap counterparty pursuant to the preceding clause,

•	to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust’s liabilities, and

•	if any funds remain in the certificate account after all of the trust’s liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

Following the occurrence of a swap termination event that is not a trust termination event, to the extent of available funds, the trust will make the following distributions in the following order of priority

•	to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

•	pro rata to the holders of the trust certificates, distributions at the rate of [___]% per year on the stated amount of the trust certificates,

Floating Rate Trust Certificates

•
pro rata, if available, to the holders of the trust certificates of any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

•	to the trust certificateholders, a distribution of the principal amount, in whole or in part, of the underlying securities held by the trust on the final scheduled distribution date,

•	to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust’s liabilities, and

•	if any funds remain in the certificate account after all of the trust’s liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

“Available funds” for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below.  If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses.  In the event of a payment default on the underlying securities, the trustee’s approved extraordinary expenses (see “Description of the Trust Agreement—The Trustee” on page S-[___]) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

If the trustee has not received payment from the swap counterparty on or prior to a distribution date, the distribution will be made upon receipt of such payment.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the swap counterparty as a result of the delay will be paid to the trust certificateholders.

The trustee shall invest all amounts received on or with respect to the underlying securities that are not paid to the swap counterparty or distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments.  “Eligible investments” means, with respect to the trust certificates, those investments consistent with the trust’s status as a grantor trust under the Internal Revenue Code of 1986, as amended (the “Code”), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date.  Income on these investments will constitute trust property.

The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders.  To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls.  The depositor will pay the trustee’s ordinary expenses.

[Call Warrants

The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions.  The initial call warrant holder and every subsequent transferee of call warrants will be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call warrant will be a “Redeemable Security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.  On any business day on or after [_______________] that any call warrant holders designate as a “Call Date”, the call warrant holders may, upon notice of not less than [30] days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days’ notice, or when a tender offer for the underlying securities is pending, not less than [five] days’ notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount (plus any early termination payment payable by the trust to the swap counterparty) plus any accrued and unpaid distributions to the Call Date.

Floating Rate Trust Certificates

On any business day before [_______________] and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a “Call Date”, the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the termination of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination payment amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at their stated amount (plus any early termination payment payable by the trust to the swap counterparty) plus any accrued and unpaid distributions to the exercise date.  However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

If a call warrant holder has met the exercise requirements set forth above, the holder may, on the Call Date, purchase a principal of trust certificates proportionate to such holder’s call warrant at the exercise price.  In order to exercise its call warrants, the call warrant holder must, not less than [30] days (or not less than [three] days in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than [five] days prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to such Call Date,

•	notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

•
deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with [The Bank of New York Mellon], as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

•	provide the trustee with certain other documents customary for a transaction of this nature.

The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration.  Upon exercise of any call warrants on trust certificates, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.]

Exchange of Trust Certificates

Either:

•	Merrill Lynch & Co. or any of its affiliates, other than the depositor, or

•
any other person (or group of affiliated persons, where each member of the group holds no less than $500,000 in stated amount of trust certificates and is not the depositor) holding trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than [30] days but not more than [60] days prior to a given distribution date, that it (or they) intends to tender its or their trust certificates to the trustee on that distribution date, plus an amount equal to

Floating Rate Trust Certificates

any early termination amount payable by the trust to the swap counterparty, in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than [5] days but not more than [60] days prior to a given date, that it (or they) intends to tender trust certificates with an aggregate stated amount of $5 million or more to the trustee on that date in exchange for a proportional amount of underlying securities.  Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person or persons exercising the optional exchange.  In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants.  Such optional exchange will not be made if

•
the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”),

•	the exchange would affect the characterization of the trust as a “grantor trust” under the Code, or

•
[in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.]

See “Description of the Certificates—Optional Exchange” on page 31 of the accompanying prospectus.  Upon such tender of trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the trust certificates that were tendered.

Default on Underlying Securities and Occurrence of Trust Termination Event

Upon the occurrence of a payment default on the underlying securities or a trust termination event, the trustee will, on or immediately after the [30]th day after that default, sell the underlying securities and distribute the proceeds (less any early termination payment payable by the trust to the swap counterparty) pro rata to the holders of the trust certificates.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

(1)
pays all amounts when due, then, [on or after [_______________],] the trustee will distribute such amounts (less any early termination amount payable by the trust to the swap counterparty) pro rata to the trust certificateholders [and, prior to [_______________], the trustee will follow the procedure set forth in the second paragraph below],

(2)
fails to pay such amount when due, then the trustee will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty.  Thereafter the trust will distribute any remaining underlying securities pro rata to the trust certificateholders, or

(3)
pays only a portion of such amount when due, then the trustee will distribute any amounts received (less any early termination amount payable by the trust to the swap counterparty) and the underlying securities pro rata to the trust certificateholders.

[Insert TLGP disclosure from base prospectus if necessary.]

[In addition, if the underlying securities issuer ceases to file Exchange Act reports, the call warrant holders will have an opportunity to exercise their call rights.  Thereafter the trust will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty and then distribute any remaining underlying securities pro rata to the trust certificateholders.

If the events set forth in clause (1) above occur on any business day before [_______________], and if such payment exceeds the sum of the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment and, on a pro rata basis, any early termination amount payable to the

Floating Rate Trust Certificates

swap counterparty, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, first, the early termination payment payable by the trust, if any, will be paid to the swap counterparty, second, the trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, third, any remaining proceeds will be paid to the call warrant holders.

If the events set forth in clause (2) above occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.]

Floating Rate Trust Certificates

THE DEPOSITOR AND SPONSOR

The depositor and sponsor, Merrill Lynch Depositor, Inc., is a Delaware corporation which was incorporated in 1997 as an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., known as Merrill Lynch.  The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10080 (Telephone:  (212) 449-1000).  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.

Floating Rate Trust Certificates

DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-[ ] (Registration No. [ ]).  The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed.  The trust created under the Series Supplement will consist of

•	the deposited assets, and

•	all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement.  You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

The discussions in the accompanying prospectus under “Description of the Trust Agreement—Advances in Respect of Delinquencies” on page 38, “Description of the Trust Agreement—Certain Matters Regarding the Trustee, Administrative Agent and the Depositor” (to the extent the discussion relates to the Administrative Agent) on page 39 and “Description of the Trust Agreement—Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event” on page 41 are not applicable to the trust certificates.

The Trustee

[The Bank of New York Mellon] will be the trustee for the trust certificates and the trust pursuant to the trust agreement.  The trustee’s offices are located at [101 Barclay Street, 7W, New York, New York 10286, Attn:  Corporate Dealing & Trading and its telephone number is (212) 815-2896.]

[The Bank of New York Mellon  is a New York banking corporation.]  [The Bank of New York Mellon] has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.  [The Bank of New York Mellon] is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

[The trust will not employ any other servicer for purposes of such administration of the trust property.  The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[The Bank of New York Mellon has extensive experience serving as trustee on securitizations of asset-backed securities.  Since [date], The Bank of New York Mellon has served as trustee on approximately [number] asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction.  As of [most recent year end], The Bank of New York Mellon’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers [number], with an outstanding certificate balance of approximately $_____ billion.  The depositor may maintain other banking relationships in the ordinary course of business with the trustee].

Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the trust certificates on each distribution date.  Based on the underlying asset information provided at closing, the trustee will perform distribution calculations and remit distributions on the distribution date to holders of trust certificates.  On the fifth business day following such distribution date, The Bank of New York Mellon will forward to the depositor, the holders of trust certificates and the rating agency a statement setting forth amounts received by the trustee on behalf of the trust, the amount of the distributions on such distribution date, and the aggregate stated amount and notional principal amount, as applicable on each class of trust certificates.

Floating Rate Trust Certificates

On each distribution date, the trustee will receive payment of (i) $[amount] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.

The trust agreement will provide that the trustee may not take any action that, in the trustee’s opinion, would or might cause it to incur extraordinary expenses, unless

•	the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

•	the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

•
the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee’s own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

The trustee may at any time resign as trustee under the trust agreement by written notice of its election to do so, delivered to the depositor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.  The depositor or holders of more than 50% of the aggregate voting rights of a series of trust certificates, calculated in accordance with the allocation ratio, may at any time remove the trustee as trustee under the trust agreement by written notice delivered to the trustee.

If the trustee notifies the depositor that it elects to resign or the depositor or holders of the trust certificates notifies or notify the trustee that it or they elects or elect to remove the trustee as trustee under the trust agreement, the depositor will, within sixty days after the delivery of the notice of resignation or removal, appoint a successor trustee.  If no successor trustee has been appointed within sixty days, the trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Any successor trustee will promptly give notice of its appointment to the holders of trust certificates for which it is successor.  In addition, any entity into or with which the trustee may be merged, consolidated or converted shall be the successor of such trustee without the execution or filing of any document or any further act.

[Security Interest of Swap Counterparty]

[Under the trust agreement, the trust property will be pledged to secure the obligations of the trust under the swap agreement.  Such security interest may not be perfected at the time of issuance of the trust certificates, and will only protect the right of the swap counterparty to receive amounts otherwise payable to it under the terms of the trust agreement; it will not change the priority of any distributions of the trust property under the trust agreement.]

Events of Default

An event of default with respect to the trust certificates under the trust agreement will consist of

•	a failure to pay any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period)];

•	a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

Floating Rate Trust Certificates

•	any other event specified as an event of default in the indenture.

The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it.  However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless

•	such trust certificateholder previously has given to the trustee written notice of a continuing breach,

•
trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

•	the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

•	the trustee has for 15 days failed to institute a proceeding, and

•
no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

“Required percentage-remedies” shall mean 66 2/3% of the voting rights.

Voting Rights

Voting rights will be allocated pro rata among the trust certificateholders.  The “required percentage-amendment” of voting rights necessary to consent to a modification or amendment is 66 2/3%.  Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders or the call warrant holders without the consent of 100% of the trust certificateholders or the call warrant holders, as the case may be.  No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code.  See “Description of the Trust Agreement—Modification and Waiver” on page 45 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement.  If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date.  The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation.  The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required.  Despite anything to the contrary, the trustee shall at no time vote or consent to any matter

•	unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

•	which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an

Floating Rate Trust Certificates

underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of the trust certificateholders and the call warrant holders, or

•
except as provided in the second paragraph below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the unanimous consent of the trust certificateholders and the call warrant holders.

The trustee shall have no liability for any failure to act resulting from trust certificateholders’ late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable.  Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder’s interests may differ from each other.

Termination of the Trust

The trust shall terminate upon the earliest to occur of

•	the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

•	the exchange of all outstanding trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

•	the distribution in full of all amounts due to the trust certificateholders and

•	the final scheduled distribution date.

See “Description of the Trust Agreement—Termination” on page 49 of the accompanying prospectus.

In addition, the holders of all, but not less than all, outstanding trust certificates may elect to terminate the trust at any time; provided that such holders satisfy, on a pro rata basis, the payment of any resulting early termination amount owing to the swap counterparty and; provided further that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act.  Under the terms of the Trust Agreement and the call warrants, the trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

Floating Rate Trust Certificates

FEES AND EXPENSES

As compensation for and in payment of trust expenses related to its services under the trust agreement the trustee will receive the following trustee fees as set out in the table below on each distribution date:

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount
Extraordinary trust expenses	To reimburse the trustee for expenses approved by 100% of holders of trust certificates.	The trustee	Available funds in the certificate account.	Has first priority and is paid before any payments are made to the holders of trust certificates.	variable
Ordinary trust expenses	To compensate the trustee and to reimburse it for certain expenses.	The trustee	Available funds in the certificate account. If such funds are insufficient then the depositor will pay the trustee the amount of such shortfall.	On each distribution date, subordinate to payments due to holders of the trust certificates.
[amount] plus (i) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (ii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.

[insert fee or expense title]	[insert description]	[insert description]	[insert description]	[insert description]	[insert $ amount]
TOTAL:					[insert total amount]

Floating Rate Trust Certificates

DESCRIPTION OF THE UNDERLYING SECURITIES

General

The underlying securities[, the underlying securities guarantee] [and the swap agreement] represent the [sole] [primary][ assets of the trust that are available to make distributions in respect of the trust certificates.  The primary economic terms of the underlying securities are described in “Summary of Economic Terms” beginning on page S-[___] and “Summary Information Q&A” beginning on page S-[___] in this prospectus supplement.

This prospectus supplement sets forth certain relevant terms with respect to the underlying securities [the underlying securities guarantees] [and the junior subordinated debentures], but does not provide detailed information with respect thereto or with respect to the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities.  All disclosure contained herein with respect to the underlying securities issuer [, the underlying securities guarantor, the junior subordinated debentures] and the underlying securities is derived from publicly available documents.

The underlying securities convert into cash in a finite time period and the depositor reasonably believes that the [underlying securities issuer] [and]/[or] [the underlying securities guarantor] [is]/[are] (a) subject to the periodic reporting requirements of the Exchange Act; and (b) eligible to use a Registration Statement on Form S-3 for a primary offering of non-convertible investment grade securities.  As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities guarantor with the SEC.  Those reports should be reviewed by any prospective certificateholder of the trust.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]  For further information, see “Risk Factors—If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired” in the accompanying prospectus.  The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

The underlying securities [issuer]/[guarantor] is a [corporation]/[trust] formed under [ ] law [pursuant to the trust agreement].  According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, it is a [description of the underlying securities issuer and/or underlying securities guarantor].

[The principal executive office of the underlying securities issuer is at [_____________], and its telephone number is [_____] [and]/[or] the principal executive office of the underlying securities guarantor is at [_______] and its telephone number is [__________].]

According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, the underlying securities [issuer]/[guarantor] is [__].

The [underlying securities issuer] [and]/[or] [the underlying securities guarantor] [is]/[are] subject to the informational requirements of the Exchange Act and file[s] periodic reports and other information with the SEC.  You may inspect and copy these reports and other information at the SEC’s public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of these materials for a fee by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] [has]/[have] filed electronically with the SEC.

[In addition, you may inspect reports and other information concerning [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Floating Rate Trust Certificates

Although we have no reason to believe the information concerning the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer contained in the prospectus related to the underlying securities [and the underlying securities guarantee] or in [the underlying securities issuer’s] [and]/[or] [the underlying securities guarantor’s] Exchange Act reports [is]/[are] not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein.  [Because the underlying securities are subject to the FDIC’s guarantee under the TLGP, the underlying securities issuer is not required to file reports and information under the Exchange Act and the issuance of the underlying securities was not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  We have not made any due diligence inquiry with respect to the underlying securities issuer or the underlying securities.  [Revisions based on circumstances of underlying securities issuer]]  There can be no assurance that events affecting the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

[The depositor and sponsor will obtain the underlying securities to be deposited in the trust from Merrill Lynch, Pierce, Fenner & Smith Incorporated or another of its broker-dealer affiliates who have acquired the underlying securities at negotiated prices in secondary market transactions.]  [Insert alternate language in case of TLGP debt]  The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as in the range of [ ]% to [ ]% of their principal amount (plus accrued interest).  This market price is based on information about the underlying securities’ trading activity available on the Trade Reporting and Compliance Engine on [ ].  The foregoing market price of the underlying securities does not reflect the cost or value of the swap agreements to the trust and is not intended to indicate the market value of the trust certificates.

The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates.  Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust’s receipt of payments on the underlying securities [and the guarantee].  You should consider carefully the financial condition of the underlying securities issuer[, the underlying securities guarantor] and [its]/[their] ability to make payments in respect of such underlying securities.  This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities[, the guarantee,] [or] the underlying securities issuer [or the underlying securities guarantor].  Information contained in this prospectus supplement regarding the underlying securities issuer [and] [, the underlying securities guarantor,] the underlying securities [and the guarantee] is derived from the [____] relating to the underlying securities as filed with [the SEC] on [___].  None of the depositor, the underwriter or the trustee participated in the preparation of such documents and none of the depositor, the trustee or any of their affiliates take any responsibility for the accuracy or completeness of the information provided therein (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).

You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

[Underlying Securities Indenture

The underlying securities [and the junior subordinated debentures] were issued pursuant to an indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying securities trustee [as supplemented by a [__] supplemental indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying trustee].  The underlying securities will mature on [__].  The underlying securities are [__]% of an issue totaling $[__].

The following summaries of certain provisions of the underlying securities[, the junior subordinated debentures, the guarantee] and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated [__] relating to the underlying securities [and the guarantee], and are subject to, and are qualified in their entirety by reference to, all provisions of the prospectus, prospectus supplement and the indenture including the definitions therein of certain terms.  Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

Floating Rate Trust Certificates

Reference is made to the underlying securities prospectus [supplement] for the terms of the underlying securities [and the junior subordinated debentures] not set forth herein.  Principal, premium, if any, and interest will be payable, and the underlying securities [and the junior subordinated debentures] will be transferable, in the manner described in the underlying securities prospectus [supplement].

[The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the underlying securities issuer may issue debt securities from time to time in one or more series.]  [All debt securities issued under the indenture, including the underlying securities [and the junior subordinated debentures], are and will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the underlying securities guarantor.]

Interest on the underlying securities [and the junior subordinated debentures] will be computed on the basis of a [360]-day year consisting of [twelve 30-day months].  If an interest payment date, redemption date or maturity date of any underlying security falls on a day that is not a business day, then payment of principal, premium, if any, or interest will be made on the next succeeding business day.

[No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.]

[The underlying securities [and the junior subordinated debentures] will not be entitled to the benefit of any sinking fund.]

[The underlying securities [and the junior subordinated debentures] will be the underlying securities issuer’s unsecured senior obligations that will rank on parity with all of the underlying securities issuer’s other unsecured senior indebtedness from time to time outstanding.]]

[If underlying securities [and the junior subordinated debentures] were issued pursuant to a trust agreement, add description of the underlying securities trust agreement.]

Events of Default

The [indenture][trust agreement] limits the underlying securities issuer’s ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities.  Certain events of default contained in the [indenture][trust agreement] with respect to the underlying securities are as follows (capitalized terms used below are defined at the end of this section):

[Description of the events of default contained in the underlying securities [indenture]/[trust agreement].]

Modification and Waiver

[Description of modification and waiver provisions contained in the underlying securities [indenture]/[trust agreement].]

[Redemption

Redemption of underlying securities

[Description of redemption provisions contained in the underlying securities [indenture]/[trust agreement].]

[Special event redemption]

[Description of special event redemption provisions contained in the [indenture]/[trust agreement], if any.]

[Tax Event]

[Description of tax event redemption contained in the underlying securities [indenture]/[trust agreement].]]

Floating Rate Trust Certificates

Ranking

[Description of the language regarding the ranking of the underlying securities contained in the underlying securities [indenture]/[trust agreement].]

[Guarantee

[Description of the guarantee provisions contained in the underlying securities [indenture]/[trust agreement] or elsewhere.]

[Covenants

According to the underlying securities prospectus, the underlying securities issuer has agreed to certain principal restrictions on its activities for the benefit of holders of the senior debt securities.  Unless waived or amended, the restrictive covenants summarized below will apply to the underlying securities as long as any of those underlying securities are outstanding.

[Limitations on Liens]

[Mergers and Similar Transactions]

[Sale and Leaseback]]

Governing Law

The underlying securities [indenture]/[trust agreement][, the guarantee] and the underlying securities will be governed by, and construed in accordance with, the laws of the State of [New York].

[Information Concerning the Underlying Securities Trustee]

[Description of any conflict of the underlying securities trustee described in the underlying securities [indenture]/[trust agreement].]  [Description of the nature of relationship between the underlying securities issuer and the underlying securities trustee under the [indenture]/[trust agreement].]

Form, Denomination, Book-Entry Procedures and Transfer

[Description of the form, denomination, book-entry procedures and transfer items contained in the underlying prospectus.]

[Deferral of Underlying Securities Distributions

Distributions on the underlying securities will accumulate from [_______________] and will be payable semiannually in arrears on [__________] and [__________] of each year, commencing [__________], and at the annual rate of [___]% of the liquidation amount of each underlying security to the holders of the underlying securities on the relevant record dates.

So long as no Debenture Event of Default shall have occurred and be continuing, the underlying securities guarantor will have the right under the Indenture to elect to defer the payment of interest on the junior subordinated debentures at any time and from time to time for a period not exceeding 10 consecutive [semiannual] periods (an “Extension Period”) provided that no Extension Period may extend beyond the stated maturity date.  Upon any such election, [semiannual] distributions on the underlying securities will be deferred by the underlying securities issuer during any such Extension Period.  Distributions to which holders of the underlying securities are entitled during any such Extension Period will accumulate additional distributions thereon at the rate per annum of [___]% thereof, compounded [semiannually] to the extent permitted by law from the relevant Distribution Date.  The term “Distributions” as used herein shall include any such additional Distributions.

During any such Extension Period, the underlying securities guarantor may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the underlying securities guarantor’s capital stock, (ii) make any payment of principal or premium, if any, on or

Floating Rate Trust Certificates

repay, repurchase or redeem any debt securities of the underlying securities guarantor that rank on a parity with or junior in interest in all respects to the junior subordinated debentures or (iii) make any guarantee payments with respect to any guarantee by the underlying securities guarantor of securities of any subsidiary of the underlying securities guarantor if such guarantee ranks on a parity in all respects with or junior in interest in all respects to the junior subordinated debentures (other than (a) dividends in the form of stock, options, warrants or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock, (b) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the underlying securities guarantee, (d) as a result of any exchange or conversion of any class or series of the underlying securities guarantor’s (or any subsidiary’s) capital stock for another class or series of the underlying securities guarantor’s capital stock, (e) the purchase of fractional interests in shares of the underlying securities guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (f) purchases, redemptions or other acquisitions of shares of capital stock of the underlying securities guarantor under any employment agreement or benefit plan or other similar arrangement with the benefit plan of the underlying securities guarantor’s directors, officers, or employees, in connection with a dividend reinvestment or stock purchase plan or in connection with the issuance of the capital stock of the underlying securities guarantor.

Prior to the termination of any such Extension Period, the underlying securities guarantor may further extend the payment of interest, provided that such Extension Period does not exceed 10 consecutive [semiannual] periods or extend beyond the stated maturity date.  Upon the termination of any such Extension Period and the payment of all amounts then due, the underlying security guarantor may elect to begin a new Extension Period, subject to the above requirements.  There is no limitation on the number of times that the underlying securities guarantor may elect to defer interest payments and begin an Extension Period.  No interest shall be due and payable during an Extension Period, except at the end thereof.]

[Relationship among the Underlying Securities, the Junior Subordinated Debentures and the underlying securities Guarantee

The underlying securities guarantor will guarantee payments of distribution and redemption and liquidation payments due on the capital securities to the extent the underlying securities issuer has funds available for such payment, as described under “Description of Underlying Securities Guarantee” above.  No single document executed by the underlying securities guarantor will provide for the full, irrevocable and unconditional guarantee of the underlying securities.  It is only the combined operation of the underlying securities guarantee, the Amended and Restated Trust Agreement and the subordinated debt indenture, together with the expense agreement, that has the effect of providing a full, irrevocable and unconditional guarantee of the underlying securities issuer’s obligations under the underlying securities.

As long as the underlying securities guarantor pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and licks payments due on the capital securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the underlying securities and the Common Securities;

•	the interest rate and the interest and other payment dates on junior subordinated debentures will match the distribution rate and distribution and other payment dates for the underlying securities;

•
the underlying securities guarantor will pay, under the expense agreement, for any and all costs, expenses and liabilities of the underlying securities issuer, except withholding taxes and the underlying security issuer’s obligations to the holders of the underlying securities and the Common Securities; and

•
the Amended and Restated Trust Agreement provides that the underlying security issuer will not engage in any activity that is not consistent with the limited purposes of the underlying security issuer.

Floating Rate Trust Certificates

A default or event of default under any senior indebtedness of the underlying securities guarantor would not necessarily constitute a default or event of default under the underlying securities.  However, if certain defaults under senior indebtedness or certain events of bankruptcy, insolvency or reorganization occur, or if the junior subordinated debentures are declared due before their stated maturity, the subordinated debt indenture provides that no payments may be made on the junior subordinated debentures until the senior indebtedness has been paid in full.]

Floating Rate Trust Certificates

DESCRIPTION OF THE SWAP AGREEMENT

General

On the date of this prospectus supplement, the depositor will enter into the swap agreement with the swap counterparty pursuant to which the depositor will agree to exchange interest payments due on the underlying securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the trust certificates.  We have determined that the “significance percentage” for the swap agreement within the meaning of Item 1115 of Regulation AB is less than 10%.

[The swap counterparty, under the swap agreement, will also agree to make a one-time payment to the depositor immediately upon the execution of the swap agreement.  The depositor will retain the one time payment but, on the closing date, the depositor will assign all its other rights and obligations under the swap agreement to the trust.  For purposes of this prospectus supplement, any rights and obligations the trust has under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.]

Under the terms of the swap agreement, the swap counterparty will be obligated to pay to the trust on each distribution date, including the final distribution date, an amount equal to the related interest distribution amount; [provided, however, that the swap counterparty will not be obligated to pay an interest distribution amount to the trust in respect of any distribution period occurring during the continuance of an Extension Period.]  In exchange, on each underlying securities payment date, the trust will pay to the swap counterparty the interest payment received by the trust in respect of such underlying securities payment date; provided, however, that any accrued interest on the underlying securities from and including [date underlier is acquired] to but excluding the closing date will be payable to the depositor.  [At the conclusion of any Extension Period, (i) the trustee will be obligated to pay the swap counterparty all amounts received by the trust in respect of any accrued and unpaid interest and any interest on such accrued and unpaid interest on the underlying securities during such Extension Period and (ii) the swap counterparty will be obligated to pay all deferred interest with respect to such Extension Period to the trust.]

Unless it is sooner terminated in accordance with its terms, the swap agreement is scheduled to terminate on the earlier of [(i)] [30-year term] [or (ii) the date the call warrant holders exercise their warrants with respect to all the trust certificates outstanding].

Swap Counterparty

[Merrill Lynch Capital Services, Inc.] will act as the swap counterparty.  The swap counterparty is also an affiliate of Merrill Lynch & Co., which is acting as an underwriter and swap guarantor.

Swap Guarantor

[Merrill Lynch & Co., the “swap guarantor”, will fully and unconditionally guarantee any payment obligations of the swap counterparty.  The swap guarantor currently has a long-term credit rating of “[o]” from Standard & Poor’s and “[o]” from Moody’s.

The swap guarantor, Merrill Lynch & Co., Inc.(1), a Delaware corporation formed in 1973, is a holding company that, through its subsidiaries and affiliates, provides broker-dealer, investment banking, financing, wealth management, advisory, asset management, insurance, lending and related products and services on a global basis.  These products and services include:

•	securities brokerage, trading and underwriting;

•	investment banking, strategic advisory services (including mergers and acquisitions) and other corporate finance activities;

(1)
Unless the context otherwise requires, the term “Merrill Lynch” means Merrill Lynch & Co., Inc. and its consolidated subsidiaries.  The term “ML & Co.” is used herein where appropriate to refer solely to Merrill Lynch & Co., Inc., the parent holding company.

Floating Rate Trust Certificates

•	wealth management products and services, including financial, retirement and generational planning;

•	asset management and investment advisory services;

•	origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products;

•	securities clearance, settlement financing services and prime brokerage;

•	equity, debt, foreign exchange and economic research;

•	private equity and other principal investing activities;

•	banking, trust and lending services, including deposit taking, commercial and mortgage lending and related services;

•	insurance and annuities sales and annuity underwriting services; and

•	investment advisory and related record keeping services.

Merrill Lynch provides these products and services to a wide array of clients, including individual investors, small businesses, corporations, financial institutions, governments and government agencies.

Merrill Lynch reports its results in three business segments:  the Global Markets and Investment Banking group (“GMI”), Global Private Client (“GPC”), and Merrill Lynch Investment Managers (“MLIM”).  Merrill Lynch provides financial services worldwide through various subsidiaries and affiliates.

Merrill Lynch’s operations outside the United States are organized into five geographic regions:  Europe, Middle East, and Africa (“EMEA”); Japan; Asia Pacific; Canada; and Latin America.  Merrill Lynch conducts its business from various locations throughout the world.  Its world headquarters is located at the World Financial Center in New York City and its other principal United States business and operational centers are located in New Jersey, Utah and Florida.  Merrill Lynch has a presence in 34 countries outside the United States, including offices in Buenos Aires, Dubai, Dublin, Frankfurt, Geneva, Hong Kong, Johannesburg, London, Madrid, Melbourne, Mexico City, Milan, Paris, Sao Paulo, Singapore, Sydney, Tokyo, Toronto and Zurich.

Merrill Lynch employed approximately [  ] people at the end of [  ].  Financial information concerning Merrill Lynch for each of the three fiscal years ended on the last Friday in December [    ], including a description of the principal sources of consolidated net revenues, the amount of total net revenues contributed by classes of similar services that accounted for 10% or more of its consolidated net revenues in any one of these fiscal periods, as well as information with respect to Merrill Lynch’s operations by operating segment and geographic area, is set forth in Merrill Lynch’s Management’s Discussion and Analysis, Consolidated Financial Statements and the Notes thereto in the Merrill Lynch [     ] Annual Report to Shareholders (“[   ] Annual Report”).  Management’s Discussion and Analysis, Consolidated Financial Statements and the Notes thereto are included as an exhibit to this Report.

At the end of [     ], total client assets were approximately $[    ].

Available Information Respecting the Swap Guarantor

ML & Co.’s internet address is www.ml.com.  ML & Co. makes available, free of charge, its proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.  Investors can find this information under “Financial Reports - SEC Reports” through the investor relations section of its website which can be accessed directly at www.ir.ml.com.  These reports are available through its website as soon as reasonably practicable after ML & Co. electronically files such material with, or furnishes it to, the Securities and Exchange Commission (“SEC”).  Additionally, Merrill Lynch’s Corporate Governance Guidelines, Guidelines for Business Conduct, Code of Ethics for Financial Professionals and charters for the committees of its Board of Directors have been filed as exhibits to SEC reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and are also available on Merrill Lynch’s Investor

Floating Rate Trust Certificates

Relations website at www.ir.ml.com.  The information on Merrill Lynch’s websites is not incorporated by reference into this report.  Shareholders may obtain copies of these materials, free of charge, upon written request to Judith A. Witterschein, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, NY 10038-2510.

[We are incorporating by reference in this prospectus supplement the swap guarantor’s Annual Report on Form 10-K for the fiscal year ended [ ] and Quarterly Report on Form 10-Q for the quarterly period ended [ ] filed with the SEC on].  In addition, the swap guarantor is subject to the informational requirements of the Exchange Act and files periodic reports and other information with the SEC.  You may inspect and copy these reports and other information at the SEC’s public reference facilities located 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of these materials for a fee by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC.]

Amounts payable by the swap counterparty

Under the swap agreement, the swap counterparty will be obligated to pay to the trust, (i) provided no swap agreement termination event has occurred, on each distribution date [(other than a distribution date occurring during the continuance of an Extension Period)], including the final distribution date, an amount equal to the interest distribution amount for the immediately preceding distribution period, [(ii) on any distribution date occurring immediately following the end of any Extension Period,] an amount equal to any deferred interest and (iii) upon the occurrence of a swap agreement termination event that is also a trust termination event or a partial swap termination event, an amount equal to any early termination payment owed to the trust under the swap agreement (See “—Payments upon early termination” below).  [The swap counterparty will not be obligated to make any interest payments under the swap agreement on any distribution date occurring during the continuance of an Extension Period. ]

The “interest distribution amount” for each distribution period will be an amount obtained by [description of formula for calculating interest distribution amount].

[“Deferred interest” means, upon the termination of any Extension Period, (i) the aggregate of each interest distribution amount that was not paid on the distribution date that occurred during the relevant Extension Period plus (ii) interest on each interest distribution amount that was not paid during the relevant Extension Period at the interest rate used to calculate such interest distribution amount, from the distribution date immediately following the interest accrual period with respect to such interest distribution amount until the end of the Extension Period.  For avoidance of doubt, deferred interest does not include the interest distribution amount due on the distribution date upon which the Extension Period terminated.]

Amounts payable by the trust

The trust will be obligated to pay the swap counterparty, (i) provided no swap agreement termination event has occurred, on each underlying securities payment date, the interest payment received by the trust in respect of such underlying securities payment date and (ii) upon the occurrence of a swap agreement termination event that is also a trust termination event or a partial swap termination event, an amount equal to any early termination payment owed to the swap counterparty under the swap agreement.  See “—Payments upon early termination” below.

Events of default and termination events

The occurrence of any of the following constitutes a termination event under the swap agreement (each, a “swap agreement termination event”) in respect of which the swap counterparty, on the one hand, or the trust, on the other hand, is a “defaulting party” or an “affected party”:

(i)
the swap counterparty fails to make any payment under the swap agreement, and such failure is not remedied by the fifth business day after notice of such failure is given to it, in which case the swap counterparty is the defaulting party;

Floating Rate Trust Certificates

(ii)
the trust fails to make any payment under the swap agreement, and such failure is not remedied by the fifth business day after notice of such failure is given to it, in which case the trust is the defaulting party (a “trust swap payment default”);

(iii)	certain events of bankruptcy, insolvency or reorganization in respect of the swap counterparty, in which case the swap counterparty is the defaulting party;

(iv)	[description of events under the underlying securities that could cause a swap termination event, including payment defaults and bankruptcy events];

(v)
as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the swap counterparty to comply with any material provision of the swap agreement, including any payment obligation, in which case the swap counterparty is the affected party (a “counterparty regulatory event”);

(vi)
as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the trust to comply with any material provision of the swap agreement, including any payment obligation, in which case the trust is the affected party (a “trust regulatory event” and, together with a counterparty regulatory event, a “regulatory event”);

(vii)	the underlying securities issuer ceases to file Exchange Act reports, in which case the trust is the affected party;

(viii)	the swap guarantor ceases to file Exchange Act reports, in which case the swap counterparty is the affected party; and

(ix)
[an optional redemption or repurchase of or other unscheduled payment by the underlying securities issuer on 100% of the underlying securities prior to the final distribution date, in which case the trust is the affected party.]

The swap agreement termination events specified in paragraphs (ii), (iv), (v), (vi), (vii) and (ix) above are each also a “trust termination event.”  The trustee will distribute any proceeds received upon the occurrence of a trust termination event in the manner described under “Description of the Trust Certificates—Default on Underlying Securities and Occurrence of Trust Termination Events”.  So long as the swap agreement has not been terminated, the notional amount of the swap agreement (the “swap notional amount”) will at all times equal the outstanding principal amount of the underlying securities held by the trust.

Following any redemption, repurchase, prepayment or liquidation of or unscheduled payment on the underlying securities, the swap notional amount will be reduced accordingly.  A “partial swap termination event” will occur in connection with an optional redemption or other prepayment of less than all of the underlying securities prior to the final distribution date.  In this case, the trust is the affected party.

Early termination date

If a swap agreement termination event occurs in which the swap counterparty is the “defaulting party” or the only “affected party,” the trustee shall designate as an early termination date the earliest date following the trustee’s receipt of actual knowledge thereof on which the swap agreement can practicably be terminated (an “early termination date”).  Except as provided in the preceding paragraph, the swap counterparty will be responsible for designating an early termination date upon the occurrence of a swap agreement termination event or a partial swap termination event.

Payments upon early termination

Following a swap termination event, an early termination payment is usually payable from one party to the other party.  This means that upon a swap termination event, either the swap counterparty would make an early termination payment to the trust or the trust, by liquidating some or all of the underlying securities, would make an early termination payment to the swap counterparty.  However, the trust and the swap counterparty will not follow these procedures.

Floating Rate Trust Certificates

Instead, to prevent the trust from having to make an early termination payment to the swap counterparty, the trust has agreed with the swap counterparty that following a swap agreement termination event that is not a trust termination event, (i) there will be no early termination payment payable by either party to the swap agreement, (ii) the obligations of the swap counterparty and the trust under the swap agreement will terminate and (iii) distributions will be made to the holders of the trust certificates on a [semiannual] basis on the distribution dates in [__________] and [__________] of each year.

Following any swap agreement termination event that is not a trust termination event, on each distribution date in [__________] and [__________], the holders of the trust certificates will receive a pro rata share of any interest payments received by the trust in respect of the underlying securities, which will cause the yield on the trust certificates to be based on the [___]% fixed annual rate payable on the underlying securities, instead of the floating rate interest distribution amount payable prior to such swap termination event.

Following a swap agreement termination event that is also a trust termination event, an early termination payment will be payable under the swap agreement.  Additionally, following a partial swap termination event, an early termination payment will be payable under the swap agreement based on the percentage of the swap notional amount being terminated, but the trust will only be obligated to make such early termination payment that it owes to the swap counterparty to the extent it has funds available therefor on the related distribution date.  Payments upon early termination of the swap agreement will be determined as described in the next paragraph.

The amount payable upon an early termination of the swap agreement (the “early termination payment”) will be based on an average of market quotations obtained by the party entitled to make such determination from leading swap dealers (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination).

If an early termination results from a swap agreement termination event (that is also a trust termination event) or a partial swap termination event where there is a defaulting party or one affected party, the non-defaulting or the party which is not the affected party will determine a market quotation, and an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the party that is not the defaulting party or the affected party less (b) any unpaid amounts owed to the defaulting party or the affected party.  If that amount is a positive number, the defaulting party or such affected party will pay it to the other party; if it is a negative number, such other party will pay the absolute value of that amount to the defaulting party or such affected party.

If the early termination date results from a swap agreement termination event (that is also a trust termination event) or a partial swap termination event and there are two affected parties, the swap counterparty will determine a market quotation, and an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the swap counterparty less (b) any unpaid amounts owed to the trust.  If that amount is a positive number, the trust will pay it to the swap counterparty; if it is a negative number, the swap counterparty will pay the absolute value of that amount to the trust.

“market quotation” means, as to the respective party making the determination, the termination amount based on quotations from leading dealers, in accordance with the swap agreement.

“termination amount” means the amount, if any, that the party making the determination would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving the economic equivalent of the amounts that would have been paid by the trust and the swap counterparty pursuant to the swap agreement after the early termination date, determined as if the swap agreement had not been terminated, in whole or in part, early.

In the event the underlying securities are liquidated as a result of an underlying securities payment default, the underlying securities issuer to file Exchange Act reports, or upon an underlying securities bankruptcy event, trust swap payment default or a trust regulatory event, the early termination payment payable by the trust to the swap counterparty (if any is then payable) will be deducted from the liquidation proceeds payable to the holders of the trust certificates.  If any early termination payment is payable by the swap counterparty to the trust (if any is then payable), the amount of such payment will be added to the proceeds payable to the holders of the trust certificates.

In the event the underlying securities are redeemed, repurchased or repaid, in whole or in part, prior to their maturity, the early termination payment payable by the trust (if any is then payable) to the swap counterparty will be

Floating Rate Trust Certificates

deducted from the redemption proceeds payable to the holders of the trust certificates.  Any remaining redemption proceeds will be used to pay holders of the trust certificates an amount equal to (i) the principal balance of the trust certificates being redeemed and (ii) accrued and unpaid interest thereon.  Any the make-whole amount or other additional proceeds will be used to satisfy any early termination payment payable to the swap counterparty and, thereafter, will be paid to the holders of the trust certificates.  If any early termination payment is payable by the swap counterparty to the trust, the amount of such payment will be added to the redemption proceeds payable to the holders of the trust certificates.

Assignment of rights

Under the terms of the trust agreement, the trustee may consent to any transfer or assignment by the swap counterparty of its rights under the swap agreement, so long as [rating agency] shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the trust certificates.  The trustee shall not be permitted to transfer or assign its rights under the swap agreement without the prior consent of the swap counterparty.

Amendment of the swap agreement

The swap agreement may not be amended without the prior written consent of the swap counterparty, holders of 66 2/3% of the then outstanding trust certificates and without prior written confirmation from [rating agency] that such amendment will not result in a reduction or withdrawal of the then current rating of the trust certificates; provided, however, that each of the swap counterparty and the trustee may amend the swap agreement without the prior written consent of holders of the trust certificates to cure any ambiguity in, or to correct or supplement any provision of the swap agreement which may be inconsistent with any other provision of the swap agreement, or to otherwise cure any defect in the swap agreement, provided that any such amendment does not materially adversely affect the interest of the holders of the trust certificates and that [rating agency] will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the trust certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the swap agreement without the prior consent of 100% of the holders of the trust certificates and without giving each rating agency prior written notice of any such amendment.

Replacement of the swap guarantor or swap counterparty

Pursuant to the terms of the swap agreement, if the short-term senior unsecured debt rating of the swap guarantor is lowered below [ ] by [rating agency] at any time following the closing date, then the swap counterparty, in a commercially reasonable manner, will seek, without the consent of the holders of the trust certificates, to (i) obtain either a guaranty of the swap agreement in form and substance satisfactory to [rating agency] from an entity with a short-term debt rating that is at least [ ] or (ii) assign its rights and obligations under the swap agreement to a replacement swap counterparty rated at least [ ] by [rating agency] and otherwise acceptable to [rating agency].  All costs and expenses in connection with such assignment will be paid by the swap counterparty.  If a replacement swap guarantor is not designated within 30 days of the date the swap counterparty’s short-term senior unsecured debt rating is downgraded below [ ], then the swap counterparty will be obligated to pledge and assign to the trustee collateral (in the form of cash or U.S. Treasury issued securities) equal to the replacement value of the swap.  The swap counterparty will continue to take actions to satisfy the conditions in clause (i) or (ii) above.  There can be no assurance that the failure to find a replacement swap counterparty or to post any required collateral will not result in a lowering in the rating of the trust certificates.

Floating Rate Trust Certificates

CREDIT ENHANCEMENT AND CREDIT SUPPORT

The Class B trust certificates will have the benefit of [description of credit enhancement or other support].  All losses not covered by the credit support will be allocated to the trust certificates.

[For any credit enhancement or credit support provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class, add the name, organizational structure and a general description its business.  In addition, for any credit enhancement or credit support provider liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the trust property, provide or incorporate by reference financial statements and other information with respect to the credit enhancement provider.]

Floating Rate Trust Certificates

[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[Description of whether, and how, the sponsor, depositor or issuing entity is an affiliate of any of the trustee, significant obligor, credit support provider, swap counterparty or other material party related to the trust certificates contemplated by Item 1100(d)(1) of Regulation AB (each a “Relevant Party”), as well as, to the extent known and material, if so, and how, any of such Relevant Parties are affiliates of each other (in each case unless separately described in another section of the base prospectus or this supplement).]

[Description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions included in the issuance of the trust certificates, between the sponsor, depositor or issuing entity and any of the Relevant Parties, or any affiliates of such Relevant Parties, that currently exists or that existed during the past two years and that is material to an understanding of the trust certificates.]

Floating Rate Trust Certificates

LEGAL PROCEEDINGS

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the depositor and sponsor, the trustee or the trust, or any property thereof, that is material to the holders of trust certificates.

Floating Rate Trust Certificates

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations described therein, is the opinion of Shearman & Sterling LLP as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust certificates by an initial investor that will hold the trust certificates as capital assets (generally, property held for investment).  This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, administrative pronouncements of the IRS and judicial decisions, all as currently in effect, and all of which are subject to change, possibly on a retroactive basis, and to different interpretations.  This discussion does not consider any state, local or non-U.S. tax laws, or any aspect of U.S. federal tax law other than income taxation.

This discussion does not deal with all U.S. federal income tax considerations that may be relevant to investors in trust certificates based upon their particular circumstances, or to investors in trust certificates that may be subject to special rules under U.S. federal income tax law (including, for example, banks and other financial institutions, insurance companies, tax-exempt organizations, partnerships and other passthrough entities, dealers in securities or currencies, traders in securities electing to mark-to-market, persons holding trust certificates as part of a “straddle”, a “hedge” or a “conversion transaction”, persons subject to the alternative minimum tax, regulated investment companies, real estate investment trusts and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar).  Investors in trust certificates should be aware that no legal authority directly addresses the U.S. federal income tax treatment of an investment in the trust certificates, and no ruling has been or will be sought from the IRS in connection with the issuance of trust certifications.  Accordingly, there can be no assurance that the IRS will not take positions with respect to the trust certificates that are contrary to the U.S. federal income tax consequences described below, or that a court will not agree with the positions of the IRS in the event of litigation.

Investors in trust certificates should consult their own tax advisors in order to determine the U.S. federal, state, local and non-U.S. income and other tax consequences of the purchase, ownership and disposition of the trust certificates based upon their particular circumstances.

As used herein, the term “U.S. Person” means an individual who is a citizen or resident of the United States, a corporation (including a business entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust if (A) a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person.  If a partnership holds trust certificates, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of a partnership holding trust certificates should consult their own tax advisors.

U.S. Federal Income Tax Status of Trust

In the opinion of Shearman & Sterling LLP, special U.S. federal tax counsel to the depositor, the trust will be classified under current U.S. federal income tax law as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation under the Code.  Accordingly, each trust certificateholder generally will be treated for U.S. federal income tax purposes as if the trust certificateholder (i) owned directly a pro rata undivided interest in the underlying securities and swap agreement held by the trust, (ii) wrote directly the call warrant related to such interest in the underlying securities and swap agreement and (iii) paid directly its share of reasonable expenses paid by the trust.  Investors in trust certificates should be aware that an opinion of counsel is not binding on the IRS or the courts.

The remainder of this discussion assumes that the trust will be classified as a grantor trust for U.S. federal income tax purposes.

Income of Trust Certificateholders That Are U.S. Persons

The following discussion applies to trust certificateholders that are U.S. Persons.

Floating Rate Trust Certificates

In General

In accordance with the classification of the trust as a grantor trust under current U.S. federal income tax law, a trust certificateholder generally will be required to report on its U.S. federal income tax return a pro rata share of all of the income derived by the trust from the underlying securities and the swap agreement.  As described further below, the terms of the trust certificates require an initial trust certficateholder to make an election under applicable Treasury regulations to integrate its interest in the underlying securities and its interest in the swap agreement into a “synthetic debt instrument” for U.S. federal income tax purposes (the “integration election”).  Secondary market purchasers should consult with their own tax advisors regarding the availability and advisability of an integration election in connection with a purchase of trust certificates.  See “Taxation of Trust Assets—Integration Election” below.

Investors in trust certificates should be aware of a possibility that a call warrant holder might be viewed as owning, in addition to the call warrant, an interest in the underlying securities and the swap agreement.  In that event, a trust certificateholder could be treated as owning a “stripped” debt instrument for U.S. federal income tax purposes.  Trust certificateholders should consult their own tax advisors regarding the potential application of special U.S. federal income tax rules for stripped debt instruments, including their effect on a trust certificateholder’s computation of its tax basis in, and interest income with respect to, the underlying securities.

Allocations

A trust certificateholder should be considered to have purchased its interest in the underlying securities for an amount equal to (i) the cost of its trust certificates plus the fair market value of the call warrant deemed written by the trust certficateholder, (ii) multiplied by a fraction, the numerator of which is the fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of the swap agreement (which may be negative, zero or positive), in each case, at the time of purchase.  The trust certificateholder’s initial tax basis in the underlying securities should equal the purchase price so allocated to the underlying securities.  The trust certificateholder also should be deemed to have received payment of an option premium in respect of the call warrant equal to its fair market value.  A trust certificateholder’s tax basis in its interest in the underlying securities can be greater than the amount that trust certificateholder directly paid for a trust certificate.

If the fair market value to the trust of the swap agreement is not zero at the time of a trust certificateholder’s purchase of a trust certificate, the trust certificateholder should be treated as having received or paid a premium with respect to the swap agreement (“swap premium”).  If such fair market value is negative, a swap premium will be treated as paid to such trust certificateholder in an amount equal to the excess of (i) the purchase price allocated to the underlying securities over (ii) the cost of the trust certificate plus the fair market value of the call warrant deemed written by the trust certificateholder.  If such fair market value is positive, a swap premium will be treated as paid by such trust certificateholder in an amount equal to the excess of (i) the cost of the trust certificate plus the fair market value of the call warrant deemed written by the trust certificateholder over (ii) the purchase price allocated to the underlying securities.

When a trust certificateholder sells an interest in a trust certificate, the trust certificateholder should be considered to have sold its interest in the underlying securities and the swap agreement (or, if an integration election is made, the resulting synthetic debt instrument) for an amount equal to the sales price for its interest in the trust certificate, plus the fair market value, at the time of the sale, of the call warrant that the trust certificateholder is deemed to have written.  In allocating the amount realized by the selling trust certificateholder between the underlying securities and the swap agreement, a trust certificateholder should use a method similar to that described above (for purposes of determining the purchase price and tax basis of the underlying securities), but based upon the fair market value of the underlying securities and the fair market value of the swap agreement (which may be positive, negative or zero) at the time of sale.  The amount realized by the trust certificateholder with respect to its interest in the underlying securities and the swap agreement can be greater than the amount the trust certificateholder directly receives for its interest in the trust certificate.  Any amount allocated to the swap agreement likely would be considered a “termination payment” under applicable Treasury regulations.  See “Taxation of Trust Assets—Taxation of Swap Agreement—No Integration Election” below.

Floating Rate Trust Certificates

Taxation of Trust Assets

Treatment of Underlying Securities as Indebtedness

Based on the underlying securities’ prospectus supplement, this discussion assumes that the underlying securities constitute indebtedness for U.S. federal income tax purposes.  The underlying securities prospectus supplement did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for U.S. federal income tax purposes, but no assurances can be given that the IRS will not assert a contrary position.  Generally the determination of whether a financial instrument is characterized as indebtedness or as equity under U.S. federal income tax principles is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay regular interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer’s capital.  In the event that the underlying securities are not respected as indebtedness, the U.S. federal income tax consequences to trust certificateholders could be materially different from those described herein.  For example, in such event, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the underlying securities issuer, and any such dividends would be subject to U.S. federal withholding tax if paid to a foreign trust certificateholder (as defined below).  Moreover, the integration election would not be available to trust certificateholders with respect to their interests in the underlying securities and the swap agreement.  The remainder of this discussion assumes that the underlying securities constitute indebtedness for U.S. federal income tax purposes.

Integration Election

The U.S. federal income tax treatment of the underlying securities and the swap agreement will depend on whether a valid integration election is made to integrate the underlying securities and the swap agreement into a single synthetic debt instrument in accordance with Treasury regulation section 1.1275-6 (the “Integration Regulations”).  In general, under the Integration Regulations, the underlying securities and the swap agreement may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument, or on a variable rate debt instrument that pays interest at a qualified rate or rates, and certain other requirements are satisfied, including the identification of the integrated transaction in the books and records of the trust certificateholder.  There is some risk that the combined cash flows will not qualify as substantially equivalent to a variable rate debt instrument that pays interest at a qualifying rate or rates.  In that event, no valid integration election could be made, and the tax treatment of a trust certificateholder would be described below under “Taxation of Underlying Securities—No Integration Election”.  Assuming a valid integration election is made with respect to the trust certificates, an initial trust certificateholder will not separately account for its ratable interest in the underlying securities and the swap agreement; instead, the underlying securities and the swap agreement will be treated as a single synthetic debt instrument with payments equal to the scheduled payments to be made on the trust certificates held by the initial trust certificateholder (i.e., a combination of the underlying securities and the swap agreement).

The terms of the trust agreement require an initial trust certificateholder to make the integration election with respect to its interest in the underlying securities and the swap agreement, and the trustee intends to make such an integration election on behalf of initial trust certificateholders.  In connection with such integration election, an initial trust certificateholder should retain in its books and records certain information that will be sent along with such trust certificateholder’s confirmation of its purchase of the trust certificates.  Investors in trust certificates should consult their own tax advisors regarding the U.S. federal income tax consequences to them of making the integration election with respect to the underlying securities and the swap agreement, and the identification requirements imposed by the Integration Regulations.

In the case of secondary purchasers of trust certificates, the trustee will not make an integration election with respect to their ratable interests in the underlying securities and the swap agreement.  For this reason, in order to make such an integration election, a trust certificateholder that acquires trust certificates other than at the time of original issuance would be required to enter and retain as part of its books and records, as of the date of purchase of the trust certificates, (i) the purchase date of the trust certificates, (ii) a description of the trust certificateholder’s interest in the underlying securities and the swap agreement and (iii) a summary of the cash flows and accruals resulting from treating the trust certificateholder’s interest in the underlying securities and swap agreement as a

Floating Rate Trust Certificates

single synthetic debt instrument.  In the absence of a valid integration election, the trust certificateholder will be required to account for the underlying securities and the swap agreement as separate financial instruments for U.S. federal income tax purposes.  See “Taxation of Underlying Securities—No Integration Election” and “Taxation of Swap Agreement—No Integration Election” below.

The synthetic debt instrument created through integration generally will be subject to U.S. federal income tax in the same manner as conventional floating-rate debt instruments, except that all stated interest on the synthetic debt instrument, as well as any excess of the stated principal amount of the synthetic debt instrument over its “issue price” as of the “issue date”, will be treated as “original issue discount” for U.S. federal income tax purposes.  Under the Integration Regulations, the “issue price” of the synthetic debt instrument is equal to the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, increased by any swap premium deemed paid by the trust certificateholder, and decreased by any swap premium deemed received by the trust certificateholder, in respect of the swap agreement.  The “issue date” of the synthetic debt instrument is the date on which the trust certificateholder purchases its trust certificates.

A trust certificateholder will be required to accrue the original issue discount on the synthetic debt instrument into gross income on a daily basis using a constant yield to maturity determined as of its issue date, regardless of when cash payments attributable to the accrued original issue discount will be made, and regardless of a trust certificateholder’s regular method of tax accounting.  The timing and manner of accrual of original issue discount on a floating rate debt instrument is governed by special rules set forth in Treasury regulation section 1.1275-5.  In general, under those regulations, (i) original issue discount would be accrued based upon the constant yield of an “equivalent fixed rate debt instrument” having terms that are identical to the synthetic debt instrument but assuming stated interest payments equal to the floating rate in effect on the issue date, and (ii) appropriate adjustments would be made to the amount of accrued original issue discount to reflect differences between the actual amount of interest paid during each accrual period and the interest assumed under the equivalent fixed rate debt instrument.

A trust certificateholder may have “market discount” or “bond premium” if the issue price of the synthetic debt instrument is greater or less than the trust certificateholder’s deemed purchase price for the synthetic debt instrument.  See “Taxation of Underlying Securities—No Integration Election” below.  In this regard, a trust certificateholder generally should be treated as having purchased the synthetic debt instrument for an amount equal to the allocated purchase price for the underlying securities (determined in the manner described above under “Allocations”), increased by any swap premium treated as paid by the trust certificateholder and decreased by any swap premium deemed received by the trust certificateholder.  If the deemed purchase price of the synthetic debt instrument is greater than the issue price, but less than the stated principal amount, of the synthetic debt instrument, then the difference between such deemed purchase price and the issue price would constitute “acquisition premium” that reduces the amount of original issue discount that a trust certificateholder otherwise would accrue over the term of the synthetic debt instrument.

If the swap agreement is terminated other than in connection with a trust termination event as described above under “Description of the Swap Agreement—Events of Default and Termination Events”, a trust certificateholder will be treated as having disposed of the synthetic debt instrument that is represented by the trust certificates for an amount equal to its fair market value.  Thereafter, the trust certificateholder generally would be subject to U.S. federal income tax in respect of the underlying securities in the manner described below under “Taxation of Underlying Securities—No Integration Election”.  However, appropriate adjustments would be made to reflect any difference between the fair market value and adjusted issue price of the underlying securities as the time of the deemed disposition.

The source and character of interest income from the synthetic debt instrument generally will be determined by reference to the source and character of income from the underlying securities.  Notwithstanding the integration election, income derived from underlying securities and the swap agreement will be treated separately for purposes of determining the U.S. federal income and withholding tax liabilities of trust certificateholders that are not U.S. Persons.  See “Foreign Trust Certificateholders” below.

Floating Rate Trust Certificates

Taxation of Underlying Securities—No Integration Election

The following discussion assumes that a valid integration election has not been made under the Integration Regulations to treat the underlying securities and the swap agreement as a single synthetic debt instrument for U.S. federal income tax purposes.

Stated Interest.  A trust certificateholder will be required to report on its U.S. federal income tax return its pro rata share of “qualified stated interest” in respect of the underlying securities, as ordinary interest income, when such interest is received or accrued in accordance with the trust certificateholder’s regular method of tax accounting.  In general, qualified stated interest is interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually over the entire term of a debt instrument at a single fixed rate or certain variable rates.

Deferral of Interest.  The payment of interest on the underlying securities may be deferred in certain circumstances.  At the time of original issuance of the underlying securities, the underlying securities issuer took the position that the possibility of the deferral of interest was remote and, thus, that stated interest on the underlying securities constitutes qualified stated interest.  There can be no assurance that the IRS will agree with the position taken by the underlying securities issuer.  In the event that there were an actual deferral of interest on the underlying securities, such interest no longer would be treated as qualified stated interest and instead would be treated as original issue discount that a trust certficateholder must accrue into gross income on a constant yield basis, regardless of the trust certificateholder’s regular method of tax accounting.

Market Discount.  A trust certificateholder’s interest in the underlying securities will be treated as having been purchased at a “market discount” if the stated redemption price at maturity of the underlying securities exceeds the trust certificateholder’s initial tax basis in the underlying securities (determined in the manner described above under “Allocations”) by more than a de minimis amount (generally, 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the date of purchase to the maturity date).  With respect to underlying securities that are treated as purchased at a market discount, the trust certificateholder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying securities as ordinary income to the extent of the market discount that accrued (on a ratable basis unless an election is made to accrue on a constant-yield basis) while the underlying securities are owned by the trust certificateholder, unless the trust certificateholder elects, generally with respect to all market discount bonds held by the trust certificateholder, to include market discount in gross income on a current basis as the market discount accrues.  If underlying securities treated as purchased with market discount are transferred in a nontaxable transaction (other than a nonrecognition transaction described in section 1276(d) of the Code), the trust certificateholder will recognize ordinary income in the amount of the accrued market discount on the underlying securities, as if the underlying securities had been sold at their then fair market value.  If an election is not made to include market discount in gross income on a current basis, the deduction of a portion of any interest expense on indebtedness incurred or continued to purchase or carry the underlying securities may be deferred until the market discount income is realized.

Bond Premium.  A trust certificateholder’s interest in the underlying securities will be treated as having been purchased with “bond premium” to the extent that its initial tax basis in the underlying securities exceeds the sum of all payments to be made on the underlying securities after the date of purchase, other than payments of stated interest.  Such trust certificateholder may elect under section 171 of the Code to amortize bond premium on a constant-yield basis over the remaining term of the underlying securities (subject to special rules that may apply for early puts or calls), in which case the amount of amortized bond premium allocable to any tax year will reduce the interest income reportable by the trust certificateholder in respect of the underlying securities.  If the trust certificateholder does not so elect, the bond premium will decrease the gain or increase the loss otherwise recognized by the trust certificateholder upon a disposition of the underlying securities.  In general, the election to amortize bond premium on a constant-yield basis, once made, applies to all taxable debt obligations held or subsequently acquired by the trust certificateholder on or after the first day of the first tax year to which the election applies, and such election may not be revoked without the consent of the IRS.

Sale of Underlying Securities.  Upon the sale or retirement of the underlying securities, a trust certificateholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount that the trust certificateholder is deemed to receive in exchange for its ratable interest in the underlying securities (other than amounts attributable to accrued but unpaid qualified stated interest, which

Floating Rate Trust Certificates

will be taxable as such), and the trust certificateholder’s adjusted tax basis in the underlying securities.  A trust certificateholder’s adjusted tax basis in the underlying securities will equal its initial tax basis of the underlying securities (determined in the manner described above under “Allocations”), increased by any market discount or original issue discount that the trust certificateholder previously has included in gross income with respect to the underlying securities and reduced by any bond premium that the trust certificateholder has amortized with respect to the underlying securities and the trust certificateholder’s share of any prior principal payments made on the underlying securities.  Except to the extent attributable to accrued but unpaid qualified stated interest, or accrued market discount that has not previously been included in gross income (and subject to the discussion under “Application of Straddle Rules” below), any gain or loss recognized by the trust certificateholder in respect of the sale or retirement of the underlying securities will be capital gain or loss.  Depending on the circumstances, a modification of the terms of the underlying securities could be a taxable event to trust certificateholders on which gain or loss would be recognized for U.S. federal income tax purposes.

Taxation of Swap Agreement—No Integration Election

The following discussion assumes that a valid integration election has not been made under the Integration Regulations to treat the underlying securities and the swap agreement as a single synthetic debt instrument for U.S. federal income tax purposes.

Notional Principal Contract.  The trustee and the swap counterparty will treat the swap agreement as a “notional principal contract” for U.S. federal income tax purposes.  Under Treasury regulations addressing the timing of income and deductions with respect to notional principal contracts, income or deductions with respect to an interest rate swap transaction may be attributable to periodic payments, nonperiodic payments (including any swap premium) or termination payments, as discussed below.

Periodic Payments.  Payments made or received under a notional principal contract are “periodic payments” to the extent that such payments are (i) payable at intervals of one year or less during the entire term of the contract (including any extension periods), (ii) based on a specified index (appropriately adjusted for the length of the interval), and (iii) based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party’s payments.  However, payments to buy or sell an interest rate cap or floor are never periodic payments.  In general, a trust certificateholder must account for periodic payments under the accrual method of tax accounting.

Nonperiodic Payments.  Payments made or received under a notional principal contract are “nonperiodic payments” if such payments do not constitute periodic payments or termination payments.  Accordingly, any swap premium that is deemed paid or received by a trust certificateholder (see discussion under “Allocations” above) in respect of the swap agreement would constitute a nonperiodic payment.

Nonperiodic payments generally must be recognized over the term of the notional principal contract in a manner that reflects the economic substance of the contract.  In this regard, the Treasury regulations permit use of a “level payment” method in most situations.  Under such method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the term of the notional principal contract, and that bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances).  The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues during such year.  A notional principal contract that provides for a “significant” nonperiodic payment can be treated in part as a loan.

Netting of Payments.  In general, the periodic payments and nonperiodic payments attributed to any tax year would be netted, and the net amount should be ordinary income or ordinary deductions, respectively, for such year.  However, for certain trust certificateholders (including individuals), such deductions generally would be subject to the 2% floor applicable to miscellaneous itemized deductions under section 63 of the Code.  Although not certain, income or loss attributable to changes in the value of property may be treated as gains or losses from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (subject to the discussion under “Application of the Straddle Rules” below).

Termination Payments.  “Termination payments” are payments made or received under a notional principal contract to extinguish or assign all or a proportionate part of the remaining rights and obligations of any party under

Floating Rate Trust Certificates

such notional principal contract.  A termination payment will be recognized in the taxable year in which the notional principal contract is extinguished, assigned or exchanged, in addition to any other payments (or proportion of such payments in the event of a proportionate extinguishment, assignment or exchange) that have been made or received pursuant to the notional principal contract but that have not been previously recognized.  In addition, special rules will apply to termination payments pursuant to an assignment.  In the event of a termination of the swap agreement, any swap breakage amount should be considered a termination payment.  Any gain or loss recognized upon such a termination generally will be treated as capital gain or loss (subject to the discussion under “Application of the Straddle Rules” below).

Dispositions of Trust Certificates

Upon the sale or other taxable disposition of trust certificates (including upon exercise of a call warrant), a trust certificateholder that made a valid integration election in connection with its original acquisition of the trust certificates will be treated as recognizing gain or loss in respect of the synthetic debt instrument resulting from such integration election, and a trust certificateholder that has not made such an integration election will be treated as recognizing gain or loss in respect of its separate ratable interests in the underlying securities and the swap agreement.  Gain or loss in respect of the synthetic debt instrument or the underlying securities generally will determined in the manner set forth above under “Taxation of Trust Assets—Taxation of Underlying Securities—No Integration Election”).  In the case of a trust certificateholder that did not make a valid integration election in connection with its original acquisition of trust certificates, the total purchase price received upon the sale or other taxable disposition of the trust certificates would be allocated between the underlying securities and the swap agreement in the manner described above under “Allocations”.  Any amount so allocated to the swap agreement likely would be considered a “termination payment” under applicable Treasury regulations.  See “Taxation of Trust Assets - Taxation of Swap Agreement—No Integration Election” above.

Taxation of Call Warrants

A trust certificateholder will not be required to immediately include in gross income the option premium that is deemed to be received in exchange for writing the call warrant; instead, such premium will be taken into account when the call warrant related to the trust certificate lapses, is exercised or is otherwise terminated with respect to such trust certificateholder.  A trust certificateholder will include the option premium in gross income as short-term capital gain if the call warrant lapses.  If the call warrant is exercised, the trust certificateholder will treat the option premium as part of the amount realized from the sale of the trust certificates.  If the trust certificateholder transfers its interest in a trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a “closing transaction” with respect to the call warrant, and the trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of the option premium deemed received for writing the call warrant, and the fair market value of the call warrant at the time of the transfer of the trust certificate (such fair market value representing the amount that the trust certificateholder is deemed to pay to be relieved from its obligation under the call warrant).

If a trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call warrant would be proportionately extinguished and such trust certificateholder would be treated as holding solely its proportionate interest in the assets of the trust.  An extinguishment of the call warrant would be a taxable event.  Accordingly, the trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the trust certificateholder purchased its trust certificate and the amount paid for the call warrants.  Such gain or loss would constitute short-term capital gain or loss.

With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular trust certificates that are selected by lot to be tendered to the trustee.  No assurance can be provided, however, that the IRS will not assert an alternative treatment of the exercise of a call warrant.  For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each trust certificateholder’s interest in the assets of the trust.  In that event, all trust certificateholders would be required to recognize gain or loss computed in the same manner as if the trust certificateholders had sold a pro rata portion of their trust certificates pursuant to the exercise of a call warrant.  The non-tendering trust certificateholders then would be treated as having used the cash deemed received on the exercised call warrant to purchase trust certificates from the trust certificateholder whose trust certificates actually were tendered to the trustee.  Investors in trust

Floating Rate Trust Certificates

certificates are advised to consult their tax advisors regarding this potential recharacterization of the exercise of a call warrant.

Application of the Straddle Rules

A trust certificateholder’s pro rata interest in the assets of the trust and the related call warrant likely would constitute positions in a straddle.  Under the straddle rules, gain or loss arising from the sale, maturity or other disposition of the trust certificates (or a trust certificateholder’s pro rata interest in the assets of the trust) would be short-term gain or loss, regardless of the period of time that the trust certificates have been held, because the trust certificateholder’s holding period would be tolled.  (As discussed above, the trust certificateholder’s gain or loss with respect to the option premium deemed to be received in respect of the call warrant always would be short-term gain or loss under the U.S. federal income tax rules applicable to options.)  In addition, the straddle rules require a trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to its trust certificates.  Further, if the IRS were to take the position that a trust certificateholder’s pro rata interest in the assets of the trust and the related call warrant constituted a “conversion transaction” under section 1258 of the Code, as well as a straddle, then a portion of any gain with respect to the trust certificates or the call warrant might be characterized as ordinary income.  A trust certificateholder may be able to avoid the application of these rules by making an election under the Integration Regulations to integrate the call warrant, the underlying securities and the swap agreement.  Trust certificateholders are advised to consult their tax advisors regarding these matters, including the availability and advisability of an election under the Integration Regulation to integrate the call warrant with the underlying securities and the swap agreement, and a protective netting identification under Treasury regulation section 1.1258-1.

Deductibility of Trust’s Fees and Expenses

In computing its U.S. federal income tax liability, a trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees and expenses paid or incurred by the trust as provided in section 162 or 212 of the Code.  If a trust certificateholder is an individual, estate or trust, the deduction for such fees and expenses generally will be considered a miscellaneous itemized deduction that may be disallowed in whole or in part.  Trust certficateholders are advised to consult their tax advisors regarding the deductibility of such fees.

Tax Information Reporting

The IRS issued regulations in 2006 providing information reporting rules for widely held fixed investment trusts. These rules will apply to the trust and generally will require more extensive reporting of trust items to the IRS and investors on IRS Form 1099s and in accompanying statements, including separate identification of trust income and expense items.

Foreign Trust Certificateholders

The following discussion applies to trust certificateholders that are neither U.S. Persons nor partnerships or other pass-through entities (“foreign trust certificateholders”).

Payments on the Trust Certificates

Interest paid to a foreign trust certificateholder in respect of the underlying securities generally will not be subject to the 30% U.S. federal withholding tax on interest paid from U.S. sources, provided that (i) the foreign trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of any underlying securities issuer, (ii) the foreign trust certificateholder is not a controlled foreign corporation for U.S. federal income tax purposes that is directly or indirectly related to the underlying securities issuer through stock ownership, (iii) the foreign trust certificateholder is not a bank described in section 881(c)(3)(A) of the Code, (iv) income from the trust certificates is not effectively connected with a trade or business conducted by the foreign certificateholder in the United States and (v) either (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its

Floating Rate Trust Certificates

trade or business (a “financial institution”) and holds the trust certificates, certifies under penalties of perjury that such an IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it, or by a financial institution between it and the beneficial owner, and furnishes the payor with a copy thereof.  Otherwise, the 30% U.S. federal withholding tax may apply to interest received by a foreign trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax.  Periodic payments received by a foreign trust certificateholder in respect of the swap agreement generally will not be subject to U.S. federal income or withholding tax unless income from the trust certificates is effectively connected with a U.S. trade or business conducted by the foreign trust certificateholder.

If income from the trust certificates is effectively connected with a trade or business conducted by a foreign trust certificateholder in the United States, then payments of interest in respect of the underlying securities will not be subject to U.S. federal withholding tax if the foreign trust certificateholder delivers an IRS Form W-8ECI (or a suitable substitute form) to the payor.  Such foreign trust certificateholder, however, will be subject to U.S. federal income tax with respect to income derived from the trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax.  In addition, if such foreign trust certificateholder is a corporation, a branch profits tax may apply to its U.S. effectively connected income, subject to certain adjustments, at a 30% rate (or, if applicable, a lower treaty rate).

Dispositions of Trust Certificates or Trust Assets

A foreign trust certificateholder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or other taxable disposition of a trust certificate, the sale or the retirement of the underlying securities or the termination of the swap agreement unless:

•
the foreign trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement, termination or other taxable disposition and either (A) has a “tax home” in the United States and certain other requirements are met, or (B) the gain is attributable to an office or other fixed place of business in the United States;

•
in the case of an amount which is attributable to accrued interest, the foreign trust certificateholder does not meet the conditions for exemption from the 30% U.S. federal withholding tax, as described above; or

•	the gain is effectively connected with the foreign trust certificateholder’s conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other taxable disposition of the trust certificates.  If you own trust certificates and are a U.S. Person, you may be subject to backup withholding tax on these payments (currently at a 28% rate) unless you are exempt recipient (such as a corporation), or you provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a foreign trust certificateholder, you may have to comply with certification procedures in order to establish that you are not a U.S. Person and avoid information reporting and backup withholding tax requirements.  The certification on IRS Form W-8BEN described above, which is required to claim exemption from 30% U.S. federal withholding on interest payments, will satisfy the certification requirements necessary to avoid the backup withholding tax.

The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Floating Rate Trust Certificates

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan’s investment in the entity (each, a “Plan”).

In accordance with ERISA’s general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan’s overall investment policy and the composition and diversification of its portfolio.  Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (“Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code).  Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “Plan Assets”.  Under Section 2510.3-101 of the United States Department of Labor regulations (the “Regulation”), “Plan Assets” may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a “publicly offered security” or (2) equity participation by “benefit plan investors” is not “significant.”

Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan’s investment in trust certificates, no assurance can be provided that such will be the case.  However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

Floating Rate Trust Certificates

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of [February 9, 1998], as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] has agreed to purchase, all of the trust certificates.  The underwriter proposes to offer the trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $[___] [.  Where [___] or more trust certificates are purchased, the concession will equal [___]] per trust certificate.  The underwriters may allow, and the dealers may reallow, a discount not in excess of $[___] per trust certificate to other dealers.  After the initial offering, the public offering price, concession and discount may be changed.

In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the trust certificates.  Such transactions consist of bids or purchases to peg, fix or maintain the price of the trust certificates.  If the underwriter creates a short position in the trust certificates, i.e., if it sells more trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing trust certificates in the open market.  Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust certificates.  In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

If the size of the trust is increased, the underwriter may participate in offerings of additional trust certificates, as contemplated on the cover of this prospectus supplement.  Additional trust certificates may be sold for cash or delivered to cover short positions as more fully described in the “Underwriting” section on page 67 of the accompanying prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

Floating Rate Trust Certificates

VALIDITY OF THE TRUST CERTIFICATES

Shearman & Sterling LLP, New York, New York, will pass upon the validity of the trust certificates for the depositor [and for the underwriter].

Floating Rate Trust Certificates

RATINGS

It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by [rating agency], equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[_____]” by [rating agency].

[rating agency]’s rating of the trust certificates addresses the likelihood of timely payment of interest on the trust certificates or any underlying securities distributed in respect of the trust certificates.  The rating addresses the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities.  [Because the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  The rating on the trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.  In addition, [rating agency]’s rating of the trust certificates does not address the likelihood of whether the underlying securities issuer or the swap guarantor may fail to file their respective Exchange Act reports.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  You should evaluate each security rating independently of similar ratings on different securities.

The depositor has not requested a rating on the trust certificates by any rating agency other than [rating agency].  However, the depositor cannot assure you as to whether any other rating agency will rate the trust certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on the trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the trust certificates by [rating agency].

[rating agency] may maintain ongoing surveillance with respect to the trust certificates, but the depositor will no monitor any changes in the rating of the trust certificates.

Floating Rate Trust Certificates

_______ Trust Certificates
($[ ] Stated Amount)

PPLUS

FLOATING RATE TRUST CERTIFICATES
SERIES _____

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

[_______]

Until [90] days after the date of this prospectus, all dealers effecting transactions in the offered trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates.  This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

[Indexplus] [Callable] Trust Certificates

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated [_______]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [_______])

Merrill Lynch Depositor, Inc.
Depositor

[__] [PPLUS [__]%] [INDEXPLUS] [CALLABLE] TRUST CERTIFICATES

($[__] STATED AMOUNT)

PPLUS TRUST SERIES [_______]
Issuing Entity

(Underlying Securities Will [Be [__]% Notes due [___] Issued by [_________]]
[Guaranteed to the extent set forth herein by [___]]
[consist of the portfolio of debt securities listed on page S-__ of this prospectus supplement])

Underwriting Discount	Number of Certificates	Distribution Rate	Price to Public

$[__]	[__]	[__]%	$[__]

The Trust

•	[PPLUS] [INDEXPLUS] Trust Series [__] will be a trust formed under the laws of the State of New York.

•
The trust will issue [INDEXPLUS] [PPLUS [__]%] [Callable] Trust Certificates Series [__] (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor.  The depositor has agreed to sell the trust certificates to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], the underwriter.

•
The underwriter proposes to offer the trust certificates at the offering price set forth above and will initially offer the trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

The Trust Certificates

•	The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities described in this prospectus supplement.

•
Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part.  Holders of trust certificates cannot cause call warrant holders to exercise their call rights.  The call price will be the stated amount of each trust certificate called plus accrued and unpaid distributions thereon.  The call warrants are not being offered pursuant to this prospectus supplement.

•	The distributions on the [PPLUS] [INDEXPLUS] trust certificates will be made [semi-annually]; the first expected distribution date is [ ].

•	The [PPLUS] [INDEXPLUS] trust certificates will have the benefit of [description of credit enhancement or other support].

[Indexplus] [Callable] Trust Certificates

•
Although the trust intends to apply to have the trust certificates listed on the New York Stock Exchange, the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

The Underlying Securities

•
The underlying securities, which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust and will consist of [[$__] [__]% Notes due [__] issued by [__], a [__]] [and guaranteed by [__], a [__] to the extent described under “Description of the Underlying Securities - Guarantee” below] [the underlying securities described on page S-__ of this prospectus supplement].

Investing in the trust certificates involves certain risks, which are described in the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 4 of the accompanying prospectus.

The trust certificates represent interests in the issuing entity only and do not represent obligations of or interests in the depositor/sponsor or any of its affiliates.  The trust certificates do not represent a direct obligation of the underlying securities issuer[, the underlying securities guarantor] or any of [its/their] affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

The trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about [______].

Merrill Lynch & Co.

The date of this prospectus supplement is [_____].

[Indexplus] [Callable] Trust Certificates

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of [PPLUS] [INDEXPLUS] trust certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of [PPLUS] [INDEXPLUS] trust certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of [PPLUS] [INDEXPLUS] trust certificates to the public” in relation to any [PPLUS] [INDEXPLUS] trust certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the [PPLUS] [INDEXPLUS] trust certificates to be offered so as to enable an investor to decide to purchase or subscribe the [PPLUS] [INDEXPLUS] trust certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter represents and agrees that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the [PPLUS] [INDEXPLUS] trust certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the [PPLUS] [INDEXPLUS] trust certificates in, from or otherwise involving the United Kingdom.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL PROMOTION ORDER, (III) ARE OUTSIDE THE UNITED KINGDOM, OR (IV) ARE PERSONS TO WHOM AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000) IN CONNECTION WITH THE ISSUE OR SALE OF ANY [PPLUS] [INDEXPLUS] TRUST CERTIFICATES MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

[Indexplus] [Callable] Trust Certificates

Prospectus Supplement

SUMMARY OF ECONOMIC TERMS	S-1
SUMMARY INFORMATION Q&A	S-9
RISK FACTORS	S-16
THE TRUST	S-22
DESCRIPTION OF THE TRUST CERTIFICATES	S-23
THE DEPOSITOR AND SPONSOR	S-30
DESCRIPTION OF THE TRUST AGREEMENT	S-31
FEES AND EXPENSES	S-35
DESCRIPTION OF THE UNDERLYING SECURITIES	S-36
CREDIT ENHANCEMENT AND CREDIT SUPPORT	S-41
[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]	S-42
LEGAL PROCEEDINGS	S-43
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	S-44
ERISA CONSIDERATIONS	S-50
UNDERWRITING	S-51
VALIDITY OF THE TRUST CERTIFICATES	S-52
RATINGS	S-53

Prospectus

Summary Information Q&A	1
Risk Factors	5
Important Notice about Information Presented in this Prospectus and the Prospectus Supplement	12
Where You Can Find More Information	13
Incorporation of Certain Documents by Reference	13
Reports to Certificateholders	13
The Depositor & Sponsor	14
Use of Proceeds	15
Establishment of the Trust	15
Maturity and Yield Considerations	17
Description of the Trust Certificates	18
Description of the Trust Agreement	36
Description of Underlying Securities and Other Assets Deposited in the Trust	51
Currency Risks	62
U.S. Federal Income Tax Consequences	63
ERISA Considerations	64
Underwriting	67
Legal Matters	69

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not, and the underwriter has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents.  Our business, financial condition, results of operations and prospects may have changed since such dates.

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SUMMARY OF ECONOMIC TERMS

This summary highlights the principal economic terms of the underlying securities and of the trust certificates being issued by the trust.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

The Trust Certificates

Depositor and Sponsor
Merrill Lynch Depositor, Inc.  The depositor is also the “sponsor” with respect to the trust certificates for purposes of Item 1101(l) of Regulation AB promulgated under the Securities Act of 1933 and references to the “depositor” herein also include the depositor in its capacity as sponsor.

The Issuing Entity	[PPLUS] [INDEXPLUS] Trust Series [__], the “trust”, formed by Merrill Lynch Depositor, Inc. and the trustee.

Securities offered	[PPLUS [__]%] [INDEXPLUS] [Callable] Trust Certificates Series [__].

Initial number of trust certificates	[__].

Final scheduled distribution date	[__].

[Rate of distributions] [Pass-Through Rate]	[[__]% per year on the stated amount of the trust certificates.]

[Initially [__]% per year subject to adjustment in the event that (i) principal payments are made by any underlying securities issuer on its underlying securities; (ii) underlying securities are redeemed or sold from the trust; or (iii) a removal event occurs.  See “Description of the Trust Certificates--Collections and Distributions” and “--Adjustment of Pass-Through Rate.”]

Deposited assets	The deposited assets will consist of the underlying securities. See “- The Underlying Securities” and “Description of the Underlying Securities” below.

Credit support and credit enhancement
The [PPLUS] [INDEXPLUS] trust certificates will have the benefit of [description of credit enhancement or other support].  All losses not covered by the credit support will be allocated to the trust certificates.

Liquidation and other performance triggers
Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] [the exercise of an optional exchange,] if the underlying securities issuer (other than an underlying securities issuer of underlying securities guaranteed by the FDIC under the TLGP) ceases to file Exchange Act reports or a default on the underlying securities.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement--

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Voting of Underlying Securities, Modification of Indenture.”

[Distributions of principal]
[You will have the right to receive as a distribution of principal, in reduction of your certificate principal balance, a pro rata distribution of any principal or maturity amounts received by the trustee on the underlying securities on the date of receipt (or if the trustee receives such amounts after 10:00 a.m. (New York City time) on that date, the next business day) of such principal or maturity amounts by the trustee, and such date shall be a “principal distribution date.”  Absent [an early redemption of or] the occurrence of a removal event with respect to an underlying security, it is expected that you will receive your pro rata portion of the principal or maturity amounts on the underlying securities on the principal distribution dates set forth in the payment schedule on page S-__.  [Certain of the underlying securities are subject to early redemption by their respective underlying securities issuers in accordance with the terms of the related underlying securities indentures.  If any of the underlying securities are redeemed in whole or in part prior to their maturity, you will receive your pro rata amount of any redemption proceeds as soon as practicable after such proceeds are received by the trustee and not on the applicable expected principal distribution date.  See “The Underlying Securities” for a description of the redemption provisions of the underlying securities, if any.]  The maturity[,redemption] or any other payment of the principal amount of an underlying security or a removal event will result in an adjustment to the pass-through rate.  See “Description of the Trust Certificates--Adjustment of Pass-Through Rate.”

[Certificate principal balance]
[Initially, $ [__] in aggregate principal amount which is the maximum amount that trust certificateholders are entitled to receive as distributions allocable to principal or maturity payments on the underlying securities.  On any date after the closing date, the certificate principal balance will be equal to the initial certificate principal balance less the aggregate amount of any reductions in the aggregate principal or maturity amount of the underlying securities held by the trust on or prior to that date.  For purposes of calculating the certificate principal balance, the principal amount of any underlying security with respect to which a removal event has occurred shall be deemed to be zero.  The certificate principal balance will be made available in reports sent to trust certificateholders upon any reduction thereof.  The certificate principal balance for any individual trust certificate will be the pro rata portion of the outstanding certificate principal balance represented by such trust certificate and will initially be $[__].]

[Removal of underlying securities]	If (i) any issuer of underlying securities representing 10% or more of the aggregate principal and maturity

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amount of all underlying securities held by the trust ceases to file periodic reports with the Securities and Exchange Commission under the Exchange Act or (ii) a credit event occurs with respect to such underlying security or its underlying securities issuer, then a “removal event” with respect to such underlying security shall have occurred.  Within two business days following the trustee’s actual knowledge or the receipt of written notice from the depositor or the applicable underlying security indenture trustee that a removal event has occurred, the trustee on behalf of the trust will instruct the market agent to sell the applicable underlying securities.  The net proceeds from the sale of an underlying security will be distributed to the holders of the certificates on a pro rata basis.  See “Description of the Trust Certificates--Removal of Underlying Securities” and “--Sale Procedures.”]

[Credit event]
[The occurrence of any of the following:  (i) a payment default with respect to an underlying security has occurred, (ii) the initiation by an underlying securities issuer of any proceeding seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditors’ rights, (iii) the passage of thirty calendar days since the day upon which any person or entity other than an underlying securities issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceedings have not been dismissed prior to such thirtieth day, (iv) the maturity date of an underlying security has been extended, and (v) the interest rate on any underlying security has been reduced.]

Original issue date; closing date	[__].

Cut-off date	[__].

Distribution dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day, to the persons in whose names the trust certificates are registered on the record date immediately preceding such distribution date, commencing [__].

Record date	The business day immediately preceding each distribution date.

[Put Rights
Upon the occurrence of [certain events], holders of the underlying securities will have the option to tender their underlying securities to the underlying securities issuer, [[in whole] [or]/[but not] [in part]], pursuant to a repurchase offer (see “The Underlying Securities - Put Rights” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less

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[Indexplus] [Callable] Trust Certificates

than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholders.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per trust certificate.]  See “Description of the Trust Certificates - Put Rights” on page S__.]

Call warrant
On any business day on or after [______] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days [(or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].

On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, in the case of receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of] the underlying securities or of termination of the trust, upon notice of not less than [three] days or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part for an amount equal to $[__] for each trust certificate (the “early call amount”) plus any accrued and unpaid distributions to the Call Date, provided that if the warrants are to be exercised after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities and prior to such [[redemption] [repurchase] or other] unscheduled payment, then the call date designated by the call warrant holder must be the second business day prior to such [[redemption] [repurchase] or other] unscheduled payment.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer [or underlying securities

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[Indexplus] [Callable] Trust Certificates

guarantor] of all amounts when due and where the acceleration payment exceeds $[__] per trust certificate [plus, if the acceleration occurs prior to [___], $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price].

[In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds trust certificates on the date of the exercise of a call warrant, the call warrant holder may elect to call its own trust certificates before any other person’s trust certificates are called.]

[Mandatory redemption	The trust certificates will be redeemable on a redemption of the underlying securities. See “Description of the Underlying Securities - Redemption” below.]

Denominations; specified currency
The trust certificates will each have a stated amount of $[__] and will be denominated and payable in U.S. dollars.  The underwriter will initially offer the trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.

Collection periods
[Semi-annual] periods (or, in the case of the first collection period, from and including the original issue date to, and including, the first distribution date).  Any income to the trust, including interest payments on underlying securities, collected during a collection period will be used to pay the trust’s obligations to the certificateholders, the trustee and others as set out in the Series Supplement.

Form of trust certificate
Book-entry certificates with The Depository Trust Company, or DTC.  See “Description of the Trust Certificates - Definitive Trust Certificates” on page S-__.  Distributions will be settled in immediately available (same-day) funds.

Trustee	[The Bank of New York Mellon.]

Trustee Compensation
As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary expenses), on each distribution date, the trustee will receive payment of (i) $[ ] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee

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[Indexplus] [Callable] Trust Certificates

the amount of such shortfall. See “Description of the Trust Agreement--The Trustee.”

Ratings
The [PPLUS] [INDEXPLUS] trust certificates are expected to be rated “[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]”by [Moody’s Investors Service, Inc.] or both.  See “Ratings.”

It is a condition to the issuance of the [PPLUS] [INDEXPLUS] trust certificates that the Class A trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

CUSIP number	[__].

The Underlying Securities

Underlying securities
[[__]% Notes due [__] issued by the underlying securities issuer [and fully and unconditionally guaranteed by the underlying securities guarantor] [A pool of securities consisting of [list principal amount of underlying securities and registration statement file number]].

[[Each of the] [The following] underlying securities [is][are] guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLGP”) [Name underlying securities that are guaranteed by the FDIC unless all underlying securities in basket are so guaranteed].  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  The trust certificates are not guaranteed by and do not represent obligations of the FDIC under the TLGP.  In addition, the trust certificates are not guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.]

Underlying securities issuer	[__].

[[Each][The following] underlying securities issuer[s] [is][are each] (A) an “eligible entity” (as defined under Section 370.2(a) of the TLGP and a “participating entity” (as defined under Section 370(g)(1) of the TLGP) and (B) has not opted out of the TLGP under the terms thereof.  [Name relevant underlying securities

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[Indexplus] [Callable] Trust Certificates

issuers]   [Each][The] underlying securities issuer[s named above] will convey the underlying securities issued by it [each of them] under the TLGP to [the Depositor] [[an affiliate of the Depositor] which will in turn convey them to the Depositor] on [the closing date of this offering].]

[Underlying securities guarantor
[__] has fully and unconditionally guaranteed the underlying securities issuer’s obligation on the underlying securities to the extent described below under “Description of the Underlying Securities - Guarantee.”]

Underlying securities trustee	[__].

Underlying securities original issue date	[__].

Underlying securities final payment date	[__].

Denominations; specified currency	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[__] and multiples thereof.

Underlying securities payment dates
[__] and [__], or if any such date is not a business day, then the next succeeding business day to the persons in whose names the underlying securities are registered at the close of business on the [__] or [__], respectively, immediately prior to the relevant interest payment date, subject to certain exceptions.

Underlying securities rate	[__]% per year.

Underlying securities distribution periods	[Semi-annual] periods.

[Redemption	[Brief description of redemption provisions contained in the underlying securities indenture.] See “Description of the Underlying Securities - Redemption” on page S-__.]

[Tax event Redemption	[Brief description of redemption in connection with a tax event contained in the underlying securities indenture.]

See “Description of the Underlying Securities – Tax Event” on page S-__.]

[Special event	[Brief description of how a special event will change maturity, redemption or other aspects of the underlying securities.] See “Description of the Underlying Securities - Special Event” on page S-__.]

[Put right
Upon the occurrence of [Brief description of put right and triggering event], the underlying securities issuer will offer, no more than [ ] days following the [triggering event], to repurchase all of the outstanding underlying securities.  Each holder of underlying securities will have the option to tender to the underlying securities issuer its underlying securities, in whole [or in part], for repurchase.  The repurchase price will equal [brief description of put price].  For details of the repurchase of underlying securities see “Description of the Underlying Securities - Put Rights” on page S-__.]

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[Indexplus] [Callable] Trust Certificates

Form of security	Book-entry securities with DTC.

Ratings	“[__]” by [Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.], and “[__]” by [Moody’s Investors Service, Inc.].

Underlying securities’ CUSIP number	[__].

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[Indexplus] [Callable] Trust Certificates

SUMMARY INFORMATION Q&A

The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus.  This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates.  You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates.  You should pay special attention to the “Risk Factors” sections beginning on page S-__ of this prospectus supplement and on page 4 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust.  Each trust certificate will entitle the holder to receive [semiannual] cash distributions as described in this prospectus supplement.  The underwriter is offering [PPLUS [__]%] [INDEXPLUS] [Callable] Trust Certificates Series [__] with a stated amount of $[__] per trust certificate.  The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of [__], between Merrill Lynch Depositor, Inc. and The Bank of New York Mellon, as trustee and securities intermediary, as amended and supplemented by the Series [__] Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the “trust agreement”).  The trust certificates will consist of a single class.  All payments on the trust certificates will come from the underlying securities.

The trust certificates represent interests in the issuing entity only and do not represent the obligations of or any interest in the depositor/sponsor or any of its affiliates.

On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under “Description of the Trust Certificates - Call Warrants” on page S-__ of this prospectus supplement.  The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

[INDEXPLUS] [PPLUS] Trust Series [__] will be a trust formed under the laws of the State of New York.  The trust certificates issued by the trust will be sold to the public.  The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above.  The Bank of New York Mellon is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust.  See “The Depositor & Sponsor” on page 13 of the accompanying prospectus.  The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement.  This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

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What Are the Trust’s Assets?

The initial assets of the trust will be the underlying securities consisting of [$[__] [__]% [Senior Debentures]/[other securities] due [__] issued by [__], a [__] [and guaranteed by [___] to the extent set forth under “Description of the Underlying Securities - Guarantee” on page S-__].  The underlying securities held by the trust will represent [__]% of the total issuance of the [__]% [Senior Debentures]/[other securities] due [__].  The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the [underlying securities guarantor,] the underlying securities issuer and the underlying securities trustee.  [Pursuant to a registration statement filed by the [underlying securities issuer] [and] [the underlying securities guarantor] on Form S-3 (No. [__]), the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC.  The underlying securities have a CUSIP number of [__].]  [$[__] in aggregate principal amount of the underlying securities described on page S-__ of this prospectus supplement.  The underlying securities have different maturity dates, the earliest of which is [__] and the latest of which is [__].  The principal amount of each underlying security is expected to be paid to the trust on its maturity date.  The maturity dates for each of the underlying securities, including the corresponding changes to the rate of distribution on the trust certificates are set our under the heading “The Underlying Securities” in this prospectus supplement.]

The underlying securities [will mature]/[do not have a fixed maturity date, but will be redeemed] on [__] [, unless redeemed earlier as described under “Description of the Underlying Securities - Redemption” below].  The principal amount of the underlying securities will be payable to the trust on [__].  The depositor may not increase the amount of the initial assets of the trust and issue a corresponding amount of additional trust certificates.

[[Each of the] [The following] underlying securities [is][are] guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLGP”) [Name underlying securities that are guaranteed by the FDIC unless all underlying securities in basket are so guaranteed].  The FDIC has concluded that the FDIC guarantee under the TLGP is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the underlying securities [(_____, 20__)] or June 30, 2012.  The trust certificates are not guaranteed by and do not represent obligations of the FDIC under the TLGP.  In addition, the trust certificates are not guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.]

Underlying securities may be removed from the trust in the event of [a redemption of the underlying securities,] [an optional exchange,] a default on the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, all of the holders of trust certificates and the call warrant holders vote to accept the offer.  See “Description of the Trust Agreement--Voting of Underlying Securities, Modification of Indenture.”

[When Can Payment of Your Distributions Be Deferred?

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when such payments may be deferred in accordance with the indenture].

If the underlying securities issuer does defer interest payments on the underlying securities, the trust will also defer payment of distributions on the trust certificates.  During this deferral period, distributions will continue to accrue on the trust certificates at an annual rate of [__]% of the stated amount of $[__] per trust certificate.  Also, the deferred distributions will themselves accrue distributions at an annual rate of [__]%.

Should the underlying securities issuer exercise its right to defer payments of interest on the underlying securities, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions.  See “United States Federal Income Tax Consequences” on page S-__ and “Risk Factors - If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificateholders may face adverse tax consequences” on page S-__.]

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When Will You Receive [Semiannual] Distributions?

If you purchase the trust certificates, you will be entitled to receive cash distributions [initially] at an annual rate of [__]% of the stated amount of $[__] per trust certificate.  [The distribution rate assume that none of the underlying securities are [redeemed,] accelerated or otherwise paid or removed from the trust prior to the final maturity date and none of the underlying securities issuers default on their payment obligations.  If any of those events occurs, the distribution rate could change.  You will be notified by the trustee of any such event, however a distribution date may fall between the occurrence of such event and your receipt of the notification.  In that case, the rate of distributions you receive may change before you receive notice of that change.]  Distributions will accumulate from the date the trust issues the trust certificates and will be paid [semiannually] in arrears on [__] and [__] of each year, beginning on [__] and ending on [__], unless the final scheduled distribution date is advanced for any reason.  Each [semi-annual] distribution on the trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable, to, but not including, each distribution date.  Such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

When Can the Trust Redeem the Trust Certificates?

The trust certificates will be redeemed as a result of the redemption of the underlying securities.  The trust will redeem all of the outstanding trust certificates [when the underlying securities are paid at maturity on [__] (the “stated maturity date”)] [or on their earlier redemption].  [The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option [or if certain changes in tax or investment company law occur (each of which is a “Special Event” and each of which is more fully described under “Description of the Underlying Securities - Redemption” on page S-__[, and “Description of the Underlying Securities - [other relevant section]” on page S-__] at the applicable redemption price] or all of the underlying securities before the stated maturity date if it becomes obligated to pay additional amounts at the applicable redemption price.  If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of trust certificates, in each case proportional to the amount of underlying securities being redeemed and redeem those trust certificates for a pro rata portion of the redemption price.  See “Description of the Trust Certificates - Redemption” below and “Description of the Underlying Securities - Redemption” below.  Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants.  See “When Will the Trust Certificates Be Subject to Call Warrants?” below.  Upon exercise of any call warrants, the trustee will select a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.]

[When Can the Trust Certificates Be Redeemed upon a Repurchase of the Underlying Securities?

Upon the occurrence of [certain events] with respect to the underlying securities [issuer]/[guarantor], holders of underlying securities will have the option to tender their underlying securities to the underlying securities issuer, in whole [or in part], pursuant to a repurchase offer (see “The Underlying Securities - Repurchase on Change of Control” below).  [If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trust will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholders.]  [Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer.]  See “Description of the Trust Certificates - Put Rights” on page S-__.]

When Will the Trust Certificates Be Subject to Call Warrants?

On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  On any business day before [__] and

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after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at the [early call amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds $[__] per trust certificate [plus, if the acceleration occurs prior to [___], $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price].  Upon notice of exercise of any call warrants, the trustee will select a stated amount of the trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of the trust certificates upon such exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity date.  We cannot assure you that the call warrant holders will purchase your trust certificates prior to [__].  For additional information on the exercise of call warrants, see “Description of the Trust Certificates - Call Warrants” on page S-__.

[What Is [______________]’s Guarantee of the Underlying Securities?

Pursuant to the [indenture] [and]/[or] [the guarantee endorsed on the underlying securities by [__________], as underlying securities guarantor], the underlying securities guarantor has agreed to fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the underlying securities when those amounts become due and payable, whether at maturity, upon redemption or otherwise.

If the underlying securities issuer does not make a payment on the underlying securities, the trust will not have sufficient funds to make payments on the trust certificates.  The underlying securities guarantor’s obligations under the guarantee ranks equally with its obligations to make payments on all of its other liabilities, except as discussed elsewhere in this prospectus supplement.

[Description of any further information regarding the guarantee contained in the guaranty and/or the indenture.]  See “Description of the Underlying Securities - Guarantee” on page S-__.]

What Happens If There Is a Payment Default on the Underlying Securities?

[If there is a payment default on the underlying securities (other than underlying securities that are guaranteed under the TLGP), the trustee, on or immediately after the [30th] day after that default, will sell the underlying securities and distribute the proceeds from the sale of the underlying securities to the holders of the trust certificates.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and [either] the underlying securities issuer [or the underlying securities guarantor]:]

(1)
[pays all amounts when due, then, on or after [___], the trustee will distribute such amounts to the trust certificateholders pro rata and, prior to [___], the trustee will follow the procedure set forth in the second sentence below, ]

(2)	[fails to pay such amount when due, then the trustee will distribute the underlying securities to the trust certificateholders pro rata, or ]

(3)	[pays only a portion of such amount when due, then the trustee will distribute any amounts received along with the underlying securities to the trust certificateholders pro rata.]

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[If there is a payment default on any of the underlying securities, a removal event will have occurred and the trustee will retain a market agent who will sell the defaulted underlying security on or after the 30th day after receipt of notice of the default in accordance with the sale procedures described on page S-__ and distribute the proceeds from such sale to the trust certificateholders pro rata.  If there is an acceleration of the maturity of any of the underlying securities and the related underlying security is declared to be immediately due and payable and the underlying securities issuer pays all amounts when due, then the trustee will distribute such amounts to the trust certificateholders pro rata, the assets of the trust will be reduced by the principal amount of the underlying securities.]

In addition, if the [underlying securities issuer (other than an underlying securities issuer of underlying securities that are guaranteed under the TLGP)] [and]/[or] [the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X of the Securities Act], the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will distribute the underlying securities to the trust certificateholders pro rata.  If the events set forth in clause (1) above occur [on any business day before [___],] and if such payment exceeds the aggregate stated amount of the trust certificates [plus $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment, the trust certificates will first be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date and any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) above occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In What Form Will the Trust Certificates Be Issued?

Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee.  This means that you will not receive a certificate for your trust certificates.  The trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement.  The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for United States Federal Income Tax Purposes?

The trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation.  For United States federal income tax purposes, the trust certificateholders will be treated as directly owning each of the underlying securities held by the trust and as having written call options on each of the underlying securities.  Each trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the underlying securities.  See “United States Federal Income Tax Consequences” on page S-__.

[Will the Trust Certificates Be Listed on a Stock Exchange?

The trust intends to apply to have the trust certificates listed on the New York Stock Exchange, or the NYSE, under the symbol “[__].”  If approved for listing, trading of the trust certificates is expected to commence within 30 days after they are first issued.  You should be aware that the listing of the trust certificates will not necessarily ensure that a liquid trading market will be available for the trust certificates.]

Will the Trust Certificates Be Rated?

It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by [Moody’s Investors Service, Inc.] [and/or] by [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.] /[a nationally recognized statistical rating organization] (each, a “rating agency” and collectively, the “rating agencies”), equivalent to the ratings of the underlying securities.  As of the date of this prospectus supplement, the underlying securities were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the trust certificates addresses the ultimate cash receipt of all required interest payments and payments of principal equal to the par value of the trust certificates, in each case as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the

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present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]  [The rating of the trust certificates by S&P addresses the likelihood of timely payment of distributions on the trust certificates or any underlying securities distributed in respect of the trust certificates.]  [Because [some of] the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based [in part] on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the trust certificates.  A security rating is not a recommendation to buy, sell or hold securities.  The rating on the trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an individual retirement account (each, a “plan”) are each permitted to purchase trust certificates.  However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities?

The [underlying securities issuer] [underlying securities guarantor] is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission.  You can read and copy these reports and other information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the [underlying securities issuer]/[underlying securities guarantor] has filed electronically with the SEC.  In addition, you may inspect reports and other information concerning the [underlying securities issuer]/[underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The [underlying securities issuer]/[underlying securities guarantor] filed with the SEC a registration statement on Form S-3 (the “registration statement,” which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended, with respect to the underlying securities [and the underlying securities guarantee].  The prospectus and the prospectus supplement relating to the underlying securities [and the underlying securities guarantee] do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to the [underlying securities issuer]/[underlying securities guarantor], you should refer to the underlying securities prospectus supplement, the underlying securities registration statement and its exhibits and the indenture, as supplemented.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in all respects by such reference.

[Because the [following] underlying securities are subject to the FDIC’s guarantee under the TLGP, the [following] underlying securities issuer[s] is [are] not required to file reports and information under the Exchange Act and the issuance of the [such] underlying securities was [were] not made pursuant to an effective registration statement under the Securities Act.  [Name underlying securities issuers of underlying securities guaranteed under the TLGP]  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the underlying securities issuer.  [Revisions based on circumstances of underlying securities issuer]]

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You should not rely on this prospectus supplement for information with respect to the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement sets forth certain relevant terms with respect to the underlying securities [and the underlying securities guarantee], but does not provide detailed information with respect to the underlying securities[, the underlying securities guarantee][,]/[or] the underlying securities issuer [or the underlying securities guarantor].  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities [or the underlying securities guarantee or] an offer therefor.  All disclosure contained herein with respect to the underlying securities issuer [and the underlying securities guarantor] is derived from publicly available documents.

No investigation with respect to the underlying securities issuer [or the underlying securities guarantor] (including, without limitation, no investigation as to [its/their] financial condition or creditworthiness) or of the underlying securities [or the underlying securities guarantee] has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer [and the underlying securities guarantor] as you would obtain and evaluate if you were investing directly in the underlying securities [or the underlying securities guarantee] or in other securities issued by the underlying securities issuer [or the underlying securities guarantor].  None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer [or the underlying securities guarantor] filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith (other than the information regarding the terms of the underlying securities expressly set forth in this prospectus supplement).

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RISK FACTORS

Your investment in the trust certificates will involve material risks.  You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the trust certificates is suitable for you.

If [the underlying securities are redeemed prior to their maturity date or if] any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your trust certificates.

The yield you will realize on your trust certificates depends upon several factors, including:

•	the purchase price of the trust certificates,

•	when you acquire your trust certificates, [and]

•	[whether the underlying securities issuer exercises its option to redeem the underlying securities, and]

•	whether the call warrant holders exercise their optional rights to purchase outstanding trust certificates.

[Description of the conditions for redemption, repurchase or other changes to its underlying securities upon occurrence of a special event, as described above, and the consequences to the trust certificates and the certificateholders.]

[The underlying securities issuer has the right to redeem the underlying securities in whole [, but not]/[or] in part [,]/[at its option or in whole] if it becomes obligated to pay additional amounts.  Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.]

Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the trust certificates.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of announcement of any [redemption] [repurchase] or other] unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call date].  On any business day before [__] and after the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending upon notice of not less than [five] days prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at the early call amount plus any accrued and unpaid distributions to the Call Date.  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the aggregate stated amount of the trust certificates [plus, if the acceleration occurs prior to [___], $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price].

If the call warrant holders exercise their call warrants for trust certificates, the trust will redeem the trust certificates or select trust certificates to be surrendered to the call warrant holders.  Prevailing interest rates at the time of [an early redemption or] a call exercise may be lower than the yield on your A trust certificates.  Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants.  In addition, if the prevailing market value of the trust certificates exceeds the

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[redemption price or] call exercise price paid to you upon [a redemption of the underlying securities or] the exercise of a call, you will not be able to realize such excess.

See “Description of the Trust Certificates - Call Warrants” on page S-__ [and see “Description of the Underlying Securities - Redemption”] on page S-__.

An inactive public market may limit your ability to sell your trust certificates.

We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is not obligated, however, to make a market in any series of the trust certificates.  At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice to you.  In addition, the underlying securities are not listed on a securities exchange.  Upon certain events described on page S-__ of this prospectus supplement, the underlying securities may be distributed to you.  We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold.  If an active public market for the trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your trust certificates or the underlying securities that you may hold may be adversely affected.  [We expect to apply for listing of the trust certificates on the NYSE.]

You may not be paid if the assets of the trust are insufficient.

Currently, the trust has no significant assets other than the underlying securities [and the underlying securities guarantee].  If the underlying securities [and the underlying securities guarantee] are insufficient to make payments or distributions on the trust certificates, no other assets will be available for payment of the deficiency.  [Description of holding company risk from the underlying securities prospectus - included if the underlying securities guarantor is organized as a holding company that owns subsidiary companies.]

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities [issuer/guarantor] ceases filing Exchange Act reports.

If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities [issuer/guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act], then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders.  Your recovery in either of those events may be limited by two factors:

•
if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the aggregate stated amount of the trust certificates; and

•	[in either event,] the funds or aggregate principal amount of underlying securities you receive on that distribution from the trust may be less than the stated amount of your trust certificates.

[Revise to reflect FDIC guarantee]

[The trust certificateholders may suffer a loss upon the occurrence of a removal event.

Should a removal event, as described on page S-__, occur with respect to an underlying security, the trustee on behalf of the trust will instruct the market agent to sell such underlying security and distribute the net proceeds of the sale of such underlying security to the trust certificateholders.  In such case, the certificate principal balance of the trust certificates will be reduced by the principal amount of the underlying security subject to such removal event.  If the amount distributable to the trust certificateholders from the proceeds of the sale of the underlying securities subject to the removal event is less than the principal amount of such underlying securities plus any accrued and unpaid interest thereof the trust certificateholders will suffer a loss.  Additionally, if less than all of such underlying securities are sold and the applicable underlying securities issuer defaults on payments due on such

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unsold underlying securities, the trust certificateholders will suffer a loss.  The trust certificateholders will also bear the risk of reinvestment resulting from the reduction in the certificate principal balance of the trust certificates.  See “Description of the Trust Certificates--Removal of Underlying Securities” in this prospectus supplement.]

[The pass-through rate may be reduced upon payment of principal on or the occurrence of a removal event with respect to underlying securities.

Because the pass-through rate on the trust certificates will be determined in part by the weighted average interest rate of the underlying securities, payments of principal on an underlying security or the occurrence of a removal event may cause the pass-through rate to decrease depending upon the interest rate of such underlying security.  See “The Underlying Securities--Payment Schedule” for a description of changes to the pass-through rate or the maturity dates for the underlying securities and “Description of the Trust Certificates--Removal of Underlying Securities” in this prospectus supplement for a description of the removal events.  As underlying securities are removed from the trust at their maturity, redemption or sale, the pool of underlying securities will become less diversified and your exposure to economic factors that disproportionately affect one or more of the remaining underlying securities will increase.  As underlying securities mature, underlying securities are redeemed or sold, or removal events occur, the pool of underlying securities held by the trust will become less diversified.  These events could increase your risk of loss resulting from the decline in one or more of the economic factors disproportionately affecting any of the remaining underlying securities.]

The trustee will not manage the underlying securities.

Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer [or the underlying securities guarantor].  As provided in the trust agreement, the trust will dispose of the underlying securities only if:

•	there is a payment default on any underlying securities,

•	there is another type of default that accelerates the maturity of the underlying securities, or

•
the underlying securities issuer [or the underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] [, or]

•
[the trust receives notice of a repurchase offer and the aggregate market price of the underlying securities is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust.]

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist.  The trustee has no discretion to do otherwise.  If adverse market conditions do exist at the time of the trustee’s sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter and the trustee have not investigated the underlying securities.

The depositor, the underwriter and the trustee have not:

•	investigated the business condition, financial or otherwise, of the underlying securities issuer[ or the underlying securities guarantor], or

•	verified any reports or information that the underlying securities issuer [or the underlying securities guarantor] has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer [and the underlying securities guarantor].  You should not construe the trust’s issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer [or the underlying securities guarantor].

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The trust certificates are subject to the creditworthiness of the underlying securities issuer [and the underlying securities guarantor].

The trust certificates represent interests in obligations of the underlying securities issuer [and the underlying securities guarantor].  In particular, the trust certificates will be subject to all the risks associated with directly investing in [both] the underlying securities issuer’s [and the underlying securities guarantor’s] [unsecured unsubordinated/subordinated] debt obligations.  None of the indenture[,]/[or] the underlying securities [or the underlying securities guarantee] place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer [or the underlying securities guarantor].

[Included if underlying securities are trust certificates issued by a financing trust which holds debentures of a financing corporation which holds debentures of a common parent:  The trust’s right to direct action against the first tier debentures issuer to enforce the rights of the first tier debentures holders is limited.

If a Trust Enforcement Event (as defined on page S-__) occurs and is continuing, then the holders of the underlying securities would rely on, and in certain circumstances could cause, the underlying securities trustee to enforce its rights as a holder of the first tier debentures on behalf of the underlying securities issuer against the first tier debentures issuer.  In addition, the holders of a majority in liquidation amount of the underlying securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the underlying securities trustee or to direct the exercise of any trust or power conferred upon the underlying securities trustee under the first tier indenture, including the right to direct the underlying securities trustee to exercise the remedies available to it as a holder of the first tier debentures.  If the underlying securities trustee fails to enforce its rights with respect to the first tier debentures held by it on behalf of the underlying securities issuer after a majority in liquidation amount of the underlying securities holders has so directed the underlying securities trustee, any registered holder of underlying securities may institute a legal proceeding directly against the first tier debentures issuer to enforce the underlying securities trustee’s rights under the first tier debentures without first instituting any legal proceeding against the underlying securities trustee or any other person or entity.

If the first tier debentures issuer defaults on its obligation to pay amounts payable under the first tier debentures, the underlying securities issuer will lack funds for the payment of distributions or amounts payable on redemption of the underlying securities or otherwise.  In that event, holders of the underlying securities may be able to rely on the underlying securities guarantee for payment of those amounts.  However, in the event the first tier debentures issuer fails to pay interest on, premium, if any, or principal of the first tier debentures on the payment dates on which those payments are due and payable, including on any redemption date, then a registered holder of underlying securities may directly institute a direct action against the first tier debentures issuer on or after the respective due dates specified in the first tier debentures for enforcement of payment to that holder of the interest on, premium, if any, or principal of such first tier debentures having an aggregate principal amount equal to the aggregate liquidation amount of the underlying securities of such holder.

Except as described in this prospectus supplement, holders of underlying securities will not be able to exercise directly any other remedy available to the holders of first tier debentures or assert directly any other rights in respect of the first tier debentures.  See “Description of Underlying Securities - Underlying Securities Indenture - Underlying Securities Indenture and First Tier Indenture Events of Default” on page S-__, “Description of Underlying Securities - Description of the Guarantee” on page S-__.  [Conforming changes throughout to add references to first tier debentures.]]

[The underlying securities issuer has the ability to defer interest payments on the underlying securities.

The underlying securities issuer can, on one or more occasions, defer interest payments on the underlying securities [description of when the payments can be deferred in accordance with the underlying securities indenture].  If the underlying securities issuer defers distributions on the underlying securities, the trust will defer distributions on the trust certificates during any deferral period.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional amounts owed and paid by the underlying securities issuer as a result of the delay will be paid to the trust certificateholders.

Because the underlying securities issuer has the right to defer interest payments, the market price of the underlying securities may be more volatile than other similar securities where the issuer does not have the right to defer interest payments.]

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[Indexplus] [Callable] Trust Certificates

[If the underlying securities issuer exercises its option to defer interest payments on the underlying securities, the trust certificateholders may face adverse tax consequences.

Should the underlying securities issuer exercise its right to defer any payment of interest on the underlying securities, each underlying securities holder will be required to accrue interest income (as original issue discount) in respect of the deferred stated interest allocable to its share of the underlying securities for United States federal income tax purposes.  As a result, a trust certificateholder, as a beneficial owner of the underlying securities, would have to include this amount in gross income for United States federal income tax purposes prior to the receipt of any cash distributions.  In addition, the trust certificateholder would not receive cash from the underlying securities issuer related to this income if the trust certificateholder disposes of the trust certificates prior to the record date on which distributions of these amounts are made.  To the extent the selling price is less than the trust certificateholder’s adjusted tax basis (which will include, in the form of original issue discount all accrued but unpaid interest), the trust certificateholder will recognize a capital loss.  Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.]

[The payments owed to the trust certificateholders are unsecured obligations.

In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer [and the underlying securities guarantor].  According to the underlying securities prospectus, [the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated debt obligations of the underlying securities issuer.  The underlying securities and the indenture do not limit the underlying securities issuer or any of its subsidiaries from incurring additional debt.]

The trust owes certain payments to an affiliate of the underwriter.

On [__], as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from [__] to but not including the closing date set forth in this prospectus supplement.  In the event [an optional redemption,] a payment default or acceleration on the underlying securities occurs on or prior to [__] and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

[The rights of the trust certificateholders through the guarantee to participate in any distribution of assets of a subsidiary of the underlying securities guarantor could be found to be subordinate to the prior claims of the creditors of such subsidiary.

The guarantee is an unsecured obligation of the underlying securities guarantor and ranks equally with all other unsecured and unsubordinated indebtedness of the underlying securities guarantor.  However, because the underlying securities guarantor [is a holding company that] conducts substantially all of its operations through subsidiaries, the right of the underlying securities guarantor, and hence the right of creditors of the underlying securities guarantor (including holders of the underlying securities through the guarantee), to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the underlying securities guarantor itself as a creditor of the subsidiary may be recognized.]

The ratings of the trust certificates may change.

At the time of issuance, [Moody’s] and/or [S&P] will have assigned ratings to the trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated “[__]” by [Moody’s] and “[__]” by [S&P].

Any rating issued with respect to the trust certificates is not a recommendation to purchase, sell or hold a security.  Ratings do not comment on the market price of the trust certificates or their suitability for a particular investor.  The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit.  A revision or withdrawal of a rating may adversely affect the market price of the trust certificates.

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An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust.

An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust.  The depositor’s affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed.  In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust.  The price to the public of the trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.  [Accordingly, an investor may be able to purchase a comparable principal amount of underlying securities for less than the price paid for the trust certificates.]

[In case of underlying securities guaranteed under the TLGP, include TLGP-related risk factors from base prospectus.]

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THE TRUST

The trust under which the trust certificates are issued will be a trust formed under the laws of the State of New York pursuant to the trust agreement.  Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust.  The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.  The proceeds from the issuance of the trust certificates will be used by the trust to purchase the underlying securities.  No other expenses incurred in connection with the selection and acquisition of the underlying securities will be payable from the proceeds of the issuance of the certificates.

[The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer.]  [The depositor directly purchased the underlying securities [that are guaranteed under the TLGP] from the [respective] issuer[s] thereof, as the [such] underlying securities are guaranteed under the TLGP.  In connection with such purchase[s], the underlying securities issuer[s each] represented and warranted to the depositor that it [each of them] complies with the issuance requirements under the TLGP and that the [respective] underlying securities sold to the Depositor are entitled to the FDIC’s guarantee of such debt under the TLGP [describe others as appropriate].  The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

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DESCRIPTION OF THE TRUST CERTIFICATES

General

The trust certificates will be denominated and their distributions will be payable in U.S. dollars.  The trust certificates each have a stated amount of $[__].

Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior distribution date (as defined on page S-__) or, in the case of the first collection period, from and including the original issue date, to and including the first distribution date.  Each [semi-annual] distribution on the trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable to, but not including, each distribution date and such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

[The holders of the trust certificates will be entitled to receive, on each distribution date, commencing [__] and ending on the final scheduled distribution date, payment of distributions at a rate of [__]% per year on the stated amount of the trust certificates, which begin accruing on the initial issuance of the trust certificates, and a distribution of the principal amount of the underlying securities on [__].]

The trust certificates will be delivered in registered form.  The trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum stated amounts of and integral multiples of $[__].  The underwriter will initially offer the trust certificates in minimum lots of [__] trust certificates and subsequent increments of [__] trust certificates.  The trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below.  DTC has informed the depositor that DTC’s nominee will be Cede & Co.  No holder of any trust certificate will be entitled to receive a certificate representing that person’s interest, except as set forth below under “Definitive Trust Certificates.”  Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by trust certificateholders with respect to any trust certificates shall refer to actions taken by DTC upon instructions from its participants.  See “-Definitive Trust Certificates” below and “Description of the Trust Certificates - Global Securities” on page 33 of the accompanying prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a trust certificateholder under the trust agreement only at the direction of one or more participants having trust certificates credited to their DTC accounts.  Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of certificates evidence specified voting rights.  DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

Definitive trust certificates will be issued to trust certificateholders or their nominees only if:

•
the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the trust certificates and the depositor is unable to locate a qualified successor, or

•	at the depositor’s option, it elects to terminate the book-entry system of the trust certificates through DTC.

Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive trust certificates.  Upon surrender by DTC of the global certificates representing the trust certificates and receipt of instructions for re-registration, the trustee will reissue the trust certificates as definitive trust certificates issued in the stated amounts owned by the individual trust certificateholders.  Then, the trustee will recognize the holders of definitive trust certificates as trust certificateholders under the trust agreement.

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[Indexplus] [Callable] Trust Certificates

[Redemption

Upon the redemption of the underlying securities, in whole [but not]/[or] in part, [at any time or from time to time] at the option of the underlying securities issuer[, or in whole but not in part upon the occurrence of a [description of triggering event] and if certain conditions are met at the option of the underlying securities issuer], the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than [30] nor more than [60] days’ notice of a date of an optional redemption.  The trust will then distribute these redemption proceeds pro rata to trust certificateholders[, including call holders who may have exercised their calls and acquired trust certificates prior to the date of redemption,] as described below.

In the event of an optional redemption, which may be in whole or in part at the option of the underlying securities issuer, the redemption price of the underlying securities will be equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) the sum of the present value as of the redemption date of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus [__] basis points, as calculated by an independent investment banker, plus, in either of the above cases, accrued and unpaid interest on the underlying securities to be redeemed to, but not including, the date on which the underlying securities are to be redeemed.  See “Description of Underlying Securities - Redemption - Optional Redemption” on page S-__.  The trust will then distribute these redemption proceeds to the trust certificateholders, pro rata.

[If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select a stated amount of trust certificates proportional to the amount of underlying securities being redeemed and will redeem those trust certificates and distribute the redemption proceeds as described in the preceding paragraph.  In the case of such redemption call warrant holders will have the opportunity to exercise their call warrants and call the certificates to be redeemed.  The number of trust certificates selected by the trustee may be reduced by the number of any trust certificates called pursuant to the exercise of call rights prior to the redemption.]]

[Put Rights

If [description of triggering events] occur with respect to [the underlying securities issuer]/[the underlying securities guarantor] as more fully described under “Description of the Underlying Securities - Put Rights,” the underlying securities issuer will offer, no more than [__] days following the [triggering event], to repurchase all of the underlying securities, including those held by the trust, on a date which is not less than [__] and not more than [__] days from the date the [triggering event] notice was mailed by the underlying securities issuer.

If notice of a repurchase offer is received by the trustee, the trustee will determine the aggregate market price of all outstanding trust certificates and, if such aggregate market price is less than the aggregate repurchase proceeds payable by the underlying securities issuer upon a tender of all underlying securities held by the trust, the trustee will tender for repurchase all such underlying securities and distribute the associated repurchase proceeds to the certificateholder.  Call warrant holders will be given the opportunity to exercise their rights to purchase trust certificates from trust certificateholders prior to the repurchase of underlying securities by the underlying securities issuer at a price of $[__] per trust certificate.]

[Listing on the New York Stock Exchange

The depositor intends to list the trust certificates on the NYSE.  If approved for listing, trading is expected to commence within 30 days after the trust certificates are first issued.  The depositor cannot assure you that the trust certificates, once listed, will continue to be eligible for trading on the NYSE.]

Collections and Distributions

To the extent of available funds, the trust will make the following distributions in the following order of priority:

•	to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

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•
[to the trust certificateholders, at the rate of [__]% per year on the stated amount of the trust certificates until the final scheduled distribution date,] [to the trust certificateholders, all payments of interest in respect of scheduled interest payments on the underlying securities, which are not redemption or sale proceeds, received by the trust during a collection period at the initial pass-through rate [__]% per year, as adjusted on the occurrence of a removal event (see “--Adjustment of Pass-Through Rate”)];

•
to the trust certificateholders, any delayed interest payments on the underlying securities and, if available, any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

•	to the trust certificateholders, a distribution of the principal amount of the underlying securities held by the trust on the final scheduled distribution date,

•	to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust’s liabilities, and

•	if any funds remain in the certificate account after all of the trust’s liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

“Available funds” for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below.  If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses.  In the event of a payment default on the underlying securities, the trustee’s approved extraordinary expenses (see “Description of the Trust Agreement - The Trustee” on page S-__) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

If the trustee has not received payment on the underlying securities on or prior to a distribution date, the distribution will be made upon receipt of payment on the underlying securities.  No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the underlying securities issuer [or the underlying securities guarantor] as a result of the delay will be paid to the trust certificateholders.

The trustee shall invest all amounts received on or with respect to the underlying securities that are not distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments.  “Eligible investments” means, with respect to the trust certificates, those investments consistent with the trust’s status as a grantor trust under the Internal Revenue Code of 1986, as amended (the “Code”), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date.  Income on these investments will constitute trust property.

The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders.  To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls.  The depositor will pay the trustee’s ordinary expenses.

[Adjustment of Pass-Through Rate]

Any reduction in the principal amount of any of the underlying securities is likely to result in the adjustment of the pass-through rate.  Reductions in the principal amount of the underlying securities are expected to occur on each of the expected principal distribution dates as described under “The Underlying Securities--Payment Schedule” or, if earlier, upon a [redemption or] removal of any of underlying securities as described under [“--Redemption of Underlying Securities” and] “--Removal of Underlying Securities.”  The pass-through rate will be adjusted by the calculation agent in connection with any such reduction using the formula set forth in the definition of “pass-through rate.”

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[Indexplus] [Callable] Trust Certificates

[Removal of Underlying Securities]

If (i) any underlying securities issuer of underlying securities representing 10% or more of the aggregate principal amount of all underlying securities including, for such purpose, the present value of the treasury securities (calculated as the maturity amount discounted for the time remaining until maturity at the treasury rate using, for the purpose of calculating the treasury rate, an index maturity equal to the time remaining to maturity of the treasury securities rounded to the nearest whole year), ceases to file periodic reports with the Securities and Exchange Commission under the Exchange Act or (ii) a credit event occurs with respect to an underlying security or its underlying securities issuer, then a “removal event” with respect to such underlying security shall have occurred.  Within two business days following the trustee’s actual knowledge or the receipt of written notice from the Depositor or the applicable underlying security indenture trustee that a removal event has occurred, the trustee on behalf of the Trust will instruct the market agent to sell the applicable underlying securities on or after the 30th day after the date on which the trustee receives notice that a removal event has occurred.  The net proceeds from the sale of an underlying security will be distributed to the trust certificateholders on a pro rata basis.

The occurrence of a removal event will result in a reduction of the certificate principal balance by an amount equal to the principal amount of the underlying securities that are the subject of such removal event and will result in an adjustment of the pass-through rate.  Any payments received by the trustee from underlying securities issuers on underlying securities, with respect to which a removal event has occurred, prior to the sale of such underlying securities will be distributed to trust certificateholders upon receipt by the trustee.

“Credit event” means (i) a payment default with respect to an underlying security has occurred and any applicable grace period set forth in the indenture related to such underlying security has expired, (ii) an underlying securities issuer has become the subject of bankruptcy, insolvency or similar proceedings, (iii) the passage of thirty calendar days since the day upon which any person or entity other than an underlying securities issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceeding has not been dismissed prior to such thirtieth day, (iv) the maturity date of an underlying security has been extended, or (v) the interest rate on any underlying security has been reduced.

“Payment default” means (i) a default by an underlying securities issuer in the payment of any amount due on the applicable underlying security after the same becomes due and payable and any applicable grace period set forth in the indenture related to such underlying security has expired, or (ii) the acceleration of the maturity of the underlying securities pursuant to the terms of the underlying securities or the instrument governing the underlying securities and the failure to pay 100% of the accelerated amount on the date of accelerated maturity.

“Certificate principal balance” means, on the closing date, $[__] and, on any date thereafter, an amount equal to the initial certificate principal balance less any reductions in the principal amount of the underlying securities and payments on the treasury securities.  For purposes of calculating the certificate principal balance, the principal amount of any underlying securities with respect to which a removal event has occurred shall be deemed to be zero.  The certificate principal balance will be made available in reports sent to trust certificateholders upon any reduction thereof.  The certificate principal balance for any individual trust certificateholder will be such trust certificateholder’s pro rata portion of the outstanding certificate principal balance.

“Pass-through rate” means the per annum interest rate on the trust certificates applicable during the interest accrual period related to a distribution date.  The pass-through rate will initially be equal to[__]% until a pass-through rate adjustment event (as defined below) has occurred, in which case the pass-through rate shall be recalculated by the calculation agent so that the adjusted pass-through rate will be equal to:  (i) the principal amount of the underlying securities after giving effect to any distribution of principal resulting from such pass-through rate adjustment event multiplied by the weighted average interest rate of the underlying securities after giving effect to any distribution of principal resulting from such pass-through rate adjustment event, divided by (ii) the certificate principal balance after giving effect to the distribution of principal resulting from such pass-through rate adjustment event.

“Pass-through rate adjustment event” means (i) a reduction of the principal amount of the underlying securities resulting from distribution of the principal amount or maturity payment of any underlying securities, a redemption of underlying securities by the related underlying securities issuer, or the sale or distribution to the certificateholders of the underlying securities following the occurrence of a removal event, or (ii) the incurrence by

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[Indexplus] [Callable] Trust Certificates

the trust of reoccurring expenses other than expenses incurred in connection with distributions of interest and principal to trust certificateholders and the filing of periodic reports with the SEC.

[Sale Procedures]

In connection with the sale of any underlying securities following a removal event, the trustee will instruct the market agent to sell such underlying securities on or after the 30th day but in no event later than the 45th day after the date on which the trustee receives notice of the occurrence of the removal event.  The market agent will use its reasonable efforts to sell such underlying securities to the highest of not less than four solicited bidders (which bidders may include the market agent or one of its affiliates or the underwriters; provided, however, that none of the market agent, any of its affiliates or the underwriters is obligated to bid for such underlying securities; and provided further that the market agent will use its reasonable efforts to solicit at least four bids from financial institutions with invested assets or assets under management of at least $50 million that are not affiliates of the market agent).  If, after the market agent determines, in its sole discretion, a sufficient period of time has elapsed and the market agent has received less than four bids, the market agent will sell such underlying securities to the highest bidder of the bids received.  In the sole judgment of the market agent, bids may be evaluated on the basis of bids for all or a portion of the underlying securities to be sold or any other basis selected in good faith by the market agent.

Amounts distributed to trust certificateholders after a sale of an underlying security will be reduced by any expenses incurred by the trustee and the market agent.  No assurance can be given as to whether the market agent will be successful in soliciting any bids to purchase the underlying securities following a removal event or as to the price of any such bid relative to the principal amount of those underlying securities.

Following the sale of any of the underlying securities, a schedule setting forth the updated composition of the underlying securities in the trust, including the aggregate principal amount of the underlying securities and a revised description of the expected pass-through rate and amount of distributions on the trust certificates will be filed with the SEC by the trustee as a current report on Form 8-K.  The trustee will also provide notice of the distribution of any sale proceeds to holders of the trust certificates.

Call Warrants

The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions.  The initial call warrant holder and every subsequent transferee of call warrants will be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call warrant will be a “Redeemable Security” as defined in Section 2 (a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.  On any business day on or after [__] that any call warrant holders designate as a “Call Date,” the call warrant holders may, upon notice of not less than [30] days ([or in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust, not less than [three] days notice, or when a tender offer for the underlying securities is pending, not less than [five] days notice prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to that Call Date, purchase your trust certificates in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  On any business day before [__] and after [the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a “Call Date,” the call warrant holders may, after receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than [three] days, or when a tender offer for the underlying securities is pending, upon notice of not less than [five] days prior to the termination of the tender offer acceptance period, but not more than [60] days prior to that Call Date, purchase your trust certificates in whole or in part at [the early call amount plus any accrued and unpaid distributions to the Call Date]/[other call price].  In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the aggregate stated amount of the trust certificates [plus, if the acceleration occurs prior to [___], $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically.  The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date.

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If a call warrant holder has met the exercise requirements set forth below, the holder may, on the Call Date, purchase a principal amount of trust certificates in proportion to such holder’s call warrant at the exercise price.  In order to exercise its call warrants, the call warrant holder must, not less than [30] days ([or not less than [three] days in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than [five] days prior to the expiration of the tender offer acceptance period) but not more than [60] days prior to such Call Date,

•	notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

•
deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with [The Bank of New York Mellon], as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

•	provide the trustee with certain other documents customary for a transaction of this nature.

The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration.  Upon exercise of any call warrants, the trustee will select a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price.  Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

Exchange of Trust Certificates

Either:

•	Merrill Lynch & Co. or any of its affiliates, other than the depositor, or

•
any other person (or group of affiliated persons, where each member of the group holds no less than $500,000 in stated amount of trust certificates and is not the depositor) holding trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than [30] days but not more than [60] days prior to a given distribution date, that it (or they) intends to tender its or their trust certificates to the trustee on that distribution date in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than [5] days but not more than [60] days prior to a given date, that it (or they) intends to tender trust certificates with an aggregate stated amount of $5 million or more to the trustee on that date in exchange for a proportional amount of underlying securities.  Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person or persons exercising the optional exchange.  No optional exchange can be made unless the trust certificates are tendered in minimum lots of ___trust certificates and subsequent increments of ___trust certificates.  In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants.  Such optional exchange will not be made if:

•
the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”)[, or]

•	the exchange would affect the characterization of the trust as a “grantor trust” under the Code[, or]

•
[in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange,

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unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.]

See “Description of the Certificates - Optional Exchange” on page 31 of the accompanying prospectus.  Upon such tender of trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the trust certificates that were tendered.  No person will have an optional exchange right with respect to the INDEXPLUS Trust Certificates.

Default on Underlying Securities

If there is a payment default on the underlying securities, the trustee will, on or immediately after the [30th] day after that default, sell the underlying securities and distribute the proceeds from the sale of the underlying securities to the holders of the trust certificates pro rata.  Upon such sale, the call warrants will expire and have no value.  If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer [or the underlying securities guarantor]:

(1)	pays all amounts when due, then, on or after [___], the trustee will distribute such amounts to the trust certificateholders pro rata,

(2)	fails to pay such amount when due, then the trustee will distribute the underlying securities to the trust certificateholders pro rata, or

(3)	pays only a portion of such amount when due, then the trustee will distribute any amounts received along with the underlying securities to the trust certificateholders pro rata.

[Insert TLGP disclosure from base prospectus if necessary.]

In addition, if the [underlying securities issuer]/[underlying securities guarantor] ceases to file Exchange Act reports [or ceases to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act] the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will distribute the underlying securities to trust certificateholders pro rata.  If the events set forth in clause (1) of this paragraph occur on any business day before [___], and if such payment exceeds the aggregate stated amount of the trust certificates [plus $[__] per trust certificate and] plus any accrued and unpaid distributions to the date of payment, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants.  From the acceleration payment the trust certificates will first be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date and any remaining proceeds will be paid to the call warrant holders.  If the events set forth in clause (2) of this paragraph occur, the call warrants will expire and have no value.  If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

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THE DEPOSITOR AND SPONSOR

The depositor and sponsor, Merrill Lynch Depositor, Inc., is a Delaware corporation which was incorporated in 1997 as an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., known as Merrill Lynch.  The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10080 (Telephone:  (212) 449-1000).  See “The Depositor & Sponsor” on page 14 of the accompanying prospectus.

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DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-__ (Registration No. [__]).  The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed.  The trust created under the Series Supplement will consist of:

•	the deposited assets, and

•	all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement.  You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

The discussions in the accompanying prospectus under “Description of the Trust Agreement - Advances in Respect of Delinquencies” on page 38, “Description of the Trust Agreement - Matters Regarding the Trustee, Administrative Agent and the Depositor” (to the extent the discussion relates to the Administrative Agent) on page 39, “Description of the Trust Agreement - Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event” on page 41 and “Description of the Trust Agreement - Evidence as to Compliance” on page 48 are not applicable to the trust certificates.

The Trustee

[The Bank of New York Mellon] will be the trustee for the trust certificates and the trust pursuant to the trust agreement.  The trustee’s offices are located at [101 Barclay Street, 7W, New York, New York 10286, Attn:  Corporate Dealing & Trading and its telephone number is (212) 815-2896.]

[The Bank of New York Mellon is a New York banking corporation.]  [The Bank of New York Mellon] has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.  [The Bank of New York Mellon] is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

[The trust will not employ any other servicer for purposes of such administration of the trust property.  The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[The Bank of New York Mellon has extensive experience serving as trustee on securitizations of asset-backed securities.  Since [date], The Bank of New York Mellon has served as trustee on approximately [number] asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction.  As of [most recent year end], The Bank of New York Mellon’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers [number], with an outstanding certificate balance of approximately $_____ billion.  The depositor may maintain other banking relationships in the ordinary course of business with the trustee].

Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the trust certificates on each distribution date.  Based on the underlying asset information provided at closing, the trustee will perform distribution calculations and remit distributions on the distribution date to holders of trust certificates.  On the fifth business day following such distribution date, The Bank of New York Mellon will forward to the depositor, the holders of trust certificates and the rating agency a statement setting forth amounts received by the trustee on behalf of the trust, the amount of the distributions on such distribution date, and the aggregate stated amount and notional principal amount, as applicable on each class of trust certificates.

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On each distribution date, the trustee will receive payment of (i) $[amount] plus (ii) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (iii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.  Such amounts will be paid from available funds in the certificate account after the holders of trust certificates have been paid all amounts due and payable with respect to the trust certificates.  To the extent that such amounts are not available from the available amounts in the certificate account, the depositor will pay to the trustee the amount of such shortfall.

The trust agreement will provide that the trustee may not take any action that, in the trustee’s opinion, would or might cause it to incur extraordinary expenses, unless:

•	the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

•	the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

•
the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee’s own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

The trustee may at any time resign as trustee under the trust agreement by written notice of its election to do so, delivered to the depositor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.  The depositor or holders of more than 50% of the aggregate voting rights of a series of trust certificates, calculated in accordance with the allocation ratio, may at any time remove the trustee as trustee under the trust agreement by written notice delivered to the trustee.

If the trustee notifies the depositor that it elects to resign or the depositor or holders of the trust certificates notifies or notify the trustee that it or they elects or elect to remove the trustee as trustee under the trust agreement, the depositor will, within sixty days after the delivery of the notice of resignation or removal, appoint a successor trustee.  If no successor trustee has been appointed within sixty days, the trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Any successor trustee will promptly give notice of its appointment to the holders of trust certificates for which it is successor.  In addition, any entity into or with which the trustee may be merged, consolidated or converted shall be the successor of such trustee without the execution or filing of any document or any further act.

Events of Default

An event of default with respect to the trust certificates under the trust agreement will consist of:

•	a default in the payment of any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period);

•	a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

•	any other event specified as an event of default in the indenture.

The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it.  However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for

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an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless:

•	such trust certificateholder previously has given to the trustee written notice of a continuing breach,

•
trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

•	the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

•	the trustee has for 15 days failed to institute a proceeding, and

•
no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

“Required percentage-remedies” shall mean 66 2/3% of the voting rights.

Voting Rights

At all times, voting rights shall be allocated among the trust certificateholders in proportion to the then outstanding stated amounts of their respective trust certificates.  The “required percentage-amendment” of voting rights necessary to consent to a modification or amendment is 66 2/3%.  Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders or the call warrant holders without the consent of 100% of the trust certificateholders or the call warrant holders, as the case may be.  No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code.  See “Description of the Trust Agreement - Modification and Waiver” on page 45 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement.  If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date.  The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation.  The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the trust certificates) as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required.  Despite anything to the contrary, the trustee shall at no time vote or consent to any matter:

•	unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

•
which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of all trust certificateholders and the call warrant holders, or

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•
except as provided in the second sentence below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the consent of 100% of the trust certificateholders and the call warrant holders.

The trustee shall have no liability for any failure to act resulting from trust certificateholders’ late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable.  Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder’s interests may differ from each other.

Termination of the Trust

The trust shall terminate upon the earliest to occur of:

•	the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

•	the exchange of all outstanding trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

•	the distribution in full of all amounts due to the trust certificateholders and

•	the final scheduled distribution date.

See “Description of the Trust Agreement - Termination” on page 49 of the accompanying prospectus.

In addition, the holders of all, but not less than all, outstanding trust certificates may elect to terminate the trust at any time; provided that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act.  Under the terms of the Trust Agreement and the call warrants, the trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

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FEES AND EXPENSES

As compensation for and in payment of trust expenses related to its services under the trust agreement, the trustee will receive the following trustee fees as set out in the table below on each distribution date:

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount
Extraordinary trust expenses	To reimburse the trustee for expenses approved by 100% of holders of trust certificates.	The trustee	Available funds in the certificate account	Has first priority and is paid before any payments are made to the holders of trust certificates	variable
Ordinary trust expenses	To compensate the trustee and to reimburse it for certain expenses.	The trustee	Available funds in the certificate account. If such funds are insufficient then the depositor will pay the trustee the amount of such shortfall	On each distribution date, subordinate to payments due to holders of the trust certificates.
[amount] plus (i) the costs and expenses of the trust’s or trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust plus (ii) the costs and expenses of converting to EDGAR format the periodic and other reports required for the trust under the Exchange Act.

[insert fee or expense title]	[insert description]	[insert description]	[insert description]	[insert description]	[insert $ amount]
TOTAL:					[insert total amount]

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DESCRIPTION OF THE UNDERLYING SECURITIES

General

The underlying securities represent the [sole] [primary] assets of the trust that are available to make distributions in respect of the trust certificates.  The primary economic terms of the underlying securities are described in “Summary of Economic Terms” beginning on page S-__ and “Summary Information Q&A” beginning on page S-__ in this prospectus supplement.

This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer [and the guarantee] [or the underlying securities guarantor].  This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities [or guarantee].  All disclosures contained in this prospectus supplement with respect to the underlying securities issuer[, the underlying securities guarantor,] [and] the underlying securities [and the guarantee] are derived from publicly available documents.

The underlying securities convert into cash in a finite time period and the depositor reasonably believes that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] (a) [is]/[are] subject to the periodic reporting requirements of the Exchange Act; and (b) [is]/[are] eligible to use a Registration Statement on Form S-3 for [a primary offering of common stock]/[an offering of non-convertible investment grade securities].  As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities [issuer]/[guarantor] with the SEC.  Those reports should be reviewed by any prospective certificateholder of the trust.  [[With respect to underlying securities that are guaranteed under the TLGP,] Because the [those] underlying securities are subject to the FDIC’s guarantee under the TLGP, the [respective] underlying securities issuer[s] is [are] not required to file reports and information under the Exchange Act and the issuance of the [such] underlying securities was [were] not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the [such] underlying securities issuer[s].  [Revisions based on circumstances of underlying securities issuer]]  For further information, see “Risk Factors - If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired” in the accompanying prospectus.  The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

The underlying securities [issuer]/[guarantor] is a [corporation]/[trust] formed under [ ] law [pursuant to the indenture].  According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, it is a [description of the underlying securities issuer and/or underlying securities guarantor].

[The principal executive office of the underlying securities issuer is at [_____________], and its telephone number is [_____] [and]/[or] the principal executive office of the underlying securities guarantor is at [_______] and its telephone number is [__________].]

According to the underlying securities [issuer’s]/[guarantor’s] publicly available documents, the underlying securities [issuer]/[guarantor] is [__].

The [underlying securities issuer] [and]/[or] [the underlying securities guarantor] [is]/[are] subject to the informational requirements of the Exchange Act and file[s] periodic reports and other information with the SEC.  You may inspect and copy these reports and other information at the SEC’s public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of these materials for a fee by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] [has]/[have] filed electronically with the SEC.

[In addition, you may inspect reports and other information concerning [the underlying securities issuer] [and]/[or] [the underlying securities guarantor] at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

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Although we have no reason to believe the information concerning the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer contained in the prospectus related to the underlying securities [and the underlying securities guarantee] or in [the underlying securities issuer’s] [and]/[or] [the underlying securities guarantor’s] Exchange Act reports [is]/[are] not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein.  [[With respect to underlying securities that are guaranteed under the TLGP,] Because the [those] underlying securities are subject to the FDIC’s guarantee under the TLGP, the [respective] underlying securities issuer[s] is [are] not required to file reports and information under the Exchange Act and the issuance of the [such] underlying securities was [were] not made pursuant to an effective registration statement under the Securities Act.  Therefore, this prospectus supplement and the underlying prospectus do not include, incorporate by reference or refer to any financial statements or periodic reports of the [such] underlying securities issuer[s].  We have not made any due diligence inquiry with respect to the [any such] underlying securities issuer or the [such] underlying securities.  [Revisions based on circumstances of underlying securities issuer[s]]]  There can be no assurance that events affecting the underlying securities[, the underlying securities guarantee, the underlying securities guarantor] or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

[The depositor and sponsor will obtain the underlying securities to be deposited in the trust from Merrill Lynch, Pierce, Fenner & Smith Incorporated or another of its broker-dealer affiliates who have acquired the underlying securities at negotiated prices in secondary market transactions.]  [Insert alternate language in case of TLGP debt]  The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as in the range of [ ]% to [ ]% of their principal amount (plus accrued interest).  This market price is based on information about the underlying securities’ trading activity available on the Trade Reporting and Compliance Engine on [ ].  The foregoing market price of the underlying securities is not intended to indicate the market value of the trust certificates.

The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates.  Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust’s receipt of payments on the underlying securities [and the guarantee].  You should consider carefully the financial condition of the underlying securities issuer[, the underlying securities guarantor] and [its]/[their] ability to make payments in respect of such underlying securities.  This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities[, the guarantee,] [or] the underlying securities issuer [or the underlying securities guarantor].  Information contained in this prospectus supplement regarding the underlying securities issuer [and] [, the underlying securities guarantor,] the underlying securities [and the guarantee] is derived from the [____] relating to the underlying securities as filed with [the SEC] on [___].  None of the depositor, the underwriter or the trustee participated in the preparation of such documents and none of the depositor, the trustee or any of their affiliates take any responsibility for the accuracy or completeness of the information provided therein (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).

You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

[The Underlying Securities]

This is a preliminary list of underlying securities and may be subject to change prior to the date of pricing of the trust certificates.  This information is derived from reports and/or other sources deemed to be reliable; however, no investigation has been undertaken in connection therewith and no guaranty can be given as to its accuracy or completeness on the date hereof.

Name of Issuer/Guarantor	Coupon Rate	Maturity Date	Principal Amount/Weighting	Rating Moody’s/S&P/Fitch	Redemption	CUSIP

__%

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Underlying Securities by Moody’s Rating

Rating	Number of Securities	Aggregate Principal and/or Maturity Payment Amount	Percent of Aggregate Principal and/or Maturity Payment Amount
US Government Treasury Securities		$__	__%
[Rating]		$__	__%
TOTAL		$__	100%

Underlying Securities by Standard and Poor’s Rating

Rating	Number of Securities	Aggregate Principal and/or Maturity Payment Amount	Percent of Aggregate Principal and/or Maturity Payment Amount
US Government Treasury Securities		$__	__%
[Rating]		$__	__%
TOTAL		$__	100%

Underlying Securities by Fitch Rating

Rating	Number of Securities	Aggregate Principal and/or Maturity Payment Amount	Percent of Aggregate Principal and/or Maturity Payment Amount
US Government Treasury Securities		$__	__%
[Rating]		$__	__%
TOTAL		$__	100%

[Payment Schedule]

The table below sets forth the expected distribution dates for the trust certificates and the expected distribution per trust certificate on each distribution date.  This schedule of payments will be amended upon the early redemption, occurrence of a removal event or repayment and subsequent sale of any underlying security and a revised schedule of payments will be filed with the SEC by the trustee on Form 10-D.

The timing and amount of payments presented below is based on the preliminary list of underlying securities set forth above and is subject to change prior to the date of pricing of the trust certificates.  As well, the information below is presented subject to the assumption that none of the underlying securities will be redeemed, accelerated, subject to a removal event or otherwise paid prior to their maturity:

Scheduled Distribution Dates(1)	Scheduled Distribution of Interest	Annualized Effective Pass- Through Rate(2)	Scheduled Distribution of Principal	Certificate Principal Balance(3)
		__%		$__

(1)	If any distribution date is not a business day, the related distribution will be made on the next succeeding business day.

(2)	The effective pass-through presented for each period is based on the certificate principal balance on that date and not on the aggregate stated amount of the trust certificates.

(3)	The certificate principal balance decreases following payments of principal on the underlying securities.

Underlying Securities Indenture

The underlying securities were issued pursuant to an indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying securities trustee [as supplemented by a [__] supplemental indenture dated as of [__] [between]/[among] the underlying securities issuer[, the underlying securities guarantor] and the underlying trustee].  The underlying securities will mature on [__].  The underlying securities are [__]% of an issue totaling $[__].

The following summaries of certain provisions of the underlying securities[, the guarantee] and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated [__] relating
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to the underlying securities [and the guarantee], and are subject to, and are qualified in their entirety by reference to, all provisions of the prospectus, prospectus supplement and the indenture including the definitions therein of certain terms.  Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

Reference is made to the underlying securities prospectus [supplement] for the terms of the underlying securities not set forth herein.  Principal, premium, if any, and interest will be payable, and the underlying securities will be transferable, in the manner described in the underlying securities prospectus [supplement].

[The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the underlying securities issuer may issue debt securities from time to time in one or more series.]  [All debt securities issued under the indenture, including the underlying securities, are and will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the underlying securities guarantor.]

Interest on the underlying securities will be computed on the basis of a [360]-day year consisting of [twelve 30-day months].  If an interest payment date, redemption date or maturity date of any underlying security falls on a day that is not a business day, then payment of principal, premium, if any, or interest will be made on the next succeeding business day.

[No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.]

[The underlying securities will not be entitled to the benefit of any sinking fund.]

[The underlying securities will be the underlying securities issuer’s unsecured senior obligations that will rank on parity with all of the underlying securities issuer’s other unsecured senior indebtedness from time to time outstanding.]

Events of Default

The indenture limits the underlying securities issuer’s ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities.  Certain events of default contained in the indenture with respect to the underlying securities are as follows (capitalized terms used below are defined at the end of this section):

[Description of the events of default contained in the underlying securities indenture.]

Modification and Waiver

[Description of modification and waiver provisions contained in the underlying securities indenture.]

[Redemption

Redemption of underlying securities

[Description of redemption provisions contained in the underlying securities indenture.]

[Special event redemption]

[Description of special event redemption provisions contained in the indenture, if any.]

[Tax Event]

[Description of tax event redemption contained in the underlying securities indenture.]]

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[Put Right

The indenture provides that the underlying securities issuer is required to offer to repurchase the underlying securities upon the occurrence of a [description of triggering event] [description of any put rights contained in the underlying securities indenture].]

Ranking

[Description of the language regarding the ranking of the underlying securities contained in the underlying securities indenture.]

[Guarantee

[Description of the guarantee provisions contained in the underlying securities indenture or elsewhere.]]

[Covenants

According to the underlying securities prospectus, the underlying securities issuer has agreed to certain principal restrictions on its activities for the benefit of holders of the senior debt securities.  Unless waived or amended, the restrictive covenants summarized below will apply to the underlying securities as long as any of those underlying securities are outstanding.

[Limitations on Liens]

[Mergers and Similar Transactions]

[Sale and Leaseback]]

Governing Law

The underlying securities indenture[, the guarantee] and the underlying securities will be governed by, and construed in accordance with, the laws of the State of [New York].

[Information Concerning the Underlying Securities Trustee]

[Description of any conflict of the underlying securities trustee described in the underlying securities indenture.]  [Description of the nature of relationship between the underlying securities issuer and the underlying securities trustee under the indenture.]

Form, Denomination, Book-Entry Procedures and Transfer

[Description of the form, denomination, book-entry procedures and transfer items contained in the underlying prospectus.]

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CREDIT ENHANCEMENT AND CREDIT SUPPORT

The Class A trust certificates will have the benefit of [description of credit enhancement or other support].  All losses not covered by the credit support will be allocated to the trust certificates.

[For any credit enhancement or credit support provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class, add the name, organizational structure and a general description its business.  In addition, for any credit enhancement or credit support provider liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the trust property, provide or incorporate by reference financial statements and other information with respect to the credit enhancement provider.]

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[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[Description of whether, and how, the sponsor, depositor or issuing entity is an affiliate of any of the trustee, significant obligor, credit support provider, swap counterparty or other material party related to the trust certificates contemplated by Item 1100(d)(1) of Regulation AB (each a “Relevant Party”), as well as, to the extent known and material, if so, and how, any of such Relevant Parties are affiliates of each other (in each case unless separately described in another section of the base prospectus or this supplement).]

[Description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions included in the issuance of the trust certificates, between the sponsor, depositor or issuing entity and any of the Relevant Parties, or any affiliates of such Relevant Parties, that currently exists or that existed during the past two years and that is material to an understanding of the trust certificates.]

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LEGAL PROCEEDINGS

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the depositor and sponsor, the trustee or the trust, or any property thereof, that is material to the holders of trust certificates.

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations described therein, is the opinion of Shearman & Sterling LLP as to the material United States federal income tax consequences of the purchase, ownership and disposition of the trust certificates by an initial holder of the trust certificates.  This section supersedes the discussion contained in the accompanying prospectus under “U.S. Federal Income Tax Consequences” on page 63.

This discussion is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis, and to different interpretations.  This discussion does not deal with all United States federal income tax consequences that may be applicable to investors based upon their particular circumstances, or to investors that may be subject to special rules under United States federal income tax law (including, for example, banks, insurance companies, tax-exempt organizations, partnerships and other pass-through entities, dealers in securities or currencies, persons holding trust certificates as part of a “straddle,” a “hedge” or a “conversion transaction” or other integrated transaction investors who do not hold the trust certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar).  Furthermore, no authority exists concerning the tax treatment of some aspects of the trust certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below.  Accordingly, the ultimate United States federal income tax treatment of the trust certificates may differ substantially from that described below.  Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the trust certificates based upon their particular circumstances.

As used herein, the term “U.S. Person” means an individual citizen or resident of the United States, a corporation (including a business entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.  If a partnership holds trust certificates, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of a partnership holding trust certificates should consult their own tax advisors.

Tax Status of Trust

In the opinion of Shearman & Sterling LLP, special United States federal income tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code.  Accordingly, each trust certificateholder will be subject to United States federal income taxation as if it (i) owned directly the portion of the underlying securities allocable to such trust certificates, (ii) wrote directly a call option on such underlying securities and (iii) paid directly its share of reasonable expenses paid by the trust.

Income of Trust Certificateholders That Are U.S. Persons

In General

For United States federal income tax purposes, the trust certificates will represent direct ownership of all of the underlying securities held by the trust and a written call option on the underlying securities.  As discussed further below, a trust certificateholder generally will be required to report on its United States federal income tax return a pro rata share of all of the income derived by the trust from the underlying securities.  It is possible, however, that a call warrant holder may be viewed as owning an interest in the underlying securities in addition to the call option.  In that situation, a trust certificateholder would be treated as owning stripped bonds for United States federal income tax purposes and as having written a call option.  Trust certificateholders should consult their tax advisors about the potential application of the coupon stripping rules, including their effect on a trust certificateholder’s computation of its basis in, and interest income with respect to, the underlying securities.

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Allocations

A trust certificateholder must separately account for each of the underlying securities and the related call warrants for United States federal income tax purposes by establishing a separate purchase price for each of the underlying securities, and sales price for the related call warrants.  A trust certificateholder should be considered to have purchased its interest in all of the underlying securities for an amount equal to the cost of its interest in the trust certificate plus the aggregate fair market value at the time of purchase of the related call warrants that the trust certificateholder is deemed to have written.  Accordingly, the trust certificateholder’s basis in its interest in all of the underlying securities shall be greater than the amount the trust certificateholder paid directly for its interest in the trust certificate.  The trust certificateholder’s initial tax basis in each of the underlying securities will be determined by allocating its total basis in all of the underlying securities among such securities based on their relative fair market values at the time of purchase.  Similarly, the trust certificateholder shall be deemed to have received a payment in respect of each call warrant equal to its fair market value.

                      When the trust certificateholder sells an interest in a trust certificate, the trust certificateholder should be considered to have sold its interest in each of the underlying securities for a price equal to the sales price for its interest in the trust certificate plus an amount equal to the aggregate fair market value at the time of the sale of the related call warrants that the trust certificateholder should be deemed to have written, which amount the trust certificateholder is deemed to have paid to be relieved from its obligations.  Accordingly, the amount realized by the trust certificateholder with respect to its interest in all of the underlying securities should be greater than the amount the trust certificateholder received directly for its interest in the trust certificate.  The trust certificateholder’s amount realized with respect to each of the underlying securities will be determined by allocating the total amount realized among the underlying securities based on their relative fair market values at the time of sale.  The trust certificateholder’s gain or loss with respect to each underlying security will be the difference between the amount realized on such underlying security and the trust certificateholder’s adjusted tax basis in such underlying security.

Taxation of Trust Assets

Treatment as Indebtedness

Based on the underlying securities prospectus supplement, this discussion assumes that each of the underlying securities constitutes indebtedness for United States federal income tax purposes (the “Debt Instruments”).  This assumption is necessary in order to discuss some of the material United States federal income tax consequences to trust certificateholders.  The underlying securities’ prospectus supplements did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for United States federal income tax purposes.  Generally the determination of whether an instrument is treated as indebtedness or as equity for United States federal income tax purposes is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay a fixed rate of interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer’s capital.  In the event that any of the underlying securities are not respected as indebtedness, the United States federal income tax consequences to trust certificateholders could be materially different from those described below.  For example, in such event, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the relevant underlying securities issuer, and any such dividends would be subject to United States federal withholding tax if paid to a foreign trust certificateholder (as defined below).  The remainder of this discussion assumes that all of the underlying securities constitute indebtedness for United States federal income tax purposes.

Interest Income

Each trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the underlying securities.  The trust certificateholder’s income will include interest income from the Debt Instruments (with an allowance for deductions as described below) in accordance with the trust certificateholder’s method of accounting.

[If an underlying Debt Instrument provides its issuer with the option to defer interest payments and the likelihood that the issuer would exercise such option were considered remote at the time such Debt Instrument were issued, the interest paid with respect to such Debt Instrument would be considered “qualified stated interest” and

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such instrument would be not treated as issued with original issue discount.  If the issuer subsequently exercises it option to defer interest payments, the Debt Instrument would at that time be treated as issued with original issue discount, and all stated interest on the Debt Instrument would thereafter be treated as original issue discount.  In such event, the trust certificateholder would be required to include such original issue discount in income as it accrued, in advance of the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate.]

Market Discount

One or more of the Debt Instruments may be purchased with “market discount.”  A Debt Instrument will have market discount if its stated redemption price at maturity exceeds a trust certificateholder’s tax basis in the Debt Instrument by more than a de minimis amount (generally, 0.25% of the stated redemption price multiplied by the number of complete years to maturity).  A trust certificateholder that is treated as purchasing a Debt Instrument at a market discount will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Debt Instrument as ordinary income to the extent of the market discount that accrued while the trust certificateholder held the Debt Instrument, unless the trust certificateholder elects to include such market discount in income on a current basis.  A trust certificateholder that is treated as acquiring a Debt Instrument with market discount and that does not elect to include market discount in income on a current basis may be also required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Debt Instrument until the deferred income is realized.  Trust certificateholders should consult their tax advisors regarding the potential application of the market discount rules.

Amortizable Bond Premium

Depending on the fair market value of the call warrants, it is possible that one or more of the Debt Instruments may be purchased at a premium in relation to their face amount.  If a trust certificateholder makes an election under Section 171 of the Code to treat such premium as “amortizable bond premium,” the amount of interest that must be included in the trust certificateholder’s gross income for an accrual period will be reduced by the portion of the premium allocable to the period based on the Debt Instrument’s yield to maturity as of the date of acquisition.  If a trust certificateholder makes the election under Code Section 171, the election also shall apply to all bonds the interest on which is not excludible from gross income (“Fully Taxable Bonds”) held by the trust certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Internal Revenue Service (the “IRS”).  If such an election is not made, a trust certificateholder must include the full amount of each interest payment in gross income in accordance with its regular method of tax accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other taxable disposition or retirement of the Debt Instrument.  Trust certificateholders should consult their tax advisors regarding the applicability of the bond premium rules, including the advisability of making the election described above.

Sale or Exchange of Trust Certificates or Retirement of Debt Instruments

Upon the sale, exchange or other taxable disposition of a trust certificate (including upon exercise of a call warrant) or upon the retirement or other taxable disposition of any of the Debt Instruments, a trust certificateholder will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount realized upon the disposition allocable to each of the Debt Instruments or upon the retirement of a Debt Instrument and the trust certificateholder’s tax basis in each such Debt Instrument.  A trust certificateholder’s tax basis for determining gain or loss on the disposition or retirement of the Debt Instruments will be determined as described above, under “Allocations,” decreased by the portion of any premium applied to reduce interest payments and increased by any market discount previously included in gross income with respect to such Debt Instruments.

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Gain or loss upon the disposition or retirement of the Debt Instruments generally will be capital gain or loss, except to the extent the gain represents accrued stated interest on the Debt Instruments.

Depending on the circumstances, a modification of the terms of a Debt Instrument could be a taxable event to trust certificateholders on which they would recognize gain or loss for United States federal income tax purposes.

Taxation of Call Premium

A trust certificateholder will not be required to include immediately in gross income the option premium that it is deemed to receive when it purchases its interest in the trust certificate.  Instead, such premium will be taken into account when the call warrant related to a particular Debt Instrument lapses, is exercised or is otherwise terminated with respect to such trust certificateholder.

A trust certificateholder will include the option premium in income as short-term capital gain if the call warrant lapses.  If the call warrant is exercised, the trust certificateholder will treat an amount equal to the option premium as part of the amount realized from the sale of the related Debt Instrument.  If the trust certificateholder transfers its interest in a trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a “closing transaction” with respect to each of the options the trust certificateholder is deemed to have written.  Accordingly, the trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of option premium and the amount the trust certificateholder is deemed to pay, under the rules discussed above, to be relieved from the trust certificateholder’s obligation under the option with respect to each of the call warrants.

If a trust certificateholder were to acquire an interest in a corresponding amount of call warrants, each of the related call options would be proportionately extinguished and such trust certificateholder would be treated as holding solely its proportionate share of the underlying Debt Instruments.  This extinguishment of the call options would be a taxable event.  Accordingly, the trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the trust certificateholder purchased its trust certificate and the amount paid for the option with respect to each of the call warrants.  Such gain or loss would constitute short-term capital gain or loss.

Potential Recharacterization of Exercise of Call Warrants

With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular trust certificates that are selected to be tendered to the trustee.  It is possible, however, that the IRS may assert an alternative treatment of the exercise of a call warrant.  For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each trust certificateholder’s interest in the underlying securities.  In that event, all trust certificateholders would be required to recognize gain or loss on the exercise computed in the same manner as if they had sold a pro rata portion of their trust certificates pursuant to the exercise of a call warrant.  The nontendering trust certificateholders would then be deemed to have used the cash deemed received on the exercised call to purchase trust certificates from the trust certificateholder whose trust certificates were actually tendered to the trustee.  Trust certificateholders are advised to consult their tax advisors regarding this potential recharacterization.

Deductibility of Trust’s Fees and Expenses

In computing its United States federal income tax liability, a trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code.  If a trust certificateholder is an individual, estate or trust, the deduction for such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.  Trust certificateholders are advised to consult their tax advisors regarding the deductibility of such fees.

The IRS issued regulations in 2006 providing information reporting rules for widely held fixed investment trusts.  These rules will apply to the trust and generally will require more extensive reporting of trust items to the IRS and investors on IRS Form 1099 and in accompanying statements, including separate identification of trust income and expense items.

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Application of the Straddle Rules

The trust certificateholder’s interest in each of the underlying Debt Instruments and the related call warrants likely constitute positions in a straddle.  Under the straddle rules, a trust certificateholder selling its interest in the trust certificate would be treated as selling its interest in the Debt Instruments at a gain or loss which would be short-term because the trust certificateholder’s holding period would be tolled.  (As discussed above, the trust certificateholder’s gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules.)  In addition, the straddle rules require a trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to the trust certificateholder’s interest in a trust certificate.  Further, if the IRS were to take the position that a trust certificateholder’s interest in the Debt Instrument and the related call warrant constituted a “conversion transaction” under Section 1258 of the Code, as well as a straddle, then a portion of the gain with respect to the Debt Instrument or the related call warrant might be characterized as ordinary income.  Trust certificateholders are advised to consult their tax advisors regarding these issues, including the advisability of a protective netting identification under Treasury regulation Section 1.1258-1.

Foreign Trust Certificateholders

Withholding Tax on Payments of Principal and Interest on Trust Certificates

Interest paid to trust certificateholders that are neither U.S. Persons nor partnerships (“foreign trust certificateholders”) generally will not be subject to the 30% United States federal withholding tax on interest paid from United States sources, provided that (i) the foreign trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of any of the underlying securities issuers, (ii) the foreign trust certificateholder is not a controlled foreign corporation for United States tax purposes that is directly or indirectly related to any of the underlying securities issuers through stock ownership, (iii) the foreign trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a “financial institution”) and holds the trust certificates, certifies under penalties of perjury that such a IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.  Otherwise, the 30% United States federal withholding tax may apply to interest received by a foreign trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax.  In general, foreign trust certificateholders will not be subject to United States federal withholding tax on amounts received or deemed received with respect to any of the options associated with the trust certificate.

If a foreign trust certificateholder holds the trust certificates in connection with the conduct of a trade or business within the United States, payments of interest on the trust certificates will not be subject to United States federal withholding tax if the holder delivers IRS Form W-8ECI (or a suitable substitute form) to the payor.  However, the foreign trust certificateholder will be subject to United States federal income tax with respect to income derived from the trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax.  Such a trust certificateholder also may be subject to a branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

Gain on Disposition of Trust Certificates

A foreign trust certificateholder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other taxable disposition of a trust certificate, or upon the retirement of the Debt Instrument, unless:

•
the foreign trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and either (A) has a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

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•
in the case of an amount which is attributable to accrued interest, the foreign trust certificateholder does not meet the conditions for exemption from the 30% United States federal withholding tax, as described above; or

•	the gain is effectively connected with the foreign trust certificateholder’s conduct of a United States trade or business.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other taxable disposition of the trust certificates.  If you own trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax on these payments unless you are an exempt recipient or you provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a foreign trust certificateholder, you may have to comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements.  The certification on IRS Form W-8BEN, required to claim exemption from 30% United States federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the United States backup withholding tax as well.

The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan’s investment in the entity (each, a “Plan”).

In accordance with ERISA’s general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan’s overall investment policy and the composition and diversification of its portfolio.  Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (“Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code).  Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “Plan Assets.”  Under Section 2510.3-101 of the United States Department of Labor regulations (the “Regulation”), “Plan Assets” may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a “publicly offered security” or (2) equity participation by “benefit plan investors” is not “significant.”

Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan’s investment in trust certificates, no assurance can be provided that such will be the case.  However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated], and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] has agreed to purchase, all of the trust certificates.  The underwriter proposes to offer the trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $[__] per trust certificate.  The underwriters may allow, and the dealers may reallow, a discount not in excess of $[__] per trust certificate to other dealers.  After the initial offering, the public offering price, concession and discount may be changed.

In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the trust certificates.  Such transactions consist of bids or purchases to peg, fix or maintain the price of the trust certificates.  If the underwriter creates a short position in the trust certificates, i.e., if it sells more trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing trust certificates in the open market.  Purchases of a security in the open market to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust certificates.  In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

If the size of the trust is increased, the underwriter may participate in offerings of additional trust certificates, as contemplated on the cover of this prospectus supplement.  Additional trust certificates may be sold for cash or delivered to cover short positions as more fully described in the “Underwriting” section on page 67 of the accompanying prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

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VALIDITY OF THE TRUST CERTIFICATES

Shearman & Sterling LLP, New York, New York, will pass upon the validity of the trust certificates for the depositor and for the underwriter.

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RATINGS

It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by [Moody’s] or by [S&P] or both, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated “[__]” by [Moody’s] and “[__]” by [S&P].

[Moody’s rating of the trust certificates addresses the ultimate cash receipt of all required interest payments and payments of principal equal to the par value of the trust certificates, in each case as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments.  Moody’s rating does not address any additional payments that certificateholders may receive under the governing documents.]  [S&P’s rating of the trust certificates addresses the likelihood of timely payment of interest on the trust certificates or any underlying securities distributed in respect of the trust certificates.  The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities.]  [Because [some of] the underlying securities are guaranteed under the TGLP, it is likely that the ratings of the trust certificates will be based [in part] on the rating agencies’ assessments of the TLGP and the structure of the trust certificates, and not on the creditworthiness of the relevant underlying securities issuer(s).]  The rating on the trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  You should evaluate each security rating independently of similar ratings on different securities.

The depositor has not requested a rating on the trust certificates by any rating agency other than [Moody’s] and [S&P].  However, the depositor cannot assure you as to whether any other rating agency will rate the trust certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on the trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the trust certificates by [Moody’s] and [S&P].

[Moody’s] [S&P] may maintain ongoing surveillance with respect to the trust certificates, but the depositor will no monitor any changes in the rating of the trust certificates.

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($[__] Stated Amount)

PPLUS

TRUST CERTIFICATES
SERIES [__]

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

[____]

Until [90] days after the date of this prospectus, all dealers effecting transactions in the offered trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates.  This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all the expenses are estimated:

SEC registration fee(1)	$81,624.84
Fees and expenses of trustee (including legal fees)	$90,000
Printing and engraving expenses	$28,000
Legal fees and expenses	$55,000
Rating agency fees	$110,000
Miscellaneous	$200,000

Total	$564,624.84
(1) Previously paid.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under some circumstances, to be indemnified against all expenses and liabilities, including attorneys’ fees, incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper. The company may only make indemnifications as authorized in each specific case upon a stockholder’s or disinterested director’s determination that indemnification is proper because the indemnitee has met the applicable standard of conduct.

The depositor’s amended and restated certificate of incorporation provides that none of its directors will be personally liable to the depositor or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:  (1) for any breach of the director’s duty of loyalty to the depositor or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (4) for any transaction from which the director derived an improper personal benefit.

The depositor’s amended and restated certificate of incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as it may be amended from time to time.

Reference is made to Section 6 of the form of underwriting agreement filed as Exhibit 1.1 to this Registration Statement for provisions relating to the indemnification of directors, officers and controlling persons against some liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16.	EXHIBITS.

1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc.*

3.2	By-laws of Merrill Lynch Depositor, Inc.*

4.1	Form of Standard Terms for Trust Agreements**

5.1	Opinion of Shearman & Sterling LLP as to legality (including consent of the firm)**

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of The Bank of New York Mellon**

* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 No. 333-29015 dated September 17, 1997.
** Filed herewith.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided, further, however that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating II-2 to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) of the Trust Indenture Act.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)
for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(3)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 430B shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 II-3 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used by or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on April 8, 2009.

MERRILL LYNCH DEPOSITOR, INC.

By:	/s/ Michael Connor
Name: Michael Connor
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Connor	President,	April 8, 2009
Michael Connor	Chairman of the Board, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, and Director

/s/ Matthew Han	Vice President and Director	April 8, 2009
Matthew Han

INDEX TO EXHIBITS

Exhibits

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc. *
3.2	By-laws of Merrill Lynch Depositor, Inc. *
4.1	Form of Standard Terms for Trust Agreements**
5.1	Opinion of Shearman & Sterling as to legality (including consent of the firm)**
23.1	Consent of Shearman & Sterling (included in Exhibit 5.1)
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of United States Trust Company of New York**

* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc on Form S-3 No. 333-29015 dated September 17, 1997.
** Filed herewith.